As filed with the Securities and Exchange Commission on December 22, 1997
                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             NIAGARA BANCORP, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                          6712                  (TO BE APPLIED FOR)
(State or other jurisdiction of       (Primary standard              (I.R.S Employer
incorporation or organization)     industry classification)       indentification number)

                     6950 SOUTH TRANSIT ROAD, P.O. BOX 514
                         LOCKPORT, NEW YORK 14095-0514
                                (716) 625-7500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM E. SWAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             NIAGARA BANCORP, INC.
                     6950 SOUTH TRANSIT ROAD, P.O. BOX 514
                         LOCKPORT, NEW YORK 14095-0514
                                (716) 625-7500
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                             JOHN J. GORMAN, ESQ.
                            KENNETH R. LEHMAN, ESQ.
                     LUSE LEHMAN GORMAN POMERENK & SCHICK
                          5335 WISCONSIN AVENUE, N.W.
                                   SUITE 400
                            WASHINGTON, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  PROPOSED               PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                  AMOUNT TO BE        MAXIMUM OFFERING               AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED                REGISTERED          PRICE PER SHARE           OFFERING PRICE (1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share   13,501,554 shares         $10.00                 $135,015,540              $39,830
====================================================================================================================================

__________________________
(1)  Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS SUPPLEMENT


                             NIAGARA BANCORP, INC.

                             LOCKPORT SAVINGS BANK

                             LOCKPORT SAVINGS BANK
                                  401(K) PLAN

                           (Participation Interests)

     This Prospectus Supplement relates to the offer and sale to members (the "Members") in the Lockport Savings Bank 401(k) Plan (the "Plan") of participation interests and shares of common stock, par value $.01 per share (the "Common Stock"), of Niagara Bancorp, Inc. (the "Company"), in connection with the proposed conversion ("Conversion") of the Lockport Savings Bank (the "Bank") from a New York state chartered mutual savings bank to a New York State chartered stock savings bank, and the issuance of the Bank's capital stock to the Company pursuant to the Bank's Plan of Conversion and Reorganization (the "Plan of Conversion") and the related Subscription Offering and Direct Community Offering (collectively, the "Offering").

     The Plan permits the investment of Plan assets in Common Stock of the Company. The Plan permits Members to direct the trustee of the Plan (the "Trustee") to invest in Common Stock with amounts in the Plan attributable to such Members. Such investments in Common Stock would be by means of the Niagara Bancorp, Inc. Stock Fund ("Employer Stock Fund"). This Prospectus Supplement relates to the initial election of Members to direct that all or a portion of their accounts be invested in the Employer Stock Fund in connection with the Conversion and Offering and also to elections by Members to direct that all or a portion of their accounts be invested in the Employer Stock Fund after the Conversion. A Member will be able to provide alternative investment instructions to the Trustee in the event that the Offering is oversubscribed and the total amount allocated by a Member cannot be used by the Trustee to purchase Common Stock.

     The Prospectus of the Company dated ____________, 1998 (the "Prospectus") which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus.

     THESE PARTICIPATION INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK, THE NEW YORK STATE BANKING BOARD, THE NEW YORK STATE BANKING DEPARTMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER FEDERAL AGENCY, OR BY ANY STATE SECURITIES BUREAU OR OTHER STATE AGENCY, NOR HAS ANY SUCH OFFICE, CORPORATION, COMMISSION, BUREAU OR OTHER

AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached hereto and should be retained for future reference.

The date of this Prospectus Supplement is__________, 1998.

                               TABLE OF CONTENTS

THE OFFERING.....................................................................  1

     Securities Offered..........................................................  1
     Election to Purchase Common Stock in the Offering; Priorities...............  1
     Value of Participation Interests............................................  2
     Method of Director Transfer.................................................  2
     Time for Directing Transfer.................................................  2
     Irrevocability of Transfer Direction........................................  2
     Direction to Purchase Common Stock After the Offering.......................  2
     Purchase Price of Common Stock..............................................  3
     Nature of a Members Interest in Common Stock................................  3
     Voting Rights of Common Stock...............................................  3

DESCRIPTION OF THE PLAN..........................................................  3

     Introduction................................................................  3
     Eligibility and Participation...............................................  4
     Contributions Under the Plan................................................  4
     Limitations on Contributions................................................  5
     Investment of Contributions and Account Balances............................  7
     Benefits Under the Plan.....................................................  9
     Withdrawals and Distributions From the Plan.................................  9
     Trustee..................................................................... 10
     Plan Administrator.......................................................... 10
     Reports to Plan Members..................................................... 11
     Amendment and Termination................................................... 11
     Merger, Consolidation or Transfer........................................... 11
     Federal Income Tax Consequences............................................. 11
     ERISA and Other Qualifications.............................................. 14
     SEC Reporting and Short-Swing Profit Liability.............................. 14
     Financial Information Regarding Plan Assets................................. 15

LEGAL OPINION.................................................................... 15

                                 THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan. Up to 480,000 shares (assuming a purchase price of $10.00 per share) of Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. The Company is the issuer of the Common Stock. Only employees of the Bank may become Members in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A Member's investment in the Employer Stock Fund in the Conversion is subject to the priority set forth in the Plan of Conversion. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Bank is 6950 South Transit Road, Lockport, New York 14095-0514. The Bank's telephone number is (716) 625-7500.

ELECTION TO PURCHASE COMMON STOCK IN THE OFFERING; PRIORITIES

     The Plan permits each Member to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to the Employer Stock Fund, an investment fund in the Plan, that will invest in Common Stock and will be used to purchase Common Stock issued in connection with the Offering. The Trustee of the Plan will purchase Common Stock offered for sale in connection with the Offering in accordance with each Member's directions. Members will be provided the opportunity to elect alternative investments from among the six other funds offered. In the event the Offering is oversubscribed and the Trustee is unable to use the full amount allocated by a Member to purchase Common Stock in the Offering, Members may either (i) elect alternative investments from among the six other funds offered, or (ii) direct the Trustee to hold the funds transferred to the Employer Stock Fund and purchase Common Stock in the open market after the Offering. If a Member fails to direct the investment of his or her account balance, the Member's account balance will remain in the other investment funds of the Plan as directed by the Member.

     The shares of Common Stock to be sold in the Offering are being offered in accordance with the following priorities: (i) holders of deposit accounts of the Bank totaling $100 or more as of August 31, 1996 ("Eligible Account Holders");
(ii) the Employee Stock Ownership Plan ("ESOP"); (iii) holders of deposit accounts of the Bank totaling $100 or more as of December 31, 1997 ("Supplemental Eligible Account Holders"); (iv) certain members of the general public with preference given to matured persons residing in Niagara, Erie, Orleans and Genesee Counties, New York. To the extent that Members fall into one of these categories, they are being permitted to use funds in their Plan account to subscribe or pay for the Common Stock being acquired. Common Stock so purchased will be placed in the Member's Employer Stock Fund within his Plan account.

VALUE OF PARTICIPATION INTERESTS

     The assets of the Plan were valued at approximately $3.7 million as of December 31, 1996. Each Member was informed of the value of his or her beneficial interest in the Plan as of September 30, 1997. The $3.7 million value represents the aggregate market value as of December 31, 1996, of all Members' accounts and earnings thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

     Each Member shall receive a form which provides for a Member to direct that all or a portion of his or her beneficial interest in the Plan be transferred to the Employer Stock Fund (the "Contribution and Investment Form") or to the other investment options established under the Plan. The Member's investment in the other investment options set forth in the Plan may be in any whole percentage from 0% to 100%. If a Member wishes to invest all or part of his or her beneficial interest in the assets of the Plan to the purchase of Common Stock issued in connection with the Offering, he or she should indicate that decision on the Contribution and Investment Form.

TIME FOR DIRECTING TRANSFER

     Directions to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Offering must be returned to the Stock Information Center at 55 East Avenue, P.O. Box 886, Lockport, New York 14095 no later than _:00 p.m. on ______________, 1998.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Member's direction to transfer amounts credited to such Member's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Offering is irrevocable. Members, however, will be able to direct the investment of their accounts under the Plan as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE OFFERING

     After the Offering, a Member will continue to be able to direct that a certain percentage of his or her interest in the Plan be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan (amounts invested in the investment funds may be invested in any whole percentage from 0% to 100%). The allocation of a Member's interest in a Plan Fund may be changed on a monthly basis. Special restrictions may apply to transfers directed to and from the Employer Stock Fund by those Members who are officers, directors and principal shareholders of the Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended.

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Offering will be used by the Trustee to purchase shares of Common Stock, except in the event of an oversubscription, as discussed above. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Offering.

     Subsequent to the Offering, Common Stock purchased by the Trustee will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

NATURE OF A MEMBER'S INTEREST IN THE COMMON STOCK

     The Common Stock will be held in the name of the Trustee for the Plan, as Trustee. Shares of Common Stock acquired at the direction of a Member will be allocated to the Member's account under the Plan. Therefore, earnings with respect to a Member's account should not be affected by the investment designations (including investments in Common Stock) of other Members. The Trustee as record holder will vote such allocated shares, if any, as directed by Members.

VOTING RIGHTS OF COMMON STOCK

     The Trustee generally will exercise voting rights attributable to all Common Stock held by the Employer Stock Fund as directed by Members with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Member will be allocated voting instruction rights reflecting such Member's proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised by Members in the affirmative and negative respectively.


DESCRIPTION OF THE PLAN

INTRODUCTION

     The Bank adopted a prototype plan effective January 1, 1990, which Plan and related Adoption Agreement were amended, effective January 1, 1998, to include the Employer Stock Fund as an investment alternative. The amendment transformed the Plan into an individually designed plan. The Plan is a profit sharing plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan has applied for a ruling from the Internal Revenue Service that the Plan is qualified under Section 401(a) of the Code, and its related trust is qualified under Section 501(a) of the Code.

     The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act.  The Plan is an "individual
     ----------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to Members (as defined below) or beneficiaries under the Plan.

     Reference to full Text of Plan. The following statements are summaries of
     ------------------------------
certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Words capitalized but not defined in the following discussion have the same meaning as set forth in the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator, c/o Lockport Savings Bank, 6950 South Transit Road, Lockport, New York 14095-0514. Each employee is urged to read carefully the full text of the Plan.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Employer is eligible to become a member in the Plan on the first day of the month following completion of one (1) year of Entry Service, as defined, with the Bank, provided he or she has reached age 21 at such time. A year of Entry Service is defined as the 12 month period during which an employee completes at least 1000 hours of service with the Bank. The plan year is January 1 to December 31 (the "Plan Year").

     As of December 31, 1996, there were approximately 314 employees eligible to participate in the Plan, and 277 employees participating by making elective deferral contributions.

CONTRIBUTIONS UNDER THE PLAN

     401(k) Plan Contributions. Each Member of the Plan is permitted to elect to
     -------------------------
defer such Member's Pay (as defined below) on a pre-tax basis up to the lesser of 15% of annual Pay (expressed in terms of whole percentages) or the applicable limit under the Code (for 1998, the applicable limit is $10,000) and subject to certain other restrictions imposed by the Code, and to have that amount contributed to the Plan on such Member's behalf. For purposes of the Plan, "Pay" means, generally, a Member's total pay received from the Bank as reported on IRS Form W-2 for purposes of income-tax withholding. In 1998, the annual Pay of each Member taken into account under the Plan was and is limited to $160,000. (Limits established by the IRS are subject to increase pursuant to an annual cost of living adjustment, as permitted by the Code). A Member may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement with the Plan Administrator on a bi-weekly basis.

     Employer Contributions. The Bank makes matching contributions to the Plan
     ----------------------
equal to 50% of the elective deferral contributions, up to a maximum of 6% of the Member's Pay for the Plan Year.

LIMITATIONS ON CONTRIBUTIONS

     Limitation on Employee Salary Deferrals.   The annual amount of deferred
     -----------------------------------------
Pay of a Member (when aggregated with any elective deferrals of the Member under a simplified employee pension plan or a tax-deferred annuity) may not exceed the limitation contained in Section 402(g) of the Code, adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Member's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Member, unless the excess deferral (together with any income allocable thereto) is distributed to the Member not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Member in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits.   Pursuant to the
     ---------------------------------------------
requirements of the Code, the Plan provides that the amount of contributions and forfeitures allocated to each Member's account during any Plan Year may not exceed the lesser of $30,000 or 25% of the Member's Compensation (as defined) for the Plan Year. In addition, annual additions are limited to the extent necessary to prevent contributions on behalf of any employee from exceeding the employee's combined plan limit, i.e., a limit that takes into account the contributions and benefits made on behalf of an employee to all plans of the Bank. To the extent that these limitations have been exceeded with respect to a Member, the Plan Administrator shall:

     (i) return any elective deferral contributions to the extent that the return would reduce the excess amount in the Member's accounts;

     (ii) if the Member is covered by the Plan at the end of the Plan Year, any excess amount remaining will be used to reduce Employer Contributions for such Member in the next Plan Year, and each succeeding Plan Year if necessary;

     (iii) if an excess amount still exists, and the Member is not covered by the Plan at the end of a Plan Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Members in the next Plan Year, and each succeeding Plan Year if necessary;

     (iv) if a suspense account is in existence at any time during a Plan Year, it will participate in the allocation of the trust's investment gains or losses. If a suspense account is in existence at any time during a particular Plan Year, all amounts in the suspense accounts must be allocated and reallocated to Member's Accounts before any employer or any Member contributions may be made to the Plan for that Plan Year. Excess amounts may not be distributed to Members or former Members.

     If, in addition to this Plan, the Member is covered under other defined contribution plans and welfare benefit funds maintained by the Bank and annual additions exceed the maximum permissible amount, the amount contributed or allocated under this Plan will be reduced so that the annual additions under all such plans and funds equal the maximum permissible amount.

     Limitation on Plan Contributions for Highly Compensated Employees.
     -----------------------------------------------------------------
Sections 401(k) and 401(m) of the Code limits the amount of elective deferral contributions and matching contributions that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of elective deferral contributions made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the "actual deferral percentage" ("ADP") (i.e., the average of the actual deferral ratios, expressed as a percentage, of each eligible employee's elective deferral contribution if any, for the Plan Year over the employee's Pay), of the Highly Compensated Employees must meet either of the following tests: (i) the ADP of the eligible Highly Compensated Employees is not more than 125% of the ADP of all other eligible employees, or (ii) the ADP of the eligible Highly Compensated Employees is not more than 200% of the ADP of all other eligible employees, and the excess of the ADP for the eligible Highly Compensated Employees over the ADP of all other eligible employees is not more than two percentage points. Similarly, the actual contribution percentage ("ACP") (i.e., the average of the actual contribution ratios, expressed as a percentage, of each eligible employee's matching contributions, if any, for the Plan Year over the employees
Pay) of the Highly Compensated Employees must meet either of the following tests: (i) the ACP of the eligible Highly Compensated Employees is not more than 125% of the ACP of all other eligible employees, or (ii) the ACP of the eligible Highly Compensated Employees is not more than 200% of the ACP of all other eligible employees, and the excess of the ACP for the eligible Highly Compensated Employees over the ACP of all other employees is not more than two percentage points.

     In general, for Plan Years beginning in 1998, a Highly Compensated Employee includes any employee, who, (1) during the Plan Year or the preceding Plan Year, was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of an employer, or stock possessing more than 5% of the total combined voting power of all stock of an employer), or (2) for the preceding Plan Year, received Pay from an employer in excess of $80,000 (in
1998), and (if the employer elects for a Plan Year) was in the group consisting of the top 20% of employees when ranked on the basis of Pay paid during the Plan Year. The dollar amounts set forth above are adjusted annually to reflect increases in the cost of living.

     In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the ADP limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed first to Highly Compensated Employees with the greatest dollar amount deferrals, and so on, until the Plan satisfies the ADP test, before the close of the following Plan Year. Moreover, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are re-characterized or are distributed before the close of the first 2-1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2-1/2 months following the close of the Plan Year in which they arose.

INVESTMENT OF CONTRIBUTIONS AND ACCOUNT BALANCES

     All amounts credited to Members' accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Directors.

     Prior to the effective date of the Offering, Members have been provided the opportunity to direct the investment of their accounts into one of the following funds (the "Funds"):

A.  Guaranteed Interest Account
B.  Money Market Account
C.  Bond and Mortgage Account
D.  Stock Index 500 Account
E.  U.S. Stock Account
F.  Small Company Blend Account

     The Plan now provides that in addition to the Funds specified above, a Member may direct the Trustee to invest all or a portion of his account in the Employer Stock Fund.

     A Member may elect to have both past contributions (and earnings), as well as future contributions to the Member's account invested either in the Employer Stock Fund or among the Funds listed above. Transfers of past contributions (and the earnings thereon) do not affect the investment mix of future contributions. These elections will be effective on the effective date of the Member's notice to the Plan Administrator. Any amounts credited to a Member's account for which investment directions are not given will be invested in the Guaranteed Interest Account.

A.   PREVIOUS FUNDS.

     Prior to the effective date of the Offering, contributions under the Plan have been invested in the six funds specified above. The annual percentage return on these funds for the prior three years was:

                                   9/30/1997*   1996   1995   1994
                                   ---------   -----  -----  -----
A.  Guaranteed Interest Account           --     5.7   5.96   6.23
B.  Money Market Account                3.88    5.11   5.65   4.01
C.  Bond and Mortgage Account           7.34    3.94  18.41  -2.05
D.  Stock Index 500 Account            29.27   22.50  37.07   1.05
E.  U.S. Stock Account                 22.98   24.13  33.10   0.29
F.  Small Company                      28.69   18.01  29.44   3.05

*Unannualized rate of return since January 1, 1997.

     The following is a description of each of the Plan's six investment funds:

     Account A (Guaranteed Interest Account)  This Account earns a guaranteed
     --------------------------------------
interest rate for a specific number of years; it offers low risk and low earnings.

     Account B (Money Market Account)  This Account invests in high-quality
     --------------------------------
commercial paper (short-term, unsecured corporate loans). The average maturity is usually less than one month; it offers low risk and low earnings.

     Account C (Bond and Mortgage Account)  This Account makes loans to
     -------------------------------------
companies, most of which are bonds and commercial mortgages; it offers moderate risk and earnings.

     Account D (Stock Index 500 Account)  This Account invests in the common
     -----------------------------------
stocks of those companies listed in the Standard & Poor's 500 Stock Index; it offers a chance for greater reward in return for a higher degree of risk.

     Account E (U.S. Stock Account)  This Account invests money in stocks of
     ------------------------------
U.S. companies of all sizes; it offers a chance for greater reward in return for a higher degree of risk.

     Account F (Small Company Blend Account) This Account invests in stocks of
     ---------------------------------------
smaller seasoned companies where potential for long-term growth is expected to be above-average. This Account combines growth and value in a "blend" portfolio.

B.   THE EMPLOYER STOCK FUND.

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Offering. After the Offering, the Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund, including cash dividends paid on Common Stock held in the Employer Stock Fund, to purchase shares of Common Stock of the Company. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in money market accounts.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Company and the Bank and market conditions for the Common Stock generally.

     INVESTMENT IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN RISKS IN INVESTMENT IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE THE PROSPECTUS.

BENEFITS UNDER THE PLAN

     Vesting.  A Member, at all times, has a fully vested, nonforfeitable
     --------
interest in his or her account under the Plan.

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN MEMBER TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE MEMBER'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE MEMBER'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Withdrawals Prior to Termination of Employment.  A Member may make a
     -----------------------------------------------
withdrawal from his or her elective deferral contributions (and earnings thereon) prior to termination of employment only in the event of financial hardship, subject to the hardship distribution rules under the Plan. These requirements insure that Members have a true financial need before a withdrawal may be made.

     Distribution Upon Retirement or Disability.  Unless an optional form of
     -------------------------------------------
benefit has been elected, the automatic form of benefit payable to a Member who retires, incurs a disability, or otherwise terminates employment shall be a qualified joint and survivor annuity. In the case of a Member who dies before the Annuity Starting Date, the automatic form of benefit to such Member's Beneficiary shall be a qualified pre-retirement survivor annuity if the Member is married and a lump sum payment if a Member is unmarried. The optional forms of retirement benefit shall be the following: a straight life annuity; single life annuities with certain periods of five, ten or fifteen years; a single life annuity with installment refund; survivorship life annuities with installment refund and survivor percentages of 50, 66 2/3, or 100; fixed period annuities for any period of whole months which is not less than sixty and does not exceed the Life Expectancy of the Member and the named Beneficiary where the Life Expectancy is not recalculated; a series of installments chosen by the Member with a minimum payment each year beginning with the year the Member turns age 70-1/2; or a single sum payment. Benefit payments ordinarily shall commence as soon as practicable following termination of service upon (i) retirement on or after attainment of normal retirement age; (ii) retirement due to disability; or (iii) death of the Member. With respect of a 5% owner, benefit payments must commence in no event later than April 1 following the calendar year in which the Member attains age 70-1/2.

     Distribution Upon Death.  A Member who dies prior to the benefit
     ------------------------
commencement date for retirement, disability or termination of employment shall have his or her benefits paid to the surviving spouse or beneficiary under one or more of the forms available under the Plan.

     Distribution Upon Termination for Any Other Reason.  Distribution of
     ---------------------------------------------------
benefits to a Member who terminates employment for any other reason will not be made to the Member at the time of termination but shall be made on the occurrence of an event which would result in a distribution had the Member remained in the employ of the Bank (i.e., upon the Member's death, disability, or attainment of early or normal retirement age). Alternatively, at the Member's election, a Member may receive a distribution of his account after he ceases to be an employee.

     Nonalienation of Benefits.  Except with respect to federal income tax
     -------------------------
withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

TRUSTEE

     The Trustee is appointed by the Board of Directors of the Bank to serve at its pleasure. Delaware Charter Guarantee and Trust Company has been appointed as trustee of the Employer Stock Fund of the Plan.

     The Trustee receives, holds and invests the contributions to the Employer Stock Fund of the Plan in trust and distributes them to Members and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

PLAN ADMINISTRATOR

     Pursuant to the terms of the Plan, the Plan is administered by the plan administrator (the "Plan Administrator"). The Bank is the Plan Administrator and has designated Kathleen P. Monti, Senior Vice President, Human Resources and Administration, to supervise its responsibilities as such. The address and telephone number of the Plan Administrator is c/o Lockport Savings Bank,
Attention: Ms. Kathleen P. Monti, Senior Vice President, 6950 South Transit Road, Lockport, New York 14095-0514, Telephone number (716) 625-7500. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Members, beneficiaries, and others under Sections 104 and 105 of ERISA.

REPORTS TO PLAN MEMBERS

     The Plan Administrator will furnish to each Member a statement quarterly showing (i) the balance in the Member's account as of the end of that period,
(ii) the amount of contributions allocated to such Member's account for that period, and (iii) the adjustments to such Member's account to reflect earnings or losses (if any).

AMENDMENT AND TERMINATION

     It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his or her accounts. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Members or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Member would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Members are urged to consult their tax advisors with respect to any distribution from the Plan and transactions involving the Plan.

     The Plan is qualified under Section 401(a) and 401(k) of the Code and the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is qualified under these sections of the Code is afforded special tax treatment which include the following: (1) the Bank is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Members pay no current income tax on amounts contributed by the Bank on their behalf; and (3) Earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Member's account and the investment earnings on the account are not includable in a Member's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualifies as a Lump Sum Distribution (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Member or the
     ---------------------
beneficiary of a Member will qualify as a lump sum distribution ("Lump Sum Distribution") if it is made: (i) within one taxable year of the Member or beneficiary; (ii) on account of the Member's death, disability or separation from service, or after the Member attains age 59-1/2; and (ii) consists of the balance to the credit of the Member under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Member's or beneficiary's taxable income for federal income tax purposes (the"total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Member to any other profit sharing plan maintained by the Bank which is included in such distribution.

     Averaging Rules.  The portion of the total taxable amount of a Lump Sum
     ----------------
Distribution that is attributable to participation after 1973 in the Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Member who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Member's death (regardless of the period of the Member's participation in the Plan or any other profit-sharing plan maintained by the Bank), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Member or beneficiary, provided such amount is received on or after the Member turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1985 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Member's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution.  If a Lump Sum Distribution
     -----------------------------------------------
includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over the cost or other basis to the Trust. The tax basis of such Common Stock to the Member or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term, mid-term or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Contribution to Another Qualified Plan or to an IRA.  A Member may defer
     ----------------------------------------------------
federal income taxation of all or any portion of the total taxable amount of a Lump Sum Distribution (including the proceeds from the sale of any Common Stock included in the Lump Sum Distribution) to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the Member, to another qualified plan or to an individual retirement account ("IRA"). If less than the total taxable amount of a Lump Sum Distribution is contributed to another qualified plan or to an IRA within the applicable 60-day period, the amount not so contributed must be included in the Member's income for federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment. Additionally, a Member may defer the federal income taxation of any portion of an amount distributed from the Plan on account of the Member's disability or separation from service, generally, if the amount is distributed within one taxable year of the Member, and such amount is contributed, within 60 days after the date of its receipt by the Member, to an IRA. Prior to 1993, following the partial distribution of a Member's account, any remaining balance under the Plan (and the balance to the credit of the Member under any other profit sharing plan sponsored by the Bank) would not be eligible for the special averaging rules or for capital gains treatment. For these purposes, a "partial distribution" is a distribution within one taxable year of the Member equal to at least 50% of the balance of a Member's account ("Partial Distribution").

     Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Members have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Member does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Member's life or the joint life of the Member and the Member's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law.

     The beneficiary of a Member who is the Member's surviving spouse also may defer federal income taxation of all or any portion of a distribution from the Plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by the surviving spouse, to an IRA. If all or any portion of the total taxable amount of a Lump Sum Distribution is contributed by the surviving spouse of a Member to an IRA within the applicable 60-day period, any subsequent distribution from the IRA will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by the Member's surviving spouse that is not contributed to another qualified plan or to an IRA within the applicable 60-day period, and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for federal tax purposes in the year in which it is received.

     Additional Tax on Early Distributions.  A Member who receives a
     --------------------------------------
distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate or a Member) on or after the death of the Member, (ii) attributable to the Member's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Member or the joint lives (or joint life expectancies) of the Member and his beneficiary, (iv) made to the Member after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) payments made to an alternate payee pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

ERISA AND OTHER QUALIFICATIONS

     As noted above, the Plan is subject to certain provisions of the ERISA and has applied for a favorable determination that it is qualified under Section 401(a) of the Code.

     The foregoing is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. Accordingly, each Member is urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Plan.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the Exchange Act imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as the

Company. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within 10 days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission ("SEC") . Certain changes in beneficial ownership, such as purchases, sales and gifts must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Certain discretionary transactions in and beneficial ownership of the Common Stock through the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the Common Stock of the Company must be reported to the SEC by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Exchange Act as provides for the recovery by the Company of profits realized by an officer, director or any person beneficially owning more than 10% of the Company's Common Stock ("Section 16(b) Persons") resulting from non-exempt purchases and sales of the Company's Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of
Section 16(b) Persons.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution.

FINANCIAL INFORMATION REGARDING PLAN ASSETS

     Financial statements for the Plan for the year ending December 31, 1996 are attached to the Prospectus.


                                 LEGAL OPINION

     The validity of the issuance of the Common Stock will be passed upon by Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to the Bank in connection with the Company's Conversion from a mutual savings bank to a stock based organization and the concurrent formation of the Company.

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                      Financial Statements and Schedules

                          December 31, 1996 and 1995

                  (With Independent Auditors' Report Thereon)

                             LOCKPORT SAVINGS BANK
                                  401(K) PLAN

                                     INDEX

Independent Auditors' Report

Statement of Net Assets Available for Plan Benefits with Fund Information as of December 31, 1996

Statement of Net Assets Available for Plan Benefits with Fund Information as of December 31, 1995

Statement of Changes in Net Assets Available for Plan
     Benefits with Fund Information for the year ended
     December 31, 1996

Statement of Changes in Net Assets Available for Plan
     Benefits with Fund Information for the year ended
     December 31, 1995

Notes to Financial Statements

                                                                    Schedule
                                                                    --------

Item 27a - Schedule of Assets Held for Investment Purposes              1
     as of December 31, 1996

Item 27d - Schedule of Reportable Transactions for the                  2
     year ended December 31, 1996

                                   * * * * *

[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]


                         Independent Auditors' Report
                         ----------------------------


The Employee Benefits Committee of
 Lockport Savings Bank:

We have audited the accompanying statements of net assets available for plan benefits of Lockport Savings Bank 401(k) Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Lockport Savings Bank 401(k) Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental schedules 1 and 2 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                       /s/ KPMG Peat Marwick LLP

August 26, 1997

                             LOCKPORT SAVINGS PLAN
                                  401(k) PLAN

              Statement of Net Assets Available for Plan Benefits
                             with Fund Information

                               December 31, 1996

                                        Guaranteed        U.S.       Money      Bond and      Stock
                                         Interest        Stock       Market     Mortgage      Index
                                         Account        Account     Account     Account      Account      Total
                                        ----------      -------     -------     --------     -------      -----
Investments under group
  annuity contract with
  insurance company (note 3)          $  1,424,167     1,767,188     99,217      139,919     257,326    3,687,817
                                        ----------     ---------     ------      -------     -------    ---------
Contributions receivable:
  Employee                                       7            23       --           --          --             30
  Employer                                       3            10       --           --          --             13
                                        ----------     ---------     ------      -------     -------    ---------

     Total Contributions receivable             10            33       --           --          --             43
                                        ----------     ---------     ------      -------     -------    ---------

Net assets available for plan
  benefits                            $  1,427,177     1,767,221     99,217      139,919     257,326    3,687,860
                                        ==========     =========     ======      =======     =======    =========

See accompanying notes to financial statements.

                             LOCKPORT SAVINGS PLAN
                                  401(k) PLAN

              Statement of Net Assets Available for Plan Benefits
                             with Fund Information

                               December 31, 1995

                                        Guaranteed        U.S.       Money      Bond and      Stock
                                         Interest        Stock       Market     Mortgage      Index
                                         Account        Account     Account     Account      Account      Total
                                        ----------      -------     -------     --------     -------      -----
Investments under group
  annuity contract with
  insurance company (note 3)          $  1,285,051     1,148,101     57,957       85,276     120,865    2,697,250
                                         ---------     ---------     ------       ------     -------    ---------
Net assets available for plan
  benefits                            $  1,285,051     1,148,101     57,957       85,276     120,865    2,697,250
                                         =========     =========     ======       ======     =======    =========

See accompanying notes to financial statements.

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                      Statement of Changes in Net Assets
               Available for Plan Benefits with Fund Information

                               December 31, 1996

                                             GUARANTEED          U.S.           MONEY         BOND AND        STOCK
                                              INTEREST          STOCK           MARKET        MORTGAGE        INDEX
                                               ACCOUNT         ACCOUNT         ACCOUNT        ACCOUNT        ACCOUNT         TOTAL
                                             ----------        -------         -------      ----------     ----------        -----
Contributions:
  Employer                                 $    59,467           69,830         4,922          14,324         20,568        169,111
  Employee                                     179,283          208,766        15,353          43,835         61,520        508,757
                                           -----------      -----------     ---------     -----------    -----------    -----------
                                               238,750          278,596        20,275          58,159         82,088        677,868
                                           -----------      -----------     ---------     -----------    -----------    -----------

Investment income:
  Interest                                      79,970                -             -               -              -         79,970
  Net appreciation (depreciation) in fair
   value of investments, including
   realized gains and losses                    (3,893)         317,414         4,187           4,984         40,445        363,137
                                           -----------      -----------     ---------     -----------    -----------    -----------
                                                76,077          317,414         4,187           4,984         40,445        443,107
                                           -----------      -----------     ---------     -----------    -----------    -----------

     Total contributions and
          investment income                    314,827          596,010        24,462          63,143        122,533      1,120,975

Benefits paid to participants                  (65,586)         (43,286)       (2,390)         (4,401)       (14,702)      (130,365)
Transfers among funds                         (110,115)          66,396        19,188          (4,099)        28,630              -
                                           -----------      -----------     ---------     -----------    -----------    -----------

          Net increase                         139,126          619,120        41,260          54,643        136,461        990,610

Net assets available for plan benefits:
     Beginning of year                       1,285,051        1,148,101        57,957          85,276        120,865      2,697,250
                                           -----------      -----------     ---------     -----------    -----------    -----------

     End of year                           $ 1,424,177        1,767,221        99,217         139,919        257,326      3,687,860
                                           ===========      ===========     =========     ===========    ===========    ===========

See accompanying notes to financial statements.

                             LOCKPORT SAVINGS PLAN
                                  401(k) PLAN

                      Statement of Changes in Net Assets
               Available for Plan Benefits with Fund Information

                               December 31, 1996

                                        Guaranteed        U.S.       Money      Bond and      Stock
                                         Interest        Stock       Market     Mortgage      Index
                                         Account        Account     Account     Account      Account      Total
                                        ----------      -------     -------     --------     -------      -----
Contributions:
  Employer                            $     59,946       56,911       3,171       10,469      12,525     143,022
  Employee                                 150,426      215,196       7,502       27,205      31,036     431,365
                                        ----------    ---------     -------     --------     -------    --------
                                           210,372      272,107      10,673       37,674      43,561     574,387
                                        ----------    ---------     -------     --------     -------    --------

Investment income:
  Interest                                  77,159           --          --           --          --      77,159
  Net appreciation (depreciation)
   in fair value of investments,
   including realized gains and
   losses                                       (6)     245,443       3,207        9,026      23,004     280,674
                                        ----------    ---------     -------     --------     -------   ---------
                                            77,153      245,443       3,207        9,026      23,004     357,833
                                        ----------    ---------     -------     --------     -------   ---------
     Total contributions and
       investment income                   287,525      517,550      13,880       46,700      66,565     932,220

Benefits paid to participants              (37,320)     (18,207)     (4,811)          --        (109)    (60,447)
Transfers among funds                      (25,700)       3,477      13,633        3,239       5,351          --
                                        ----------    ---------     -------     --------     -------   ---------

     Net increase                          224,505      502,820      22,702       49,939      71,807     871,773

Net assets available for plan
 benefits:
  Beginning of year                      1,060,546      645,281      35,255       35,337      49,058   1,825,477
                                        ----------    ---------     -------     --------     -------   ---------

  End of year                         $  1,285,051    1,148,101      57,957       85,276     120,865   2,697,250
                                        ==========    =========     =======     ========     =======   =========

See accompanying notes to financial statements.

                             LOCKPORT SAVINGS BANK
                                  401(K) PLAN

                         Notes to Financial Statements

                          December 31, 1996 and 1995


(1)  Description of Plan
     -------------------

     The following description of Lockport Savings Bank 401(k) Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     (a)  General
          -------

          The Plan is a defined contribution plan covering all employees of Lockport Savings Bank (the Bank). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     (b)  Eligibility
          -----------

          Employees are eligible to participate in the Plan when they reach age
               21 and have completed one year of service during which they worked at least 1,000 hours.

     (c)  Contributions
          -------------

          Participants may make contributions to the Plan in the form of salary reductions of up to 15% of their total compensation, excluding bonuses. The Bank makes matching contributions of 50% of employee contributions, up to a maximum of 6% of the employee's total compensation, excluding bonuses. Participant contributions are limited by the maximum allowable contribution under the Internal Revenue Code.

     (d)  Participants' Accounts
          ----------------------

          Each participant's account is credited with contributions and a pro rata share of investment income.

     (e)  Vesting
          -------

          Participant and Bank matching contributions immediately vest 100% to the participant.

     (f)  Distributions
          -------------

          Participants or their beneficiaries are entitled to their entire account balance upon death, disability or retirement, payable in a single sum or in an annuity.

     (g)  Administrative Expenses
          -----------------------

          All the costs of administering the Plan are borne by the Bank.

                                       1                             (Continued)

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                         Notes to Financial Statements


(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements have been prepared on the accrual basis of accounting.

     (b)  Use of Estimates
          ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.

     (c)  Investments
          -----------

          Investments in the pooled separate accounts of the Principal Mutual
               Life Insurance Company (Principal) are carried at fair value based on the fair values of the underlying assets. The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investment income includes unrealized appreciation or depreciation in the value of the investments.

(3)  Investments
     -----------

     Contributions to the Plan are invested under a group annuity contract with Principal. Plan participants may allocate their funds among one or more of the following investment accounts under the contract:

     .    Guaranteed Interest - A general investment account comprised of guaranteed interest contracts.

     .    U.S. Stock - A pooled separate account which is comprised of equity securities.

     .    Money Market - A pooled separate account which is comprised of commercial paper, U.S. government and agency securities and other short-term, interest-bearing securities.

     .    Bond and Mortgage - A pooled separate account which is comprised of intermediate-term, commercial mortgages and mortgage-backed securities.

     .    Stock Index - A pooled separate account which is comprised of the stocks included in the Standard & Poor's 500 Stock Index.

                                       2                             (Continued)

                             LOCKPORT SAVINGS BANK
                                  401(K) PLAN

                   Notes to Financial Statements, Continued


(3)  Investments, Continued
     ----------------------

     Individual investments held by Principal that comprise 5% or more of the Plan's net assets available for plan benefits at December 31, 1996 and 1995 are as follows:

                                                        1996          1995
                                                        ----          ----
          Principal Mutual Life Insurance Company:
               Guaranteed Interest Account           $ 1,424,167    1,285,051

               U.S. Stock Account                      1,767,188    1,148,101

               Stock Index Account                       257,326            -
                                                      ==========    =========

(4)  Federal Income Taxes
     --------------------

     The Internal Revenue Service has issued a determination letter that the Plan is qualified under the provisions of Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code") and is therefore exempt from federal income taxes under Section 501(a) of the Code. The Plan sponsor has represented that the Plan has operated in conformity with applicable laws and regulations to maintain its tax qualified status.

(5)  Plan Termination
     ----------------

     Although it has not expressed any intent to do so, the Bank has the right to discontinue its matching contribution at any time and to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount credited to their accounts.

                                                                      Schedule 1
                                                                      ----------


                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1996

                                                                                                  Fair
     Identity of issue                         Description                     Cost              Value
     -----------------                         -----------                     ----              -----
Group annuity contract with Principal
  Mutual Life Insurance Company:*
     Guaranteed Interest Account             General investment
                                               account comprised
                                               of guaranteed
                                               interest contracts           $ 1,428,065          1,424,167

     U.S. Stock Account                      Pooled separate account
                                               investing in equity
                                               securities                     1,176,808          1,767,188

     Money Market Account                    Pooled separate account
                                               investing in money
                                               market instruments                93,889             99,217

     Bond and Mortgage Account               Pooled separate account
                                               investing in fixed
                                               income securities                127,170            139,919

     Stock Index Account                     Pooled separate account
                                               investing in corporate
                                               stocks                           197,921            257,326
                                                                            -----------        -----------

                                                                            $ 3,023,853          3,687,817
                                                                            ===========        ===========

*Person named is a party-in-interest.

                                                                      SCHEDULE 2
                                                                      ----------


                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                Item 27d - Schedule of Reportable Transactions

                         Year ended December 31, 1996

                                                                                                                Expense
                                                Number                     Number                               incurred
      Identity of          Description         of units      Purchase     of units      Selling     Lease         with
    party involved           of asset          purchased       price        sold         price      rental     transaction
    --------------         -----------         ---------     --------     --------      -------     ------     -----------
Group Annuity
  contract with
  Principal Mutual
  Life Insurance
  Company:*
    Guaranteed         General investment
      Interest           account comprised
      Account**          of guaranteed
                         interest contracts       -         $  380,814       -         $317,775        -            -


    U.S Stock          Pooled separate
      Account**          account investing
                         in equity
                         securities            1519.4946       405,909     397.5914     104,235        -            -

    Money Market       Pooled separate
      Account**          account investing
                         in money
                         market
                         instruments           2681.8994        86,982    1533.2210      49,909        -            -

    Stock Index        Pooled separate
      Account**          account investing
                         in corporate
                         stocks                5559.6847       122,841    1210,7832      26,825        -            -
                                              ==========    ==========    =========    ========    =========    =========
                                                               Fair
                                                             value of
                                                             asset on
      Identity of          Description       Cost of        transaction         Net
    party involved           of asset         asset             date           gain
    --------------         -----------       -------        -----------        ----
Group Annuity
  contract with
  Principal Mutual
  Life Insurance
  Company:*
    Guaranteed         General investment
      Interest           account comprised
      Account**          of guaranteed
                         interest contracts    317,775         317,775          -


    U.S Stock          Pooled separate
      Account**          account investing
                         in equity
                         securities             76,642          76,642        27,593

    Money Market       Pooled separate
      Account**          account investing
                         in money
                         market
                         instruments            47,428          47,428         2,481

    Stock Index        Pooled separate
      Account**          account investing
                         in corporate
                         stocks                 22,156          22,156         4,669
                                              ========        ========       =======

*Person named is a party-in-interest.

**Series of transactions

PROSPECTUS
UP TO 13,501,554 SHARES OF COMMON STOCK
                                                           NIAGARA BANCORP, INC.
                                                         6950 SOUTH TRANSIT ROAD
                                                                    P.O. BOX 514
                                                   LOCKPORT, NEW YORK 14095-0514
                                                                  (716) 625-7500

================================================================================

     Lockport Savings Bank, Lockport, New York is reorganizing from the mutual form of organization to the mutual holding company form of organization. As part of the Reorganization, Lockport Savings Bank will become a wholly-owned subsidiary of Niagara Bancorp, Inc., a Delaware corporation, and Niagara Bancorp, Inc. will issue a majority of its common stock to Niagara Bancorp, MHC, a New York-chartered mutual holding company, and sell a minority of its common stock to the public pursuant to this Prospectus. The shares of common stock of Niagara Bancorp, Inc. are being offered to depositors and the public under the terms of a Plan of Reorganization which must be approved by depositors of Lockport Savings Bank and by the New York State Banking Department. In addition, the Federal Deposit Insurance Corporation must issue a letter of nonobjection to the Reorganization. The Reorganization will not go forward if Lockport Savings Bank does not receive these approvals and nonobjections, or if Niagara Bancorp, Inc. does not sell at least a minimum number of shares of its common stock. Because the names of Niagara Bancorp, Inc. and Niagara Bancorp, MHC are so similar, we will refer to Niagara Bancorp, Inc. as the "Company" and we will refer to Niagara Bancorp, MHC as the "Mutual Holding Company."

================================================================================

                               TERMS OF OFFERING

     An independent appraiser has estimated that as of November 28, 1997, the pro forma market value of the Common Stock of the Company ranged from $191.1 million to $258.8 million. Based on the valuation, the Company will issue between 19,125,000 and 25,875,000 shares of Common Stock in the Reorganization. The Company intends to sell 45.4% of such shares, or between 8,677,747 and 11,740,482 shares, to depositors and the public pursuant to this Prospectus, and issue 53.3% of such shares, or between 10,186,921 and 13,782,304 shares, to the Mutual Holding Company. In addition, shares are being issued to a charitable foundation as part of the Reorganization, which will result in stockholders other than the Mutual Holding Company owning 46.7% of the shares of the Common Stock outstanding at the conclusion of the Reorganization. Subject to the approval of the New York State Banking Department and the nonobjection of the Federal Deposit Insurance Corporation, an additional 15% above the maximum number of shares, or a total of 29,756,250 shares, may be issued in the Reorganization, and up to 13,501,554 shares may be sold in the Offering pursuant to this Prospectus, in the event of an increase in the estimated pro forma market value of the common stock of the Company. Based on these estimates, we are making the following offering of shares of Common Stock pursuant to this Prospectus.

     .    Price Per Share:                                     $10.00
     .    Number of Shares
          Minimum/Maximum/Adjusted Maximum:                     8,677,747         11,740,482       13,501,554
     .    Reorganization Expenses
          Minimum/Maximum/Adjusted Maximum:                    $1,455,352,352    $1,694,858       $1,800,000
     .    Net Proceeds to Niagara Bancorp, Inc.
          Minimum/Maximum/Adjusted Maximum:                    $85,322,118       $115,709,962     $133,215,540
     .    Net Proceeds per share to Niagara Bancorp, Inc.
          Minimum/Maximum/Adjusted Maximum:                    $9.83             $9.86            $9.87


PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE _____ OF THIS DOCUMENT.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE NEW YORK STATE BANKING DEPARTMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     CIBC Oppenheimer Corp. and Trident Securities, Inc. will use their best efforts to assist the Company in selling at least the minimum number of shares but do not guarantee that this number will be sold. All funds received from subscribers will be held in an interest bearing savings account at Lockport Savings Bank until the completion or termination of the Reorganization.

     For information on how to subscribe, call the Stock Information Center at
(716) 438-1198.   For additional information about the Bank, please visit our
Website at http://www.__________.com.

CIBC OPPENHEIMER CORP.                                  TRIDENT SECURITIES, INC.


                      PROSPECTUS DATED FEBRUARY  ___, 1997

                                      MAP

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING.......................................     1
SUMMARY AND OVERVIEW.................................................................     4
SELECTED FINANCIAL INFORMATION.......................................................     8
RISK FACTORS.........................................................................    11
NIAGARA BANCORP, INC.................................................................    15
LOCKPORT SAVINGS BANK................................................................    15
REGULATORY CAPITAL COMPLIANCE........................................................    16
USE OF PROCEEDS......................................................................    17
DIVIDEND POLICY......................................................................    18
MARKET FOR THE COMMON STOCK..........................................................    19
CAPITALIZATION.......................................................................    19
PRO FORMA DATA.......................................................................    20
COMPARISON OF VALUATION AND PRO FORMA
     INFORMATION WITHOUT FOUNDATION..................................................    28
PARTICIPATION BY MANAGEMENT..........................................................    29
CONSOLIDATED STATEMENTS OF INCOME....................................................    30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................................    31
BUSINESS OF THE COMPANY..............................................................    47
BUSINESS OF THE BANK.................................................................    47
FEDERAL AND STATE TAXATION...........................................................    82
REGULATION...........................................................................    83
MANAGEMENT OF THE COMPANY............................................................    92
MANAGEMENT OF THE BANK...............................................................    93
THE REORGANIZATION AND OFFERING......................................................   102

                                      (i)

RESTRICTIONS ON ACQUISITION OF THE COMPANY...........................................   118
DESCRIPTION OF CAPITAL STOCK OF THE COMPANY..........................................   120
TRANSFER AGENT AND REGISTRAR.........................................................   121
LEGAL AND TAX MATTERS................................................................   121
EXPERTS..............................................................................   122
ADDITIONAL INFORMATION...............................................................   122
CONSOLIDATED FINANCIAL STATEMENTS....................................................   F-1

     This document contains forward-looking statements which involve risks and uncertainties. Niagara Bancorp, Inc.'s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 11 of this Prospectus.

Please see the Glossary beginning on page G-l for the meaning of capitalized terms that are used in this Prospectus.

                                     (ii)

                QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

Q:   WHAT IS THE PURPOSE OF THE OFFERING?

A: The Offering is being made in connection with the Reorganization of Lockport Savings Bank from a New York-chartered mutual savings bank into the mutual holding company form of ownership. As part of the Reorganization, you will have the opportunity to become a shareholder of the Company, a Delaware corporation, which will allow you to share in the future of our savings bank. By converting to the stock form of ownership, the Bank will be structured in the form used by virtually all commercial banks and a large number of savings banks. The Offering will increase our capital for lending and investment activities. This will better enable us to continue the expansion of our retail banking franchise and to diversify operations. Further, as a stock savings bank operating through a holding company structure, we will improve our ability to access the capital markets. As part of the Reorganization, we are also establishing a Charitable Foundation that will be dedicated exclusively to supporting charitable causes and community development activities in Western New York State.

Q:   HOW DO I ORDER THE STOCK?

A: You must complete and return the stock order form and certification to us together with your payment, on or before March _____, 1998.

Q:   HOW MUCH STOCK MAY I ORDER?

A: The minimum order is 25 shares (or $250). The maximum order is 20,000 shares for a purchase price of $200,000. In certain instances, your order may be grouped together with orders by other persons who are associated with you (such as your spouse, child or relative living in your home), or with whom you are acting in concert, and, in that event, you would be subject to an aggregate purchase limit of 40,000 shares, or $400,000. We may decrease or increase the maximum purchase limitation without notifying you. However, if we increase the maximum purchase limitation, and you previously subscribed for the maximum number of shares, you will be given the opportunity to subscribe for additional shares.

Q:   WHAT HAPPENS IF THERE ARE NOT ENOUGH SHARES TO FILL ALL ORDERS?

A: If the Offering is oversubscribed, shares will be allocated based upon a formula set forth in the Plan of Reorganization and in accordance with New York law and regulations, and policies of the FDIC and New York State Banking Department.

Q:   WHO WILL RECEIVE SUBSCRIPTION RIGHTS?

A:   The stock will be offered on a priority basis to the following persons:

     . Persons who had deposit accounts of at least $100 with us on August 31, 1996. Any remaining shares will be offered to:

     . The Company's employee stock ownership plan. Any remaining shares will be offered to:

     . Persons who had deposit accounts of at least $100 with us on December 31, 1997.

     If the above persons do not subscribe for all of the shares, the remaining shares will be offered to certain members of the general public, with preference given first to natural persons residing in the Western New York counties of Niagara, Erie, Orleans and Genesee, and secondly to natural persons residing in the remaining four counties of Western New York, Wyoming, Allegany, Cattaraugus and Chautauqua counties.

Q: WHAT PARTICULAR FACTORS SHOULD I CONSIDER WHEN DECIDING WHETHER OR NOT TO BUY THE STOCK?

A: Before you decide to purchase stock, you should read the entire Prospectus, including the Risk Factors section on pages _____ of this document.

Q: AS A DEPOSITOR OF LOCKPORT SAVINGS BANK, WHAT WILL HAPPEN IF I DO NOT ORDER ANY STOCK?

A: You are not required to purchase Common Stock. Your deposit accounts and any loans you may have with us will not be affected by the Reorganization.

Q:   WHAT IS A MUTUAL HOLDING COMPANY REORGANIZATION?

A: Lockport Savings Bank will convert from the mutual form of organization to the capital stock form of organization, and establish the Company. The Company will issue between 19,125,000 and 29,756,250 shares of Common Stock in the Reorganization; 53.3% of the shares will be issued to the Mutual Holding Company, and 45.4% will be sold to depositors and the public pursuant to this Prospectus. In addition, shares are being issued to a charitable foundation as part of the Reorganization, which will result in stockholders other than the Mutual Holding Company owning 46.7% of the shares of the Common Stock outstanding at the conclusion of the Reorganization. The Mutual Holding Company is a New York-chartered mutual corporation without shares of capital stock, which will be regulated by the New York State Banking Department and the Federal Reserve Board. As part of the Reorganization, any liquidation or ownership-type interest that a depositor had in Lockport Savings Bank will become a similar interest in the Mutual Holding Company. Based upon the Independent Valuation, 53.3% of the shares of Common Stock to be issued in the Reorganization will range from a minimum of 10,186,921 shares to an adjusted maximum of 15,849,649 shares, and 45.4% of the shares of Common Stock to be sold pursuant to this Prospectus will range from a minimum of 8,677,747 shares to an adjusted maximum of 13,501,554 shares.

Q: IS A MUTUAL HOLDING COMPANY REORGANIZATION DIFFERENT FROM OTHER MUTUAL TO STOCK HOLDING COMPANY CONVERSIONS?

A: The mutual holding company structure differs in significant respects from an ordinary savings and loan or bank holding company. The Mutual Holding Company is a mutual corporation without shares of capital stock. Furthermore, the Mutual Holding Company's Board of Trustees, in making certain business decisions, considers the impact of its action on a variety of constituencies, including the depositors of the Bank, the employees of the Bank, and the communities in which the Bank operates. As the majority stockholder of the Company, the Mutual Holding Company is also interested in the continued success and profitability of the Bank and the Company. Consequently, the Mutual Holding Company will act in a manner which furthers the general interest of all of its constituencies, including, but not limited to, the interest of the stockholders of the Company. The Mutual Holding Company believes that the interests of the stockholders of the Company, and those of the Mutual Holding Company's other constituencies, are in many circumstances the same, such as the increased profitability of the Company and the Bank and continued service to the communities in which the Bank operates.

Q:   CAN THE MUTUAL HOLDING COMPANY CONVERT TO STOCK FORM?

A: Although New York law and regulations and the Plan of Reorganization permit the Mutual Holding Company to convert from the mutual to the capital stock form of organization, the Board of Trustees has no current intention or plan to undertake such a transaction. Moreover, there can be no assurance that such a transaction will ever occur. If the Mutual Holding Company were to convert to the capital stock form of organization, certain depositors would receive the right to subscribe for additional shares of the resulting entity. In such a transaction, each share of Common Stock outstanding and held by persons other than the Mutual Holding Company would be automatically converted into shares of common stock of the resulting entity.

Q:   HOW DO I DECIDE WHETHER TO BUY STOCK IN THE OFFERING?

A: In order to make an informed investment decision, you should read this entire Prospectus. This section highlights selected information and may not contain all of the information that is important to you. If you have questions about the Offering, you may contact:


                           STOCK INFORMATION CENTER
                             LOCKPORT SAVINGS BANK
                                55 EAST AVENUE
                                 P.O. BOX 886
                         LOCKPORT, NEW YORK 14095-0886
                                (716) 438-1198

                             SUMMARY AND OVERVIEW

     GENERALLY, this summary highlights selected information from this document and does not contain all the information that you need to know before making an informed investment decision. To understand the Offering fully, you should read carefully this entire Prospectus, including the consolidated financial statements and the notes to the consolidated financial statements of Lockport Savings Bank. References in this document to "we", "us", or "our" refer to Lockport Savings Bank. In certain instances where appropriate, "us" or "our" refers collectively to Niagara Bancorp, Inc. and Lockport Savings Bank. References in this document to the "Bank" refer to Lockport Savings Bank. References in this document to the "Company" refer to Niagara Bancorp, Inc. References to the "Mutual Holding Company" refer to Niagara Bancorp, MHC.

     USE OF DEFINED TERMS. You should note as you read this Prospectus that at times we use capitalized terms. These capitalized terms are generally defined in the Glossary that appears at the back of this Prospectus. We use these defined terms so that we can clearly differentiate between various components of the transaction, and so that we don't have to describe exactly what we mean each time we use a term. For example, to avoid confusion, we refer to all of the steps that are part of this transaction as the "Reorganization," and we refer to the issuance of 45.4% of the Company's Common Stock pursuant to this Prospectus as the "Offering." The term "Reorganization" includes the Offering, but the term "Offering" does not include the Reorganization. To further assist you, in addition to including a Glossary of all defined terms, we usually will define each term the first time that it is used in the Prospectus.

THE COMPANIES

                             Niagara Bancorp, Inc.
                            6950 South Transit Road
                                 P.O. Box 514
                         Lockport, New York 14095-0514
                                (716) 625-7500

     The Company was formed to be our holding company, and has not had any operations to date. Upon completion of the Reorganization, the Company will own all of Lockport Savings Bank's common stock, the public (including depositors and the Foundation) will own a minority of the shares of Common Stock of the Company, and the Mutual Holding Company will be the Company's majority stockholder. The holding company structure will provide us greater flexibility in terms of operations, expansion and diversification. See page _____.

                             Lockport Savings Bank
                            6950 South Transit Road
                                 P.O. Box 514
                         Lockport, New York 14095-0514
                                (716) 625-7500

     The Bank was organized in 1870 as a New York-chartered mutual savings bank. At September 30, 1997, we had total assets of $1.2 billion, total deposits of $992.2 million, and net worth of $126.7 million. We are a community- and customer-oriented savings bank that operates fifteen full-service branch offices in the Western New York counties of Niagara, Orleans, Erie and Genesee, which we consider to be our primary market area. We also consider the remaining four counties of Western New York, Wyoming, Allegany, Cattaraugus and Chautauqua counties, as our market area. Through our "Person to Person Commitment" approach to retail banking, we emphasize personal service and customer convenience in serving the financial needs of the individuals, families and businesses residing in Western New York. We offer the convenience and product mix of a larger, super regional bank while providing the responsiveness and community orientation of a smaller, local institution.

      Lockport is located on the historic Erie Canal and is 20 miles northeast of Buffalo and 15 miles east of Niagara Falls. More than 9 million people reside within the 125-mile radius of the city of Buffalo and the region is the 45th largest metropolitan area in the nation and the 3rd largest in New York State.

     Based on FDIC-published data, as of June 30, 1996 we had the second largest deposit market share in each of Niagara and Orleans counties, the fifth largest share in Genesee county, and the eighth largest share in Erie County. We have customer relationships with over 76,000 households in our primary market area, representing approximately 17% of all households therein. For 1996, we were the fourth leading originator of residential mortgage loans in Erie County. In the eight county Western New York region, we had the fifth largest aggregate deposit market share. Those banks having a larger aggregate market share in Western New York are significantly larger, super regional financial institutions. Management considers the Bank to be the dominant independent community bank focused exclusively on serving the banking needs of the Western New York region.

     Since 1990, when the Bank acquired the savings bank life insurance ("SBLI") operations of another Western New York savings bank, the Bank's life insurance department has grown to become one of the largest servicers of SBLI in New York State. These insurance products, along with the sale of various annuity products, were expanded in 1997 as the Bank added the sale of mutual funds to its non-deposit product line. Additional opportunities in the non-deposit field, such as the sale of property and casualty insurance, should continue to enhance the Bank's position as a full service provider of financial services in the near future.

     Our business strategy is designed to enhance our profitability and strengthen our position as the dominant, independent community bank in Western New York. The highlights of our strategy include the following:

     . Expansion of the retail banking franchise. We are continuing to focus on expanding our retail banking franchise and increasing the number of households served within our market area and the number of bank products used per customer. Since 1994 we have opened five full-service branch offices and our Board has authorized the establishment of three additional branch offices in 1998. We operate two full-service supermarket branch offices, provide customer access to ATMs, including the Bank's fourteen ATMs, without a service charge, provide telephone customer service, and provide 24-hour telephone account access. We have established a Website and are developing plans to introduce home computer banking services. Under the direction of our new head of retail banking, hired in 1997, additional emphasis and training is being directed toward greater cross-selling of bank products.

     . Loan portfolio growth. Our loan portfolio consists of one- to four-family residential mortgage loans, commercial and multi-family real estate loans, consumer and other loans, and commercial business loans. At September 30, 1997, our loan portfolio totaled $622.5 million, an increase of $263.0 million, or 73.2%, since December 31, 1992. The loan portfolio represented 52.9% of total assets and 62.7% of total deposits at September 30, 1997, compared to 43.1% of total assets and 48.2% of deposits at December 31, 1992. We intend to continue to increase our loan portfolio as a percentage of assets. Further, while maintaining our position as a leading originator of residential loans in our market, we plan to build upon our position as the dominant independent community bank to increase our market share of higher margin multi-family, commercial real estate, consumer and commercial business loans.

     . Maintaining asset quality. Because we believe that asset quality is a critical component of long-term financial success, we have remained committed to a conservative credit culture. During the past five years, and including the nine month period ended September 30, 1997, non-performing assets have averaged 0.59% of total assets. At September 30, 1997, our non-performing loans totaled $1.9 million, representing 0.31% of the loan portfolio, and our non-performing assets totaled $2.2 million, representing 0.19% of assets. Our allowance for loan losses amounted to $6.4 million at September 30, 1997, and represented 1.02% of our loan portfolio and 330.0% of non-performing loans.

     . Managing interest rate risk. Although our liabilities are more sensitive to changes in interest rates than our assets, we seek to manage our exposure to interest rate risk by originating and retaining adjustable-rate loans in both the residential and commercial real estate loan portfolios, and by originating short-term and medium-term fixed-rate consumer loans. We also use our investment and mortgage related securities portfolios to manage our interest rate risk exposure. As of September 30, 1997, our securities available for sale totaled $465.0 million, or 39.5% of total assets, with an average life of 4.27 years, and our securities held to maturity totaled $37.5 million, or 3.2% of total assets, with an average life of .07 years.

THE STOCK OFFERING

     The Company is offering for sale between 8,677,747 and 11,740,482 shares of its Common Stock, for a price per share of $10.00 (the "Subscription Price"), pursuant to this Prospectus. This Offering may be increased to 13,501,554 shares without further notice to you if market or financial conditions change prior to the completion of this Offering.

STOCK PURCHASE PRIORITIES

     The Company will offer shares of its Common Stock to the Bank's depositors who held deposit accounts as of certain dates and to the ESOP (the "Subscription Offering"). Any shares not subscribed for will be offered to certain members of the general public in a community offering, with preference given first to natural persons residing in the Western New York counties of Niagara, Erie, Orleans and Genesee, and secondly to natural persons residing in the remaining four counties of Western New York, Wyoming, Allegany, Cattaraugus and Chautauqua counties (the "Community Offering"). See pages _____ to _____. We have engaged CIBC Oppenheimer Corp. and Trident Securities, Inc. to assist us on a best efforts basis in selling the Common Stock in the Offering.

PROHIBITION ON TRANSFER OF SUBSCRIPTION RIGHTS

     Selling or assigning your subscription rights is illegal. All persons exercising their subscription rights will be required to certify that they are purchasing shares solely for their own account and that they have no agreement or understanding regarding the sale or transfer of such shares. We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and we will not honor orders known by us to involve the transfer of such rights. In addition, persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the New York State Banking Department (the "Department").

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

     The Plan of Reorganization and federal and state regulations require that the aggregate purchase price of the Common Stock sold in the Offering must be based on the appraised pro forma market value of the Company's Common Stock, as determined by an independent valuation (the "Independent Valuation"). The Bank has retained RP Financial, LC, Arlington, Virginia to make such valuation. The Independent Valuation prepared by RP Financial states that as of November 28, 1997, the estimated pro forma market value of the Company's Common Stock to be issued in the Reorganization ranged from a minimum of $191,250,000 to a maximum of $258,750,000 with a midpoint of $225,000,000. To avoid confusion, we will refer to this range of estimated values as the "Estimated Valuation Range." Based on the Estimated Valuation Range and the $10 per share Subscription Price, the number of shares of Common Stock that the Company will issue will range from between 19,125,000 shares and 25,875,000 shares, with a midpoint of 22,500,000 shares. We have determined to offer 45.4% of such shares, or between 8,677,747 shares and 11,740,482 shares with a midpoint of 10,209,115 shares (the "Offering Range"), to depositors and the public pursuant to this Prospectus. In addition, shares are being issued to the Foundation as part of the Reorganization, which will result in stockholders other than the Mutual Holding Company ("Minority Stockholders") owning 46.7% of the shares of the

Common Stock outstanding at the conclusion of the Reorganization. The 53.3% of the shares of the Company's Common Stock that are not sold in the Offering or contributed to the Foundation will be issued to the Mutual Holding Company.

     Following commencement of the Offering, the maximum of the Estimated Valuation Range may be increased by up to 15% to up to $297,562,500, which will result in a corresponding increase in the maximum of the Offering Range to up to 13,501,554 shares, to reflect changes in the market and financial conditions and demand for the Common Stock following commencement of the Offering, without the resolicitation of subscribers. The minimum of the Estimated Valuation Range and the minimum of the Offering Range may not be decreased without a resolicitation of subscribers. THE INDEPENDENT VALUATION, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SHARES. BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SUCH SHARES IN THE OFFERING WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE SUBSCRIPTION PRICE.

TERMINATION OF THE OFFERING

     The Subscription Offering will terminate at ___________, New York time, on March __, 1998. The concurrent Community Offering may terminate on or after March ___, 1998, but in any event, no later than May ___, 1998, unless an extension is granted by the FDIC and the Department. If the Reorganization and Offering is not completed by May ___, 1998 all subscribers will be notified and will be given the opportunity to cancel or modify their order.

BENEFITS TO MANAGEMENT FROM THE OFFERING

     Our full-time employees will participate in our employee stock ownership plan (the "ESOP"), which is a form of retirement plan that will purchase shares of Common Stock in the Offering. We also intend to implement a recognition and retention plan and a stock option plan following completion of the Reorganization, which will benefit our officers and directors. If we adopt the recognition and retention plan, certain officers and directors will be awarded shares of Common Stock without paying for the shares. However, the recognition and retention plan and stock option plan may not be adopted until at least six months after completion of the Reorganization and are subject to shareholder approval. See pages _____ to _____.

THE CHARITABLE FOUNDATION

     In furtherance of our commitment to our local community, we intend to establish a charitable foundation (the "Foundation") as part of the Reorganization. We will make a contribution to the Foundation, in the form of shares of Common Stock and cash, in a total amount equal to 5% of the aggregate Subscription Price of the shares of Common Stock sold in the Offering. The number of shares of Common Stock to be contributed to the Foundation will equal 3% of the shares sold in the Offering. The balance of the contribution will consist of cash. Due to the issuance of additional shares of Common Stock to the Foundation, persons purchasing shares in the Offering will have their ownership and voting interests in the Company diluted by 1.3%. As a result of the establishment and funding of the Foundation, the Company will recognize an expense equal to the full amount of the contribution, offset in part by a corresponding tax benefit, during the quarter in which the contribution is made, which is expected to be the first or second quarter of 1998. Such expense will reduce earnings and have a material impact on the Company's earnings for such quarter and for the year. The board of directors of the Foundation initially will consist of persons who are also directors of the Company and the Bank. See "Risk Factors--The Expense and Dilutive Effect of the Contribution of Shares and Cash to the Charitable Foundation," "Pro Forma Data," and "The Reorganization and Offering--Establishment of the Charitable Foundation."

USE OF THE PROCEEDS RAISED FROM THE SALE OF COMMON STOCK

     The Company will use the net proceeds from the Offering as follows. The percentages we use are estimates:

     .    50% will be used to buy all the capital stock of Lockport Savings
          Bank.
     .    8% will be loaned to the ESOP to fund its purchase of Common Stock.
     . 42% will be retained as a possible source of funds for the payment of dividends to shareholders, the repurchase of stock, and for other general corporate purposes.

     The proceeds to be received by the Bank will be available for continued expansion of the retail banking franchise through de novo branching or deposit or bank acquisitions, continued growth in the loan portfolio, and the purchase of investment and mortgage related securities, in addition to general corporate purposes.

     See pages _____ to _____.

PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING COMMON STOCK

     To ensure that eligible account holders and supplemental eligible account holders are properly identified as to their stock purchase priorities, such parties must list all deposit accounts on the order form, giving all names on each deposit account and the account numbers at the applicable date. THE FAILURE TO PROVIDE ACCURATE AND COMPLETE ACCOUNT INFORMATION ON THE ORDER FORM MAY RESULT IN A REDUCTION OR ELIMINATION OF YOUR ORDER.

     Full payment by check, cash (except by mail), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original order form. THE COMPANY IS NOT OBLIGATED TO ACCEPT AN ORDER SUBMITTED ON PHOTOCOPIED OR TELECOPIED ORDER FORMS. WE WILL NOT ACCEPT ORDER FORMS IF THE CERTIFICATION APPEARING ON THE REVERSE SIDE OF THE ORDER FORM IS NOT EXECUTED.

DIVIDENDS

     Niagara Bancorp, Inc. intends to pay an annual cash dividend of $0.12 payable quarterly at $0.03 per share. The payment of dividends is expected to commence following the first full quarter after completion of the Reorganization.

MARKET FOR THE COMMON STOCK

     The Company has never issued capital stock. Consequently, there is no current market for the Common Stock. The Company has received conditional approval to have the Common Stock quoted on the Nasdaq National Market under the symbol "NBCP." CIBC Oppenheimer Corp. and Trident Securities, Inc. intend to make a market in the Common Stock, and we expect that additional market makers will be identified.

IMPORTANT RISKS IN PURCHASING AND OWNING THE COMPANY'S COMMON STOCK

     Before you decide to purchase stock in the Offering, you should read the Risk Factors section on pages _____ of this Prospectus, in addition to the other sections of this Prospectus.

                        SELECTED FINANCIAL INFORMATION

     The selected data presented below under the captions "Selected Financial Condition Data" and "Selected Operations Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1996, are derived from the audited consolidated financial statements of Lockport Savings Bank and subsidiaries. The consolidated financial statements as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included elsewhere in this prospectus. The selected data presented below as of and for the nine-month periods ended September 30, 1997 and 1996 are derived from the unaudited consolidated financial statements of Lockport Savings Bank and subsidiaries included elsewhere in this prospectus.

                                                  SEPTEMBER 30,                                DECEMBER 31,
                                                                 -----------------------------------------------------------
                                                     1997           1996        1995         1994         1993         1992
                                                  -----------    -----------  -----------  ----------   ----------   -------
                                                                                               (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
---------------------------------

  Total assets..............................      $ 1,176,451    $ 1,093,358  $   994,291  $  916,185   $  914,910   $  834,764
  Loans, net................................          622,487        598,486      535,971     474,191      421,061      359,442
  Securities available for sale(1):
    Mortgage related securities.............          285,762        284,860      261,543     273,280      300,582      323,105
    Other securities........................          179,211        130,269       84,867      65,733       67,903       27,520
  Securities held to maturity...............           37,500         38,000       46,700      43,838       51,927       33,809
  Deposits..................................          992,219        920,072      861,065     819,690      812,939      746,345
  Other borrowed funds......................           28,740         32,008            -           -            -            -
  Net worth.................................          126,720        115,664      107,653      81,322       87,195       75,722

                                                     NINE MONTHS
                                                 ENDED SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                                             -----------------------  --------------------------------------------------------------
                                                1997         1996         1996        1995         1994         1993          1992
                                             ----------   ----------  -----------  -----------  ----------   ----------     --------
                                                                                        (IN THOUSANDS)
SELECTED OPERATIONS DATA:
------------------------
  Interest income.........................   $   61,310   $   55,458  $   75,062   $  69,856    $   63,144   $   61,681   $   61,096
  Interest expense........................       33,335       30,024      40,655      39,034(2)     31,754       32,597       34,281
                                             ----------   ----------  ----------   ---------    ----------   ----------   ----------
    Net interest income...................       27,975       25,434      34,407      30,822        31,390       29,084       26,815
  Provision for loan losses...............          975        1,861       2,187       1,016           948        1,522        1,398
                                             ----------   ----------  ----------   ----------   ----------   ----------   ----------
  Net interest income after
    provision for loan losses.............       27,000       23,573      32,220      29,806        30,442       27,562       25,417
                                             ----------   ----------  ----------   ---------    ----------   ----------   ----------
  Fees and service charges................        3,037        2,564       3,495       2,692         2,283        2,293        1,774

  Net gain (loss) on sale of
    securities available for sale.........          875          532         576       1,477          (849)       3,601        5,732
  Other operating income..................        1,044        1,223       1,681       1,237           952        1,149          172
                                             ----------   ----------  ----------   ---------    ----------   ----------   ----------
  Total other operating income............        4,956        4,319       5,752       5,406         2,386        7,043        7,678
                                             ----------   ----------  ----------   ---------    ----------   ----------   ----------
  Operating and other expenses............       18,416       14,999      20,926      20,143        18,399       16,666       15,689
                                             ----------   ----------  ----------   ---------    ----------   ----------   ----------
  Income before taxes and cumulative
    effect of change in accounting
    principle.............................       13,540       12,893      17,046      15,069        14,429       17,939       17,406
  Income taxes............................        4,905        4,667       6,278       5,144         4,704        6,595        6,184
  Cumulative effect of change in
    accounting principle..................            -            -           -           -          (924)(3)      129(4)         -
                                             ----------   ----------  ----------   ---------    ----------   ----------   ----------
  Net income..............................   $    8,635   $    8,226  $   10,768   $   9,925    $    8,801   $   11,473   $   11,222
                                             ==========   ==========  ==========   =========    ==========   ==========   ==========

__________________________
(1) The Bank adopted the provisions set forth in SFAS No. 115 on January 1, 1994, which requires securities available for sale to be carried at fair value. At December 31, 1993 and 1992, securities held for sale were carried at amortized cost.
(2) Includes $1.25 million paid as a special interest payment in 1995, which was paid on a prorata basis on all interest-bearing savings, NOW, money market and certificate of deposit accounts in recognition of the Bank's 125th anniversary.
(3) Cumulative effect of change in accounting for postretirement health care and life insurance benefits.
(4)   Cumulative effect of change in accounting for income taxes.

                                               AT OR FOR THE NINE MONTHS
                                                 ENDED SEPTEMBER 30,                 AT OR FOR THE YEARS ENDED DECEMBER 31,
                                               -----------------------  -----------------------------------------------------------
                                                 1997(1)      1996(1)       1996        1995         1994         1993         1992
                                               ----------   ----------  -----------  -----------  ----------   ----------   -------
SELECTED FINANCIAL RATIOS AND OTHER DATA:
----------------------------------------

PERFORMANCE RATIOS:
Return on assets (ratio of net
    income to average total assets).........     1.01%        1.06%        1.03%        1.04%        0.95%       1.31%        1.47%
Return on net worth (ratio
    of net income to average net worth).....     9.58        10.20         9.84        10.25        10.41       14.01        16.02
Interest rate spread information:
   Average during period....................     2.83         2.83         2.82         2.88         3.07        3.10         3.17
   End of period............................     2.84         2.97         3.03         2.83         3.18        3.04         3.25
Net interest margin (2).....................     3.38         3.38         3.38         3.44         3.50        3.49         3.64
Ratio of operating expenses to
   average total assets.....................     2.16         1.94         2.01         2.10         1.99        1.92         2.05
Ratio of average interest-earning assets
    to average interest- bearing liabilities   113.63       113.80       113.93       113.92       112.30      109.95       110.27

ASSET QUALITY RATIOS:
Non-performing loans to total loans.........     0.31%        0.91%        0.78%        0.74%        0.89%       1.10%        0.75%
Non-performing assets to total
   assets...................................     0.19         0.54         0.48         0.97         0.56        0.69         0.70
Allowance for loan losses to non-
   performing loans.........................   330.03       118.58       138.60       119.01        99.29       88.61       102.20
Allowance for loan losses to total loans....     1.02         1.08         1.09         0.88         0.88        0.96         0.75

CAPITAL RATIOS:
Net worth to total assets...................    10.77%       10.15%       10.58%       10.92%        8.88%       9.53%        9.07%
Average net worth to
   average assets...........................    10.60        10.43        10.49        10.11         9.17        9.37         9.15

OTHER DATA:
Number of full-service offices..............       15           12           13           11           10          10            8
Number of deposit accounts..................  141,088      127,843      129,087      122,464      114,464     107,242      108,146
Loans serviced for others...................   $145.7       $123.8       $129.0       $110.4        $85.1       $69.5        $35.6
   (in millions)
Residential loan originations...............    $77.4        $83.0       $110.9       $107.6        $84.1      $134.5       $110.3
   (in millions)
Full time equivalent employees..............    353.0        312.0        325.0        276.5        243.5       238.5        224.0

___________________________
(1)   Ratios for nine month periods have been annualized.
(2)   Net interest income divided by average interest earning assets.
(3)   Averages presented are monthly averages.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, you should consider carefully the following risk factors in evaluating an investment in the Common Stock.

DECREASED RETURN ON AVERAGE EQUITY IMMEDIATELY AFTER REORGANIZATION

     At September 30, 1997, Lockport Savings Bank's ratio of net worth to total assets was 10.77%. Our equity position will significantly increase as a result of the net proceeds that we receive in the Offering. On a pro forma basis as of September 30, 1997, assuming the sale of Common Stock at the midpoint of the Offering Range, the Company's consolidated ratio of equity to assets would be approximately 16.8%. We currently anticipate that it will take time to prudently deploy such capital. As a result, our return on average equity (net income divided by average equity) is expected to be significantly below the industry average initially after the Reorganization.

POTENTIAL EFFECTS OF CHANGES IN INTEREST RATES AND THE CURRENT INTEREST RATE ENVIRONMENT

     Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations are substantially dependent on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. Because as a general matter our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would result in a decrease in our average interest rate spread and net interest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Management of Interest Rate Risk."

     Changes in interest rates also affect the value of our interest-earning assets, and in particular our investment securities portfolio. Generally, the value of investment securities fluctuates inversely with changes in interest rates. At September 30, 1997, our securities portfolio totaled $502.5 million, including $465.0 million of securities available for sale. Unrealized gains and losses on securities available for sale are reported on a quarterly basis as a separate component of equity. Decreases in the fair value of securities available for sale therefore could have an adverse affect on stockholders' equity. See "Business of the Bank--Securities Investment Activities."

     We are also subject to reinvestment risk relating to interest rate movements. Changes in interest rates can affect the average life of loans and mortgage related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are not able to reinvest such prepayments at rates that are comparable to the rates on the maturing loans or securities.

LENDING RISKS ASSOCIATED WITH COMMERCIAL REAL ESTATE, MULTI-FAMILY AND CONSUMER LENDING

     At September 30, 1997, our portfolio of multi-family loans totaled $72.8 million, or 11.6% of total loans, our portfolio of commercial real estate loans totaled $69.6 million, or 11.1% of total loans, and our portfolio of consumer and other loans totaled $65.4 million, or 10.5% of total loans. Most industry experts believe that multi-family, commercial real estate and consumer loans expose a lender to a greater risk of loss than one- to four-family residential loans. See "Business of the Bank -Lending Activities" and "-Delinquencies and Classified Assets."

MINORITY PUBLIC OWNERSHIP AND CERTAIN ANTI-TAKEOVER PROVISIONS

     Voting Control of the Mutual Holding Company. Under New York law, the Plan of Reorganization, and our governing corporate instruments, at least 51% of the Company's voting shares must be owned by the Mutual Holding Company. The Mutual Holding Company will be controlled by its Board of Trustees, who will consist of persons who are members of the Board of Directors of the Company and the Bank. The Mutual Holding Company will elect all members of the Board of Directors of the Company, and as a general matter, will control the outcome of all matters presented to the stockholders of the Company for resolution by vote, except for matters that require a vote greater than a majority. The Mutual Holding Company, acting through its Board of Trustees, will be able to control the business and operations of the Company and the Bank and will be able to prevent any challenge to the ownership or control of the Company by stockholders other than the Mutual Holding Company ("Minority Stockholders"). Accordingly, a change in control of the Company and the Bank cannot occur unless the Mutual Holding Company first converts to the stock form of organization. Although New York law, applicable regulations and the Plan of Reorganization permit the Mutual Holding Company to convert from the mutual to the capital stock form of organization, it is not anticipated that a conversion of the Mutual Holding Company will occur in the foreseeable future. There can be no assurance when, if ever, a conversion of the Mutual Holding Company will occur.

     Provisions in the Company's and the Bank's Governing Instruments. In addition, certain provisions of the Company's certificate of incorporation and bylaws, particularly a provision limiting voting rights, as well as certain federal and state regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting, staggered boards of directors, noncumulative voting for directors, limits on the calling of special meetings of shareholders, and limits on the ability of Minority Stockholders to vote Common Stock in excess of 5% of the issued and outstanding shares (inclusive of shares issued to the Mutual Holding Company). The New York State Banking Regulations prohibit, for a period of one year following the date of the Reorganization, offers to acquire or the acquisition of beneficial ownership of more than 10% of the outstanding stock of the Bank or the Company. The Bank's restated organization certificate also prohibits, for three years, the acquisition, directly or indirectly, of the beneficial ownership of more than 10% of the Bank's or the Company's equity securities.

DIVIDEND WAIVERS BY THE MUTUAL HOLDING COMPANY

     It has been the policy of many mutual holding companies to waive the receipt of dividends declared by its subsidiary. In connection with its approval of the Reorganization, however, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") imposed certain conditions on the waiver by the Mutual Holding Company of dividends paid on the Common Stock. In particular, the Mutual Holding Company must obtain prior Federal Reserve Board approval before it may waive any dividends. As of the date hereof, management does not believe that the Federal Reserve Board has given its approval to any waiver of dividends by any mutual holding company that has requested its approval. The cumulative amount of waived dividends, if any, must be maintained in a restricted capital account which would be added to any liquidation account of the Bank, and would not be available for distribution to Minority Stockholders. The Plan of Reorganization also provides that if the Mutual Holding Company converts to stock form in the future, any waived dividends would reduce the percentage of the converted company's shares of Common Stock issued to Minority Stockholders in connection with any such transaction. See "Regulation--Mutual Holding Company Regulation--Conversion of the Mutual Holding Company to Stock Form." It is not currently intended that the Mutual Holding Company will waive dividends declared by the Company.

POSSIBLE DILUTIVE EFFECT OF ISSUANCE OF ADDITIONAL SHARES

     Various possible and planned issuances of Common Stock could dilute the interests of prospective stockholders of the Company following consummation of the Reorganization, as noted below.

     The number of shares to be sold in the Reorganization may be increased as a result of an increase in the Estimated Valuation Range of up to 15% to reflect changes in the market and financial conditions and demand for the stock following the commencement of the Offering. In the event that the Estimated Valuation Range is so increased, it is expected that the Company will issue up to 29,756,250 shares of Common Stock, including 13,501,554 shares of Common Stock to depositors and the public pursuant to this Prospectus. An increase in the number of shares will decrease net income per share and stockholders' equity per share on a pro forma basis and will increase the Company's consolidated stockholders' equity and net income. See "Capitalization" and "Pro Forma Data."

     The ESOP intends to purchase 8.0% of the Common Stock sold in the Offering. In the event that there are insufficient shares available to fill the ESOP's order due to an oversubscription by eligible account holders, the Company may issue authorized but unissued shares of Common Stock to the ESOP in an amount sufficient to fill the ESOP's order and/or the ESOP may purchase such shares in the open market. In the event that additional shares of Common Stock are issued to the ESOP to fill its order, stockholders would experience dilution of their ownership interests (by up to 3.6% at the adjusted maximum of the Estimated Valuation Range, assuming the ESOP purchased no shares in the Offering and excluding shares expected to be issued to the Foundation) and per share stockholders' equity and per share net income would decrease. See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan and Trust" and "The Reorganization and Offering--The Offering."

     The recognition and retention plan intends to acquire an amount of Common Stock equal to 4.0% of the shares of Common Stock sold in the Offering. Such shares of Common Stock may be acquired in the open market with funds provided by the Company, if permissible, or from authorized but unissued shares of Common Stock. The issuance of authorized but unissued shares of Common Stock to the recognition and retention plan in an amount equal to 4% of the Common Stock sold in the Offering would dilute the voting interests of existing stockholders by approximately 1.8%, and net income per share and stockholders' equity per share would be decreased by a corresponding amount. See "Pro Forma Data" and "Management the Bank--Benefit Plans--Recognition and Retention Plan."

     The Company's stock option plan will reserve for future issuance pursuant to such plan a number of shares of Common Stock equal to an aggregate of 10% of the Common Stock sold in the Offering (1,174,048 shares, based on the maximum of the Estimated Valuation Range). The issuance of authorized but unissued shares of Common Stock pursuant to the stock option plan in an amount equal to 10% of the Common Stock sold in the Offering would dilute the voting interests of existing stockholders by approximately 4.5%, and net income per share and stockholders' equity per share would be decreased by a corresponding amount. See "Pro Forma Data" and "Management of the Bank--Benefit Plans--Stock Option Plan."

THE EXPENSE AND DILUTIVE EFFECT OF THE CONTRIBUTION OF SHARES AND CASH TO THE CHARITABLE FOUNDATION

     Pursuant to the Plan, we intend to establish a Charitable Foundation in connection with the Reorganization. We will make a contribution to the Foundation, in the form of shares of Common Stock and cash, in a total amount equal to 5% of the aggregate Subscription Price of the shares of Common Stock sold in the Offering. The number of shares of Common Stock to be contributed to the Foundation will equal 3% of the shares sold in the Offering. The balance of the contribution will consist of cash. Due to the issuance of additional shares of Common Stock to the Foundation, persons purchasing shares in the Offering will have their ownership and voting interests in the Company diluted by 1.3%. The contribution of Common Stock to the Foundation will be dilutive to the interests of stockholders and the aggregate contribution will have an adverse impact on the reported earnings of the Company in 1998, the fiscal year in which the Foundation is to be established and the contribution made. If the Foundation had been established and the contribution made at September 30, 1997, and assuming the sale of the Common Stock at the midpoint of the Estimated Valuation Range, we would have reported net income of $5.3 million, rather than reporting net income of $8.6 million for the nine months ended September 30, 1997. Upon completion of the Reorganization, the Foundation will own 1.4% of the total shares of the Common Stock to be issued and outstanding (including shares to be owned by the Mutual Holding Company). See "The Reorganization and Offering-- Establishment of the Charitable Foundation."

POTENTIAL INCREASED COMPENSATION EXPENSES AFTER THE REORGANIZATION

     In November 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6 entitled "Employers' Accounting for Employee Stock Ownership Plans," which requires an employer to record compensation expense in an amount equal to the fair market value of shares committed to be released to employees from an employee stock ownership plan, instead of an amount equal to the cost basis of such shares. If the shares of Common Stock appreciate in value over time, this will result in increased compensation expense with respect to the ESOP. It is impossible to determine at this time the extent of such impact on future net income. See "Pro Forma Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Accounting Pronouncements." In addition, after completion of the Reorganization, the Company intends to implement, subject to stockholder approval (which approval cannot be obtained earlier than six months subsequent to the Reorganization), the Recognition and Retention Plan. Upon implementation, the award of shares of Common Stock from the Recognition and Retention Plan will result in significant additional compensation expense. See "Pro Forma Data" and "Management of the Bank--Benefit Plans--Recognition and Retention Plan."

STRONG COMPETITION WITHIN THE BANK'S MARKET AREA

     Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than Lockport Savings Bank and may offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area.

REGULATORY OVERSIGHT AND LEGISLATION

     We are subject to extensive regulation, supervision and examination by the New York State Banking Department (our chartering authority), and by the FDIC as insurer of deposits up to applicable limits. We are also a member of the Federal Home Loan Bank System and are subject to certain limited regulations promulgated by the Federal Home Loan Bank. As bank holding companies, the Company and the Mutual Holding Company also will be subject to regulation and oversight by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking and thrift industries, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight whether in the form of regulatory policy, regulations, or legislation, could have a material impact on Lockport Savings Bank, the Company, and our operations. See "Regulation."

UNCERTAINTY AS TO FUTURE GROWTH OPPORTUNITIES

     In an effort to fully deploy the capital we raise in the Offering, and to increase our loan and deposit growth, we may seek to further expand our banking franchise by acquiring other financial institutions or branches in Western New York. Our ability to grow through selective acquisitions of other financial institutions or branches of such institutions will depend on successfully identifying, acquiring and integrating such institutions or branches. We can not assure prospective purchasers of Common Stock that we will be able to generate internal growth or identify attractive acquisition candidates, make acquisitions on favorable terms or successfully integrate any acquired institutions or branches into the Company. We currently have no specific plans, arrangements or understandings regarding any such expansions or acquisitions, nor have we established criteria to identify potential candidates for acquisition.

ABSENCE OF MARKET FOR COMMON STOCK

     The Company, as a newly organized company, has never issued capital stock and, consequently, there is no established market for the Common Stock at this time. The Company has received approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "NBCP" conditioned on the consummation of the Offering. CIBC Oppenheimer Corp. and Trident Securities, Inc. intend to make a market in the Common Stock, and we expect that additional market makers will be identified.

IRREVOCABILITY OF ORDERS; POTENTIAL DELAY IN COMPLETION OF OFFERINGS

     Orders submitted in the Offering are irrevocable. Funds submitted in connection with any purchase of Common Stock in the Offering will be held by the Company until the completion or termination of the Reorganization, including any extension of the expiration date. Because completion of the Reorganization will be subject to an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in the completion of the Reorganization. Subscribers will have no access to subscription funds and/or shares of Common Stock until the Reorganization is completed or terminated.

CAPABILITY OF THE BANK'S DATA INFORMATION SYSTEMS TO ACCOMMODATE THE YEAR 2000

     Like many financial institutions, the Bank relies upon computers for the daily conduct of its business and for information systems processing generally. There is concern among industry experts that on January 1, 2000 computers will be unable to "read" the new year and there may be widespread computer malfunctions. The Bank generally relies on software and hardware developed by independent third parties to provide the information systems used by the Bank, and we have been advised by our information systems providers that the issue is being addressed. Based on these representations, management does not believe that significant additional costs will be incurred in connection with the year 2000 issue.

                             NIAGARA BANCORP, INC.

     Niagara Bancorp, Inc. was recently organized for the purpose of acquiring all of the capital stock of Lockport Savings Bank upon completion of the Reorganization. The Company has received approval from the Federal Reserve Board to become a bank holding company and, upon completion of the Reorganization, will be subject to regulation by the Federal Reserve Board. See "The Reorganization and Offering--Description of and Reasons for the Reorganization" and "Regulation--Holding Company Regulation." Upon completion of the Reorganization, the Company will have no significant assets other than the shares of the Bank's common stock and an amount equal to 50% of the net proceeds of the Offering, including the loan to the ESOP, and will have no significant liabilities. The Company intends to use a portion of the net proceeds it retains to loan to the ESOP funds to enable the ESOP to purchase up to 8% of the stock sold in the Offering. See "Use of Proceeds." The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers who are currently officers of the Bank and will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

     Management believes that the holding company structure will provide the Company additional flexibility to diversify its business activities through existing or newly formed subsidiaries, or through acquisitions of, or mergers with, other financial institutions and financial services related companies. There are no current arrangements, understandings or agreements regarding any such opportunities. However, subsequent to the Reorganization, the Company will be in a position, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the proceeds to be retained by the Company, income thereon and through dividends from the Bank.

     The Company's executive office is located at the administrative offices of the Bank, at 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514. Its telephone number is (716) 625-7500.

                             LOCKPORT SAVINGS BANK

     The Bank was organized in 1870 as a New York-chartered mutual savings bank. The Bank's deposits are insured by the Bank Insurance Fund, as administered by the FDIC, up to the maximum amount permitted by law. We are a community-oriented savings bank engaged primarily in the business of accepting deposits from customers through our fifteen branch offices in the Western New York counties of Niagara, Orleans, Erie and Genesee, and investing those deposits, together with funds generated from operations and borrowings, in one-to four-family residential, multi-family residential and commercial real estate loans, commercial business loans, consumer and other loans, and investment and mortgage related securities.

     Through our "Person to Person Commitment" approach to retail banking, we emphasize personal service and customer convenience in serving the financial needs of the individuals, families and businesses residing in Western New York. Our business strategy is designed to improve our profitability, expand our retail banking franchise, and remain an independent community bank.

     At September 30, 1997, the Bank had total assets of $1.2 billion, total deposits of $992.2 million and net worth of $126.7 million. At September 30, 1997, $386.5 million, or 61.8%, of the Bank's total loans were collateralized by one- to four-family residential real estate. The Bank also originates multi-family residential and commercial real estate loans, which totaled $72.8 million and $69.6 million, or 11.6% and 11.1%, respectively, of the Bank's total loans at September 30, 1997. Consumer and other loans totaled $65.4 million, or 10.5% of the Bank's total loans, at September 30, 1997. The Bank's investment and mortgage related securities portfolios totaled $502.5 million at September 30, 1997, representing 42.7% of total assets at such date.

     The Bank's executive office is located at 6950 South Transit Road, Lockport, New York 14095-0514. The Bank's telephone number is (716) 625-7500.

                         REGULATORY CAPITAL COMPLIANCE

     At September 30, 1997, the Bank exceeded each of its regulatory capital requirements. Set forth below is a summary of the Bank's compliance with the FDIC capital standards as of September 30, 1997, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Recognition and Retention Plan are deducted from pro forma regulatory capital.

                                                     PRO FORMA AT SEPTEMBER 30, 1997, BASED UPON THE SALE AT $10.00 PER SHARE OF
                                                     -----------------------------------------------------------------------------
                                    HISTORICAL AT           8,677,747                   10,209,115                  11,740,482
                                 SEPTEMBER 30, 1997          SHARES                       SHARES                     SHARES
                             ----------------------- ------------------------        ------------------        ------------------
                                          PERCENT                  PERCENT                   PERCENT                   PERCENT
                                            OF                       OF                        OF                        OF
                                 AMOUNT   ASSETS (2)     AMOUNT     ASSETS (2)        AMOUNT  ASSETS (2)        AMOUNT  ASSETS (2)
                                 ------   ----------   -----------  ----------        ------  ----------        ------  ----------
                                                                 (DOLLARS IN THOUSANDS)
GAAP capital.................  $ 126,720       10.77%    $  157,740      12.99%    $  163,300     13.37%    $   168,860     13.75%
                               =========    ========     ==========   ========     ==========   =======     ===========  ========

Leverage capital:
  Capital level (3)..........  $ 125,383       20.69%    $  156,403      25.01%    $  161,963     25.75%    $   167,523     26.49%
  Requirement(4).............     24,235        4.00%        25,017       4.00%        25,156      4.00%         25,296      4.00%
                               ---------    --------     ----------   --------     ----------   -------     -----------  --------
    Excess...................  $101,148        16.69%    $  131,386      21.01%    $  136,806     21.75%    $   142,227     22.49%
                               ========     ========     ==========   ========     ==========   =======     ===========  ========
Risk-based capital:
  Tier 1 Capital level (3)(5)  $ 131,736       21.74%    $  162,756      26.02%    $  168,316     26.76%    $   173,876     27.49%
  Requirement................     48,469        8.00%        50,033       8.00%        50,313      8.00%         50,592      8.00%
                               ---------    --------     ----------   --------     ----------   -------     -----------  --------
    Excess...................  $  83,267       13.74%    $  112,722      18.02%    $  118,003     18.76%    $   123,284     19.49%
                               =========    ========     ==========   ========     ==========   =======     ===========  ========

  Total capital level (3)(5).  $ 125,383       10.75%    $  156,403      12.99%    $  161,963     13.37%    $   167,523     13.76%
  Requirement................     34,991        3.00%        36,129       3.00%        36,333      3.00%         36,537      3.00%
                               ---------    --------     ----------   --------     ----------   -------     -----------  --------
  Excess.....................  $  90,392        7.75%    $  120,273       9.99%    $  125,630     10.37%    $   130,986     10.76%
                               =========    ========     ==========   ========     ==========   =======     ===========  ========

                                        13,501,554
                                        SHARES(1)
                                   -------------------
                                              PERCENT
                                                OF
                                   AMOUNT    ASSETS(2)
                                   ------    ---------

GAAP capital.................    $ 175,271     14.18%
                                 =========    ======

Leverage capital:
  Capital level (3)..........    $ 173,934     27.33%
  Requirement(4).............       25,457      4.00%
                                 ---------    ------
    Excess...................    $ 148,476     23.33%
                                 =========    ======
Risk-based capital:
  Tier 1 Capital level (3)(5)    $ 180,287     28.33%
  Requirement................       50,915      8.00%
                                 ---------    ------
    Excess...................    $ 129,372     20.33%
                                 =========    ======

  Total capital level (3)(5).    $ 173,934     14.19%
  Requirement................       36,771      3.00%
                                 ---------    ------
  Excess.....................    $ 137,163     11.19%
                                 =========    ======

___________________________
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Leverage capital levels are shown as a percentage of tangible assets. Risk-based capital levels are calculated on the basis of a percentage of risk-weighted assets.
(3) Pro forma capital levels assume: funding by the Bank of the Recognition and Retention Plan to enable the plan to acquire a number of shares equal to 4% of the Common Stock sold in the Offering; the purchase by the ESOP of 8% of the shares sold in the Offering; and the capitalization of the Mutual Holding Company by the Bank with $100,000. See "Management of the Bank--Benefit Plans" for a discussion of the Recognition and Retention Plan and ESOP.
(4) The current leverage capital requirement for savings banks is 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other savings banks is 4% to 5%. See "Regulation--FDIC Regulations--Capital Requirements.
(5) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the average risk weighting of the Bank's risk-weighted assets as of September 30, 1997.

                                USE OF PROCEEDS

     Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Offering is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $85.3 million and $115.7 million (or $133.2 million if the Estimated Valuation Range is increased by 15%). See "Pro Forma Data" and "The Reorganization and Offering-- Stock Pricing and Number of Shares to Be Issued" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offering until the consummation of the Reorganization.

     The Company will contribute approximately 50% of the net proceeds of the Offering to the Bank, or approximately $42.7 million to $66.6 million at the minimum and adjusted maximum of the Estimated Valuation Range, respectively. Such portion of net proceeds received by the Bank from the Company will be used by the Bank for general corporate purposes, including investments in short- and medium-term, investment grade debt securities, mortgage related securities and marketable equity securities, and to increase the origination of mortgage, consumer and commercial business loans. The Bank may also use such funds for the continued expansion of its retail banking franchise, and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies. To the extent that the stock-based benefit programs which the Company intends to adopt subsequent to the Offering are not funded with authorized but unissued shares of Common Stock of the Company, the Company or Bank may use net proceeds from the Offering to fund the purchase of stock to be awarded under such stock benefit programs. See "Risk Factors-- Possible Dilutive Effect of Issuance of Additional Shares" and "Management of the Bank--Benefit Plans--Stock Option Plan" and "--Recognition and Retention Plan. "

     The Company intends to use a portion of the net proceeds it retains to make a loan directly to the ESOP to enable the ESOP to purchase 8% of the shares sold in the Offering. Based upon the sale of 8,677,747 shares or 11,740,482 shares at the minimum and maximum of the Offering Range, the amount of the loan to the ESOP would be $6.9 million or $9.4 million, respectively (or $10.8 million if the Estimated Valuation Range is increased by 15%). See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan and Trust." The remaining net proceeds retained by the Company will initially be invested in short- and medium- term debt obligations, mortgage related securities and other marketable equity securities.

     The net proceeds retained by the Company may also be used to support the future expansion of operations through the acquisition of financial institutions or their assets, including those located within the Bank's market area, or diversification into other banking related businesses. However, the Company and the Bank have no current arrangements, understandings or agreements regarding any such transactions. Upon completion of the Reorganization, the Company will be a bank holding company, and will be permitted to engage only in those activities that are permissible for bank holding companies under the Bank Holding Company Act, as administered by the Federal Reserve

Board. See "Regulation --Bank Holding Company Regulation" for a description of certain regulations applicable to the Company.

     Upon completion of the Reorganization, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Pursuant to New York regulations, and without the prior approval of the Department, the Company may not repurchase any Common Stock, in the first year after the Reorganization, and during each of the next two following years, may not repurchase more than 5% of its shares outstanding. In addition, the FDIC prohibits an insured savings bank which has converted from the mutual to stock form of ownership from repurchasing its capital stock within one year following the date of its Offering to stock form, except that stock repurchases of no greater than 5% of a bank's outstanding capital stock may be repurchased during this one-year period where compelling and valid business reasons are established to the satisfaction of the FDIC. Based upon facts and circumstances following completion of the Reorganization and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Subscription Price in the Offering. Any stock repurchases will be subject to the determination of the Company's Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations.

                                DIVIDEND POLICY

     Upon completion of the Offering, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The Company intends to pay an annual cash dividend of $0.12, payable quarterly at $0.03 per share. The payment of dividends is expected to begin following the first full quarter after the completion of the Reorganization.

     Under Delaware law, the Company is permitted to pay cash dividends, provided that the amount of cash dividends paid may not exceed that amount by which the net assets of the Company (the amount by which total assets exceed total liabilities) exceeds its statutory capital, or if there is no such excess, the net profits for the current and/or immediately preceding fiscal year. The Company's source for the payment of cash dividends may in the future depend on the receipt of cash dividends from the Bank. The Bank will not be permitted to pay dividends on its common stock or repurchase shares of its common stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Reorganization and Offering--Liquidation Rights." Under New York Banking Law, dividends may be declared and paid only out of the net profits of the Bank. The approval of the Superintendent is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus the retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, no dividends may be declared, credited or paid if the effect thereof would cause the Bank's capital to be reduced below the amount required by the Superintendent or the FDIC. See "Regulation." Subsequent to the Offering, the availability of the Bank's funds for the payment of dividends may be limited by the liquidation account. See "The Reorganization and Offering--Liquidation Rights." Dividends in excess of the Bank's current and accumulated earnings could result in the realization by the Bank of taxable income. See "Federal and State Taxation--Federal Taxation."

     Additionally, in connection with the Reorganization, the Company and Bank have committed to the FDIC that during the one-year period following the consummation of the Reorganization, the Company will not declare an extraordinary dividend to stockholders which would be treated by recipient stockholders as a tax-free return of capital for federal income tax purposes without prior approval of the FDIC.

                            MARKET FOR COMMON STOCK

     The Company was recently formed and has never issued capital stock. The Bank, as a mutual institution, has never issued capital stock. The Company has received conditional approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "NBCP" subject to the completion of the Offering and compliance with certain conditions including the presence of at least three registered and active market makers. The Company will seek to encourage and assist at least three market makers to make a market in its Common Stock. CIBC Oppenheimer Corp. and Trident Securities, Inc. intend to make a market in the Common Stock and we expect that additional market makers will be identified .

                                CAPITALIZATION

     The following table presents the historical capitalization of the Bank at September 30, 1997, and the pro forma consolidated capitalization of the Company after giving effect to the Offering, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                     COMPANY PRO FORMA BASED UPON THE SALE AT $10.00 PER SHARE
                               ---------------------------------------------------------------------------------------------
                                                                                                                 13,501,554
                                                   8,677,747           10,209,115           11,740,482              SHARES
                                                    SHARES               SHARES               SHARES               (ADJUSTED
                               HISTORICAL         (MINIMUM)           (MIDPOINT)            (MAXIMUM)            MAXIMUM)(1)
                               -----------       -----------         ------------          -----------          ------------
                                                                     (IN THOUSANDS)
Deposits(2)................   $   992,219        $   992,219         $    992,219          $   992,219            $    992,219
Other borrowings...........        28,740             28,740               28,740               28,740                  28,740
                              -----------        -----------         ------------          -----------            ------------
Total deposits and
 other borrowed funds......   $ 1,020,959        $ 1,020,959         $  1,020,959          $ 1,020,959            $  1,020,959
                              ===========        ===========         ============          ===========            ============

Stockholders' equity:
   Preferred Stock, $.01
     par value, 1,000,000
     shares authorized;
     none to be issued.....   $        --            $    --              $    --            $      --              $       --
   Common Stock, $.01 par
     value, ___,000,000
     shares authorized;
     shares to be issued
     as reflected..........            --                191                  225                  259                     298
   Additional paid-in
     capital(3)............            --             87,735              103,354              118,973                 136,968
   Retained earnings(4)....       125,325            125,225              125,225              125,225                 125,225
 Less:
   Expenses of contribution to
     Foundation............            --             (4,339)              (5,105)              (5,870)                 (6,751)
Plus:
   Tax benefit of contribution to
     Foundation (5)........            --              1,519                1,787                2,055                   2,363
   Net unrealized gain on
     securities available-
     for-sale, net of taxes         1,395              1,395                1,395                1,395                   1,395
Less:
   Common Stock acquired
     by the ESOP(6)........            --             (6,942)              (8,167)              (9,392)                (10,801)
   Common Stock
     acquired by the
     Recognition and Retention
      Plan(7)..............            --             (3,471)              (4,084)              (4,696)                 (5,401)
                              -----------         ----------           ----------          -----------             -----------

Total stockholders'
 equity....................   $   126,720          $ 201,313            $ 214,630          $   227,949             $   243,296
                              ===========         ==========           ==========          ===========             ============

________________
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the Offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) Reflects the sale of shares in the Offering. No effect has been given to the issuance of additional shares of Common Stock pursuant to the stock option plan to be adopted by the Company and presented for approval of stockholders following the Offering. The stock option plan would provide for the grant of stock options to purchase a number of shares of Common Stock equal to 10% of the shares of Common Stock sold in the Offering. See "Management of the Bank--Benefit Plans--Stock Option Plan."
(4) The retained earnings of the Bank will be substantially restricted after the Offering. See "The Reorganization and Offering--Liquidation Rights." Assumes that the Mutual Holding Company will be capitalized by the Bank with $100,000.
(5) Represents the tax effect of the contribution to the Foundation based on a 35% tax rate. The realization of the deferred tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(6) Assumes that 8% of the shares sold in the Offering will be purchased by the ESOP and that the funds used to acquire the ESOP shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan and Trust."
(7) Assumes that, subsequent to the Offering, an amount equal to 4% of the shares of Common Stock sold in the Offering is purchased by the Recognition and Retention Plan through open market purchases at $10.00 per share. The Common Stock to be purchased by the Recognition and Retention Plan is reflected as a reduction to stockholders' equity. See "Risk Factors-- Dilutive Effect of Issuance of Additional Shares," and Footnote 3 to the tables under "Pro Forma Data" and "Management of the Bank--Benefit Plans-- Stock Plans."

                                PRO FORMA DATA

     The actual net proceeds from the sale of the Common Stock cannot be determined until the Offering is completed. However, net proceeds are currently estimated to be between $85.3 million and $115.7 million (or up to $133.2 million) based upon the following assumptions: (i) $3.0 million will be sold to executive officers and trustees of the Bank and Company, the ESOP will purchase 8% of the Common Stock sold in the Offering, and the remaining shares will be sold in the Subscription and Community Offerings; (ii) CIBC Oppenheimer Corp. and Trident Securities, Inc. will receive an aggregate fee equal to .95% of the aggregate Subscription Price of shares sold to persons other than directors, executive officers and the ESOP; (iii) the Foundation will be funded with a total contribution equal to 5% of the aggregate Subscription Price of the Common Stock sold in the Offering, consisting of 3% of the shares of Common Stock sold in the Offering and 2% in cash; (iv) Reorganization expenses, excluding the fees payable to CIBC Oppenheimer Corp. and Trident Securities, Inc., will be approximately $800,000; and (v) the Mutual Holding Company will be capitalized by the Bank with $100,000. Actual expenses may vary from those estimated.

     Pro forma consolidated net income of the Company for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 5.44% and 5.49% (the one year U.S. Treasury bill rate as of September 30, 1997 and December 31, 1996). The tables do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock. The pro forma after-tax yield for the Company and the Bank is assumed to be 3.54% for the nine months ended September 30, 1997, and 3.57% for the year ended December 31, 1996 (based on an assumed tax rate of 35%). Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock, as adjusted to give effect to the purchase of shares by the ESOP. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Company will retain 50% of the net proceeds from the Offering.

     The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

     The following tables summarize historical data of the Bank and pro forma data of the Company at or for the nine months ended September 30, 1997, and at or for the year ended December 31, 1996, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Offering. The tables below give effect to the Recognition and Retention Plan, which is expected to be adopted by the Company following the Offering and presented to stockholders for approval. See Footnote 3 to the tables and "Management of the Bank--Benefit Plans-- Recognition and Retention Plan." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to the stock option plan to be adopted by the Board of Directors of the Company and presented to stockholders for approval, nor does book value as presented give any effect to the liquidation account to be established for the benefit of Eligible Account Holders or Supplemental Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 4 to the tables below, "The Reorganization and Offering--Liquidation Rights" and "Management of the Bank--Benefit Plans--Stock Option Plan."

                                                        AT OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   -----------------------------------------------------------------------------------------
                                       8,677,747              10,209,115             11,740,482            13,501,554
                                    SHARES SOLD AT         SHARES SOLD AT          SHARES SOLD AT        SHARES SOLD AT
                                   $10.00 PER SHARE        $10.00 PER SHARE       $10.00 PER SHARE      $10.00 PER SHARE
                                      (MINIMUM)              (MIDPOINT)               (MAXIMUM)       (ADJUSTED MAXIMUM)(8)
                                   ----------------        ----------------       ----------------    ---------------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds...................... $   86,777                $  102,091              $  117,405            $  135,016
 Plus:  Shares acquired by
     Foundation.....................      2,603                     3,063                   3,522                 4,050
                                     ----------                ----------              ----------            ----------
Pro forma market capitalization..... $   89,380                $  105,154              $  120,927            $  139,066
                                     ==========                ==========               =========             =========

Gross proceeds...................... $   86,777                $  102,091              $  117,405            $  135,016
Less: Cash contribution
        to Foundation...............      1,736                     2,042                   2,348                 2,700
      Expenses......................      1,455                     1,575                   1,695                 1,800
                                     ----------                ----------              ----------            ----------

Estimated net proceeds..............     83,586                    98,474                 113,362               130,516
Less: Common Stock pur-
       chased by ESOP...............     (6,942)                   (8,167)                 (9,392)              (10,801)
       Common Stock purchased
       by recognition
      and retention plan............     (3,471)                   (4,084)                 (4,696)               (5,401)
                                     ----------                ----------              ----------            ----------

Estimated net proceeds,
   as adjusted...................... $   73,173                $   86,223              $   99,274            $  114,314
                                     ==========                ==========              ==========            ==========

Consolidated net income:
   Historical....................... $    8,635                $    8,635              $    8,635            $    8,635
   Pro forma income on net
     proceeds, as adjusted..........      1,938                     2,284                   2,630                 3,029
   Pro forma ESOP
     adjustment(2)..................       (226)                     (265)                   (305)                 (351)
   Pro forma recognition
     and retention plan
     adjustment(3)..................       (338)                     (398)                   (450)                 (527)
                                     ----------                ----------              ----------            ----------

Pro forma net income(1)............. $   10,009                $   10,256              $   10,510            $   10,786
                                     ==========                ==========              ==========            ==========

Per share net income(6):
   Historical....................... $     0.47                $     0.40              $     0.35            $     0.30
   Pro forma income on net
     proceeds, as adjusted..........       0.11                      0.11                    0.11                  0.11
   Pro forma ESOP
     adjustment(1)..................      (0.01)                    (0.01)                  (0.01)                (0.01)
   Pro forma recognition and
     retention plan
     adjustment.....................      (0.02)                    (0.02)                  (0.02)                (0.02)
                                     ----------                ----------              ----------            ----------

Pro forma net income
   per share........................ $     0.55                $     0.48              $     0.43            $     0.38
                                     ==========                ==========              ==========            ==========

Stockholders' equity:
Historical..........................  $ 126,720                $  126,670              $  126,720            $  126,720
Estimated net proceeds..............     83,587                    98,474                 113,362               130,515
  Plus: Shares issued to Foundation.      2,603                     3,063                   3,522                 4,050
  Less: Contribution to Foundation..     (2,603)                   (3,063)                 (3,522)               (4,050)
  Plus: Tax benefit of contribution to
          Foundation................      1,519                     1,787                   2,055                 2,363
  Less: Common Stock ac-
         quired by ESOP(2)..........     (6,942)                   (8,167)                 (9,392)              (10,801)
          Common Stock
         acquired by
         recognition and
         retention plan(3)..........     (3,471)                   (4,084)                 (4,696)               (5,401)
                                     ----------                ----------              ----------            ----------

Pro forma stockholders'
   equity(3)(4)(5).................. $  201,313                $  214,630              $  227,949            $  243,296
                                     ==========                ==========              ==========            ==========

Stockholders' equity per
   share(6):
Historical.......................... $     6.63                $     5.64              $     4.90            $     4.27
Estimated net proceeds..............       4.37                      4.38                    4.38                  4.39
  Plus:  Shares issued to Foundation       0.14                      0.14                    0.14                  0.14
  Less: Contribution  to Foundation.      (0.14)                    (0.14)                  (0.14)                (0.14)
  Plus: Tax benefit of contribution to
          Foundation................       0.08                      0.08                    0.08                  0.08
  Less: Common Stock
          acquired by ESOP(2).......      (0.36)                    (0.36)                  (0.36)                (0.36)
        Common Stock acquired
         by recognition and
         retention plan ............      (0.18)                    (0.18)                  (0.18)                (0.18)
                                     ----------                ----------              ----------            ----------

Pro forma stockholders'
   equity per
   share(3)(4)(5)................... $    10.53                $     9.55              $     8.81            $     8.19
                                     ==========                ==========              ==========            ==========

Offering price to pro
   forma net income per
   share(7).........................      13.64x                    15.63x                  17.44x                19.74x

Offering price as a per-
   centage of pro forma
   stockholders' equity
   per share........................      94.97%                   104.71%                 113.51%               122.10%

___________________
(1) Does not give effect to the non-recurring expense that will be recognized in 1998 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $2.8 million, $3.3 million, $3.8 million and $4.4 million at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. Assuming the contribution to the Foundation was incurred during the nine months ended September 30, 1997, pro forma net income per share would be $0.38, $0.32, $0.27 and $0.22 at the minimum, midpoint, maximum and adjusted maximum, respectively. Per share net income data is based on 18,448,136, 21,703,689,24,959,243 and 28,703,128 shares outstanding, which represents shares sold in the Reorganization, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and Recognition and Retention Plan for the period presented.
(2) It is assumed that 8% of the shares sold in the Offering will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction to stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon fifteen equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net income assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the nine months ended September 30, 1997, and was made at the end of the period; (ii) that 17,355, 20,418, 23,481 and 27,003 shares at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, were committed to be released during the nine months ended September 30, 1997, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net income per share calculations. See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan and Trust."
(3) Gives effect to the Recognition and Retention Plan expected to be adopted by the Company following the Offering. This plan intends to acquire a number of shares of Common Stock equal to 4% of the shares of Common Stock sold in the Offering or 347,110, 408,365, 469,619 and 540,061
     shares of Common Stock at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Recognition and Retention Plan to purchase the shares will be contributed to the plan by the Bank. In calculating the pro forma effect of the Recognition and Retention Plan, it is assumed that the shares were acquired by the Recognition and Retention Plan at the beginning of the period presented in open market purchases at the Subscription Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Recognition and Retention Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.88% and pro forma net income per share would be $0.54, $0.47, $0.42 and $0.32 at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, and pro forma stockholders' equity per share would be $10.51, $9.55, $8.83 and $8.21 at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Recognition and Retention Plan will be equal to the Subscription Price. See "Management of the Bank--Benefit Plans--Recognition and Retention Plan."
(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the stock option plan expected to be adopted by the Company following the Offering. Under the stock option plan, an amount equal to 10% of the Common Stock sold in the Offering, or 867,775, 1,020,912, 1,174,048 and 1,350,155 shares at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of Common Stock pursuant to the exercise of options under the stock option plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net income per share would be $0.53, $0.46, $0.41 and $0.37, respectively, and the pro forma stockholders' equity per share would be $10.50, $9.56, $8.87 and $8.26, respectively. See "Management of the Bank-- Benefit Plans--Stock Option Plan."
(5) The retained earnings of the Bank will continue to be substantially restricted after the Offering. See "Dividend Policy," "The Reorganization and Offering-- Liquidation Rights" and "Regulation--New York Bank Regulation."
(6) Stockholders' equity per share data is based upon 19,125,000, 22,500,000, and 25,875,000 and 29,756,250 shares outstanding representing shares sold in the Offering, shares purchased by the ESOP and the Recognition and Retention Plan, and shares contributed to the Foundation.
(7) Based on pro forma net income for the nine months ended September 30, 1997 that have been annualized.
(8) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

                                                         AT OR FOR THE YEAR ENDED DECEMBER 31, 1996
                               -------------------------------------------------------------------------------------------------
                                  8,677,747               10,209,115                 11,740,482                 13,501,554
                                SHARES SOLD AT          SHARES SOLD AT             SHARES SOLD AT             SHARES SOLD AT
                               $10.00 PER SHARE        $10.00 PER SHARE           $10.00 PER SHARE           $10.00 PER SHARE
                                  (MINIMUM)               (MIDPOINT)                 (MAXIMUM)            (ADJUSTED MAXIMUM)(7)
                               ----------------        ----------------          ------------------       ---------------------
                                                       (Dollars in Thousands, Except per Share Amounts)
Gross proceeds............        $   86,777                $  102,091                  $  117,405          $   135,016
 Plus: Shares acquired by
          Foundation......             2,603                     3,063                       3,522                4,050
                                  ----------                ----------                  ----------          -----------
Pro forma market capitalization   $   89,380                $  105,154                  $  120,927          $   139,066
                                  ----------                ==========                   =========          ===========

Gross proceeds............        $   86,777                $  102,091                  $  117,405          $   135,016
Less: Cash contribution to
        Foundation .......             1,736                     2,042                       2,348                2,700
       Expenses...........             1,455                     1,575                       1,695                1,800
                                  ----------                ----------                  ----------          -----------

Estimated net proceeds....            83,586                    98,474                     113,362              130,515
Less: Common Stock pur-
          chased by ESOP..            (6,942)                   (8,167)                     (9,392)             (10,801)
        Common Stock purchased
          by recognition and
        retention plan....            (3,471)                   (4,084)                     (4,696)              (5,401)
                                  ----------                ----------                  ----------          -----------

Estimated net proceeds,
   as adjusted............        $   73,143                $   86,223                  $   99,274          $   114,314
                                  ==========                ==========                  ==========          ===========

Consolidated net income(1):
   Historical.............        $   10,768                $   10,768                  $   10,768          $    10,768
   Pro forma income on net
     proceeds, as adjusted             2,608                     3,073                       3,539                4,076
   Pro forma ESOP
     adjustment(2)........              (301)                     (354)                       (407)                (468)
   Pro forma recognition and
      retention plan
     adjustment(3)........              (451)                     (531)                       (611)                (702)
                                  ----------                ----------                  ----------          -----------

Pro forma net income(1)...        $   12,624                $   12,956                  $   13,289          $    13,674
                                  ==========                ==========                  ==========          ===========

Per share net income:
   Historical.............        $     0.58                $     0.50                  $     0.43          $      0.38
Pro forma income on net
   proceeds, as adjusted..              0.14                      0.14                        0.14                 0.14
Pro forma ESOP
   adjustment(1)..........             (0.02)                    (0.02)                      (0.02)               (0.02)
Pro forma recognition  and
   retention plan
   adjustment.............             (0.02)                    (0.02)                      (0.02)               (0.02)
                                  ----------                ----------                  ----------          -----------

Pro forma net income
   per share..............        $     0.68                $     0.60                  $     0.53          $      0.48
                                  ==========                ==========                  ==========          ===========

Stockholders' equity:
   Historical.............        $  115,564                $  115,564                  $  115,564          $   115,564
   Estimated net proceeds.            83,587                    98,474                     113,362              130,515
  Plus: Shares issued to Foundation    2,603                     3,063                       3,522                4,050
  Less: Contribution to Foundation    (2,603)                   (3,063)                     (3,522)              (4,050)
  Plus: Tax benefit of contribution to
    Foundation............             1,519                     1,787                       2,055                2,363
  Less: Common Stock ac-
   quired by ESOP(2)......            (6,942)                   (8,167)                     (9,392)             (10,801)
  Less: Common Stock
   acquired by recognition and
   retention plan(3)......            (3,471)                   (4,084)                     (4,696)              (5,401)
                                  ----------                ----------                  ----------          -----------

Pro forma stockhold-
   ers' equity(3)(4)(5)...        $  190,257                $  203,574                  $  216,893          $   232,240
                                  ==========                ==========                  ==========          ===========

Stockholders' equity per
   share(6):
   Historical.............        $     6.04                $     5.14                  $     4.47          $      3.88
Estimated net proceeds....              4.37                      4.38                        4.38                 4.39
  Plus: Shares issued to Foundation     0.14                      0.14                        0.14                 0.14
  Less: Contributions to Foundation    (0.14)                    (0.14)                      (0.14)               (0.14)
  Plus: Tax benefit of contribution to
          Foundation......              0.08                      0.08                        0.08                 0.08
  Less: Common Stock
          acquired by ESOP(2)          (0.36)                    (0.36)                      (0.36)               (0.36)
         Common Stock acquired
           by recognition and
           retention plan(3)           (0.18)                    (0.18)                      (0.18)               (0.18)
                                  ----------                ----------                  ----------          -----------

Pro forma stockholders'
   equity per
   share(3)(4)(5).........        $     9.95                $     9.06                  $     8.39          $      7.81
                                  ==========                ==========                  ==========          ===========

Offering price to pro
   forma net income per
   share..................             14.71x                    16.67x                      18.87x               20.83x

Offering price as a per-
   centage of pro forma
   stockholders' equity
   per share(6)...........            100.50%                   110.38%                     119.19%              128.04%

__________________________
(1) Does not give effect to the non-recurring expense that will be recognized in 1998 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $2.8 million, $3.3 million, $3.8 million and $4.4 million at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. Assuming the contribution to the Foundation was incurred during the year ended December 31, 1996, pro forma net income per share would be $0.52, $0.44, $0.38 and $0.32, at the minimum, midpoint, maximum and adjusted maximum, respectively. Per share net income data is based on 18,453,921, 21,710,495, 24,967,070 and 28,712,129 shares outstanding which represents shares issued in the Reorganization, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and recognition and retention plan to the for the period presented.
(2) It is assumed that 8% of the shares sold in the Offering will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon fifteen equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net income assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended December 31, 1996, and was made at the end of the period; (ii) that 23,141, 27,224, 31,308 and 36,004 shares at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, were committed to be released during the year ended December 31, 1996, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net income per share calculations. See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan and Trust."
(3) Gives effect to the Recognition and Retention Plan expected to be adopted by the Company following the Offering. This plan intends to acquire a number of shares of Common Stock equal to 4% of the shares of Common Stock sold in the Offering, or 347,110, 408,365, 469,619 and 540,062 shares of
     Common Stock at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Recognition and Retention Plan to purchase the shares will be contributed to the plan by the Bank. In calculating the pro forma effect of the Recognition and Retention Plan, it is assumed that the shares were acquired by the Recognition and Retention Plan at the beginning of the period presented in open market purchases at the Subscription Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the recognition and retention plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.88% and pro forma net income per share would be $0.68, $0.60, $0.53 and $0.48 at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, and pro forma stockholders' equity per share would be $9.94, $9.06, $8.41 and $7.84 at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Recognition and Retention Plan will be equal to the Subscription Price. See "Management of the Bank--Benefit Plans--Recognition and Retention Plan."
(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the stock option plan expected to be adopted by the Company following the Offering. Under the stock option plan, an amount equal to 10% of the Common Stock sold in the Offering, or 867,775, 1,020,912, 1,174,048 and 1,350,155 shares at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of Common Stock pursuant to the exercise of options under the stock option plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net income per share would be $0.53, $0.46, $0.41 and $0.37, respectively, and the pro forma stockholders' equity per share would be $10.50, $9.56, $8.87 and $8.26, respectively. See "Management of the Bank--Benefit Plans--Stock Option Plan."
(5) The retained earnings of the Bank will continue to be substantially restricted after the Offering. See "Dividend Policy," "The Reorganization and Offering-- Liquidation Rights" and "Regulation--New York Bank Regulation."
(6) Stockholders' equity per share data is based upon 19,125,000, 22,500,000, and 25,875,000 and 29,756,250 shares outstanding representing shares sold in the Offering, shares purchased by the ESOP and retention and Recognition and Retention Plan, and shares contributed to the Foundation.
(7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

     COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITHOUT FOUNDATION

     In the event that the Foundation was not being established as part of the Reorganization, RP Financial has estimated that the pro forma aggregate market capitalization of the Company would be approximately $110.4 million at the midpoint, which is approximately $5.2 million greater than the pro forma aggregate market capitalization of the Company if the Foundation is included, and would result in an approximately $8.3 million increase in the amount of Common Stock offered for sale in the Reorganization. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Valuation Range, pro forma stockholders' equity per share and pro forma net income per share would be substantially the same at $9.55 and $9.26, respectively, and $0.48 and $0.45, respectively, with the Foundation or without the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are substantially the same with and without the Foundation at the midpoint at 104.71% and 107.99%, respectively, and 15.63x and 16.67x, respectively. There is no assurance that in the event the Foundation was not formed that the appraisal prepared at the time would have concluded that the pro forma market value of the Company would be the same as that estimated herein. Any appraisals prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

     For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, assuming the Reorganization was completed at September 30, 1997.

                                                                                  Minimum                    Midpoint
                                                                        --------------------------   -------------------------
                                                                            With          Without       With          Without
                                                                         Foundation     Foundation   Foundation     Foundation
                                                                        -----------     ----------   ----------     ----------
                                                                           (Dollars in Thousands, Except Per Share Amounts)
Estimated offering amount.............................................  $    86,777         93,840      102,091        110,400
Pro forma market capitalization.......................................       89,380         93,840      105,154        110,400
Total assets..........................................................    1,251,043      1,257,419    1,264,361      1,271,863
Total liabilities.....................................................    1,049,731      1,049,731    1,049,731      1,049,731
Pro forma stockholders' equity........................................      201,313        207,688      214,630        222,132
Pro forma net income..................................................       10,009         10,172       10,256         10,447
Pro forma stockholders' equity per share..............................        10.53          10.19         9.55           9.26
Pro forma net income per share........................................         0.55           0.52         0.48           0.45

Pro forma pricing ratios:
------------------------
Offering price as a percentage of pro forma stockholders' equity per
 share................................................................        94.97%         98.14%      104.71%        107.99%
Offering price to pro forma net income per share (1)..................        13.64          14.42        15.63          16.67
Pro forma market capitalization to assets.............................         7.14%          7.46%        8.32%          8.68%

Pro forma financial ratios:
--------------------------
Return on assets (2)..................................................         1.07%          1.08%        1.08%          1.10%
Return on equity (3)..................................................         6.63%          6.53%        6.37%          6.27%
Equity to assets......................................................        16.09%         16.52%       16.98%         17.47%


                                                                                Maximum                 Adjusted Maximum
                                                                       -------------------------   --------------------------
                                                                          With           Without      With           Without
                                                                       Foundation     Foundation   Foundation      Foundation
                                                                       ----------     ----------   ----------      ----------
                                                                          (Dollars in Thousands, Except Per Share Amounts)
Estimated offering amount.............................................    117,405         126,960      135,016        146,004
Pro forma market capitalization.......................................    120,927         126,960      139,066        146,004
Total assets..........................................................  1,277,697       1,286,306    1,293,027      1,303,035
Total liabilities.....................................................  1,049,731       1,049,731    1,049,731      1,049,731
Pro forma stockholders' equity........................................    227,949         236,575      243,296        253,304
Pro forma net income..................................................     10,510          10,723       10,786         11,043
Pro forma stockholders' equity per share..............................       8.81            8.58         8.19           7.98
Pro forma net income per share........................................       0.43            0.40         0.38           0.36

Pro forma pricing ratios:
------------------------
Offering price as a percentage of pro forma stockholders' equity per
 share................................................................     113.51%         116.55%      122.10%        125.31%
Offering price to pro forma net income per share (1)..................      17.44           18.75        19.74          20.83
Pro forma market capitalization to assets.............................       9.46%           9.87%       10.76%         11.20%

Pro forma financial ratios:
--------------------------
Return on assets (2)..................................................       1.10%           1.11%        1.11%          1.13%
Return on equity (3)..................................................       6.14%           6.04%        5.91%          5.81%
Equity to assets......................................................      17.84%          18.39%       18.82%         19.44%


----------
(1) If the contribution to the Foundation had been incurred during the nine months ended September 30, 1997, the offering price to pro forma net income per share would have been 26.04x,31.28x,37.83x, and 44.86x at the minimum, midpoint, maximum and adjusted maximum, respectively.
(2) If the contribution to the Foundation had been incurred during the nine months ended September 30, 1997, return on assets would have been 0.79%, 0.73%, 0.70%, and 0.66% at the minimum, midpoint, maximum and adjusted maximum, respectively.
(3) If the contribution to the Foundation had been incurred during the nine months ended September 30, 1997, return on equity would have been 4.71%,4.31%, 3.91%, and 3.51%, respectively.

                          PARTICIPATION BY MANAGEMENT

     The following table sets forth information regarding intended Common Stock purchases by each of the Trustees and executive officers of the Bank and their families, and by all Trustees and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. This table excludes shares to be purchased by the ESOP, as well as any Recognition and Retention Plan awards or stock option grants that may be made no earlier than six months after the completion of the Reorganization. See "Management of the Bank--Benefit Plans--Recognition and Retention Plan" and "--Stock Option Plan." The Trustees and officers of the Bank have indicated their intention to purchase in the Offering an aggregate of $3.0 million of Common Stock, equal to 3.4%, 2.9%, 2.5%, and 2.2% of the number of shares to be issued in the Subscription and Community Offering, at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively.

                                                AGGREGATE      NUMBER      PERCENT
                                                PURCHASE         OF          AT
NAME                                            PRICE (1)    SHARES (1)   MIDPOINT
----                                            ---------    ----------   --------
Gordon P. Assad                               $    50,000         5,000         *
Diane Allegro                                     200,000        20,000        .2
G. Gary Berner                                    100,000        10,000        .1
Christa R. Caldwell                                75,000         7,500        .1
James W. Currie                                   400,000        40,000        .4
Gary B. Fitch                                      10,000         1,000         *
David W. Heinrich                                 400,000        40,000        .4
Daniel W. Judge                                   200,000        20,000        .2
Paul J. Kolkmeyer                                 300,000        30,000        .3
B. Thomas Mancuso                                 200,000        20,000        .2
James Miklinski                                   200,000        20,000        .2
Kathleen P. Monti                                 200,000        20,000        .2
Barton G. Smith                                    50,000         5,000         *
William E. Swan                                   400,000        40,000        .4
Robert G. Weber                                   200,000        20,000        .2
                                              -----------    ----------  --------

    All Trustees and executive officers
    as a group                                $ 2,985,000       298,500       3.0%
                                              ===========    ==========  ========

________________
*less than 1%
(1)  Includes purchases by associates.

                             LOCKPORT SAVINGS BANK
                       CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income of the Bank for each of the years in the three year period ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report thereon appears elsewhere in this Prospectus. With respect to information for the nine months ended September 30, 1997 and 1996, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such periods have been included and are of a normal recurring nature. Results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. These statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                                                        ---------------------      --------------------------------
                                                                          1997         1996         1996         1995         1994
                                                                        --------     --------      ------      -------      -------
                                                                                (UNAUDITED)
                                                                                                 (IN THOUSANDS)
Interest income:
  Federal funds sold..................................................  $    825     $  1,087     $  1,313     $  1,726     $   849
  Securities available for sale.......................................    20,866       18,177       24,766       22,002      22,197
  Securities held to maturity.........................................     1,258        1,293        1,698        2,780       2,394
  Real estate loans...................................................    33,072       29,844       40,440       36,948      31,985
  Other loans.........................................................     5,289        5,057        6,845        6,400       5,719
                                                                        --------     --------     --------     --------    --------
    Total interest income.............................................    61,310       55,458       75,062       69,856      63,144

Interest expense:
  Deposits (note 7)...................................................    32,145       29,551       39,814       39,034      31,754
  Other borrowed funds (note 8).......................................     1,190          473          841           --          --
                                                                        --------     --------     --------     --------    --------
    Total interest expense............................................    33,335       30,024       40,655       39,034      31,754
                                                                        --------     --------     --------     --------    --------

    Net interest income...............................................    27,975       25,434       34,407       30,822      31,390

Provision for loan losses (note 4)....................................       975        1,861        2,187        1,016         948
                                                                        --------     --------     --------     --------    --------

    Net interest income after provision for loan losses...............    27,000       23,573       32,220       29,806      30,442
                                                                        --------     --------     --------     --------    --------

Other operating income:
  Banking service charges and fees....................................     2,223        1,785        2,468        1,837       1,567
  Loan fees...........................................................       814          779        1,027          855         716
  Net gain (loss) on sale of securities available for sale (note 2)...       875          532          576        1,477        (849)
  Other...............................................................     1,044        1,223        1,681        1,237         952
                                                                        --------     --------     --------     --------    --------
    Total other operating income......................................     4,956        4,319        5,752        5,406       2,386
                                                                        --------     --------     --------     --------    --------

Operating and other expenses:
  Salaries and employee benefits (note 11)............................     9,735        8,439       11,477        9,706       9,259
  Occupancy and equipment (note 5)....................................     2,689        2,327        3,178        2,635       2,298
  Network interchange fees............................................       882          730          984          877         723
  Deposit insurance...................................................        90            2            2          983       1,873
  Marketing and advertising...........................................     1,017          934        1,355          978         951
  Other (note 6)......................................................     4,003        2,567        3,930        4,964       3,295
                                                                        --------     --------     --------     --------    --------
    Total operating and other expenses................................    18,416       14,999       20,926       20,143      18,399
                                                                        --------     --------     --------     --------    --------

    Income before income taxes and cumulative effect
     of change in accounting principle................................    13,540       12,893       17,046       15,069      14,429


Income taxes (note 10)................................................     4,905        4,667        6,278        5,144       4,704
                                                                        --------     --------     --------     --------    --------


    Income before cumulative effect of change in accounting principle.     8,635        8,226       10,768        9,925       9,725


Cumulative effect of change in accounting principle (note 11).........        --           --           --           --        (924)
                                                                        --------     --------     --------     --------     --------


    Net income........................................................  $  8,635     $  8,226     $ 10,768     $  9,925     $ 8,801
                                                                        ========     ========     ========     ========     ========

See accompanying notes to consolidated financial statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company has only recently been formed and accordingly, has no results of operations. Our results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by the provision for loan losses, securities and loan sale activities, loan servicing activities and service charges and fees collected on its deposit accounts. Our non-interest expense primarily consists of salaries and employee benefits, occupancy and equipment expense, federal deposit insurance premiums, marketing expenses and other expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities.

MANAGEMENT OF INTEREST RATE RISK

     The principal objective of our interest rate risk management is to evaluate the interest rate risk inherent in certain assets and liabilities, determine the appropriate level of risk given our business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board's approved guidelines to reduce the vulnerability of its operations to changes in interest rates. The Asset/Liability Committee is comprised of senior management under the direction of the Board, with senior management responsible for reviewing with the Board its activities and strategies, the effect of those strategies on our net interest margin, the fair value of the portfolio and the effect that changes in interest rates will have on the portfolio and our exposure limits. See "Risk Factors --Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment."

     In recent years, we have used the following strategies to manage interest rate risk: (1) emphasizing the origination and retention of residential monthly and bi-weekly fixed-rate mortgage loans having terms to maturity of not more than twenty years, residential and commercial adjustable-rate mortgage loans, and consumer loans consisting primarily of mobile home loans, home equity loans and student loans; (2) selling substantially all newly originated 25-30 year fixed-rate, residential mortgage loans into the secondary market without recourse and on a servicing retained basis (except for such loans with interest rates of 9% or greater, which the Bank retains in its portfolio); and (3) investing in shorter term securities which generally bear lower yields as compared to longer term investments, but which better position the Bank for increases in market interest rates. Shortening the maturities of our interest-earning assets by increasing shorter term investments better matches the maturities of our deposit accounts, in particular our certificates of deposit that mature in one year or less, which, at September 30, 1997 totaled $364.5 million, or 36.4% of total interest-bearing liabilities. These strategies may adversely impact net interest income due to lower initial yields on these investments in comparison to longer term, fixed rate loans and investments. However, management believes that reducing the exposure to interest rate fluctuations will enhance long-term profitability.

     Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At September 30, 1997, the Bank's one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was a negative 22.2%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position is likely to experience a decline in net interest income as the cost of its interest-bearing liabilities increase at a rate faster than its yield on interest-earning assets. In comparison, an institution with a positive gap is likely to realize an increase in its net interest income in a rising interest rate environment. Given the Bank's existing liquidity position and its ability to sell securities from its available for sale portfolio, management believes that its negative gap position will not have a material adverse effect on its operating results or liquidity position. If interest rates decrease, there may be a positive effect on the Bank's interest rate spread and corresponding operating results.

     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1997, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of the repricing date or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at September 30, 1997, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within the selected time intervals. For adjustable and fixed-rate loans on residential properties, prepayment rates were assumed to range from 3.6% to 10.44% annually. Mortgage related securities were assumed to prepay at rates between 7.56% and 12.00% annually. Savings accounts were assumed to decay at 10.24%, 10.24%, 20.48%, 12.28%, 9.72%, 16.36%
and 20.69%; NOW checking accounts were assumed to decay at 22.14%, 22.14%, 44.28%, 2.38%, 1.89%, 3.17% and 4.01%; and money market savings accounts were assumed to decay at 46.49%, 4.86%, 9.73%, 38.92%, 0%, 0%, and 0% for the periods of three months or less, three to six months, six to 12 months, one to three years, three to five years, five to ten years and more than ten years, respectively. Prepayment and deposit decay rates can have a significant impact on the Bank's estimated gap. While the Bank believes such assumptions to be reasonable, there can be no assurance that assumed prepayment rates and decay rates will approximate actual future loan prepayment and deposit withdrawal activity. See "Business of the Bank - Lending Activities", "-Securities Investment Activities" and "-- Sources of Funds".

                                                                 Amounts Maturing or Repricing as of September 30, 1997
                                                     -----------------------------------------------------------------------------

                                                       Less Than
                                                        Three          3-6       6 Months to
                                                       Three Months   Months       1 Year      1-3 Years   3-5 Years    5-10 Years
                                                     --------------------------  -----------  ----------   ---------    ----------
                                                                                              (Dollars in thousands)
Interest-earning assets:
   Federal funds sold..........................     $    2,200             -            -            -           -             -
   Mortgage related securities (1).............         10,883        11,538       25,536      117,436      84,516        35,095
   Investment securities (1)...................         58,956         6,700       19,092      101,801      21,627             -
   Loans (2)    ...............................         80,597        50,228       95,074      156,079      94,751       119,235
                                                    ----------     ---------    ---------    ---------    --------     ---------

        Total interest-earning assets..........        152,636        68,466      139,702      375,316     200,894       154,330
                                                    ----------     ---------    ---------    ---------    --------     ---------

Interest-bearing liabilities:
   Savings accounts............................         32,680        31,273       62,544       36,581      28,975        48,750
   Interest-bearing checking...................         52,361        17,948       35,897       33,667       1,186         1,996
   Certificate accounts........................        107,203        92,612      164,641      138,500      11,530         2,382
   Mortgagor's payments held in escrow.........            269         2,424        2,694            -           -             -
   Other borrowed funds........................          9,906         8,935          105          454       5,518         1,637
                                                    ----------     ---------    ---------    ---------    --------     ---------

        Total interest-bearing liabilities.....        202,419       153,192      265,881      209,202      47,209        54,765
                                                    ----------     ---------    ---------    ---------    --------     ---------

Interest sensitivity gap.......................       ($49,783)     ($84,726)   ($126,179)    $166,114    $153,685       $99,565
                                                    ===========    ==========   ==========   =========    ========     =========

Cumulative interest rate sensitivity gap.......       ($49,783)    ($134,509)   ($260,688)    ($94,574)    $59,111      $158,676
                                                    ===========    ==========   ==========   ==========   ========     =========

Ratio of cumulative gap to total assets........         (4.23)%      (11.43)%     (22.16)%       (8.04)%      5.02%        13.49%
Ratio of interest-earning assets to
   interest-bearing liabilities................          75.41%        44.69%       52.54%      179.40%     425.54%       281.80%

                                                                 Amounts Maturing or Repricing as of September 30, 1997
                                                     -----------------------------------------------------------------------------

                                                      Over 10
                                                       Years               Total
                                                     ---------          ---------
Interest-earning assets:
   Federal funds sold..........................              -          $   2,200
   Mortgage related securities (1).............              -            285,004
   Investment securities (1)...................          6,892            215,068
   Loans (2)    ...............................         30,861            626,825
                                                     ---------          ---------

        Total interest-earning assets..........         37,753          1,129,097
                                                     ---------          ---------

Interest-bearing liabilities:
   Savings accounts............................         61,644            302,447
   Interest-bearing checking...................          2,524            145,579
   Certificate accounts........................              -            516,868
   Mortgagor's payments held in escrow.........          3,000              8,387
   Other borrowed funds........................          2,185             28,740
                                                     ---------          ---------

        Total interest-bearing liabilities.....         69,353          1,002,021
                                                     ---------          ---------

Interest sensitivity gap.......................       ($31,600)          $127,076
                                                    ==========          =========

Cumulative interest rate sensitivity gap.......       $127,076
                                                     =========

Ratio of cumulative gap to total assets........          10.80%
Ratio of interest-earning assets to
   interest-bearing liabilities................          54.44%            112.68%

_____________________
(1)  Amounts shown are amortized cost.
(2) Amounts shown include principal balance net of deferred loan fees and expenses, unamortized premiums and discounts, and non-accruing loans.

     Certain shortcomings are inherent in the method of analysis presented in the GAP Table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates, both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

     Net Portfolio Value. The Bank's interest rate sensitivity is also monitored by management through the use of a net portfolio value model which generates estimates of the change in the Bank's net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets and liabilities. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the fair value of assets in the same scenario. The model assumes estimated loan prepayment rates, reinvestment rates and deposit decay rates similar to the assumptions utilized for the GAP Table. The following sets forth the Bank's NPV as of September 30, 1997.

                    CHANGE IN                                                          NET PORTFOLIO VALUE
                                                                   -----------------------------------------------------
                 INTEREST RATES
                 IN BASIS POINTS                                       AMOUNT           $ CHANGE            % CHANGE
                                                                   -------------      ------------        ------------
                  (RATE SHOCK)                                                    (DOLLARS IN THOUSANDS)
                 --------------
                       400          ..........................         105,002           (44,100)           (29.6)%
                       300          ..........................         116,614           (32,488)           (21.8)%
                       200          ..........................         127,969           (21,133)           (14.2)%
                       100          ..........................         139,230            (9,872)            (6.6)%
                     Static         ..........................         149,102                --               --
                      (100)         ..........................         156,097             6,995              4.7%
                      (200)         ..........................         157,353             8,251              5.5%
                      (300)         ..........................         162,851            13,749              9.2%
                      (400)         ..........................         174,889            25,787             17.3%

     As is the case with the GAP Table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV requires the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV Table presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV Table provides an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

ANALYSIS OF NET INTEREST INCOME

     Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively.

     Average Balance Sheet. The following table sets forth certain information relating to the Bank at September 30, 1997 and for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. For the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, is expressed both in dollars and rates. No tax equivalent adjustments were made. The average balance for federal funds sold is an average daily balance, while all other average balances are monthly averages. Non-accruing loans have been excluded from the yield calculations in this table.

                                                                        NINE  MONTHS ENDED SEPTEMBER 30,
                                                                       ---------------------------------
                                                AT SEPTEMBER 30, 1997                  1997
                                               ----------------------  ----------------------------------
                                                                         AVERAGE     INTEREST
                                               OUTSTANDING   YIELD/    OUTSTANDING    EARNED/     YIELD/
                                                 BALANCE      RATE       BALANCE       PAID        RATE
                                               -----------   ------    -----------   --------     ------
                                                                                    (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Federal funds sold......................    $      2,200   6.50%    $    19,936    $    825      5.52%
  Investment securities (1)...............         215,068   5.78         185,660       7,816      5.61
  Mortgage related securities (1).........         285,004   6.81         286,991      14,308      6.65
  Loans (2)...............................         626,825   8.39         611,517      38,361      8.36
                                              ------------            -----------    --------
    Total interest-earning assets.........       1,129,097   7.49       1,104,104      61,310      7.40
                                              ------------  -----     -----------    --------     -----

Interest-bearing liabilities:
  Savings accounts (3)....................         302,447   3.34         304,106       7,626      3.34
  Interest-bearing checking (3)...........         145,579   3.19         120,413       2,436      2.70
  Certificates of deposit (3).............         516,868   5.82         510,124      21,964      5.74
  Mortgagor's payments held in escrow.....           8,387   1.55           8,116         119      1.95
  Other borrowed funds....................          28,740   5.85          28,919       1,190      5.49
                                              ------------            -----------    --------
    Total interest-bearing liabilities....       1,002,021   4.65         971,678      33,335      4.57
                                              ------------   ----     -----------    --------     -----

Net interest income.......................                                           $ 27,975
                                                                                     ========

Net interest rate spread..................                   2.84%                                 2.83%
                                                            =====                                 =====

Net earning assets........................    $    127,076            $   132,426
                                              ============            ===========

Net interest income as a percentage
  of average interest-earning assets......                                               3.38%
                                                                                     ========

Ratio of average interest-earning assets
  to average interest-bearing
    liabilities...........................                                             113.63%
                                                                                     ========
                                                 NINE  MONTHS ENDED SEPTEMBER 30,
                                             ---------------------------------------
                                                             1996
                                             ---------------------------------------
                                                 AVERAGE    INTEREST
                                              OUTSTANDING     EARNED/        YIELD/
                                                BALANCE        PAID           RATE
                                             -------------  --------       ---------
                                                             (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Federal funds sold......................   $     27,420   $  1,087         5.29%
  Investment securities (1)...............        142,727      5,695         5.32
  Mortgage related securities (1).........        280,241     13,775         6.55
  Loans (2)...............................        554,199     34,901         8.40
                                             ------------   --------
    Total interest-earning assets.........      1,004,587     55,458         7.36
                                             ------------   --------        -----

Interest-bearing liabilities:
  Savings accounts (3)....................        310,040      7,814         3.36
  Interest-bearing checking (3)...........        104,782      2,147         2.73
  Certificates of deposit (3).............        446,521     19,467         5.81
  Mortgagor's payments held in escrow.....          8,308        123         1.97
  Other borrowed funds....................         13,147        473         4.80
                                             ------------   --------
    Total interest-bearing liabilities....        882,798     30,024         4.53
                                             ------------   --------         ----

Net interest income.......................                  $ 25,434
                                                            ========

Net interest rate spread..................                                   2.83%
                                                                            =====

Net earning assets........................   $    121,789
                                             ============

Net interest income as a percentage
  of average interest-earning assets......                      3.38%
                                                             ========

Ratio of average interest-earning assets
  to average interest-bearing
    liabilities...........................                    113.80%
                                                            ========

                                                        (Footnotes on next page)

                                                                    YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------------------------------
                                                           1996                                   1995
                                           -----------------------------------    ------------------------------------
                                             AVERAGE     INTEREST                   AVERAGE     INTEREST
                                           OUTSTANDING   EARNED/       YIELD/     OUTSTANDING    EARNED/      YIELD/
                                             BALANCE      PAID          RATE        BALANCE       PAID         RATE
                                           -----------   --------      -------    ------------  --------      --------
                                                                     (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Federal funds sold................      $   24,683  $     1,313         5.32%    $   31,357   $    1,726       5.50%
  Investment securities(1)..........         147,220        7,916         5.38        119,100        6,843       5.75
  Mortgage related securities(1)....         281,843       18,547         6.58        275,448       17,939       6.51
  Loans (2).........................         564,049       47,286         8.38        506,600       43,348       8.56
                                          ----------  -----------                  ----------   ----------
    Total interest-earning assets...       1,017,795       75,062         7.37        932,505       69,856       7.49
                                          ----------  -----------        -----     ----------   ----------     ------

Interest-bearing liabilities:
  Savings accounts (3)..............         307,530       10,353         3.37        326,125       11,154       3.42
  Interest-bearing checking (3).....         105,717        2,871         2.72         96,551        2,909       3.01
  Certificates of deposit (3).......         455,230       26,432         5.81        386,648       23,546       6.09
  Mortgagor's payments held
    in escrow.......................           8,174          158         1.93          9,222          174       1.89
  Other borrowed funds..............          16,674          841         5.04              -            -          -
                                          ----------  -----------                  ----------   ----------
    Total interest-bearing
      liabilities...................         893,325       40,655         4.55        818,546       37,783       4.61
                                          ----------  -----------        -----     ----------   ----------     ------

Net interest income.................                  $    34,407                               $   32,073
                                                      ===========                               ==========

Net interest rate spread............                                      2.82%                                  2.88%
                                                                         =====                                 ======

Net earning assets..................      $  124,470                               $  113,959
                                          ==========                               ==========

Net interest income as a percentage of
  average interest-earning assets...                         3.38%                                    3.44%
                                                             ====                                     ====

Ratio of average interest-earning assets
  to average interest-bearing liabilities                  113.93%                                  113.92%
                                                           ======                                   ======
                                               YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                                         1994
                                           ----------------------------------
                                              AVERAGE     INTEREST
                                            OUTSTANDING    EARNED/    YIELD/
                                              BALANCE       PAID       RATE
                                            -----------   --------    -------
                                                 (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Federal funds sold................       $   20,740   $     849      4.09%
  Investment securities(1)..........          124,155       6,317      5.09
  Mortgage related securities(1)....          302,430      18,274      6.04
  Loans (2).........................          448,902      37,704      8.40
                                           ----------   ---------
    Total interest-earning assets...          896,227      63,144      7.05
                                           ----------   ---------     -----

Interest-bearing liabilities:
  Savings accounts (3)..............          415,843      12,869      3.09
  Interest-bearing checking (3).....           86,057       2,283      2.65
  Certificates of deposit (3).......          287,661      16,443      5.72
  Mortgagor's payments held
    in escrow.......................            8,471         159      1.88
  Other borrowed funds..............                -           -         -
                                           ----------   ---------
    Total interest-bearing
      liabilities...................          798,032      31,754      3.98
                                           ----------   ---------      ----
Net interest income.................                    $  31,390
                                                        =========

Net interest rate spread............                                   3.07%
                                                                      =====

Net earning assets..................       $   98,195
                                           ==========

Net interest income as a percentage of
  average interest-earning assets...                         3.50%
                                                             ====

Ratio of average interest-earning assets
  to average interest-bearing liabilities                  112.30%
                                                           ======

__________________________
(1)    Amounts shown are amortized cost.
(2) Net of deferred loan fees and expenses, loan discounts, loans in process and non-accruing loans.
(3) Excludes $1.25 million paid for a special interest payment in 1995 which was approved by the Bank's Board of Trustees and paid on a pro rata basis on all interest-bearing savings, NOW, money market, and certificate accounts in recognition of the Bank's 125th anniversary.


           Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to : (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                             NINE MONTHS ENDED SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                                          ------------------------------------   ------------------------------------
                                                      1997 VS. 1996                          1996 VS. 1995
                                          ------------------------------------   ------------------------------------
                                             INCREASE (DECREASE)       TOTAL       INCREASE (DECREASE)        TOTAL
                                                   DUE TO            INCREASE            DUE TO             INCREASE
                                          -----------------------                -----------------------
                                            VOLUME        RATE      (DECREASE)     VOLUME         RATE      (DECREASE)
                                          -----------  ----------   ----------   ----------    ----------   ---------
                                                                         (IN THOUSANDS)
Interest-earning assets:
   Federal funds sold..................   $  (330)    $     68     $   (262)    $   (280)    $   (133)    $   (413)
   Investment securities...............     1,793          328        2,121        1,535         (461)       1,074
   Mortgage related securities.........       335          198          533          419          189          608
   Loans...............................     3,683         (223)       3,460        4,830         (893)       3,937
                                          -------     ---------    --------     --------     --------     --------
      Total interest-earning assets....     5,481          371        5,852        6,504       (1,298)       5,206
                                          -------     --------     --------     --------     --------     --------

Interest-bearing liabilities:
   Savings accounts....................      (149)         (39)        (188)        (628)        (173)        (801)
   Interest-bearing checking...........       332          (43)         289          263         (301)         (38)
   Certificates of deposit.............     2,888         (391)       2,497        4,022       (1,136)       2,886
   Mortgagors' payments held in escrow.        (3)          (1)          (4)         (20)           4          (16)
   Other borrowed funds................       631           86          717          841            -          841
                                          -------     --------     --------     --------     --------     --------
      Total interest-bearing
        liabilities....................   $ 3,699     $   (388)    $  3,311     $  4,478     $ (1,606)    $  2,872
                                          =======     =========    ========     ========     ========     ========

Net interest income....................                            $  2,541                               $  2,334
                                                                   ========                               ========

                                                  YEAR ENDED DECEMBER 31,
                                            -------------------------------------
                                                        1995 VS. 1994
                                            -------------------------------------
                                              INCREASE (DECREASE)        TOTAL
                                                    DUE TO             INCREASE
                                            ---------------------
                                               VOLUME      RATE       (DECREASE)
                                            -----------  --------     ----------
                                                      (IN THOUSANDS)
Interest-earning assets:
   Federal funds sold..................       $   410      $   467     $    877
   Investment securities...............          (265)         791          526
   Mortgage related securities.........        (1,698)       1,363         (335)
   Loans...............................         4,925          719        5,644
                                              -------      -------     --------
      Total interest-earning assets....         3,372        3,340        6,712
                                              -------      -------     --------

Interest-bearing liabilities:
   Savings accounts....................        (2,973)       1,258       (1,715)
   Interest-bearing checking...........           296          330          626
   Certificates of deposit.............         5,969        1,134        7,103
   Mortgagors' payments held in escrow.            14            1           15
   Other borrowed funds................             -            -            -
                                              -------      -------     --------
      Total interest-bearing
        liabilities....................       $ 3,306      $ 2,723     $  6,029
                                              =======      =======     ========
Net interest income....................                                $    683
                                                                       ========

     Calculations for the above table exclude $1.25 million paid as a special interest payment in 1995, which was paid on a pro rata basis on all interest-bearing savings, NOW, money market and certificate accounts in recognition of the Bank's 125th anniversary.


COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

     Total assets increased by $83.1 million, or 7.6%, from $1.093 billion at December 31, 1996 to $1.176 billion at September 30, 1997. The growth in assets is primarily attributable to a $48.9 million increase in debt, equity and asset-backed securities available for sale, a $31.5 million increase in real estate loans and a $9.0 million increase in accrued interest receivable, premises and equipment, and other assets, primarily the building of the Bank's new administrative center. Asset growth was funded through deposit inflows resulting from the continued expansion of the Bank's branch network. The asset growth was partially offset by a $7.9 million decrease in consumer loans which resulted from a $12.5 million early repayment of the automobile lease portfolio. Investment securities at September 30, 1997, totaled $216.7 million, an increase of $48.4 million, compared to $168.3 million at December 31, 1996. Substantially all the increase in these securities was attributable to purchases of one- to three-year weighted average life, fixed-rate corporate bonds and asset-backed securities, as well as common stock of corporate issuers. While the rates earned on these securities is lower than rates earned on longer-term securities, the Bank was specifically looking to shorten its interest rate risk exposure and obtain more consistent cash flows in this low rate, flat yield curve environment. Real estate loans increased from $524.4 million at December 31, 1996 to $555.9 million at September 30, 1997, primarily due to increased one- to four-family, bi-weekly residential mortgage loans, an enhanced home equity loan product, and increased originations in commercial real estate loans as we continued to emphasize the expansion of our real estate lending. Premises and equipment increased by $8.8 million, or 66.3%, primarily due to the construction of a new building which was occupied in August 1997 and provides office space for our administrative functions and lending departments.

     At September 30, 1997, the Bank's allowance for possible loan losses as a percentage of total non-performing loans was 330.0%, compared to 118.6% at September 30, 1996, due to a slight increase in the provision and a significant decrease in non-performing loans from $5.3 million at September 30, 1996 to $1.9 million at September 30, 1997. This decrease was attributable to repayments, writedowns to net realizable values, a settlement with a bankruptcy trustee and an aggressive approach to address past due and non-performing loans. At September 30, 1997, the Bank's allowance for possible loan losses as a percentage of total loans was 1.02%. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require the Bank to recognize additional provisions based on their judgement of information available to them at the time of their examination. See "Risk Factors - Lending Risks Associated With Commercial Real Estate, Multi-Family and Consumer Lending" and "Business of the Bank - Delinquencies and Classified Assets" and "- Allowance for Possible Loan Losses".

     Total deposits at September 30, 1997 were $992.2 million, an increase of $72.1 million, or 7.8%, compared to $920.1 million at December 31, 1996. The increase was primarily due to the introduction of a new money market deposit account, which from a rate perspective competes against mutual fund money market accounts, and grew to $34.4 million by September 30, 1997. The Bank's certificates of deposit grew from $484.7 million at December 31, 1996 to $516.9 million at September 30, 1997. The increase in certificates of deposit was primarily attributable to the Bank's strategy of offering introductory rates on certain certificates of deposit whenever a new branch is opened, as was the case in both March and May of 1997. Offsetting these increases, borrowed funds decreased $3.3 million, or 10.3%, from $32.0 million at December 31, 1996 to $28.7 million at September 30, 1997. This decrease was primarily attributable to the payment of a short-term FHLB advance of $7.0 million, which matured in early January. Another $5.0 million, fifteen year, amortizing FHLB borrowing was obtained in July 1997 at a rate of 6.59%. Other borrowings, primarily in the form of reverse repurchase agreements, declined $1.3 million. These borrowings are used to fund the Bank's borrowing/reinvestment program which takes advantage of low rate short-term borrowings, typically three- to six- month repos, and invests in one- to two-year securities, primarily U.S. Treasury securities, to earn additional net interest income. The relatively flat yield curve in 1997 made it less attractive to enter into more borrowing/reinvestment transactions due to the very low spreads the Bank could earn.

     Net worth increased to $126.7 million at September 30, 1997 from $115.7 million at December 31, 1996. This increase was the result of net income of $8.6 million and a $2.4 million increase in the after-tax net unrealized gain on available for sale securities due to the lower market interest rates at September 30, 1997 which positively affected the market value of the Bank's securities.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1996 AND DECEMBER 31, 1995

     Total assets at December 31, 1996 were $1.093 billion as compared to total assets of $994.3 million at December 31, 1995, an increase of $99.1 million, or 10.0%. The asset growth was primarily attributable to a $63.4 million increase in real estate and consumer loans, and a $60.0 million increase in securities. Asset growth was funded with a $59.0 million increase in deposits and a $32.0 million increase in other borrowings. Federal funds sold decreased $20.6 million as proceeds were invested in loans and securities. Asset growth during the year ended December 31, 1996 was concentrated in one- to four-family and commercial real estate loans, vehicle loans, mortgage related securities and U.S. Treasury securities. Net loans increased $62.5 million, from $536.0 million at December 31, 1995 to $598.5 million on December 31, 1996. One- to four-family real estate loans increased $41.2 million, commercial real estate loans increased $6.5 million, and vehicle loans increased $6.2 million. The increase in the one- to four-family real estate loans was primarily the result of $13.9 million in additional adjustable rate loans and $19.1 million in additional bi-weekly fixed rate loans, as we continued to originate and hold in portfolio one- to four-family real estate loans which meet the asset/liability management objectives of either variable rate or shorter term mortgage loans. The commercial real estate loan portfolio increased from $62.0 million at December 31, 1995 to $68.6 million at December 31, 1996, as the Bank continued its emphasis on originating assets which provide higher yields and are more sensitive to current market interest rates than those obtainable on one- to four-family, long term, fixed rate real estate loans. Consumer and other loans increased $10.0 million from $63.3 million at December 31, 1995 to $73.3 million at December 31, 1996. This increase was primarily the result of the $6.2 million increase in vehicle loans and auto lease financing. While consumer loans generally entail greater credit risk than one- to four-family real estate loans, they are also shorter term, higher yielding assets which also meet the asset/liability objectives of the Bank.

     The securities portfolio increased by $60.0 million, from $393.1 million at December 31, 1995 to $453.1 million at December 31, 1996. The growth in the securities portfolio was primarily in U.S. Treasury securities, assetbacked securities and mortgage related securities. The $29.5 million increase in U.S. Treasury securities was a result of the Bank's continued development of a five year laddered portfolio of U.S. Treasuries and the start-up of the Bank's borrowing/reinvestment program. The $22.7 million increase in asset-backed securities was required to meet the need for shorter term average life securities with tighter payment windows than most mortgage related securities. The $23.3 million increase in mortgage related assets was largely funded with deposits and borrowings during 1996. It represented a repositioning of assets from the lower yielding, short-term CMO sector and federal funds sold into mortgage related securities.

     The increase in deposit growth was attributable to the net deposit inflows of $19.9 million and interest credited to deposit accounts of $39.1 million during the period. The composition of the Bank's deposits continued to change, as reflected in the shift out of lower yielding savings accounts and into higher yielding certificates of deposit as the Bank paid slightly lower rates on transaction accounts in 1996. The Bank's cost of funds for certificates of deposit was also lower in 1996 than 1995 although the balances increased from $422.5 million at December 31, 1995 to $484.7 million at December 31, 1996. The generally lower interest rate environment in 1996, as well as approximately $19.0 million in long-term, high interest rate (9.00%-10.00%) certificates of deposit maturities in the first four months of 1996 assisted in lowering the overall cost of funds. On the other hand, two new branch openings in 1996 increased the cost of funds as the Bank used certificates of deposit promotions to attract new customers. In 1996, we initiated a wholesale borrowing strategy on two fronts. After joining the FHLB in 1995, the Bank entered into its first $5.0 million, 5-year FHLB advance at 5.72% in January 1996. By year end, $12.0 million in FHLB advances were recorded on the Bank's books. In June 1996, we initiated a borrowing/reinvestment program and entered into $20.0 million in reverse repurchase agreements by December 31, 1996. See "Management of Interest Rate Risk".

     Net worth increased to $115.7 million at December 31, 1996 from $107.7 million at December 31, 1995. This increase was the result of net income of $10.8 million, partially offset by a $2.8 million decrease in the after-tax net unrealized gain on available for sale securities. As interest rates increased at December 31, 1996, the market value of the Bank's securities was negatively affected.

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996.

     General. The earnings of the Bank depend primarily on its level of net interest income, which is the difference between interest earned on the Bank's interest-earning assets, consisting primarily of residential and commercial real estate loans, consumer loans, securities available for sale and securities held to maturity, and the interest paid on interest-bearing liabilities, consisting primarily of deposits and other borrowed funds. Net interest income is a function of the Bank's interest rate spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to interest-bearing liabilities. The Bank's earnings also are affected by its level of service charges and gains on sale of loans and securities, as well as its level of operating and other expenses, including salaries and employee benefits, occupancy and equipment costs, and marketing and advertising costs.

     Net income for the nine months ended September 30, 1997 increased by $409,000, or 5.0%, from $8.2 million for the nine months ended September 30, 1996 to $8.6 million for the same period in 1997. The increase was due primarily to an increase in interest income which resulted from an increase in the average balance of interest-earning assets, as well as an increase in other operating income related to fees and service charges on deposits, increased gains on the sale of securities available for sale, and lower provisions for loan losses. The increases were partially offset by increased interest expense which resulted primarily from an increase in average interest-bearing liabilities and a $3.4 million increase in operating and other expenses reflecting the expansion of the Bank's branch network.

     Interest Income. Interest income increased by $5.8 million, or 10.6%, to $61.3 million for the nine months ended September 30, 1997 from $55.5 million for the nine months ended September 30, 1996. The increase was primarily due to a $3.5 million increase in income from loans, a $2.1 million increase in income from investment securities, and a $533,000 increase in income from mortgage related securities. These increases were partially offset by a $262,000 decrease in income from federal funds sold. The increase in income from loans was attributable to a $57.3 million increase in the average balance of loans to $611.5 million from $554.2 million, partially offset by a 4 basis point decrease in the average yield on loans from 8.40% to 8.36%. The continued origination and portfolio growth of the Bank's one- to four-family real estate loans was responsible for over 60% of the loan increase. The increase in income from investment securities was attributable to a $42.9 million increase in the average balance of investment securities to $185.6 million from $142.7 million, and a 29 basis point increase in the average yield on investment securities to 5.61% from 5.32%. The Bank invested in U.S. Treasury securities and asset-backed securities during the first nine months of 1997 to take advantage of their shorter weighted average lives and their 6.00% or higher yields which increased the Bank's overall yield on its investment securities. The increase in income from mortgage related securities was attributable to a $6.8 million increase in the average balance of mortgage related securities to $287.0 million from $280.2 million, and a 10 basis point increase in the average yield on mortgage related securities to 6.65% from 6.55%. As interest rates increased during the first four months of 1997, the Bank invested in CMO's, 7-year balloons and 30-year mortgage related securities which provided yields of 6.93% to 7.03% and increased the Bank's overall yield on its mortgage related securities. The decrease in income from federal funds sold was due to a $7.5 million decrease in the average balance of federal funds sold to $19.9 million from $27.4 million, partially offset by a 23 basis point increase in the yield on the Bank's federal funds sold to 5.52% from 5.29%. This decrease was the result of the redeployment of excess funds, mainly in investment securities.

     Interest Expense. Interest expense increased by $3.3 million, or 11.0%, to $33.3 million for the nine months ended September 30, 1997 from $30.0 million for the nine months ended September 30, 1996. This increase was the result of an $88.9 million increase in the average balance of interest-bearing liabilities in the 1997 period compared to the 1996 period, and a 4 basis point increase in the average rate paid on such liabilities over the same period. In particular, the increase resulted primarily from a $2.5 million increase in interest expense on certificates of deposit, a $717,000 increase in interest expense on other borrowings, and a $289,000 increase in interest expense on interest-bearing checking accounts. These increases were partially offset by a $188,000 decrease in interest expense on savings accounts. The increase in interest expense attributable to certificates of deposit resulted from a $63.6 million increase in the average balance of certificates of deposit to $510.1 million in 1997 from $446.5 million in 1996, which was partially offset by a 7 basis point decrease in the average cost of certificates of deposit from 5.81% to 5.74%. Assisting the decline was the slightly lower interest rate environment during the 1997 period, as well as the Bank closely monitoring maturing certificates of deposit with high rates and promoting alternative certificates of deposit to lower the overall rate paid on these accounts. Two new branch openings in early 1997 and one new branch opening in late 1996 contributed to the large increase in average certificates of deposit balances. The increase in interest expense attributable to other borrowings resulted from a $15.8 million increase in the average balance of other borrowings to $28.9 million in 1997 from $13.1 million in 1996 and a 69 basis point increase in the average borrowing cost to 5.49% from 4.80%. The increase in other borrowed funds in 1997 reflects management's decision to implement a borrowing/reinvestment program which utilizes reverse repurchase agreements to fund investments in securities as long as such agreements are a cost effective source of funds. As short-term interest rates increased and the yield curve flattened in mid-1997, the rates being paid on these borrowings increased and the spread earned on the transactions began to narrow, thus reducing the attractiveness of these transactions. The increase in interest expense attributable to interest-bearing checking accounts resulted from a $15.6 million increase in the average balance of interest-bearing checking accounts to $120.4 million in 1997 from $104.8 million in 1996, partially offset by a 3 basis point decrease in the average cost of interest-bearing checking accounts to 2.70% from 2.73%. The decrease in interest expense attributable to savings accounts resulted from a $5.9 million decrease in the average balance of total savings accounts to $304.1 million from $310.0 million, and a 2 basis point decrease in the average cost of savings accounts to 3.34% from 3.36%. See "Business of the Bank - Source of Funds -Borrowed Funds".

     Provision for Loan Losses. The Bank establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level which is deemed appropriate to absorb future charge-offs of loans deemed uncollectible. In determining the appropriate level of the allowance for loan losses, management considers past and anticipated loss experience, evaluations of real estate collateral, current and anticipated economic conditions, volume and type of lending and the levels of non-performing and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management of the Bank assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses in order to maintain the adequacy of the allowance.

     The Bank provided $975,000 and $1.9 million in loan loss provisions during the nine months ended September 30, 1997 and September 30, 1996, respectively. During the first nine months of 1996, management provided $800,000 of provisions for potential losses on approximately $1.8 million of loans to a borrower that had filed for bankruptcy protection. The Bank charged-off $486,000 of this loan during 1997 after a settlement was reached with the bankruptcy trustee. This amount is reflected in the increase in the net charge-offs to average loans outstanding to .19% from .04% during the nine months ending September 30, 1997 and September 30, 1996, respectively.

     Other Operating Income. Other operating income is composed of fee income for bank services and profits from the sale of loans and securities. Total other operating income for the nine months ended September 30, 1997 increased $637,000, or 14.7%, from $4.3 million for the nine months ended September 30, 1996 to $5.0 million for the nine months ended September 30, 1997. The primary reasons for the improvement were net gains of $875,000 on the sale of securities available for sale during the nine months ended September 30, 1997 as compared to net gains of $532,000 in the comparable period for 1996. The increases are primarily reflective of the Bank's desire to realize some of the gains on marketable equity securities which occurred in 1997 as a result of the strong performance of the stock market. Bank service charges and fees on deposit accounts increased $438,000 for the nine months ending September 30, 1997 to $2.2 million from $1.8 million for the nine months ending September 30, 1996. This increase was primarily the result of increased fee income of $148,000 on the Bank's debit card which was introduced in 1995 and continues to see significant growth in customer acceptance and usage. In addition, service charges and charges for insufficient funds on checking accounts increased $267,000 from September 30, 1996 to September 30, 1997 as a result of the Bank's continued promotion of its low fee checking account products. Other changes in other operating income included a $35,000 increase in loan origination and servicing fees and increased commissions of $38,000 on the sale of annuities and mutual funds. These increases were partially offset by writedowns taken in 1997, on real estate owned ("REO") and investments in real estate development projects, which totaled $387,000 in 1997 in comparison to $18,000 in 1996. These properties were written-down to their revised net realizable values.

     Operating and Other Expenses. Operating and other expenses increased by $3.4 million, or 22.8%, to $18.4 million for the nine months ended September 30, 1997 from $15.0 million for the nine months ended September 30, 1996. The increase was due to a $1.4 million increase in other expenses, a $1.3 million increase in salaries and employee benefits, a $362,000 increase in occupancy and equipment, a $152,000 increase in network interchange fees, an $88,000 increase in deposit insurance and an $83,000 increase in marketing and advertising.

     Other expenses increased to $4.0 million for the nine months ended September 30, 1997 from $2.6 million for the nine months ended September 30, 1996. The September 30, 1996 other expenses reflects the benefit recognized for the reversal of a $600,000 provision for possible loss on demand balances held at Nationar, Inc. ("Nationar"), which had originally been made in 1995. This is discussed further in the comparison of operating results for fiscal years 1996 and 1995. Without this reversal, the net increase in other expenses would have been $836,000 including professional fees mainly associated with the implementation of various tax planning strategies, additional charitable contributions, additional costs incurred as a result of the growth in the number of checking accounts, and expenses associated with settling a real estate tax escrow lawsuit. Salaries and employee benefits increased to $9.7 million for the nine months ended September 30, 1997 from $8.4 million for the same period in 1996. The increase is primarily a result of an additional 41 full time equivalent employees hired by the Bank, primarily at the three new branch locations established by the Bank since August of 1996. These new branches also contributed to the increase in occupancy and equipment to $2.7 million for the nine months ended September 30, 1997 from $2.3 million for the same period in 1996. Included in occupancy and equipment is $417,000 of depreciation on the furniture and equipment and leasehold improvements for the new facilities and $234,000 of building-related operating expenses. Occupancy and equipment also reflects approximately $79,000 of technology equipment writedowns related to the Bank's continued upgrading of its technology, communications and information systems, primarily personal computers and related software. Network interchange fees increased to $882,000 for the nine months ended September 30, 1997 from $730,000 for the same period in 1996 reflecting the costs associated with the continued growth in the number of customer transactions performed utilizing the Bank's debit card product. Deposit insurance increased to $90,000 for the nine months ended September 30, 1997 from $2,000 for the same period in 1996, resulting from the FDIC's decision to raise the assessment for deposit insurance in 1997 to $0.013/per one hundred dollars of deposits from the minimal assessment in 1996. Marketing and advertising costs increased to $1.0 million for the nine months ended September 30, 1997 from $934,000 for the nine months ended September 30, 1996 and was primarily due to promotional costs relating to the Bank's opening of the new branches.

     Income Taxes. Income tax expense was $4.9 million for the nine months ended September 30, 1997 compared to $4.7 million for the same period in 1996.
The effective tax rate was 36.2% for both periods.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

     General. Net income for the year ended December 31, 1996 increased by $843,000, or 8.5%, from $9.9 million for the year ended December 31, 1995 to $10.8 million for the fiscal year 1996. The increase was due primarily to an increase in interest income which primarily resulted from an increase in the average balance of interest-earning assets and an increase in other operating income related to fees and service charges on deposits. The increases were partially offset by increased interest expense which resulted primarily from an increase in average interest-bearing liabilities, decreased gains on the sale of securities available for sale, higher provisions for loan losses, increases in operating and other expenses, and increased income taxes.

     Interest Income. Interest income increased by $5.2 million, or 7.5%, to $75.1 million for the year ended December 31, 1996 from $69.9 million for the year ended December 31, 1995. The increase was primarily due to a $3.9 million increase in income from loans, a $1.1 million increase in income from investment securities, and a $608,000 increase in income from mortgage related securities. These increases were partially offset by a $413,000 decrease in income from federal funds sold. The increase in income from loans was attributable to a $57.4 million increase in the average balance of loans to $564.0 million from $506.6 million, partially offset by an 18 basis point decrease in the average yield on loans from 8.56% to 8.38%. The origination and portfolio growth of the Bank's one- to four-family real estate loans was responsible for over 64% of the total loan growth. Since interest rates decreased throughout 1995, refinancings increased during the last quarter of 1995 and into early 1996 which assisted in lowering the total portfolio yield in 1996. The increase in income from investment securities was attributable to a $28.1 million increase in the average balance of investment securities to $147.2 million from $119.1 million, partially offset by a 37 basis point decrease in the average yield on investment securities to 5.38% from 5.75%. The $1.1 million increase in 1996 interest income was the result of the development of a five year laddered portfolio of U.S. Treasury securities and the start-up of the Bank's borrowing/reinvestment program which was initiated in 1996 and mainly invested in two year U.S. Treasury securities. The increase in income from mortgage related securities was attributable to a $6.4 million increase in the average balance of mortgage related securities to $281.8 million from $275.4 million, and a 7 basis point increase in the average yield on mortgage related securities to 6.58% from 6.51%. The $608,000 increase in 1996 interest income is attributable to the repositioning of the Bank's mortgage related securities in early 1996 to achieve a higher yielding portfolio. The decrease in income from federal funds sold was due to a $6.7 million decrease in the average balance of federal funds sold to $24.7 million from $31.4 million, and an 18 basis point decrease in the yield on the Bank's federal funds sold to 5.32% from 5.50%. This decrease was the result of our continuing deployment of excess funds, mainly in investment securities.

     Interest Expense. Interest expense increased by $1.7 million, or 4.2%, to $40.7 million for the year ended December 31, 1996 from $39.0 million for the year ended December 31, 1995. Interest expense for the year ended December 31, 1995 includes a special interest payment of $1.25 million paid in connection with our 125th anniversary. Excluding this special interest payment, interest expense increased by $2.9 million, or 7.6%, to $40.7 million from $37.8 million for the prior year. Overall, the average balance of interest-bearing liabilities increased by $74.8 million in 1996, while the average rate paid on these liabilities decreased 6 basis points since year end 1995. In particular, this increase resulted primarily from a $2.9 million increase in interest expense on certificates of deposit, and an $841,000 increase in interest expense on other borrowings. These were partially offset by an $801,000 decrease in interest expense on savings accounts and a decrease of $38,000 in interest expense on interest-bearing checking accounts. The increase in interest expense attributable to certificates of deposit resulted from a $68.6 million increase in the average balance of certificates of deposit to $455.2 million in 1996 from $386.6 million in 1995 which was partially offset by a 28 basis point decrease in the average cost of certificates of deposit to 5.81% from 6.09%. The Bank's customers continued to move deposits from core savings accounts into certificates of deposit as a result of the higher rates being paid on certificates of deposit. The Bank benefitted from $19.0 million of matured 9% to 10% interest-bearing certificates of deposit which occurred in early 1996 and helped to reduce the Bank's overall cost of funds. The increase in interest expense on other borrowings was due to the Bank's average borrowings of $16.7 million during 1996, as compared to no borrowings during 1995. The Bank's first FHLB advance, a 5-year advance, was recorded in January 1996 when interest rates declined to their lowest point since late 1993. In addition, the Bank initiated a short-term borrowing/reinvestment program during 1996 which included borrowings with reverse repurchase agreements and corresponding investments mainly in short-term U.S. Treasury securities. By year end 1996, the Bank had averaged over $11.1 million in reverse repurchase agreements. The decrease in interest expense attributable to savings accounts was due to an $18.6 million decrease in the average balance of total savings accounts to $307.5 million in 1996 from $326.1 million in 1995, and a 5 basis point decrease in the average cost of savings accounts to 3.37% from 3.42%.

     Provision for Loan Losses. The Bank's provision for loan losses increased by $1.2 million, from $1.0 million for the year ended December 31, 1995 to $2.2 million for the year ended December 31, 1996. As previously indicated, the increase in the provision was due primarily to management's assessment of the potential losses that ultimately would be recognized on the $1.8 million of loans to a borrower that had filed for bankruptcy protection. The increase is also reflective of management's objective to increase the allowance for loan losses as a percentage of total loans due to the growth in the loan portfolios.

     Other Operating Income. Total other operating income was $5.8 million for the year ended December 31, 1996, a $346,000, or 6.4%, increase from $5.4 million for the year ended December 31, 1995. Banking service charges and fees on deposit accounts increased $631,000 for the year ended December 31, 1996, from $1.8 million for 1995 to $2.5 million for 1996. The increase was primarily attributable to a $222,000 increase in fees charged for insufficient funds on the Bank's checking accounts resulting from modifications to the Bank's insufficient funds policy, $220,000 in additional revenue generated because of the increased usage of the Bank's new debit card product, and $138,000 of additional service charges received due to the growth in the Bank's interest-bearing checking accounts. Loan origination and servicing fees increased $172,000 for the year ended December 31, 1996, to $1.0 million from $855,000 for 1995, reflective of the Bank's increased loan origination activity. Additionally, all other operating income increased $444,000, from $1.2 million for 1995 to $1.7 million for 1996. This increase was primarily due to an additional $218,000 of commissions received on increased sales of annuity products during 1996. The 1995 amount is also reflective of $200,000 in reserves that were charged to operations in connection with the Bank's investments in real estate development projects. These increases were partially offset by a $901,000 decline in net gains on the sale of securities available for sale from $1.5 million during 1995 to $576,000 during 1996 due to the market driven reduced sales opportunities in 1996.

     Operating and Other Expenses. Operating and other expenses increased by $783,000, or 3.9%, to $20.9 million for the year ended December 31, 1996 from $20.1 million for the year ended December 31, 1995. The increase was due to a $1.8 million increase in salaries and employee benefits, a $543,000 increase in occupancy and equipment, a $377,000 increase in marketing and advertising and a $107,000 increase in network interchange fees. These increases were partially offset by a $981,000 decrease in deposit insurance and a $1.0 million decrease in other expenses.

     Salaries and employee benefits increased to $11.5 million for 1996 from $9.7 million for 1995. Occupancy and equipment expenses increased to $3.2 million in 1996 from $2.6 million for 1995. Both expense categories were impacted by the opening of two new branch locations during 1996. Besides the costs related to expansion, salaries and employee benefits and occupancy and equipment reflects the first full year of operating costs related to the 1995 start up and implementation of the Bank's new item processing center and telephone service center. The item processing center, designed to be the first area bank to utilize imaging technology, was established to perform check clearing and statement rendering functions previously outsourced to a third party. The telephone service center was established to enhance the Bank's retail delivery system by minimizing the number of telephone calls into the branches thereby enabling branch personnel to focus on more personalized service and cross selling opportunities to branch walk-in customers.

     The increase in marketing and advertising, to $1.4 million for 1996 from $978,000 for 1995, was attributable to the Bank's efforts to expand its marketing coverage area to include localities where the Bank had opened new branches, primarily in Erie County. The significant decrease in deposit insurance, from $983,000 for 1995 to $2,000 for 1996, reflects the FDIC's decision to lower the insurance premiums paid by BIF-insured institutions to the legal minimum effective January 1, 1996. The Bank's "well capitalized" risk classification allowed the Bank to pay the minimum annual assessment during 1996.

     Other operating expenses decreased from $5.0 million for 1995 to $3.9 million for 1996. The significant decrease was related to circumstances involving the Bank's relationship with Nationar. On February 6, 1995, the Superintendent of Banks for the State of New York seized Nationar, a checking-clearing and trust company, placing it in receivership, and freezing all of its assets. The Bank and its Savings Bank Life Insurance affiliate had $5.8 million of demand deposits at Nationar frozen by this action. Since there were numerous uncertainties regarding the total amount of claims filed against Nationar, the priorities thereof, the proceeds remaining after disposition of assets and the ultimate cost of the liquidation, management believed there to be reasonable likelihood that the Bank would not recover all amounts due it from Nationar. Because of these uncertainties, a $600,000 loss provision was reflected in other operating expenses for 1995. However, during 1996 the Bank received all funds due from Nationar and therefore reversed the allowance for possible loss with the benefit reflected as a reduction in other operating expenses.

     Income Taxes. Income tax expense was $6.3 million for the year ended December 31, 1996 compared to $5.1 million for the year ended December 31, 1995. The effective tax rate increased from 34.1% for 1995 to 36.8% for 1996, primarily related to a decrease in tax-exempt income and an increase in the valuation allowance on its deferred tax assets.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

     General. Net income for the year ended December 31, 1995 was $9.9 million, compared to $8.8 million for the year ended December 31, 1994. Interest rates rose sharply in early 1994, then gradually declined after January 1995, resulting in a higher yield on interest-earning assets and a higher cost of interest-bearing liabilities in 1995 than in 1994. In addition, the yield curve narrowed significantly from December 31, 1994 to December 31, 1995, which caused added pressure on spreads during 1995. The increase in net income for 1995 as compared to 1994 resulted primarily from increases in interest income, other operating income, and gains on the sale of securities available for sale, which were partially offset by increases in interest expense and operating and other expenses. Additionally, net income in 1994 was negatively impacted by the recognition of the cumulative effect of implementing the provisions of SFAS 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions".

     Interest Income. Interest income increased by $6.7 million, or 10.6%, to $69.9 million for the year ended December 31, 1995 from $63.2 million for the year ended December 31, 1994. The increase was primarily due to a $5.6 million increase in income from loans, an $877,000 increase in income from federal funds sold, and a $526,000 increase in income from investment securities. These increases were partially offset by a $335,000 decease in income from mortgage related securities. The increase in income from loans was attributable to a $57.7 million increase in the average balance of loans to $506.6 million from $448.9 million, and a 16 basis point increase in the average yield on loans to 8.56% from 8.40%. The Bank continued its focus on growing the loan portfolio in 1995 as one- to four-family, multi-family and commercial real estate loans, and consumer loans had 7% to 15% increases in year end portfolios, which combined with the higher rates in early 1995, assisted in increasing the overall yields on all loans. The increase in income from federal funds sold was attributable to a $10.7 million increase in the average balance of federal funds sold to $31.4 million from $20.7 million, and a 141 basis point increase in the average yield on federal funds sold to 5.50% from 4.09%. The increase in income from investment securities was attributable to a 66 basis point increase in the average yield on investment securities to 5.75% from 5.09%, partially offset by a $5.1 million decrease in the average balance of investment securities to $119.1 million from $124.2 million. The decrease in income from mortgage related securities was due to a $27.0 million decrease in the average balance of mortgage related securities to $275.4 million from $302.4 million, partially offset by a 47 basis point increase in the average yield for mortgage related securities to 6.51% from 6.04%. Both investment securities as well as mortgage related securities decreased during 1995 as the Bank sold securities to assist in funding its loan portfolio growth. In addition, as spreads narrowed throughout 1995, the risk was greater than the reward for investing long-term, so the Bank maintained higher balances in federal funds sold which were earning close to 6.00% at year end.

     Interest Expense. Interest expense increased by $7.3 million, or 22.9%, to $39.0 million for the year ended December 31, 1995 from $31.8 million for the year ended December 31, 1994. Excluding the $1.25 million special interest payment in 1995, interest expense increased $6.0 million to $37.8 million for the year ended December 31, 1995 from $31.8 million for the year ended December 31, 1994. This increase resulted primarily from a $7.1 million increase in interest expense on certificates of deposit, and a $626,000 increase in interest expense on interest-bearing checking accounts. These increases were partially offset by a $1.7 million decrease in interest expense on savings accounts. The increase in interest expense on certificates of deposit was the result of a $98.9 million increase in the average balance of certificates of deposit to $386.6 million from $287.7 million, and a 37 basis point increase in the average cost of certificates of deposit to 6.09% from 5.72%,. The increase in interest expense on interest-bearing checking accounts was the result of a $10.5 million increase in the average balance of interest-bearing checking accounts to $96.6 million from $86.1 million, and a 36 basis point increase in the average cost of interest-bearing checking accounts to 3.01% from 2.65%. The decrease in interest expense on savings accounts was due to an $89.7 million decrease in the average balance of total savings accounts to $326.1 million from $415.8 million, partially offset by a 33 basis point increase in the average cost of savings accounts to 3.42% from 3.09%. The increase in the average balance of certificates of deposit accounts and the decrease in the average balance of savings accounts was due primarily to customers shifting funds from lower yielding savings accounts to higher yielding certificates of deposit.

     Provision for Loan Losses. The Bank's provision for loan losses increased from $948,000 for the year ended December 31, 1994 to $1.0 million for the year ended December 31, 1995. This increase enabled the Bank to maintain an adequate ratio of allowance for loan losses to total loans at the end of each period.

     Other Operating Income. Total other operating income was $5.4 million for the year ended December 31, 1995, a $3.0 million increase from $2.4 million for the year ended December 31, 1994. This increase was primarily due to a $2.3 million increase in net gains on sales of securities available for sale. For the year ended December 31, 1994, $849,000 of net securities losses were recognized as the Bank repositioned its securities portfolio to provide more consistent cash flows and to increase the yield. During 1995, the Bank took advantage of market conditions and recognized $1.5 million in net securities gains. Banking service charges and fees on deposit accounts increased $270,000, from $1.6 million for 1994 to $1.8 million for 1995. This increase was primarily attributed to an additional $230,000 in service fees and charges collected on the Bank's checking accounts as the Bank promoted its various checking account products and introduced the Bank's debit card product. Loan origination and servicing fees increased $139,000, from $716,000 for 1994 to $855,000 for 1995. This increase reflects an additional $52,000 in service fee income collected for servicing loans sold on the secondary market and increased service charges collected due to the restructuring of the Bank's variable rate line-of-credit product. All other operating income increased $285,000, from $952,000 for 1994 to $1.2 million for 1995. This increase resulted primarily from $134,000 in additional fees received for providing various management services to the Bank's Savings Bank Life Insurance Department and an increase of $87,000 for commissions received on sales of annuities.

     Operating and Other Expenses. Operating and other expenses increased by $1.7 million, or 9.5%, to $20.1 million for the year ended December 31, 1995 from $18.4 million for the year ended December 31, 1994. The increase was due to a $1.7 million increase in other expenses, a $447,000 increase in salaries and employee benefits, a $337,000 increase in occupancy and equipment, a $154,000 increase in network interchange fees, and a $27,000 increase in marketing and advertising. These increases were partially offset by an $890,000 decrease in deposit insurance.

     Other expenses increased from $3.3 million for the year ended December 31, 1994 to $5.0 million for 1995. As previously discussed, the increase in operating and other expenses for fiscal 1995 reflect the $600,000 provision for possible loss on the Bank's demand deposits held by Nationar. In addition to the provision for possible loss, the Bank incurred increased charges for the various services formerly performed by Nationar as the Bank was required to contract with various other third party servicers. As a result, the Bank accelerated its plans to bring in-house many of the previously outsourced check clearing and statement rendering functions. In August 1995, the Bank opened its item processing center incurring costs associated with the implementation of this new operation, including expenses relating to a reissuance of checks to all of our checking account customers. Additionally, in June of 1995, the Bank introduced its new debit card product, requiring the Bank to incur costs associated with the reissue of all of its account access cards. Salaries and employee benefits increased from $9.3 million for 1994 to $9.7 million for 1995. Occupancy and equipment increased from $2.3 million for 1994 to $2.6 million for 1995. The increases in both of these expense categories reflect the costs related to the establishment of the item processing center, telephone service center and one additional new branch. The increase in network interchange fees, from $723,000 for 1994 to $877,000 for 1995, reflect the transactional costs incurred related to the customer usage of the new debit card product. The marketing and advertising increase, from $951,000 for 1994 to $978,000 for 1995, resulted from the promotional activity relating to the debit card product and new branch opening. The significant decrease in deposit insurance, from $1.9 million for 1994 to $983,000 for 1995, reflects a 50% reduction in the insurance premium charged by the FDIC, which impacted most BIF-insured banks.

     Income Taxes. Income tax expense was $5.1 million for the year ended December 31, 1995 compared to $4.7 million for the year ended December 31, 1994. The effective tax rate increased from 32.6% for 1994 to 34.1% for 1995.

     Cumulative Effect of Change in Accounting Principle. As of January 1, 1994, the Bank adopted SFAS 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions". The transition obligation related to the adoption of this standard of $1,224,000 was recognized in the 1994 Consolidated Statement of Income, net of $300,000 previously accrued for this liability.

IMPACT OF NEW ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128 "Earnings Per Share". SFAS No. 128 supersedes APB Opinion No. 15 "Earnings Per Share" and specifies the computation, presentation and disclosure requirements for earnings per share ("EPS") for entities with publicly held stock or potential common stock. Essentially, this standard replaces the primary EPS and fully diluted EPS presentations under APB Opinion No. 15 with a basic EPS and diluted EPS presentation. SFAS No. 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997, earlier application is not permitted.

     In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure". SFAS No. 129 summarizes previously issued disclosure guidance contained within APB Opinions Nos. 10 and 15 as well as SFAS No. 47. There will be no changes to the Bank's disclosures pursuant to the adoption of SFAS No. 129. This statement is effective for financial statements for periods ending after December 15, 1997.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The comprehensive income and related cumulative equity impact of comprehensive income items will be required to be disclosed prominently as part of the notes to the financial statements. Only the impact of unrealized gains or losses on securities available for sale is expected to be disclosed as an additional component of the Bank's income under the requirements of SFAS No. 130. This statement is effective for fiscal years beginning after December 15, 1997.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which changes the way public companies report information about segments of their business on their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity wide disclosures about the products and services an entity provides, the foreign countries in which it holds assets and reports revenues, and its major customers. This statement is effective for fiscal years beginning after December 15, 1997.

                            BUSINESS OF THE COMPANY

GENERAL

     In October 1997, the Board of Trustees of the Bank adopted the Plan of Reorganization. Under the Plan, the Bank organized the Company. The Bank will be a wholly-owned subsidiary of the Company, the majority of whose shares will be held by the Mutual Holding Company. See "Niagara Bancorp, Inc." and
"Regulation -Holding Company Regulation."

     The Company is currently not an operating company. Following the Reorganization, in addition to directing, planning and coordinating the business activities of the Bank, the Company will initially invest net proceeds it retains primarily in short and medium-term debt securities and marketable equity securities. The Company also intends to fund the loan to the ESOP to enable the ESOP to purchase 8% of the Common Stock sold in the Offering. In the future, the Company may acquire or organize other operating subsidiaries, including other financial institutions and financial services companies. See "Use of Proceeds." Presently, there are no agreements or understandings for an expansion of the Company's operations. Initially, the Company will neither own nor lease any property from any third party, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers of the Bank, who will not be separately provided cash compensation by the Company. The Company may utilize support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

                             BUSINESS OF THE BANK

GENERAL

     The Bank's principal business consists of attracting retail deposits from the general public in the areas surrounding its branches and investing those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans, multi-family and commercial real estate loans, mortgage related securities and various other investment securities. The Bank also invests in consumer and other loans, including home equity and second mortgage loans, mobile home loans, student loans and commercial business loans. The Bank's revenues are derived principally from the interest on its mortgage, consumer and commercial loans, securities, loan origination and servicing fees and service charges and fees collected on its deposit accounts. The Bank's primary sources of funds are deposits, other borrowings and principal and interest payments on loans and securities.

MANAGEMENT STRATEGY

     The Bank was organized in 1870 as a New York-chartered mutual savings bank. At September 30, 1997, we had total assets of $1.2 billion, total deposits of $992.2 million, and net worth of $126.7 million. We are a community-and customer-oriented savings bank that operates fifteen full-service branch offices in the Western New York counties of Niagara, Orleans, Erie and Genesee, which we consider to be our primary market area. We also consider the remaining four counties of Western New York, Wyoming, Allegany, Cattaraugus and Chautauqua counties, as our market area. Through our "Person to Person Commitment" approach to retail banking, we emphasize personal service and customer convenience in serving the financial needs of the individuals, families and businesses residing in Western New York State. We offer the convenience and product mix of a larger, super regional bank while providing the responsiveness and community orientation of a smaller, local institution.

     Lockport is located on the historic Erie Canal and is 20 miles northeast of Buffalo and 15 miles east of Niagara Falls. Within the Buffalo Standard Metropolitan Statistical Area, which includes Erie and Niagara Counties, there is a population of approximately 1.2 million people. More than 9 million people reside within the 125-mile radius of the city of Buffalo and the region is the 45th largest metropolitan area in the nation and the 3rd largest in New York State.

     Based on FDIC-published data, as of June 30, 1996 we had the second largest deposit market share in each of Niagara and Orleans counties, the fifth largest deposit market share in Genesee county, and the eighth largest deposit market share in Erie County. In the eight county Western New York region, we had the fifth largest deposit market share. For 1996, we were the fourth leading originator of residential mortgage loans in Erie County. Those banks having larger market shares in Western New York are significantly larger, multi-regional financial institutions. Management considers the Bank to be the dominant independent community bank focused exclusively on serving the banking needs of the Western New York region.

     Our business strategy is designed to enhance our profitability and strengthen our position as the dominant, independent community bank in Western New York. We offer the convenience and product mix of a larger, super regional bank while providing the responsiveness and community orientation of a small, local institution. The highlights of our strategy include the following:

 .    Expansion of the retail banking franchise. We are continuing to focus on expanding our retail banking franchise and increasing the number of households served within our market area. Since 1994 we have opened five full-service branch offices and our Board has authorized the establishment of three additional branch offices in 1998. We operate two full-service supermarket branch offices, provide customer access to ATMs, including the Bank's fourteen ATMs, without a service charge, provide telephone customer service, and provide 24-hour telephone account access. We have customer relationships with over 76,000 households in our primary market area, representing approximately 16.9 % of all households therein. Our goal is to increase the number of Bank products used per customer.

 .    Loan portfolio growth. Our loan portfolio consists of one- to four-family residential mortgage loans, commercial and multi-family real estate loans, consumer and other loans, and commercial business loans. At September 30, 1997, our loan portfolio totaled $622.5 million, an increase of $263.0 million, or 73.2%, since December 31, 1992. The loan portfolio represented 52.9% of total assets and 62.7% of total deposits at September 30, 1997, compared to 43.1% of total assets and 48.2% of deposits at December 31, 1992. We intend to continue to increase our loan portfolio as a percentage of assets , and to continue our origination of higher margin multi-family, commercial real estate and consumer loans.

 .    Maintaining asset quality. Because we believe that asset quality is a critical component of long-term financial success, we have remained committed to a conservative credit culture. During the past five years, and including the nine month period ended September 30, 1997, non-performing assets have averaged 0.59% of total assets. At September 30, 1997, our non-performing loans totaled $1.9 million, representing 0.31% of the loan portfolio, and our non-performing assets totaled $2.2 million, representing 0.19% of assets. Our allowance for loan losses amounted to $6.4 million at September 30, 1997, and represented 1.02% of our loan portfolio and 330.0% of non-performing loans.

 .    Managing interest rate risk. Although our liabilities are more sensitive to changes in interest rates than our assets, we seek to manage our exposure to interest rate risk by originating and retaining adjustable-rate loans in both the residential and commercial real estate loan portfolios, and by originating short-term and medium-term fixed-rate consumer loans. We also use our investment and mortgage related securities portfolios to manage our interest rate risk exposure. As of September 30, 1997, our securities available for sale totaled $465.0 million, or 39.5% of total assets, and had an average life of 4.27 years and our securities held to maturity totaled $37.5 million, or 3.2% of total assets, and had an average life of .07 years.

MARKET AREA

     The Bank has been, and intends to continue to be, a community-oriented institution offering a variety of financial services to meet the needs of the communities it serves. The Bank currently operates fifteen full service banking offices in Erie, Niagara, Orleans and Genesee Counties, of Western New York, and has authorized the establishment of three additional branch offices to be located in Erie County in 1998. The Bank's primary deposit gathering area is currently concentrated around the areas where its full service banking offices are located. The Bank's primary lending area has also historically been concentrated in the same Western New York counties.

     Within the Buffalo Standard Metropolitan Statistical Area, which includes Erie and Niagara Counties, there is a population of approximately 1.2 million people. Within a five-hundred mile radius of the region lies 62% of the Canadian and 55% of the United States population. More than 9 million people reside within the 125-mile radius of the City of Buffalo and the region is the 45th largest metropolitan area in the nation and the 3rd largest in New York State.

     Historically an industrial-based economy, the Buffalo/Niagara region has experienced significant job losses in the manufacturing sector since the 1970s. The decline in manufacturing jobs has slowed in recent years, and there has been significant growth in retail trade, financial services, health services and in the auto parts manufacturing industry. The United States - Canadian trading relationship is the largest of its kind in the world, and thirty percent of that trade is handled by the region's six international bridges.

FUTURE ACQUISITION AND EXPANSION ACTIVITY

     Both nationally and in New York, the banking industry is undergoing a period of consolidation marked by numerous mergers and acquisitions. Although we do not have a formal program to acquire other banking or thrift institutions, we may from time to time be presented with opportunities to acquire institutions or bank branches that could expand and strengthen our market position. If such an opportunity arises, we may from time to time engage in discussions or negotiations and we may conduct a business investigation of a target institution. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of the Company's book value and net income per share may occur in connection with a future acquisition.

LENDING ACTIVITIES

     General. Historically, the principal lending activity of the Bank has been the origination, for retention in its portfolio, of fixed-rate and adjustable-rate mortgage loans collateralized by one- to four-family residential real estate located within its primary market area. The Bank also originates multi-family residential real estate loans, commercial real estate loans and consumer loans. To a lesser extent the Bank also originates construction, home equity and commercial business loans.

     In an effort to manage interest rate risk, the Bank has sought to make its interest-earning assets more interest rate sensitive by originating adjustable-rate loans in both the residential and commercial real estate loan portfolios, and by originating variable rate, short-term and medium-term fixed-rate consumer loans. In originating residential fixed-rate loans, the Bank has successfully marketed to its customers, the attractive shorter-term maturity features of its various bi-weekly mortgage programs where the accelerated principal amortization schedules of these loans have played a significant role in ameliorating the traditional interest rate risk that is inherent in a community based Bank's residential lending portfolio. The Bank currently sells in the secondary market a limited amount of 20-30 year monthly and 25-30 year bi-weekly residential mortgage loans, and retains for portfolio all adjustable-rate mortgage loans and fixed-rate monthly residential mortgage loans with maturities of 15 years or less, together with all fixed-rate bi-weekly mortgage loans with maturities of 20 years or less. However, the Bank is primarily a portfolio lender and at any one time the Bank holds only a nominal amount of loans identified as held-for-sale. The Bank has historically retained the servicing rights on all mortgage loans it sells and realizes monthly service fee income. The Bank retains in its portfolio all multi-family residential loans, commercial real estate loans, commercial business loans, and consumer loans that it originates with the exception of student loans which, as they enter their repayment phase, are sold to the Student Loan Marketing Association ("Sallie Mae").

     Bi-weekly Lending. We have been extremely successful in marketing our bi-weekly mortgage/loan product, which we introduced in early 1992 and which has a significantly shorter repayment schedule than a conventional monthly loan. The accelerated repayment schedule that accompanies a bi-weekly loan results in significant savings to the borrower, and allows for a more rapid increase in home equity. The bi-weekly mortgage reduces interest payments and shortens the repayment time in two ways. First, a borrower makes the equivalent of an extra monthly payment per year by paying half the monthly mortgage payment every two weeks. The borrower makes the equivalent of 13 monthly payments per year instead of 12. Also, in paying half the payment two weeks in advance, the borrower reduces the mortgage interest that is paid over the life of the loan. For example, an 8%, $100,000, 20-year bi-weekly mortgage loan is fully repaid in
16.2 years. An additional benefit is that repayment of the loan is made through an automatic deduction from the borrower's savings or checking account, which enables us to avoid the cost of processing payments. As of September 30, 1997, $165.7 million or 42.9% of the Bank's residential loan portfolio was comprised of bi-weekly loans.

     Loan Portfolio Composition. Set forth below is selected information concerning the composition of the Bank's loan portfolio in dollar amounts and in percentages (before deductions for deferred fees and costs, unearned discounts and allowances for losses) as of the dates indicated.

                                   AT SEPTEMBER 30,                                  AT DECEMBER 31,
                               -----------------------   ---------------------------------------------------------------------------
                                         1997                      1996                     1995                      1994
                               -----------------------   -----------------------   -----------------------  ------------------------
                                 AMOUNT       PERCENT      AMOUNT       PERCENT      AMOUNT       PERCENT      AMOUNT      PERCENT
                               -----------  ----------   ----------   ----------   ----------   ----------  -----------  -----------

                                                                                                (DOLLARS IN THOUSANDS)
Real Estate Loans:
  One-to four-family ........  $ 386,494       61.79%    $ 360,573       59.85%    $ 319,340      59.31%    $ 277,010       58.12%
  Home equity................     13,047        2.09        11,337        1.88        10,234       1.90        10,729        2.25
  Multi-family...............     72,843       11.64        71,397       11.85        71,489      13.28        66,972       14.05
  Commercial real estate.....     69,571       11.12        68,601       11.38        62,005      11.52        55,946       11.74
  Construction (1)...........     13,964        2.23        12,493        2.07         7,891       1.47         3,454        0.72
                               ---------    --------     ---------    --------     ---------    -------     ---------    --------
    Total real estate loans..    555,919       88.87       524,401       87.03       470,959      87.48       414,111       86.88
                               ---------    --------     ---------    --------     ---------    -------     ---------    --------

Consumer and Other Loans:....
  Mobile home................     22,675        3.63        21,406        3.55        20,630       3.83        20,662        4.33
  Vehicle....................      7,326        1.17        18,747        3.11        12,591       2.34         9,391        1.97
  Personal...................     14,776        2.37        13,596        2.26        11,485       2.13        10,213        2.14
  Home improvement...........      7,725        1.23         6,879        1.14         7,046       1.31         6,517        1.37
  Other consumer.............      1,964        0.31         1,937        0.32         1,698       0.32         1,841        0.39
  Guaranteed student.........     10,907        1.74        10,702        1.78         9,874       1.83         9,951        2.09
                               ---------    --------     ---------    --------     ---------    -------     ---------    --------
    Total consumer and
        other loans..........     65,373       10.45        73,267       12.16        63,324      11.76        58,575       12.29

Commercial business loans....      4,275        0.68         4,895        0.81         4,085       0.76         3,948        0.83
                               ---------    --------     ---------    --------     ---------    -------     ---------    --------

    Total loans..............    625,567      100.00%      602,563      100.00%      538,368     100.00%      476,634      100.00%
                               ---------    ========     ---------    ========     ---------    =======     ---------    ========

  Net deferred costs.........      3,376                     2,809                     2,349                    1,749
  Unearned discounts.........       (103)                     (347)                      (39)                      --
  Allowance for losses.......     (6,353)                   (6,539)                   (4,707)                  (4,192)
                               ---------                 ---------                 ---------                ---------
  Loans, net.................  $ 622,487                 $ 598,486                 $ 535,971                $ 474,191
                               =========                 =========                 =========                =========

                                                  AT DECEMBER 31,
                                  ------------------------------------------------
                                            1993                     1992
                                  -----------------------   ----------------------
                                    Amount       Percent      Amount       Percent
                                  ----------   ----------   ----------   ---------
Real Estate Loans:
  One-to four-family ........     $ 248,324       58.66%    $ 202,230      56.02%
  Home equity................        10,832        2.56        11,902       3.30
  Multi-family...............        59,943       14.16        62,909      17.43
  Commercial real estate.....        42,326       10.00        30,825       8.54
  Construction (1)...........         6,910        1.63         3,740       1.04
                                  ---------    --------     ---------    -------
    Total real estate loans..       368,335       87.01       311,606      86.33
                                  ---------    --------     ---------    -------

Consumer and Other Loans:....
  Mobile home................        19,785        4.68        15,992       4.43
  Vehicle....................         7,275        1.72         7,992       2.21
  Personal...................         8,402        1.98         7,450       2.06
  Home improvement...........         6,028        1.42         5,822       1.61
  Other consumer.............         2,059        0.49         2,163       0.60
  Guaranteed student.........         8,123        1.92         6,517       1.81
                                  ---------    --------     ---------    -------
    Total consumer and
        other loans..........        51,672       12.21        45,936      12.72

Commercial business loans....         3,321        0.78         3,432       0.95
                                  ---------    --------     ---------    -------

    Total loans..............       423,328      100.00%      360,974     100.00%
                                  ---------    ========     ---------    =======

  Net deferred costs.........         1,763                     1,157
  Unearned discounts.........            --                        --
  Allowance for losses.......        (4,030)                   (2,689)
                                  ---------                 ---------
  Loans, net.................     $ 421,061                 $ 359,442
                                  =========                 =========

____________________
(1) Includes loans for the construction of one-to-four family residential, multi-family and commercial real estate properties. At September 30, 1997, construction loans included $4,046,000 of one-to-four family loans and $9,918,000 of commercial real estate and multi-family loans.

     Loan Maturity and Repricing Schedule. The following table sets forth certain information as of September 30, 1997, regarding the amount of loans maturing or repricing in the Bank's portfolio. Demand loans having no stated schedule of repayment and no stated maturity, and overdrafts are reported as due in one year or less. Adjustable- and floating-rate loans are included in the period in which interest rates are next scheduled to adjust rather than the period in which they contractually mature, and fixed-rate loans are included in the period in which the final contractual repayment is due.

                                                            ONE         THREE        FIVE          TEN
                                             WITHIN       THROUGH      THROUGH      THROUGH      THROUGH      BEYOND
                                               ONE         THREE        FIVE          TEN        TWENTY       TWENTY
                                              YEAR         YEARS        YEARS        YEARS        YEARS        YEARS        TOTAL
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                                                 (IN THOUSANDS)
Real Estate Loans:
   One- to four-family....................  $  88,513    $  13,436    $   6,309    $  23,558    $ 185,517   $  69,161    $ 386,494
   Home equity............................      8,815          146          648        1,987        1,451          --       13,047
   Multi-family...........................     26,785       23,184       21,583          732          559          --       72,843
   Commercial.............................     21,045       25,817       15,668        4,453        2,588          --       69,571
   Construction...........................     10,402          167            -        1,743          430       1,222       13,964
                                            ---------    ---------    ---------    ---------    ---------   ---------    ---------
      Total real estate loans.............    155,560       62,750       44,208       32,473      190,545      70,383      555,919
                                            ---------    ---------    ---------    ---------    ---------   ---------    ---------

Consumer and other loans..................     17,407        8,732        9,931       11,323       17,584         396       65,373

Commercial business loans.................      2,949          323          340          545           --         118        4,275
                                            ---------    ---------    ---------    ---------    ---------   ---------    ---------

      Total loans.........................  $ 175,916    $  71,805    $  54,479    $  44,341    $ 208,129   $  70,897    $ 625,567
                                            =========    =========    =========    =========    =========   =========    =========

     Fixed- and Adjustable-Rate Loan Schedule. The following table sets forth at September 30, 1997, the dollar amount of all fixed-rate and adjustable-rate loans due after September 30, 1998. Adjustable- and floating-rate loans are included based on contractual maturities.

                                                                            DUE AFTER SEPTEMBER 30, 1998
                                                               ------------------------------------------------------
                                                                  FIXED             ADJUSTABLE              TOTAL
                                                               ------------         ------------         ------------
                                                                                   (IN THOUSANDS)
Real Estate Loans:
      One- to four-family.............................         $    284,306         $     13,675         $    297,981
      Home equity.....................................                4,232                   --                4,232
      Multi-family....................................               13,823               32,235               46,058
      Commercial......................................               11,080               37,446               48,526
      Construction....................................                3,395                  167                3,562
                                                               ------------         ------------         ------------
           Total real estate loans....................              316,836               83,523              400,359
                                                               ------------         ------------         ------------

Consumer and other loans .............................               47,966                   --               47,966

Commercial business loans.............................                1,326                   --                1,326
                                                               ------------         ------------         ------------

           Total loans................................         $    366,128         $     83,523         $    449,651
                                                               ============         ============         ============

     One- to Four-Family Real Estate Lending. The Bank's primary lending activity has been the origination, for retention in the Bank's portfolio, of mortgage loans to enable borrowers to purchase one- to four-family, owner-occupied properties located in our primary market area. We offer conforming and non-conforming, fixed-rate and adjustable-rate, residential mortgage loans with maturities up to 30 years and maximum loan amounts generally up to $500,000. The Bank's residential mortgage loan originations are generally obtained from our loan representatives operating in our branch offices through their contacts with local realtors, existing or past loan customers, depositors of the Bank, and referrals from attorneys, accountants and independent mortgage brokers who refer loan applications from the general public.

     We currently offer both fixed and adjustable rate conventional and government guaranteed (Federal Housing Administration ("FHA"), Veterans Administration ("VA"), Farmers Home Assistance ("FMHA")) mortgage loans with terms of 10-30 years that are fully amortizing with monthly or bi-weekly loan payments. One- to four-family residential loans are generally underwritten according to the Federal National Mortgage Association ("FNMA"), and Freddie Mac uniform guidelines. The Bank generally originates both fixed-rate and adjustable-rate loans in amounts up to the maximum conforming loan limits as established by FNMA and Freddie Mac secondary market standards, currently $214,600 for one-family homes up to a maximum of $412,450 for four-family homes. Private mortgage insurance ("PMI") is required for loans with loan-to-value ratios in excess of 80%. Loans in excess of conforming loan limits, in amounts up to $500,000, are also underwritten to both FNMA and Freddie Mac secondary market standards, and are eligible for sale to various conduit firms that specialize in the purchase of such non-conforming loans.

     Fixed-rate mortgage loans originated by the Bank include due-on-sale clauses which provide the Bank with the contractual right to deem our loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the yields on our Bank's fixed-rate portfolio, and we generally exercise our rights under these clauses.

     The Bank generally sells its newly originated conventional, conforming 20-30 year monthly fixed, and 25-30 year bi-weekly, loans in the secondary market to government sponsored enterprises such as FNMA and Freddie Mac, and its non-conforming, fixed-rate mortgage loans to private sector secondary market purchasers. To reinforce its commitment to customer service and also to generate fee income, as a matter of policy we retain the servicing rights on all such loans sold. For the nine months ended September 30, 1997 and for the year ended December 31, 1996, the Bank sold mortgage loans totaling $23.2 million and $26.1 million, respectively. As of September 30, 1997, our portfolio of fixed-rate loans serviced for others totaled $139.8 million. We intend to continue to sell into the secondary market our newly originated, 25-30 year fixed-rate mortgage loans to assist in our asset/liability management.

     In an effort to provide financing for low and moderate income buyers, we actively participates in residential mortgage programs and products sponsored by FNMA, Freddie Mac, and the State of New York Mortgage Agency ("SONYMA"). The SONYMA mortgage programs provide low and moderate income households with fixed-rate loans which are generally set below prevailing fixed-rate mortgage loans and which allow below-market down payments. These loans are sold by the Bank to SONYMA, with the Bank retaining the contractual servicing rights.

     We currently offer several one- to four-family, adjustable-rate mortgage loan ("ARM") products secured by residential properties with rates that adjust every one, three, or seven years. The one- to four-family ARMs are offered with terms of up to 30 years. After origination, the interest rate on one- to four-family ARMs currently offered is reset based upon a contractual spread or margin above the average yield on United States Treasury Securities, adjusted to a Constant Maturity (the "U.S. Treasury Constant Maturity Index"), as published weekly by the Federal Reserve Board. The appropriate index utilized at each interest rate change date corresponds to the initial one, three, or seven year adjustment period of the loan.

     ARMs are generally subject to limitations on interest rate increases of 2% per adjustment period, and an aggregate adjustment of 6% over the life of the loan. The ARMs require that any payment adjustment resulting from a change in the interest rate be sufficient to result in full amortization of the loan by the end of the loan term, and thus, do not permit any of the increased payment to be added to the principal amount of the loan, commonly referred to as negative amortization.

     The retention of ARMs, as opposed to longer term, fixed-rate residential mortgage loans, in the Bank's portfolio helps reduce our exposure to interest rate risk. However, ARMs generally pose credit risks different from the credit risks inherent in fixed-rate loans primarily because as interest rates rise, the underlying debt service payments of the borrowers rise, thereby increasing the potential for default. In order to minimize this risk, borrowers of one- to family one year adjustable-rate loans are qualified at the rate which would be four-in effect after the first interest rate adjustment, if that rate is higher than the initial rate. We believe that these risks, which have not had a material adverse effect on the Bank to date, generally are less onerous than the interest rate risks associated with holding 25-30 year fixed-rate loans. Certain of the Bank's conforming ARMs can be converted at a later date to a fixed-rate mortgage loan with interest rates based upon the then-current market rates plus a predetermined margin or spread that was established at the loan closing. The Bank sells ARM loans which are converted to 25-30 year fixed-rate term loans, to either FNMA or Freddie Mac.

     While one- to four-family residential loans typically are originated with 20-30 year terms, the Bank permits its ARM loans to be assumed throughout the life of the loan by qualified buyers. Such loans generally remain outstanding in our loan portfolio for substantially shorter periods of time because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the loan. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the Western New York real estate market, prevailing interest rates, and the interest rates payable on outstanding loans. As of September 30, 1997, over 97%, of our total residential real estate loan portfolio was secured by properties that are located within the eight county area that comprises Western New York State.

     We require title insurance on all of our one- to four- family mortgage loans, and also require that fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. Loans with loan-to-value ratios in excess of 80% must have a mortgage escrow account from which disbursements are made for real estate taxes, hazard and flood insurance, and PMI.

     We also originate two types of residential constructions loans: (i) construction/spec loans, and (ii) construction/permanent loans. Annual originations of residential construction loans have averaged $4.7 million over the past five years. At September 30, 1997, our residential construction loan portfolio consisted of 16 construction/spec loans with an aggregate outstanding balance of $2.0 million and 31 construction/permanent loans with an aggregate outstanding balance of $3.8 million.

     Construction/spec loans are made to area home builders who do not have, at the time of loan origination, a signed contract with a home buyer who has a commitment for permanent financing with either the Bank or another lender for a finished home. The home buyer may be identified either during or after the construction period, with the risk that the builder will have to carry the debt service payments and finance real estate taxes and other holding costs of the completed home for a significant time after the completion of construction and until the home buyer is identified. We lend on an ongoing basis to approximately ten local area residential home builders who, at any given time, may have one or two construction/spec loans outstanding from the Bank. All construction/spec loans carry the full personal guaranty of the builder, who must have a previous satisfactory history of completing construction/permanent loans with the Bank. These loans are generally originated for a term of twelve months, with interest rates ranging from 1.0% to 1.5% above the prime lending rate, and with a loan-to-value ratio of no more than 75% of the lower of cost or the appraised estimated value of the completed property. Loan advances are disbursed on a three-draw basis as construction is completed. At September 30, 1997, the largest outstanding concentration of credit to one builder consisted of 2 construction/spec loans with an aggregate balance of $421,200, which were performing in accordance with their terms.

     Construction/permanent loans are also made to either a home builder or a home owner who, at the time of construction, has a signed contract together with a commitment for permanent financing from the Bank for the finished home. The construction phase of a loan generally lasts 4-6 months, and the interest rate charged generally corresponds to the rate of the committed permanent loan, with loan-to-value ratios of up to 80% (or up to 90% with PMI) of the appraised estimated value of the completed property or cost, whichever is less. When we issue the corresponding commitment to provide permanent financing upon completion of construction, the interest rate charged on the construction loan generally includes an additional 1/8% to 1/4% rate premium as protection against the construction loan risk and the additional rate exposure to the Bank of an increase in interest rates before the permanent loan is funded and eligible for sale to either FNMA or Freddie Mac. At September 30, 1997, the largest single outstanding construction loan of this type had an outstanding balance of $560,000 and was performing in accordance with its terms.

     Construction lending generally involves a greater degree of risk than other one- to four-family mortgage lending. The repayment of the construction loan is, to a great degree, dependent upon the successful and timely completion of the construction of the subject property. Construction delays or the financial impairment of the builder may further impair the borrower's ability to repay the loan.

     In order to facilitate a competitive relationship with several of the Bank's major residential builders, we will, on an exception basis, originate land development loans to area home builders that are secured by individual unimproved or improved residential building lots. Land loans are generally offered with variable prime based rates with terms of up to two years. The maximum loan-to-value ratio is 65% of the lower of cost or appraised value.

     Home Equity Lending. We offer both fixed-rate, fixed-term, home equity and second mortgage loans, and prime rate, variable rate home equity lines of credit (HELOCs) in its market area. Both fixed rate and floating rate home equity loans are offered in amounts up to 80% of the appraised value of the property (including the first mortgage) with a maximum loan amount of $100,000. Fixed-rate home equity loans are offered with repayment terms of up to fifteen years and HELOCs are offered for terms up to thirty years, with interest-only payments during the first ten years and repayment of principal and interest during the final twenty years. As of September 30, 1997, fixed-rate second mortgage and home equity loans totaled $4.2 million or 0.7% of the Bank's total loan portfolio. The disbursed portion of home equity lines of credit totaled $8.8 million or 1.4% of the Bank's loan portfolio, with $6.3 million remaining undisbursed.

     As is the case with residential one- to four-family first mortgage lending, the underwriting standards employed by the Bank for both fixed-rate second mortgage loans and HELOCs are formatted to the standard secondary marketing guidelines as established by FNMA and Freddie Mac.

     Commercial Real Estate and Multi-family Lending. We originate real estate loans secured predominantly by first liens on apartment houses, office complexes, and commercial and industrial real estate. Loans collateralized by commercial real estate totaled $69.6 million, or 11.1% of our total loan portfolio as of September 30, 1997. Loans collateralized by multi-family residential real estate totaled $72.8 million, or 11.6%, of the total loan portfolio as of September 30, 1997, and consisted of 207 loans outstanding with an average loan balance of $351,898. Our largest multi-family real estate loan relationship at September 30, 1997 had a principal balance of $2.2 million, and was performing in accordance with its terms. The commercial real estate loans are predominately secured by nonresidential properties such as office buildings, shopping centers, retail strip centers, industrial and warehouse properties and to a lesser extent by more specialized properties such as churches, mobile home parks, restaurants, motel/hotels and auto dealerships. At September 30, 1997, we had 196 non-multi-family commercial real estate loans outstanding with an average loan balance of approximately $354,954. Our largest commercial real estate loan at September 30, 1997 had a principal balance of $4.1 million and was collateralized by an office building located in our primary lending area. This loan is performing in accordance with its terms.

     At September 30, 1997, approximately 74% of our commercial real estate and multi-family loans were secured by properties located in our primary market area. Our current policy with regard to such loans is to emphasize geographic distribution within our primary market area, diversification of property type and minimization of credit risk.

     As part of our ongoing strategic initiatives to minimize interest rate risk, commercial and multi-family real estate loans originated for the Bank's portfolio are generally limited to one, three or five year ARM products which are priced at prevailing market interest rates. The initial interest rates are subsequently reset after completion of the initial one, three or five year adjustment period at new market rates that generally range between 200 and 300 basis points over the then current one, three or five year United States Treasury Constant Maturity Index. The maximum term for commercial real estate loans is generally not more than 10 years, with a prepayment schedule based on not more than a 25 year amortization schedule for multi-family loans, and 20 years for commercial real estate loans.

     In our underwriting of commercial real estate loans, we may lend up to 80% of the property's appraised value on apartments, and up to 75% on other commercial properties. Appraised values initially are estimated by staff underwriters and confirmed by independent, professionally designated qualified appraisers, to determine that the property to be mortgaged satisfies the Bank's loan-to-value requirements. Decisions to lend are based on the economic viability of the property and the creditworthiness of the borrower. Creditworthiness is determined by considering the character, experience, management and financial strength of the borrower, and the ability of the property to generate adequate funds to cover both operating expenses and debt service. In evaluating a commercial real estate loan, we place primary emphasis on the ratio of net cash flow to debt service for the property, generally requiring a ratio of at least 1.20%, computed after deduction for a vacancy factor and property expenses deemed appropriate by the Bank. In addition, we generally require a personal guarantee of the loan principal from the borrower.

     On all real estate loans, we require title insurance insuring the priority of its lien, fire and extended coverage casualty insurance, and flood insurance, if appropriate, in order to protect its security. In connection with substantially all commercial real estate lending, in addition to staff review, we employ independent engineering firms to review plans, specifications and draw disbursements, employs consulting firms to review the economic feasibility of the project, and employs environmental assessment firms to evaluate the environmental risks that may be associated with either the building or the site.

     We also offer commercial real estate and multi-family construction mortgage loans. Most construction loans are made as "construction/permanent" loans, which provide for disbursement of loan funds during construction and automatic conversion to permanent loans upon completion of construction and the attainment of either tenant lease-up provisions or prescribed debt service coverage ratios. The construction phase of the loan is made on a short-term basis, usually not exceeding two years, with floating interest rate levels generally established at a spread in excess of the prime rate. The construction loan application process includes the same criteria which are required for permanent commercial mortgage loans, as well as a submission to the Bank of completed plans, specifications and cost estimates related to the proposed construction. These items are used as an additional basis to determine the appraised value of the subject property. Appraisal reports are completed by independent, professionally designated appraisers. All appraisal reports are reviewed by our commercial loan underwriting staff. Loans are based on the lesser of the current appraised value of loan and improvements or the cost of construction. Generally, the loan-to-value ratio for construction loans does not exceed 75%. At September 30, 1997, $13.8 million was committed for commercial real estate and multi-family construction loans, of which $3.4 million was outstanding.

     Among the reasons for our continued emphasis on commercial real estate and multi-family lending is a desire to invest in assets bearing interest rates which are generally higher than those obtainable on residential mortgage loans and which are more rate sensitive to changes in market interest rates. Commercial real estate and multi-family loans, however, entail significant additional risk as compared with one- to four-family residential mortgage lending, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market or in the economy generally. Construction loans involve additional risks attributable to the fact that loan funds are advanced upon the security of the project under construction, which is of uncertain value prior to the completion of construction. Moreover, because of the uncertainties inherent in estimating construction costs, delays arising from labor problems, material shortages, and other unpredictable contingencies, it is relatively difficult to evaluate accurately the total loan funds required to complete a project and the related loan-to-value ratios.

     Consumer and Other Loans. We originate a variety of consumer and other loans, including home improvement loans, new and used automobile loans, mobile home loans, student loans, boat and RV loans, personal unsecured loans, including both fixed-rate installment loans and prime floating variable rate lines-of-credit, and savings account "passbook" loans. As of September 30, 1997, consumer loans totaled $65.4 million, or 10.5% of the total loan portfolio.

     At September 30, 1997, the largest group of consumer loans consisted of $22.7 million of loans secured by mobile homes owned by individuals, representing 34.7% of the consumer loan portfolio. We have been engaged in mobile home lending for over eight years. While we generally lend throughout the State of New York with respect to mobile homes, the majority of the portfolio, $12.0 million, or 54%, is located within the Bank's primary market area. The mobile home units (both new and used) are primarily located in well-managed mobile home parks reviewed and inspected by our management team as part of its ongoing underwriting process. Mobile home loans have shorter terms to maturity than traditional 30-year residential loans and higher yields than single-family residential mortgage loans. Although we generally offer mobile home loans with fixed-rate, fully amortizing loan terms for 10-20 years, mobile home units manufactured prior to 1991 are restricted to a maximum term of no more than fifteen years. We anticipate that it will continue to be an active originator of mobile home loans.

     We will generally finance up to 90% of the purchase price of a new mobile home unit, not to exceed 140% of the dealer invoice. We also require a UCC-1 filing perfecting the Bank's lien for all mobile home loans, and requires homeowner's insurance at least equal to the amount financed. We have contracted with an independent third-party to generate all mobile home loan applications but, prior to funding, all mobile home loan originations must be underwritten and approved by designated Bank underwriters. As part of a negotiated servicing contract, the third party originator will at the request of the Bank, contact borrowers who become delinquent in their payments to the Bank and, when necessary, will oversee the repossession and sale of mobile homes on our behalf. For such services, and as part of the origination and servicing contract, we pay the originator a fee at loan funding, of which generally one-half is deposited into a non-interest bearing escrow loss account, and is under the sole control of the Bank to absorb future losses which may be incurred on the loans.

     Mobile home lending generally entails greater risk than traditional single-family residential mortgage lending, due to the type and nature of the collateral, which may depreciate over time as compared to the typical appreciation of houses securing single-family residential loans, and because mobile home borrowers often have lower income levels than single-family residential mortgage loan borrowers. In many cases, repossessed collateral for a defaulted mobile home loan will not provide an adequate source of repayment of the outstanding loan balance because of depreciation or improper repair and maintenance of the underlying security. The Bank attempts to minimize such risk through the loss escrow arrangement with the third-party originator.

     The next largest group of loans in the consumer loan portfolio are $14.8 million of personal loans, $9.3 million of which are secured and unsecured installment loans, and $5.5 million of which are prime based variable rate lines-of-credit. Unsecured installment loans generally have shorter terms than secured consumer loans and generally have higher interest rates than rates charged on secured installment loans with comparable terms.

     The next largest group of consumer loans are home improvement loans, the total of which amounted to $7.7 million at September 30, 1997. We offer fully amortizing, fixed-rate property improvement loans for terms of up to 15 years and with loan-to-value ratios of up to 80% (or 100% as to FHA loans) when taking into account any outstanding first mortgage loan balance. For property improvement loans in excess of $7,500, the Bank generally obtains a second lien position as additional collateral security.

     The next largest group of consumer loans are loans secured by new or used automobiles which, as of September 30, 1997, totaled $7.3 million. We originate automobile loans directly to our customers and we have no outstanding agreement with automobile dealerships to generate indirect loans. The maximum term for an automobile loan is generally 60 months for a new car, and 36-48 months for a used car. We will generally lend up to 90% of the purchase price of a new car, and, with respect to used cars, up to 90% of the lesser of the purchase price or the National Automobile Dealers' Association book rate. We require all borrowers to maintain collision insurance on automobiles securing loans in excess of $5,000, with the Bank listed as loss payee. In those instances where the borrower fails to maintain adequate insurance coverage, the Bank is further protected against loss by vendors single interest insurance coverage.

     We have been, and continue to be, an active originator of student loans. As of September 30, 1997, the Bank had $10.9 million of variable-rate student loans in its portfolio. Substantially all of the loans are originated under the auspices of the New York State Higher Education Services Corporation ("NYSHESC"). Under the terms of these loans, no repayment is due until the student graduates, with 98% of the principal guaranteed by NYSHESC. Our general practice is to sell these student loans to the Student Loan Marketing Association ("Sallie Mae") as the loans reach repayment status. The Bank generally receives a premium of .25% to 1% on the sale of these loans.

     Our procedures for underwriting consumer loans include an assessment of the applicant's payment history on other debts and the ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral security, if any, to the proposed loan amount.

     Consumer loans generally entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that tend to depreciate, such as automobiles, boats, recreational vehicles and mobile homes. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continued financial stability, and this is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various Federal and State laws including Federal and State bankruptcies and insolvency laws may limit the amount which can be recovered on such loans. We add a general provision on a regular basis to its consumer loan loss allowance, based on general economic conditions and prior loss experience.

     Commercial Business Loans. We currently offer commercial business loans to existing customers in our market area, some of which are secured in part by additional real estate collateral. In an effort to expand our customer account relationships and develop a broader base of more interest rate sensitive assets, we make various types of secured and unsecured commercial loans for the purpose of financing equipment acquisition, expansion, working capital and other general business purposes. The terms of these loans generally range from less than one year to seven years. The loans are either negotiated on a fixed-rate basis or carry variable interest rates indexed to the prime rate. At September 30, 1997, we had 83 commercial business loans outstanding with an aggregate balance of $4.3 million, or .68%, of the total loan portfolio. As of September 30, 1997, the average commercial business loan balance was approximately $51,506. The largest commercial business loan had a principal balance of $300,000 and is performing in accordance with its terms.

     Commercial credit decisions are based upon a complete credit appraisal of the loan applicant. A determination is made as to the applicant's ability to repay in accordance with the proposed terms as well as an overall assessment of the risks involved. An investigation is made of the applicant to determine character and capacity to manage. Personal guarantees of the principals are generally required. In addition to an evaluation of the loan applicant's financial statements, a determination is made of the probable adequacy of the primary and secondary sources of repayment to be relied upon in the transaction. Credit agency reports of the applicant's credit history as well as bank checks and trade investigations supplement the analysis of the applicant's creditworthiness. Collateral supporting a secured transaction is also analyzed to determine its marketability and liquidity. Commercial business loans generally bear higher interest rates than residential loans, but they also may involve a higher risk of default since their repayment is generally dependent on the successful operation of the borrower's business.

     Loan Originations, Purchases, Sales and Servicing. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and the pricing levels as set in the local marketplace by competing banks, thrifts, credit unions, and mortgage banking companies, as well as life insurance companies, and Wall Street conduits who also actively compete for local product in the commercial real estate loan area. Loan originations are derived from a number of sources, such as real estate broker referrals, existing customers, borrowers, builders, attorneys, and walk-in customers. In addition, the residential lending area currently employs seven loan originators to augment our traditional sources of loan applications. All of our loan originators are on a base salary plus commission. We also rely on a small number of select area mortgage brokers, who are authorized to accept and process residential mortgage loan applications on our behalf. All completed loan applications are forwarded to our centralized residential loan origination area for underwriting, approval, commitment, and closing.

     In the past, to augment our direct origination of loans in our primary lending area, we have purchased one- to four-family residential whole loans and commercial real estate whole loans and participations which are originated and serviced by other financial institutions. As of September 30, 1997, the Bank's combined commercial real estate, multi-family and residential portfolio of loans serviced by other financial institutions consisted of 230 loans with an aggregate outstanding balance of $7.6 million. Although we have not actively purchased residential loans since 1986, we may from time to time purchase loans from the secondary market to supplement our origination of local mortgage loans, particularly in the residential loan area.

     We generally sell the conforming, residential conventional monthly fixed-rate loans that it originates with maturities of 20 years or more, and conventional bi-weekly fixed-rate loans with maturities of 25 years or more to both FNMA and Freddie Mac as part of its ongoing asset/liability management strategy. Non-conforming fixed-rate loans with principal balances in excess of the maximum limits as established annually by FNMA and Freddie Mac, currently $214,600 for single-family homes, are sold to private sector secondary market purchasers. In addition to removing a level of interest rate risk from the balance sheet, the operation of a secondary marketing function within the lending area allows us the flexibility to continue to make loans available to customers when savings flows decline or funds are not otherwise available for lending purposes. However, we assume an increased level of risk if such loans cannot be sold in a timely basis in a rapidly rising interest rate environment. Changes in the level of interest rates and the condition of the local and national economies also affect the amount of loans originated by the Bank and impact the level of buying demand by investors to whom the loans are sold.

     Generally, our loan origination and sale activity, and therefore, our results of operations, may be adversely affected by an increasing rate environment to the extent that such environment results in a decreased level of loan demand by borrowers. Accordingly, the volume of loan originations and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current FNMA and Freddie Mac seller/servicer guidelines. One- to four-family loans are also closed on standard FNMA/Freddie Mac documents and sales are conducted utilizing standard FNMA/Freddie Mac purchase contracts and master commitments as applicable. Mortgage loans are sold both to FNMA and Freddie Mac on a non-recourse basis whereby foreclosure losses are generally the responsibility of either FNMA or Freddie Mac and not the Bank.

     We are qualified loan servicer for both FNMA and Freddie Mac. For all loans sold, we will retain the servicing rights and will continue to collect payments on the loans, maintain tax escrows and applicable fire and flood insurance coverage, and to supervise foreclosure proceedings if necessary. We retain a portion of the interest paid by the borrower on the loans, generally 1/4% - 3/8% as consideration for its servicing activities.

     The following table sets forth the loan origination, purchase and repayment activities of the Bank for the periods indicated.

                                                                   Nine Months
                                                               ENDED SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                              --------------------        ----------------------------------------
                                                               1997           1996          1996             1995          1994
                                                              ------         ------       ---------       ---------     ----------
                                                                                       (IN THOUSANDS)
Originations by Type:
--------------------
    Real estate:
       One- to four-family...............................   $   77,381     $   82,951     $    110,894    $   107,618   $    84,096
       Home equity.......................................        2,334          1,070            1,357            852           404
       Commercial and multi-family.......................       18,012         17,570           27,168         24,880        27,462
    Consumer and other...................................       20,323         23,784           31,688         25,053        26,507
    Commercial business..................................        3,991          4,693            5,972          2,767         2,684
                                                            ----------     ----------     ------------    -----------   -----------
          Total loans originated.........................      122,041        130,068          177,079        161,170       141,153
                                                            ----------     ----------     ------------    -----------   -----------

Sales:
-----
    Real estate:
       One- to four- family..............................       23,191         19,290           26,148         30,141        19,527
    Consumer and other...................................        4,126          3,871            4,749          4,948         3,679
                                                            ----------     ----------     ------------    -----------   -----------
          Total loans sold...............................       27,317         23,161           30,897         35,089        23,206
                                                            ----------     ----------     ------------    -----------   -----------

Repayments:
----------
    Real estate:
       One- to four-family...............................       29,755         32,920           42,323         32,959        36,911
       Home equity.......................................          624            400              254          1,347           507
       Commercial and multi-family.......................       12,225         14,619           17,066         11,716         8,558
    Consumer and other...................................       25,247(1)      12,295           16,247         15,141        15,783
    Commercial business..................................        4,058          3,526            5,169          2,630         2,057
                                                            ----------     ----------     ------------    -----------   -----------
          Total repayments...............................       71,909         63,760           81,059         63,793        63,816
                                                            ----------     ----------     ------------    -----------   -----------

          Total reductions...............................       99,226         86,921          111,956         98,882        87,022

Increase (decrease) in other items, net (2)..............        1,000           (420)            (776)             7          (839)
                                                            ----------     ----------     ------------    -----------   -----------

          Net increase...................................   $   23,815     $   42,727     $     64,347    $    62,295   $    53,292
                                                            ==========     ==========     ============    ===========   ===========

________________________________
(1) Includes the early repayment of loans secured by pledges and assignments of automobile leases.
(2) Other items include charge-offs, deferred fees and expenses, and discounts and premiums.

          Loan Approval Authority and Underwriting. The Board establishes lending authorities for individual officers and certain delegated underwriters as to the various types of residential and consumer loan products. In the commercial real estate and business lending area, the Board has authorized specific lending officers to individually approve loans and/or concentrations of credit not to exceed $250,000. Loans in excess of $250,000, up to $750,000, may be approved by the President or Chief Lending Officer plus one additional authorized lending officer. Loan approvals in excess of $750,000, and up to $2.0 million, require the approval of both the President and the Chief Lending Officer, plus one additional authorized lending officer. All individual loans and or aggregate concentrations of credit to one borrower which exceed $2.0 million must be approved by the Loan Committee of the Board. In addition, our loan policy limits the amount of credit that can be extended to any one borrower to 10% of total capital. See "Loans-to-One Borrower".

          The lending activities of the residential, consumer, commercial and multi-family real estate, and commercial business lending areas of the Bank are subject to written underwriting standards and loan origination procedures that are updated and separately reviewed annually by both management and the Bank's Board of Trustees. In particular, to assure the maximum salability of our residential loan products for possible resale into the secondary mortgage markets, we have formally adopted both the underwriting, appraisal, and servicing guidelines of FNMA and Freddie Mac as part of our standard loan policy and procedures manual.

          We require that a property appraisal be obtained in connection with all mortgage loans. Property appraisals in both the residential and commercial and multi-family real estate areas are performed by an independent appraiser from a list approved by the Bank's Board of Trustees. The appraisals are then reviewed for accuracy and completeness by the appropriate loan underwriting areas of the Bank. In conformity with secondary market guidelines, the Bank requires that title insurance (except for home equity lines of credit) and hazard insurance be maintained on all security properties and that flood insurance be maintained if the property is within a designated flood plain.

          We currently maintain escrows for the payment of real estate taxes on approximately 70% of all mortgage loans currently held in portfolio. If an escrow waiver is granted, the borrower must pay a one-time fee at loan closing for the property to be enrolled in a tax service which reports the tax payment status of these loans on an annual basis to the Bank for the life of the loan.

          Loan Origination Fees and Other Income. In addition to interest earned on loans, we also receive loan origination fees. To the extent that loans are originated or acquired for the Bank's portfolio, Statement of Financial Accounting Standards (SFAS) No. 91 requires that we defer loan origination fees and costs and amortize such amounts as an adjustment of yield over the life of the loan by use of the level yield method. At September 30, 1997, we had $3.4 million of net deferred loan origination costs. Such fees and costs vary with the volume and type of loans and commitments made and purchased, principal repayments, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money.

          In addition to loan origination fees, we also receive other fees, service charges, and other income that consist primarily of deposit transaction account service charges, late charges and credit card fees.

          Loans-to-One Borrower. Savings banks are subject to the same loans-to-one borrower limits as those applicable to national banks, which under current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired net worth on an unsecured basis, and an additional amount equal to 10% of unimpaired net worth if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). Our policy provides that loans to one borrower (or related borrowers) should not exceed 10% of the Bank's capital.

          At September 30, 1997, the largest aggregate amount loaned by the Bank to one borrower consisted of seven commercial mortgage loans in an amount of $9.6 million and was secured by eight suburban office park properties.

          The second largest aggregate amount loaned by the Bank to one borrower consisted of one commercial mortgage and one business loan, in the aggregate amount of $5.1 million, secured by two suburban office park properties.

          The third largest aggregate amount loaned by the Bank to one borrower consisted of four commercial mortgage loans in the amount of $4.9 million, secured by two retail centers, one office building and one restaurant.

          The fourth largest aggregate amount loaned by the Bank to one borrower consisted of one commercial mortgage loan in an amount of $4.1 million and was secured by a medical office building.

          The fifth largest aggregate amount loaned by the Bank to one borrower consisted of four commercial mortgage loans in the amount of $2.9 million and was secured by four apartment projects.

          All of the loans discussed above are performing in accordance with their terms.

DELINQUENCIES AND CLASSIFIED ASSETS

          Collection Procedures. A computer generated late notice is sent by the 17th day of the month requesting the payment due plus the late charge that was assessed. After the late notices have been mailed, accounts are assigned to collectors by the automated collection system for follow-up to determine reasons for delinquency and explore payment options. Additional system-generated collection letters are sent to customers on the 30th and 45th days for consumer loans, and by the 45th day for mortgage loans. Notwithstanding ongoing collection efforts, all consumer loans are fully charged-off after 210 days.

          These mortgage loan collection procedures pertain to loans held in the Bank's portfolio. All of the residential mortgage loan servicing performed for both government issued FHA and VA loans, together with residential loans sold in the secondary market, are in full compliance with their own respective loan servicing requirements.

          Loans Past Due and Non-performing Assets. Loans are reviewed on a regular basis and are placed on nonaccrual status when, in the opinion of management, the collection of additional interest is doubtful. Loans are placed on nonaccrual status when either principal or interest is 90 days or more past due. Interest accrued and unpaid at the time a loan is placed on a nonaccrual status is reversed from interest income. At September 30, 1997, we had non-performing loans of $1.9 million, and a ratio of non-performing loans to total loans of 0.31%.

          Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as REO until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the value of the property is less than the loan, less any related specific loan loss provisions, the difference is charged against the allowance for loan losses. Any subsequent write-down of REO is charged against earnings. At September 30, 1997, we had REO, net of allowances, of approximately $268,000. At September 30, 1997, we had total non-performing assets of $2.2 million and a ratio of non-performing assets to total assets of 0.19%.

          The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated. When a loan is delinquent 90 days or more, the Bank fully reverses all accrued interest thereon and ceases to accrue interest thereafter. For all the dates indicated, the Bank did not have any material restructured loans within the meaning of SFAS 114.

                                                    At September 30, 1997                        At December 31, 1996
                                        -------------------------------------------- -------------------------------------------
                                              60-89 Days          90 Days or More          60-89 Days         90 Days or More
                                        ---------------------- --------------------- --------------------- ---------------------
                                                     Principal             Principal             Principal             Principal
                                          Number      Balance    Number     Balance    Number     Balance    Number     Balance
                                         of Loans    of Loans   of Loans   of Loans   of Loans   of Loans   of Loans   of Loans
                                        ---------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                                                                          (Dollars in thousands)
One- to four-family....................     12     $    493         16    $    659        9     $    373       17     $   473
Home equity............................      1           15          1          57        1           13        1          58
Commercial real estate and multi-family      3          567          4         692       --           --        8       1,822
Consumer and other.....................     56          221         55         123       73          296       89         257
Commercial business....................      5           84         10         394       --           --       13       2,108
                                        ------     --------    -------    --------   ------     --------   ------     -------
   Total   ............................     77     $  1,380         86    $  1,925       83     $    682      128     $ 4,718
                                        ======     ========    =======    ========   ======     ========   ======     =======

Delinquent loans to total loans (1) (2)                0.22%                  0.31%                 0.11%                0.78%
                                                   ========               ========              ========              =======

                                                    At December 31, 1995                        At December 31, 1994
                                        ------------------------------------------- ------------------------------------------
                                             60-89 Days          90 Days or More          60-89 Days       90 Days or More
                                        -------------------- ---------------------- -------------------- ---------------------
                                                   Principal              Principal            Principal             Principal
                                          Number    Balance    Number      Balance    Number    Balance    Number     Balance
                                         of Loans  of Loans   of Loans    of Loans   of Loans  of Loans   of Loans   of Loans
                                        ---------- --------- ----------- ---------- ---------- --------- ---------- ----------
                                                                         (Dollars in thousands)
One- to four-family....................      6    $   147         25     $  1,100       16     $    344       17     $   715
Home equity............................      2         21          1           34        4           86        1          12
Commercial real estate and multi-family     --         --         10        2,436        2          613        9       3,133
Consumer and other.....................     70        212         60          166       29          108       39         117
Commercial business....................     --         --          1          219       --           --        1         245
                                        ------    -------    -------     --------   ------     --------   ------     -------
   Total   ............................     78    $   380         97     $  3,955       51     $  1,151       67     $ 4,222
                                        ======    =======    =======     ========   ======     ========   ======     =======

Delinquent loans to total loans (1) (2)              0.07%                   0.74%                0.24%                0.89%
                                                  =======                ========             ========              =======

___________________________________

(1) Total loans include principal balance net of the deferred loan fees and expenses and unamortized premiums and discounts.
(2) Excludes loans that had matured and as to which the Bank had not formally extended the maturity date. Regular principal and interest payments continued in accordance with the original terms of the loan. The Bank continued to accrue interest on these loans as long as regular payments received were less than 90 days delinquent. These loans totaled $312,000, $3.9 million, $3.1 million and $2.7 million at September 30, 1997 and December 31, 1996, 1995 and 1994, respectively.

          Non-Accrual Loans and Non-Performing Assets. The following table sets forth information regarding nonaccrual loans and other non-performing assets.

                                                         At Sept. 30,                       At December 31,
                                                                      ----------------------------------------------------------
                                                            1997         1996         1995         1994         1993        1992
                                                         ----------   ----------   ----------   ----------  -----------  -------
                                                                                          (Dollars in thousands)
Non-accruing loans (1):
   One- to four-family..............................     $     659    $     473    $   1,100    $     715   $     689    $     342
   Home equity......................................            57           58           34           12           9           --
   Commercial real estate and multi-family..........           692        1,822        2,436        3,133       3,611        2,094
   Consumer and other...............................           123          257          166          117         140          129
   Commercial business..............................           394        2,108          219          245          99           66
                                                         ---------    ---------    ---------    ---------   ---------    ---------
      Total.........................................         1,925        4,718        3,955        4,222       4,548        2,631
                                                         ---------    ---------    ---------    ---------   ---------    ---------

Non-performing assets:
 Other real estate owned (2):
   One- to four-family..............................            22          155           --           --          15           51
   Commercial real estate and multi-family..........           246          162          257          259         922        2,281
 Other non-performing assets:
   Investments in affiliates........................            --          157          264          629         789          920
   Nationar receivable (3)..........................            --           --        5,053           --          --           --
                                                         ---------    ---------    ---------    ---------   ---------    ---------
      Total.........................................           268          474        5,574          888       1,726        3,252
                                                         ---------    ---------    ---------    ---------   ---------    ---------

Total non-performing assets.........................     $   2,193    $   5,192    $   9,529    $   5,110   $   6,274    $   5,883
                                                         =========    =========    =========    =========   =========    =========

Total non-performing assets as a percentage of total
 assets ............................................          0.19%        0.48%        0.97%        0.56%       0.69%        0.70%
                                                         =========    =========    =========    =========   =========    =========

Total non-performing loans to total loans (4).......          0.31%        0.78%        0.74%        0.89%       1.10%        0.75%
                                                         =========    =========    =========    =========   =========    =========

_______________________

(1) Loans are placed on non-accrual status when they become 90 days or more past due or if they have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.
(2)   Other real estate owned balances are shown net of related allowances.
(3) On February 6, 1995, the Superintendent seized Nationar, a check-clearing and trust company, freezing all of Nationar's assets. As of December 31, 1995, the Bank had $5.7 million in demand deposits held in receivership by the New York State Banking Department. As of December 31, 1996, the Bank had received all funds due from Nationar.
(4) Excludes loans that had matured and the Bank had not formally extended the maturity date. Regular principal and interest payments continued in accordance with the original terms of the loan. The Bank continued to accrue interest on these loans as long as regular payments received were less than 90 days delinquent. These loans totaled $312,000, $3.9 million, $3.1 million, $2.7 million, $1.5 million and $245,000 at September 30, 1997 and December 31, 1996, 1995, 1994, 1993 and 1992, respectively.

          For the nine months ended September 30, 1997 and for the year ended December 31, 1996, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $133,000 and $325,000, respectively. No interest income on nonaccrual loans was included in income during such periods except for $22,000 and $39,000 of cash interest payments received for the Bank's largest non-performing loan for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

          Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets such as investment securities, considered to be of lesser quality as "substandard," "doubtful," or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the savings institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management.

          When we classify problem assets as either substandard or doubtful, we establish general valuation allowances or "loss reserves" in an amount deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When the Bank classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified, or to charge-off such amount. The Bank's determination as to the classification of its assets and the amount of its valuation allowance is subject to review by its regulatory agencies, which can order the establishment of additional general or specific loss allowances. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

          On the basis of management's review of its assets, at September 30, 1997, we had classified a total of $6.7 million of loans as follows (in thousands):

           Special Mention...............................      $       3,891
           Substandard...................................              2,765
           Doubtful......................................                  -
           Loss..........................................                  -
                                                               -------------
                Total classified.........................      $       6,656
                                                               =============

           Allowance for loan losses.....................      $       6,353
                                                               =============

          Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in the loan portfolio and current economic conditions. Such evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan loss allowance. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and valuation of REO. Such agencies may require us to recognize additions to the allowance based on their judgment about information available to them at the time of their examination. The Bank's provisions for loan losses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations." At September 30, 1997, the total allowance was $6.4 million, which amounted to 1.02% of total loans and 330.0% of non-performing loans which have decreased to $1.9 million at this date. The allowance is established based upon our evaluation of the risks inherent in the loan portfolio, the general economy and the general trend within the savings industry to increase allowances for losses as a percentage of total loans. We will continue to monitor and modify the level of the allowance for loan losses in order to maintain it at a level which management considers adequate to provide for potential loan losses. For the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, the Bank had charge-offs of $1.3 million, $436,000 and $556,000, respectively, against this allowance.

     Analysis of the Allowance For Loan Losses. The following table sets forth the analysis of the allowance for loan losses for the periods indicated.

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                                            -----------------------   -----------------------------------------------------------
                                               1997         1996         1996         1995         1994         1993         1992
                                            ----------   ----------   ----------   ----------   ----------  -----------  --------
                                                                             (DOLLARS IN THOUSANDS)
Balance at the beginning of period........  $  6,539     $  4,707     $  4,707     $ 4,192      $ 4,030     $  2,689     $  1,888

Charge-offs:
   One- to four-family....................        43           28           28          17           --           --           --
   Multi-family...........................       265           39          122         215          223           --           --
   Commercial real estate.................       107           35           35         108          460           --           --
   Construction or development............        --           --           --          --           --           --          526
   Consumer and other.....................       303          185          251         216          142          160          123
   Commercial business (1)................       553           --           --          --           --           66           --
                                            --------     --------     --------     -------      -------     --------     --------
                                               1,271           287         436         556          825          226          649
                                            --------     ---------    --------     -------      -------     --------     --------

Recoveries:
   One- to four-family....................        --            --          --          --           --           --           --
   Multi-family...........................        33            --          --          --           --           --           --
   Commercial real estate.................        --            --          25          --           --           --           --
   Construction or development............        --            --          --          --           --           --           --
   Consumer and other.....................        68            37          56          55           30           42           52
   Commercial business....................         9            --          --          --            9            3           --
                                            --------     ---------    --------     -------      -------     --------     --------
                                                 110            37          81          55           39           45           52
                                            --------     ---------    --------     -------      -------     --------     --------

Net charge-offs...........................     1,161           250         355         501          786          181          597
Provision for loan losses.................       975         1,861       2,187       1,016          948        1,522        1,398
                                            --------     ---------    --------     -------      -------     --------     --------
Balance at end of period..................  $  6,353     $   6,318    $  6,539     $ 4,707      $ 4,192     $  4,030     $  2,689
                                            ========     =========    ========     =======      =======     ========     ========

Ratio of net charge-offs during the period
   to average loans outstanding during
    the period............................      0.19%         0.04%       0.06%       0.10%        0.17%        0.05%        0.18%
                                            ========     =========    ========     =======      =======     ========     ========

Allowance for loan losses to total loans..      1.02%         1.08%       1.09%       0.88%        0.88%        0.96%        0.75%
                                            ========     =========    ========     =======      =======     ========     ========

Allowance for loan losses to
  non-performing loans....................    330.03%       118.58%     138.60%     119.01%       99.29%       88.61%      102.20%
                                            ========     =========    ========     =======      =======     ========     ========

_____________________

(1) Included in commercial business loan charge-offs for 1997 is $486,000 related to a settlement that the Bank had reached with the bankruptcy trustee relating to loans to a borrower that had filed for bankruptcy protection.

     Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the allowance for loan losses by loan category for the periods indicated.

                                                                                                    AT DECEMBER 31,
                                                                                    ----------------------------------------------
                                                          AT SEPTEMBER 30, 1997               1996                  1995
                                                          -----------------------   ----------------------------------------------
                                                                          PERCENT                   PERCENT                  PERCENT
                                                                         OF LOANS                  OF LOANS                 OF LOANS
                                                            AMOUNT        IN EACH      AMOUNT       IN EACH     AMOUNT      IN EACH
                                                         OF ALLOWANCE   CATEGORY    OF ALLOWANCE  CATEGORY   OF ALLOWANCE   CATEGORY
                                                             FOR         TO TOTAL       FOR        TO TOTAL       FOR       TO TOTAL
                                                         LOAN LOSSES      LOANS     LOAN LOSSES      LOANS    LOAN LOSSES    LOANS
                                                         ------------   ---------   ------------  ---------   -----------  ---------
                                                                                    (DOLLARS IN THOUSANDS)
One- to four-family.................................      $    436         62.43%     $   412       60.77%    $    367      60.14%
Home equity.........................................            31          2.09           27        1.88           24       1.90
Commercial real estate and multi-family.............           356         24.35          374       24.38          630      25.44
Consumer and other..................................           342         10.45          385       12.16          302      11.76
Commercial business.................................           421          0.68        1,432        0.81          164       0.76
Unallocated (1).....................................         4,767            --        3,909          --        3,220         --
                                                          --------      --------      -------     -------     --------   --------
            Total...................................      $  6,353        100.00%     $ 6,539      100.00%    $  4,707     100.00%
                                                          ========      ========      =======     =======     ========   ========



                                                                                       AT DECEMBER 31,
                                                         -------------------------------------------------------------------------
                                                                   1994                     1993                      1992
                                                         -----------------------   -----------------------  ----------------------
                                                                          PERCENT                  PERCENT                  PERCENT
                                                                         OF LOANS                 OF LOANS                 OF LOANS
                                                            AMOUNT        IN EACH     AMOUNT       IN EACH     AMOUNT       IN EACH
                                                         OF ALLOWANCE   CATEGORY   OF ALLOWANCE  CATEGORY   OF ALLOWANCE   CATEGORY
                                                             FOR         TO TOTAL      FOR        TO TOTAL       FOR       TO TOTAL
                                                         LOAN LOSSES      LOANS    LOAN LOSSES     LOANS     LOAN LOSSES    LOANS
                                                        ------------    --------   ------------  --------    -----------   -------
                                                                                    (DOLLARS IN THOUSANDS)

One- to four-family.................................      $    350         58.59%     $   290       59.43%    $    235     56.67%
Home equity.........................................            26          2.25           26        2.56           29      3.30
Commercial real estate and multi-family.............           736         26.04        1,367       25.02          993     26.35
Consumer and other..................................           298         12.29          286       12.21          233     12.73
Commercial business.................................           164          0.83          119        0.78           68      0.95
Unallocated (1).....................................         2,618             -        1,942           -        1,131         -
                                                          --------      --------      -------     -------     --------   -------
            Total...................................      $  4,192        100.00%     $ 4,030      100.00%    $  2,689    100.00%
                                                          ========      ========      =======     =======     ========   =======


---------------------

(1) The unallocated amount represents the amount of the allowance for loan losses that is in excess of the minimum amount required as calculated by the Bank. As our non-performing and classified loans decrease as a percentage of total loans, this unallocated amount becomes a larger percentage of the loan loss allowance.

Securities Investment Activities

     Our securities investment policy is established by the Board of Trustees. This policy dictates that investment decisions will be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and desired risk parameters. In pursuing these objectives, we consider the ability of an investment to provide earnings consistent with factors of quality, maturity, marketability and risk diversification. The Finance Committee of the Board supervises the Bank's securities investment program. This supervision entails the evaluation of all investment activities for safety and soundness and the ongoing evaluation of investment policy and objectives. The Treasurer is responsible for making securities investment portfolio decisions in accordance with established policies. While the Treasurer has the authority to conduct trades within specific guidelines established by the investment policy, all transactions are reviewed and approved by the Finance Committee of the Board on a monthly basis.

     Our current policies generally limit securities investments to U.S. Government and agency securities, municipal bonds, corporate debt obligations and corporate equity securities. In addition, our policy permits investments in mortgage related securities, including securities issued and guaranteed by FNMA, Freddie Mac, GNMA and privately-issued collateralized mortgage obligations
(CMOs). Also permitted are investments in asset-backed securities ("ABS"), backed by auto loans, credit card receivables, home equity and home improvement loans. Our current securities investment strategy utilizes a risk management approach of diversified investing between three categories: short-, intermediate-and long-term. The emphasis of this approach is to increase overall investment securities yields while managing interest rate risk. To accomplish these objectives, we focus on investments in mortgage related securities, CMOs and ABSs. In addition, U.S. Government and other non-amortizing securities are utilized for call protection and liquidity.

     At September 30, 1997, we had $502.5 million in investment securities, consisting primarily of U.S. Government obligations, mortgage related securities, municipal, public utility and corporate obligations, preferred and common stocks, and asset-backed securities. SFAS No. 115 requires the Bank to designate its securities as held to maturity, available for sale or trading, depending on the Bank's ability and intent regarding its investments. We do not have a trading portfolio. As of September 30, 1997, $465.0 million of the securities portfolio, or 39.5% of total assets, was classified as available for sale, with a weighted average life of 4.27 years. At such date, $37.5 million of the securities portfolio, or 3.2% of total assets, was classified as held to maturity, with a fair value of $37.5 million and a weighted average life of .07 years. Since December 1995, the Bank has only designated money market preferred stock as held to maturity due to its 49 and 90 day maturities. All other securities have been classified as available for sale.

     Amortized Cost and Fair Value of Investment and Mortgage Related Securities. The following table sets forth certain information regarding the amortized cost and fair values of the Bank's debt, equity, asset-backed and mortgage related securities as of the dates indicated.

                                                                                            AT DECEMBER 31,
                                                       AT SEPTEMBER 30,       -----------------------------------------------
                                                             1997                      1996                      1995
                                                     ----------------------   -----------------------  ----------------------
                                                     AMORTIZED     FAIR       AMORTIZED      FAIR      AMORTIZED      FAIR
                                                       COST        VALUE        COST         VALUE       COST         VALUE
                                                     ---------     -----      ---------      -----     ---------      -----
                                                                               (DOLLARS IN THOUSANDS)
Investment Securities:
Securities held to maturity:
   Money market preferred stock.................    $  37,500    $  37,500    $  38,000   $  38,000    $  46,700    $  46,700
   States and political subdivisions............           --           --           --          --           --           --
                                                    ---------    ---------    ---------   ---------    ---------    ---------
      Total securities held to maturity.........       37,500       37,500       38,000      38,000       46,700       46,700
                                                    ---------    ---------    ---------   ---------    ---------    ---------

Debt securities available for sale:
   U.S. Treasury................................       84,856       85,531       84,716      85,220       54,839       55,745
   U.S. government agencies.....................        5,008        5,002        5,012       5,004           --           --
   States and political subdivisions............        1,761        1,870        1,942       2,041        9,118        9,317
   Corporate bonds..............................        6,927        7,034          999       1,000        6,035        6,035
                                                    ---------    ---------    ---------   ---------    ---------    ---------
      Total debt securities available for sale..       98,552       99,437       92,669      93,265       69,992       71,097
                                                    ---------    ---------    ---------   ---------    ---------    ---------

Equity securities available for sale:
   Common stock.................................        5,391        6,139        3,115       3,612        3,382        3,566
   FHLB stock...................................        6,392        6,392        5,394       5,394        4,926        4,926
                                                    ---------    ---------    ---------   ---------    ---------    ---------
      Total equity securities available for sale       11,783       12,531        8,509       9,006        8,308        8,492
                                                    ---------    ---------    ---------   ---------    ---------    ---------

Asset-backed securities available for sale......       67,270       67,243       28,090      27,998        5,350        5,278
                                                    ---------    ---------    ---------   ---------    ---------    ---------

      Total investment securities...............    $ 215,105    $ 216,711    $ 167,268   $ 168,269    $ 130,350    $ 131,567
                                                    =========    =========    =========   =========    =========    =========

Average remaining life of investment
  securities (2)................................    1.51 years                1.97 years               1.38 years
                                                    ==========                ==========               ==========

Mortgage related securities:
   Available for sale:
      Freddie Mac...............................    $ 118,469    $ 118,639    $ 109,903   $ 108,832    $  43,000    $  43,392
      GNMA......................................       33,461       34,542       44,966      45,780       51,104       52,984
      FNMA......................................       25,330       25,393       28,487      28,256       33,170       33,575
      CMOs......................................      107,744      107,188      104,244     101,992      132,550      131,592
                                                    ---------    ---------    ---------   ---------    ---------    ---------
         Total mortgage related  securities
          available for sale:..................     $ 285,004    $ 285,762    $ 287,600   $ 284,860    $ 259,824    $ 261,543
                                                    =========    =========    =========   =========    =========    =========

Average remaining life of
 mortgage related securities....................    5.69 years                7.56 years               6.21 years
                                                    ==========                ==========               ==========

Net unrealized gains (losses) on
   securities available for sale................    $   2,364    $      --    $  (1,739)  $      --    $   2,936    $      --

Total securities................................    $ 502,473    $ 502,473    $ 453,129   $ 453,129    $ 393,110    $ 393,110
                                                    =========    =========    =========   =========    =========    =========

Average remaining life of securities (2)........    3.94 years                5.60 years               4.64 years
                                                    ==========                ==========               ==========

                                                          At December 31,
                                                       ---------------------
                                                                 1994
                                                       ---------------------
                                                       Amortized       Fair
                                                          Cost        Value
                                                       ----------     ------
Investment Securities:
Securities held to maturity:
   Money market preferred stock.................       $  28,836    $  28,836
   States and political subdivisions............          15,002       15,484
                                                       ---------    ---------
      Total securities held to maturity.........          43,838       44,320
                                                       ---------    ---------

Debt securities available for sale:
   U.S. Treasury................................          49,878       47,877
   U.S. government agencies.....................              --           --
   States and political subdivisions............              --           --
   Corporate bonds..............................           5,173        5,002
                                                       ---------    ---------
      Total debt securities available for sale..          55,051       52,879
                                                       ---------    ---------

Equity securities available for sale:
   Common stock.................................           8,486        8,315
   FHLB stock...................................              --           --
                                                       ---------    ---------
      Total equity securities available for
      sale......................................           8,486        8,315
                                                       ---------    ---------
Asset-backed securities available for sale......           4,888        4,539
                                                       ---------    ---------

      Total investment securities...............       $ 112,263    $ 110,053
                                                       =========    =========

Average remaining life of investment
  securities (2)................................       3.96 years
                                                       ==========

Mortgage related securities:
   Available for sale:
      Freddie Mac...............................       $  35,157    $  33,000
      GNMA......................................          61,199       58,462
      FNMA......................................          46,730       43,898
      CMOs......................................         151,000      137,920
                                                       ---------    ---------
         Total mortgage related  securities
           available for sale:..................       $ 294,086    $ 273,280
                                                       =========    =========

Average remaining life of
 mortgage related securities....................       4.73 years
                                                       ==========

Net unrealized gains (losses) on
   securities available for sale................       $ (23,498)   $      --

Total securities................................       $ 382,851    $ 383,333
                                                       =========    =========

Average remaining life of securities (2)........       4.52 years
                                                       ==========

_______________________

(1) The Bank adopted the provisions set forth in SFAS No. 115 on January 1, 1994, which requires entities to carry securities available for sale at their fair value.
(2)   Average remaining life does not include common stock and FHLB stock.

     The following table sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's securities portfolio as of September 30, 1997. Adjustable-rate mortgage related securities are included in the period in which interest rates are next scheduled to adjust. No tax equivalent adjustments were made to the weighted average yields. Amounts are shown at amortized cost for held to maturity securities and at fair value for available for sale securities.


                                                                               AT SEPTEMBER 30, 1997
                                                     ------------------------------------------------------------------------------
                                                                                      MORE THAN ONE           MORE THAN FIVE
                                                          ONE YEAR OR LESS         YEAR TO FIVE YEARS       YEARS TO TEN YEARS
                                                     ------------------------------------------------------------------------------
                                                                    WEIGHTED                  WEIGHTED                   WEIGHTED
                                                       CARRYING      AVERAGE     CARRYING      AVERAGE     CARRYING       AVERAGE
                                                         VALUE        YIELD       VALUE         YIELD       VALUE          YIELD
                                                     -----------    ---------    --------    ---------     --------    ------------
                                                                                 (DOLLARS IN THOUSANDS)
Available for sale:
   Mortgage related securities:
      Freddie Mac...................................  $      --           --%   $  18,394         6.20%   $  45,447         6.83%
      GNMA..........................................         --           --           54         6.78          386         7.92
      FNMA..........................................         --           --        3,475         6.88       16,761         6.80
      CMOs..........................................         --           --        3,282         5.66        1,540         4.98
                                                      ---------                 ---------                 ---------
        Total mortgage related securities...........         --           --       25,205         6.23       64,134         6.78
                                                      ---------                 ---------                 ---------

   Debt securities:
      U.S. treasury.................................      9,983         5.52       75,548         6.31           --           --
      U.S. government agencies......................         --           --        5,002         6.63           --           --
      States and political subdivisions.............        941         4.07          331         4.94           --           --
      Corporate bonds...............................         --           --        7,034         6.84           --           --
                                                      ---------                 ---------                 ---------
        Total debt securities.......................     10,924         5.40       87,915         6.37           --           --
                                                      ---------                 ---------                 ---------

   Equity securities:
      Common stock..................................         --           --           --           --           --           --
      FHLB stock....................................         --           --           --           --           --           --
                                                      ---------                 ---------                 ---------
        Total equity securities.....................         --           --           --           --           --           --
                                                      ---------                 ---------                 ---------

   Asset-backed securities..........................         --           --        8,833         6.41       18,162         5.87

        Total securities available for sale.........     10,924         5.40      121,953         6.34       82,296         6.58
                                                      ---------                 ---------                 ---------

   Held to maturity:
      Money market preferred stock..................     37,500         4.10           --           --           --           --
                                                      ---------                 ---------                 ---------

   Total securities.................................  $  48,424                 $ 121,953                 $  82,296
                                                      =========                 =========                 =========


                                                                           AT SEPTEMBER 30, 1997
                                                            ------------------------------------------------------
                                                                  AFTER TEN YEARS                TOTAL
                                                            ------------------------------------------------------
                                                                            WEIGHTED                    WEIGHTED
                                                              CARRYING       AVERAGE    CARRYING         AVERAGE
                                                                VALUE         YIELD       VALUE           YIELD
                                                            -----------     --------    --------        ----------
                                                                           (DOLLARS IN THOUSANDS)
Available for sale:
   Mortgage related securities:
      Freddie Mac...................................          $  54,798        7.07%   $ 118,639          6.84%
      GNMA..........................................             34,102        8.09       34,542          8.09
      FNMA..........................................              5,157        6.31       25,393          6.71
      CMOs..........................................            102,366        6.40      107,188          6.36
                                                              ---------                ---------
        Total mortgage related securities...........            196,423        6.88      285,762          6.80
                                                              ---------                ---------

   Debt securities:
      U.S. treasury.................................                 --          --       85,531          6.22
      U.S. government agencies......................                 --          --        5,002          6.63
      States and political subdivisions.............                598        8.30        1,870          5.58
      Corporate bonds...............................                 --          --        7,034          6.84
                                                              ---------                ---------
        Total debt securities.......................                598        8.30       99,437          6.27
                                                              ---------                ---------

   Equity securities:
      Common stock..................................                 --          --        6,139          2.14
      FHLB stock....................................                 --          --        6,392          6.75
                                                              ---------                ---------
        Total equity securities.....................                 --          --       12,531          4.49
                                                              ---------                ---------

   Asset-backed securities..........................             40,248        6.36       67,243          6.23

        Total securities available for sale.........            237,269        6.79      464,973          6.54
                                                              ---------                ---------

   Held to maturity:
      Money market preferred stock..................                 --          --       37,500          4.10
                                                              ---------                ---------

   Total securities.................................          $ 237,269                $ 502,473
                                                              =========                =========

     Mortgage Related Securities. We purchase mortgage related securities in order to: (i) generate positive interest rate spreads with minimal administrative expense; (ii) lower our credit risk as a result of the guarantees provided by Freddie Mac, FNMA, and GNMA; (iii) utilize these securities as collateral for borrowing; and (iv) increase liquidity. We also invest primarily in mortgage related securities issued or sponsored by FNMA, Freddie Mac, and GNMA. We also invest in CMOs issued or sponsored by FNMA and Freddie Mac as well as private issuers. At September 30, 1997, mortgage related securities totaled $285.8 million or 24.3% of total assets, all of which were classified as available for sale. At September 30, 1997, all of the mortgage related securities were fixed rate. The mortgage related securities portfolio had coupon rates ranging from 5.0% to 10.0%, a weighted average yield of 6.80% and a weighted average life of 5.69 years at September 30, 1997. The estimated fair value of the Bank's mortgage related securities at September 30, 1997 was $285.8 million which was $758,000 greater than the amortized cost of $285.0 million.

     Mortgage related securities are created by the pooling of mortgages and the issuance of a security with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage related securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although the Bank focuses its investments on mortgage related securities backed by single-family mortgages. The issuers of such securities (generally U.S. Government agencies and government sponsored enterprises, including FNMA, Freddie Mac and GNMA) pool and resell the participation interests in the form of securities to investors, such as the Bank, and guarantee the payment of principal and interest to these investors. Mortgage related securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage related securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Bank. Investments in mortgage related securities involve a risk that actual prepayments will be greater than estimated over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby reducing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. We review prepayment estimates for our mortgage related securities at purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates and to determine the yield and estimated maturity of our mortgage related security portfolio. Of the Bank's $285.7 million mortgage related securities portfolio at September 30, 1997, $25.2 million with a weighted average yield of 6.23% had contractual maturities within five years, $64.1 million with a weighted average yield of 6.78% had contractual maturities of five to ten years, and $196.4 million with a weighted average yield of 6.88% had contractual maturities of over ten years. However, the actual maturity of a mortgage related security may be less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on such securities. Although prepayments of underlying mortgages depend on many factors, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of declining mortgage interest rates, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, we may be subject to reinvestment risk because, to the extent that the Bank's mortgage related securities prepay faster than anticipated, we may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate of return. Conversely, in a rising interest rate environment prepayments may decline, thereby extending the estimated life of the security and depriving the Bank of the ability to reinvest cash flows at the increased rates of interest.

     CMOs are a type of debt security issued by a special-purpose entity that aggregates pools of mortgages and mortgage related securities and creates different classes of CMO securities with varying maturities and amortization schedules as well as a residual interest with each class possessing different risk characteristics. The cash flows from the underlying collateral are generally divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage related securities, as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. In contrast to mortgage-backed securities from which cash flow is received (and hence, prepayment risk is shared) pro rata by all securities holders, the cash flow from the mortgages or mortgage related securities underlying

CMOs is paid in accordance with predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche of CMOs may therefore carry prepayment risk that differs from that of both the underlying collateral and other tranches. Accordingly, CMOs attempt to moderate risks associated with conventional mortgage related securities resulting from unexpected prepayment activity. Investments in CMOs involve a risk that actual prepayments will differ from those estimated in pricing the security, which may result in adjustments to the net yield on such securities. Additionally, the market value of such securities may be adversely affected by changes in the market interest rates. Management believes these securities may represent attractive alternatives relative to other investments due to the wide variety of maturity, repayment and interest rate options available.

     At September 30, 1997, our CMO portfolio totaled $107.2 million, or 9.1%, of total assets and 9.5% of total interest-earning assets, and consisted of $10.4 million of CMOs issued by private issuers and $96.8 million issued by government sponsored agencies such as FNMA and Freddie Mac. The entire CMO portfolio is classified as available for sale and had an estimated weighted average life of 3.31 years and a weighted average yield of 6.36% at September 30, 1997. It is our practice to limit purchases of privately issued CMOs to non-high risk securities rated "AAA" by a nationally recognized credit rating agency, investing primarily in the early to intermediate tranches which have the greatest credit support. Our current policy with respect to CMOs limits investments to non-high risk securities unless approval is given by the Board of Trustees and an analysis is provided on how a high risk CMO will improve the overall interest rate risk of the Bank. High risk CMOs are defined as those securities exhibiting significantly greater volatility of estimated average life and price relative to interest rates than do 30-year, fixed rate securities. We also limit the amount of investment in CMOs per issue to 15% of our net worth, and in conjunction with ABSs, to 20% of assets in the aggregate.

     Purchases, Sales, and Repayments of Mortgage Related Securities. Set forth below is information relating to the Bank's purchases, sales and repayments of principal of mortgage related securities for the periods indicated.

                                                                Nine Months
                                                            Ended September 30,            Years Ended December 31,
                                                            ---------------------    ------------------------------------------
                                                              1997         1996           1996             1995           1994
                                                            -------     ---------    -----------         -------        -------
                                                                               (In thousands)
Purchases:
    Adjustable-rate (1).............................     $    7,918     $      --     $       --     $        --     $   10,104
    Fixed-rate (1)..................................         23,563        65,729         85,506          32,885         44,164
    CMOs............................................         35,859            --             --          13,490         58,027
                                                         ----------    ----------     ----------     -----------     ----------
       Total purchases..............................         67,340        65,729         85,506          46,375        112,295

Sales:
    Adjustable-rate (1).............................        (15,726)           --             --         (16,110)            --
    Fixed-rate (1)..................................         (8,409)       (4,590)       (11,421)        (17,964)       (16,507)
    CMOs............................................        (20,354)       (1,941)       (13,125)        (18,377)       (24,951)
                                                         -----------   ----------     ----------     -----------     ----------
       Total sales..................................        (44,489)       (6,531)       (24,546)        (52,451)       (41,458)

Principal Repayments:
    Principal repayments............................        (25,359)      (25,466)       (33,026)        (28,056)       (76,816)
    Increase in other items, net (2)................            (88)         (118)          (158)           (130)          (517)
    Change in unrealized gains (losses)
       on mortgage related securities...............          3,498        (8,184)        (4,459)         22,525        (20,806)
                                                         ----------    ----------     ----------     -----------     ----------
          Net increase (decrease)...................     $      902     $  25,430     $   23,317     $   (11,737)    $  (27,302)
                                                         ==========    ==========     ==========     ===========     ==========

___________________
(1)  Consists of pass-through securities.
(2)  Other items represent amortization and accretion of premiums and discounts.

     U.S. Government and Agency Obligations. At September 30, 1997, our U.S. Treasury securities portfolio totaled $85.5 million, all of which was classified as available for sale. This portfolio consists primarily of short- to medium-term (maturities of one to five years) securities. The current investment strategy, however, is to maintain investments in such instruments to such extent as can be used for liquidity purposes, as collateral for borrowings, and for prepayment protection. At September 30, 1997, the agency securities portfolio totaled $5.0 million, all of which was classified as available for sale and consisted of agency callable debentures. The agency debentures are callable on a semi-annual basis following a holding period of twelve months. We do not generally purchase structured notes.

     Corporate Bonds. The corporate bond portfolio, which at September 30, 1997 totaled $7.0 million, all of which was classified as available for sale, was composed primarily of short- and medium-term, fixed-rate investment grade corporate and utility issues. At September 30, 1997, the portfolio had an average life of approximately 2.9 years and a weighted average yield of 6.84%. Our policy limits investments in corporate bonds with maturities of twelve years or less to bonds rated "BBB/Baa" or better by at least one nationally recognized rating agency and to a total investment of 15% of the Bank's assets, with a 6% of Bank net worth limitation per issue. Our policy limits investments in corporate bonds with maturities over twelve years to bonds rated "BBB/Baa" or better by at least one nationally recognized rating agency and a total investment of no more than 15% of the Bank's assets with a limitation of 4% of Bank net worth per issue. Consistent with the Bank's current securities investment strategy, the Bank has not emphasized investments in corporate debt obligations.

     States and Political Subdivisions. At September 30, 1997 we had a portfolio of bonds issued by states and political subdivisions consisting of 10 bonds totaling $1.8 million, which had an estimated fair value of $1.9 million. All of such securities were classified as available for sale and were comprised of general obligation bonds (i.e., obligations backed by the general credit of the issuer). All of the bonds are currently rated "AAA" with the exception of two non-rated local bonds with an estimated fair value of $194,130. At September 30, 1997 the average life of the portfolio was approximately 5.65 years and the portfolio had a weighted average yield of 5.58%, before tax equivalent yield adjustments. Interest earned on municipal bonds is exempt from federal income taxes. Some of the bonds additionally benefit from state income tax exemptions.

     Equity Securities. At September 30, 1997, our equity securities portfolio totaled $12.5 million, all of which was classified as available for sale. The portfolio consisted of $6.1 million of common stock issued by nationally recognized companies and $6.4 million of stock issued by the FHLB as a condition of membership. The Bank benefits from its investment in common and preferred stock due to a tax deduction the Bank receives with regard to dividends paid by domestic corporate issuers on equity securities held by other corporate entities, such as the Bank. The Bank's policy limit for common stock investments is 7.5% of total assets and the amount invested in any single issuer may not exceed 4% of net worth. The Bank's current policies permit the purchase of common stock rated "B+" or better.

     Asset-Backed Securities. Our ABS portfolio at September 30, 1997 totaled $67.2 million, all of which were classified as available or sale, representing 5.72% of total assets and 5.96% of total interest-earning assets. The Bank purchases shorter average life tranches with pass-through or sequential structures, tight payment windows and senior positions. Issues will generally have third party guarantees by monoline credit insurers and/or some form of internal credit protection (i.e., reserve funds, excess spread accounts or subordination). The Bank's current policy limits investment in ABSs in conjunction with non-high risk mortgage derivative products to 20% of the Bank's total assets.

     ABSs are a type of debt security collateralized by various loans and assets including; automobile loans, equipment leases, credit card receivables, home equity and improvement loans, manufactured housing, student loans and other consumer loans. Issuance of an ABS begins with creation of a special purpose bankruptcy-remote trust to hold collateral on behalf of investors and to administer the distribution of cash flows. The business of a bankruptcy-remote ABS trust is restricted to the purchase of loans and issuance of debt collateralized by those loans. Because consumer loans are amortizing, alternate principal cash flow structures can be created and tranched in a very similar manner as CMOs. There are several typical structures available to investors in the ABS market. They are excess spread, senior/subordinated, reserve funds and surety bond guaranteed. Excess spread is the first line of protection for most ABS and is the difference between interest cash flow from the underlying loans and the combined investor coupon, servicing fee, charge-offs and trust costs. Senior/subordinated structures are internal credit support designating one portion of the transaction as junior to the remaining portion. Obligations to the senior class are honored prior to junior class obligations in the event of a cash flow shortfall from the collateral. A reserve fund is, in effect, part of the subordinated piece retained, in a declining balance, by the trust so that a portion of the junior class may be rated investment grade. Surety bond or guarantee structures are guarantees by third party AAA-rated monoline insurance companies. Insurers generally guarantee (or wrap) the principal and interest payments of 100% of a transaction, not just the subordinated class. Assetbacked securitizations provide the Bank with a broad selection of fixed-income alternatives, most with higher credit ratings and less downgrade risk than corporate bonds and more stable cash flows than mortgage related securities. Prepayments and structure risk of ABSs are less of a concern than CMO securities due to the shorter maturities of the underlying collateral promoting greater stability of payments.

     Money Market Preferred Stock. At September 30, 1997, the Bank held $37.5 million of money market preferred stock ("MMPS") exclusively in its held to maturity portfolio. The portfolio represents 3.19% of total assets and 3.32% of total interest-earning assets, and has a weighted average rate of 4.10%. The portfolio consisted primarily of shares of major utility companies. Investments in these securities are used by the Bank as a higher yielding cash alternative to federal funds sold and as a source of second-tier liquidity due to their 49 and 90 day maturities (dividend resets). Rates are set on these securities by means of Dutch Auction, are priced on a predetermined formula at a percentage of commercial paper and are used by corporations as a lower rate funding alternative. We benefit from an investment in common and preferred stock due to the 70% dividends- received tax deduction we recognize with regard to dividends paid by U.S. corporate issuers on equity securities held by other corporate entities, such as the Bank. The yield is therefore higher on these securities on an after-tax basis than the quoted yield. The Bank's policy limit for its MMPS investments is $5 million per issue and $50 million in aggregate.

SOURCES OF FUNDS

     General. Deposits, repayments and prepayments of loans and securities, proceeds from sales of loans and securities, and proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes. To a lesser extent we use borrowed funds, primarily FHLB advances, to fund our operations.

     Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of savings, NOW accounts, checking accounts, money market accounts, school savings and club accounts and certificates of deposit. We offer certificates of deposit with balances in excess of $100,000 at preferential rates (jumbo certificates) and also offer Individual Retirement Accounts ("IRAs") and other qualified plan accounts. To enhance the deposit products it offers, we offer commercial checking accounts for small to moderately-sized commercial businesses, as well as a low-cost checking account services for low-income customers.

     At September 30, 1997, our deposits totaled $992.2 million or 99.0% of interest-bearing liabilities. For the nine months ended September 30, 1997, the average balance of savings and transaction account deposits totaled $452.1 million, or 47.0% of total average deposits. At September 30, 1997, we had a total of $516.9 million in certificates of deposit, of which $364.5 million had maturities of one year or less, reflecting the shift in deposit accounts from savings accounts to shorter-term certificates of deposit that has occurred in the last three years. In 1996, the average balance of savings and transaction account deposits represented approximately 49.1% of total deposits and certificates of deposit represented 50.9%. Although the Bank has a significant portion of its deposits in shorter term certificates of deposit, management monitors activity on these accounts and, based on historical experience and the Bank's current pricing strategy, believes it will retain a large portion of such accounts upon maturity.

     The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. Our deposits are obtained predominantly from the areas in which its branch offices are located. We rely primarily on competitive pricing of our deposit products and customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. In addition, the Bank has periodically paid a special interest payment on all deposit accounts, ranging from 10 to 25 basis points. For the year ended December 31, 1995, we paid a special interest payment of 15 basis points on all deposit accounts in commemoration of its 125th anniversary, which totaled $1.25 million. While 1995 was the most recent year in which a special interest payment was paid, the Bank has made no decision as to whether such special interest payments will occur in any future year. The Bank uses traditional means of advertising its deposit products, including radio and print media and generally does not solicit deposits from outside its market area. While certificates of deposit in excess of $100,000 are accepted by the Bank, and may be subject to preferential rates, we do not actively solicit such deposits as they are more difficult to retain than core deposits. Historically, the Bank has not used brokers to obtain deposits.

     The following table sets forth the deposit activities of the Bank for the periods indicated.

                                                                Nine Months
                                                           Ended September 30,                   Years Ended December 31,
                                                         --------------------------     -----------------------------------------
                                                            1997            1996           1996           1995            1994
                                                         ----------   -------------     ----------     -----------     ----------
                                                                                (Dollars in thousands)
Opening balance.....................................    $   920,072     $   861,065     $  861,065     $   819,690     $  812,939
Deposits............................................      1,751,818       1,244,359      1,736,655       1,508,173      1,182,400
Withdrawals.........................................     (1,711,656)     (1,215,860)    (1,716,709)     (1,502,621)    (1,207,280)
Interest credited...................................         31,985          29,489         39,061          35,823         31,631
                                                        -----------     -----------     ----------     -----------     ----------

Ending balance......................................        992,219         919,053        920,072         861,065        819,690
                                                        -----------     -----------     ----------     -----------     ----------

Net increase........................................    $    72,147     $    57,988     $   59,007     $    41,375     $    6,751
                                                        ===========     ===========     ==========     ===========     ==========

Percent increase....................................           7.84%           6.73%          6.85%           5.05%          0.83%
                                                        ===========     ===========     ==========     ===========     ==========

     The following table indicates the amount of the Bank's certificates of deposit by time remaining until maturity as of September 30, 1997.

                                                                                        Maturity
                                                        ----------------------------------------------------------
                                                          3 Months     Over 3 to 6     Over 6 to 12     Over 12
                                                           or Less         Months         Months         Months           Total
                                                        -----------     -----------    -----------    ------------   ------------
                                                                                       (In thousands)
Certificates of deposit less than $100,000..........    $    89,252     $    81,223    $   142,291    $    113,661   $    426,427
Certificates of deposit of $100,000 or more.........         17,951          11,389         22,350          38,751         90,441
                                                        -----------     -----------    -----------    ------------   ------------

Total of certificates of deposit....................    $   107,203     $    92,612    $   164,641    $    152,412   $    516,868
                                                        ===========     ===========    ===========    ============   ============

     The following tables set forth information, by various rate categories, regarding the average balance of deposits by types of deposit for the periods indicated.

                                                               For the Nine Months Ended                 For the Year Ended
                                                                     September 30,                          December 31,
                                                         ------------------------------------   ----------------------------------
                                                                         1997                                   1996
                                                         ------------------------------------   ----------------------------------
                                                                        Percent                                Percent
                                                                       of Total     Weighted                  of Total    Weighted
                                                           Average      Average      Average      Average      Average     Average
                                                           Balance     Deposits       Rate        Balance     Deposits      Rate
                                                         ---------    ---------    ---------    ---------    ---------   ---------
                                                                                   (Dollars in thousands)
Money market accounts.................................   $   60,173       6.25%        3.57%     $  53,999      6.04%        3.55%
Savings accounts......................................      304,106       31.60        3.34        307,530     34.36         3.37
NOW accounts..........................................       60,240        6.26        1.82         51,718      5.78         1.85
Non-interest-bearing accounts.........................       27,629        2.87          --         26,273      2.94           --
                                                         ----------  ----------                -----------  --------

   Total..............................................      452,148       46.98        2.96        439,520     49.12         3.01
                                                         ----------  ----------                ------------ --------

Certificates of deposit:
Less than six months..................................      188,291       19.58          --        176,787     19.76           --
Over six through 12 months............................      124,360       12.92          --        106,793     11.94           --
Over 12 through 24 months.............................       81,310        8.45          --         53,409      5.97           --
Over 24 months........................................       28,417        2.95          --         38,486      4.30           --
Certificates over $100,000............................       87,746        9.12          --         79,755      8.91           --
                                                         ----------  ----------                 ---------- ---------

   Total certificates of deposit......................      510,124       53.02        5.74        455,230     50.88         5.81
                                                         ----------  ----------                 ---------- ---------

      Total average deposits..........................   $  962,272      100.00%      4.44%     $  894,750    100.00%        4.43%
                                                         ==========   =========                 ==========  =========

                                                                               For the Year Ended December 31,
                                                               -------------------------------------------------------------------
                                                                        1995//1//                               1994
                                                               ------------------------------   ----------------------------------
                                                                        Percent                                Percent
                                                                       of Total     Weighted                  of Total    Weighted
                                                           Average      Average      Average      Average      Average     Average
                                                           Balance     Deposits       Rate        Balance     Deposits      Rate
                                                           -------     --------     --------      -------    ---------    --------
                                                                                    (Dollars in thousands)
Money market accounts.................................   $   52,528       6.27%       3.96%      $  49,671      6.05%        3.09%
Savings accounts......................................      326,125      38.91        3.42         415,843     50.68         3.09
NOW accounts..........................................       44,023       5.25        1.89          36,386      4.43         2.06
Non-interest-bearing accounts.........................       28,720       3.43          --          30,996      3.78           --
                                                         ----------  ---------                  ----------  --------
   Total..............................................      451,396      53.86        3.12         532,896     64.94         2.84
                                                         ----------   --------                  ----------  --------

Certificates of deposit:
Less than six months..................................      117,584      14.03          --          64,323      7.85           --
Over six through 12 months............................       94,366      11.26          --          56,520      6.89           --
Over 12 through 24 months.............................       55,039       6.57          --          46,226      5.63           --
Over 24 months........................................       50,891       6.07          --          62,147      7.57           --
Certificates over $100,000............................       68,768       8.21          --          58,445      7.12           --
                                                         ----------   --------                  ----------  --------

   Total certificates of deposit......................      386,648      46.14        6.09         287,661     35.06         5.72
                                                         ----------   --------                  ----------  --------

      Total average deposits..........................   $  838,044     100.00%       4.49%     $  820,557    100.00%        3.85%
                                                         ==========   ========                  ==========  ========

___________________________
(1) Calculations for this table exclude a $1.25 million special interest payment in 1995 which was approved by the Bank's Board of Trustees and paid on a pro rata basis on all interest-bearing savings, NOW, money market and certificate of deposit accounts in recognition of the Bank's 125th anniversary.

     Certificates of Deposit Maturities. The following table sets forth the amount and maturities of certificates of deposit at September 30, 1997

                                                                       Period to Maturity from September 30, 1997
                                                      ---------------------------------------------------------------------------
                                                          Less                                  Three        Four
                                                          Than       One to       Two to         to           to          Five
                                                           One         Two         Three        Four         Five       Years or
                                                          Year        Years        Years        Years        Years        More
                                                      -----------  -----------  ----------   ----------   ----------  ----------
                                                                                                                    (In thousands)

Rate:
0 to 4.00%..........................................  $     1,142  $        --  $        2   $       --   $       --   $        4
4.01 to 5.00%.......................................       22,935          496          65           --           --          103
5.01 to 6.00%.......................................      322,677       79,103      13,173        4,397          877        1,758
6.01 to 7.00%.......................................       11,670        4,136       1,141          211           30          413
7.01 to 8.00%.......................................        1,948          327         111        4,415           --           --
8.01 to 9.00%.......................................        4,069       10,406       3,084        1,600           --           --
Over 9.01%..........................................           15       26,455          --           --           --          105
                                                      -----------  -----------  ----------   ----------   ----------   ----------
   Total ...........................................  $   364,456  $   120,923  $   17,576   $   10,623   $      907   $    2,383
                                                      ===========  ===========  ==========   ==========   ==========   ==========

                                                                          At December 31
                                                                    -------------------------

                                                             At
                                                          Sept. 30,
                                                            1997         1996        1995        1994
                                                         ----------   ----------  ----------   ---------
Rate:
0 to 4.00%..........................................     $    1,148   $    1,567  $   5,222   $63,605
4.01 to 5.00%.......................................         23,599       57,140     46,340    64,416
5.01 to 6.00%.......................................        421,985      351,270    202,715   107,776
6.01 to 7.00%.......................................         17,601       23,173     94,957     5,922
7.01 to 8.00%.......................................          6,801        7,456     10,662    11,195
8.01 to 9.00%.......................................         19,159       18,775     19,765    19,209
Over 9.01%..........................................         26,575       25,340     42,875    48,296
                                                         ----------   ----------   ---------- --------
   Total ...........................................     $  516,868  $   484,721  $ 422,536  $302,419
                                                         ==========  ===========  =========== ========

     Borrowed Funds. At September 30, 1997, the Bank had $28.7 million of borrowed funds, which primarily consisted of FHLB advances and reverse repurchase agreements entered into with nationally recognized securities brokerage firms. Reverse repurchase agreements are contracts for the sale of securities owned or borrowed by the Bank, with an agreement to repurchase those securities at an agreed upon price and date. We use reverse repurchase agreements in periods when we can generate securities investments with yields in excess of the cost of such borrowings. Our policies limit the use of reverse repurchase agreements to collateral consisting of U.S. Treasury obligations, U.S. agency obligations or mortgage related securities. Securities brokers utilized by the Bank in these agreements must meet the Securities Exchange Act Uniform Net Capital Rule 15c3-1 requirements with a public securities association master repurchase agreement on file. There was $20.0 million of reverse repurchase agreements outstanding as of December 31, 1996, and the Bank averaged approximately $11.1 million outstanding pursuant to such agreements during the year ended December 31, 1996. At September 30, 1997, $18.7 million of reverse repurchase agreements were outstanding. In 1994, the Bank became eligible to obtain advances from the FHLB of New York upon the security of the common stock it owns in that bank and certain of its residential mortgage loans, provided certain standards related to credit worthiness have been met. Such advances are available pursuant to several credit programs, each of which has its own interest rate and range of maturities. There were $12.0 million of FHLB advances outstanding as of December 31, 1996, and the Bank averaged approximately $5.6 million of FHLB advances during the year ended December 31, 1996. As of September 30, 1997, $10.0 million of FHLB advances were outstanding. At September 30, 1997, the Bank had $117.8 million available under a line of credit with the FHLB of New York.

     The following table sets forth the maximum month-end balance and average monthly balance of FHLB advances and securities sold under agreements to repurchase for the periods indicated. The Bank had no outstanding borrowings at December 31, 1995 and 1994.

                                                                 Nine Months              Year Ended
                                                              Ended September 30,        December 31,
                                                              ------------------
                                                                 1997            1996        1996
                                                              ----------      ----------   ---------
                                                                         (Dollars in thousands)
Maximum Balance:
---------------
FHLB advances.......................................          $   10,000      $    5,000   $   12,000
Securities sold under agreements
 to repurchase......................................              28,961          24,675       24,675

Average Balance:
---------------
FHLB advances.......................................               6,889           5,000        5,583
Securities sold under agreements
 to repurchase......................................              22,030           8,147       11,091

Weighted Average Interest Rate:
------------------------------
FHLB advances.......................................                5.93%           5.72%        5.78%
Securities sold under agreements
 to repurchase......................................                5.59            5.35         5.38

     The following table sets forth certain information as to the Bank's borrowings at the dates indicated.

                                                                                               At              At
                                                                                          September 30,     December 31,
                                                                                              1997            1996
                                                                                          ------------      -----------
                                                                                                   (In thousands)
FHLB advances......................................................................       $    10,000       $   12,000
Securities sold under agreements to repurchase.....................................            18,740           20,008
                                                                                          -----------       ----------
    Total borrowings...............................................................       $    28,740       $   32,008
                                                                                          ===========       ==========

Weighted average interest rate of FHLB advances....................................              6.16%            6.03%

Weighted average interest rate of securities sold
    under agreements to repurchase.................................................              5.68%            5.42%

SAVINGS BANK LIFE INSURANCE

     The Bank, through its Savings Bank Life Insurance ("SBLI") department, engages in group life insurance coverage for individuals under the SBLI Financial Institution Group Life insurance policy. The SBLI department's activities are segregated from the Bank and, while they do not materially affect the Bank's earnings, management believes that offering SBLI is beneficial to the Bank's relationship with its depositors and the general public. The SBLI department pays its own expenses and reimburses the Bank for expenses incurred on its behalf. At September 30, 1997, the SBLI Department had policies totaling $1.7 billion in force.

OTHER FEE BASED ACTIVITIES

     We offer annuity and mutual fund products through designated employees who are registered representatives. The annuity and mutual funds, which are products of unrelated insurance and mutual fund companies, are offered to customers and to members of the general public who are interested in non-deposit investments. We began offering mutual fund products in 1997. We earn fees from the annuity and mutual fund providers for attracting and retaining these customers. During the nine months ended September 30, 1997, and the years ended December 31, 1996, 1995 and 1994, we had revenues of $339,000, $448,000, $230,000 and $143,000, respectively from annuity and mutual fund sales.

SUBSIDIARY ACTIVITIES

     LSB Realty, Inc. LSB Realty, Inc. is a wholly-owned real estate development subsidiary of the Bank which was established in 1984 for the purpose of investing in and lending to real estate development projects. At this time, the subsidiary is in the process of divesting its last five projects and selling the remaining properties it has developed. The portfolio was developed in the 1980's with other New York State savings banks and invested primarily in residential real estate development partnerships in the Hudson Valley region of New York State. As of September 30, 1997, there is no remaining asset value reflected in the financial statements for these projects.

     LSB Associates, Inc. LSB Associates, Inc., a wholly-owned subsidiary of the Bank incorporated in 1984, is engaged in the sale of annuities, life insurance, and mutual funds. LSB Associates, Inc. acts as an agent for third party insurance companies to sell their products.

     Other Subsidiaries. The Bank has two other wholly-owned subsidiaries. LSB Funding, Inc. is a real estate investment trust ("REIT") and LSB Securities, Inc. is a New York State Article 9A company which is primarily involved in the investment in U.S. Treasury obligations.

COMPETITION

     The Bank faces significant competition in both making loans and attracting deposits. The Western New York area has a high density of financial institutions, most of which are branches of significantly larger institutions which have greater financial resources than the Bank, and all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, mortgage banking companies, credit unions and insurance companies and other financial service companies. Its most direct competition for deposits has historically come from savings and loan associations, savings banks, commercial banks and credit unions. The Bank faces additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies. Further competition may arise as restrictions on the interstate operations of financial institutions are removed.

PROPERTIES

     The Bank currently conducts its business through fifteen full service banking offices. The following table sets forth the Bank's offices as of September 30, 1997 and does not include the three branch office facilities which the Bank plans to initiate subsequent to such date, which are expected to open in the first or second quarter of 1998.

     LOCATION              LEASED    ORIGINAL     DATE OF       NET BOOK VALUE
                             OR        YEAR        LEASE        OF PROPERTY OR
                            OWNED   LEASED OR    EXPIRATION        LEASEHOLD
                                     ACQUIRED                  IMPROVEMENTS AT
                                                              SEPTEMBER 30,1997
--------------------------------------------------------------------------------
                                                                (In thousands)
ADMINISTRATIVE/HOME OFFICE:

Administrative Center
6950 South Transit Road
Lockport, NY  14094         Owned      1996          N/A            $7,986


BRANCH OFFICES:

Loan Center Office
80 Washburn Street
Lockport, NY  14094         Owned      1968          N/A              $538

Main Office (1)
55 East Avenue
Lockport, NY  14094         Owned      1968          N/A            $1,385

Town of Lockport Office (2)
5737 South Transit Road
Lockport, NY  14094         Leased     1973      4/30/12              $639


Town of Lockport Office (2)
Drive Thru Facility
6210 Shimer Drive
Lockport, NY  14094         Leased     1993      9/30/12              $218

Batavia Office
401 West Main Street
Batavia, NY 14020           Owned      1977          N/A              $413

Cheektowaga Office
1455 French Road
Depew, NY  14043             Owned     1991          N/A            $813

Clarence Office
6409 Transit Road
East Amherst, NY 14051      Leased     1989       12/31/09           $25

Depew Office
570 Dick Roadb
NY  14043                   Leased     1996       12/31/99          $208

Hamburg Office
5751 South Park Avenue
Hamburg, NY  14075           Owned     1995          N/A            $897

Medina Office
327 Main Street
Medina, NY  14103            Owned     1975          N/A            $319

Niagara Falls Office
Tops Int'l Super Center
7200 Niagara Falls Blvd.
Niagara Falls, NY 14304     Leased     1993        3/31/08          $124

North Tonawanda Office
100 River Road
North Tonawanda, NY 14120    Owned     1994          N/A            $728

Ransomville Office
2547 Youngstown/Lockport Rd.
Ransomville, NY 14131        Owned     1985          N/A             $71

Tonawanda Office
Sheridan/Delaware Plaza
Tonawanda, NY  14223        Leased     1997        3/31/17          $336

West Amherst Office
Tops Super Center
3035 Niagara Falls Blvd.
Amherst, NY  14228          Leased     1993        9/30/08          $137

West Seneca Office
1251 Union Road             Leased     1996        8/31/06          $254
West Seneca, NY  14224


North Buffalo Office
2141 Elmwood Avenue
Buffalo, NY  14207          Leased     1997        3/31/17          $292

________________
(1)  The Main Office Branch building also houses certain administrative offices.
(2)  The Bank owns the building but leases the land.


LEGAL PROCEEDINGS

     The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which are believed by management to be immaterial to the financial condition or operations of the Bank.

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PERSONNEL

     As of September 30, 1997, the Bank had 305 full-time employees and 96 part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank - Benefit Plans" for a description of certain compensation and benefit programs offered to the Bank's employees.

                          FEDERAL AND STATE TAXATION

FEDERAL TAXATION

     General. The Mutual Holding Company, the Company and the Bank will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to the Bank.

     Method of Accounting. For federal income tax purposes, the Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

     Bad Debt Reserves. Prior to the 1996 Act, the Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at the Bank's taxable income. As a result of the 1996 Act, the Bank must use the specific charge off method in computing its bad debt deduction beginning with its 1996 Federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of such reserve subject to recapture as of September 30, 1997, was approximately $4.2 million

           Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions or cease to maintain a bank charter.

     At September 30, 1997, the Bank's total federal pre-1988 reserve was approximately $6.9 million. This reserve reflects the cumulative effects of federal tax deductions by the Bank for which no Federal income tax provision has been made.

     Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

     Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after August 5, 1997. At September 30, 1997, the Bank had no net operating loss carryforwards for federal income tax purposes.

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     Corporate Dividends-Received Deduction. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. Following completion of the Reorganization and Offering, it is expected that the Mutual Holding Company will own less than 80% of the outstanding Common Stock of the Company. As such, the Mutual Holding Company will not be permitted to file a consolidated federal income tax return with the Company and the Bank. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

STATE TAXATION

     New York State Taxation. The Company and the Bank will report income on a combined calendar year basis to New York State. New York State Franchise Tax on corporations is imposed in an amount equal to the greater of (a) 9% of "entire net income" allocable to New York State (b) 3% of "alternative entire net income" allocable to New York State (c) 0.01% of the average value of assets allocable to New York State or (d) nominal minimum tax. Entire net income is based on federal taxable income, subject to certain modifications. Alternative entire net income is equal to entire net income without certain modifications.

     Delaware State Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                                  REGULATION

GENERAL

     The Bank is a New York-chartered mutual savings bank and its deposit accounts are insured up to applicable limits by the Bank Insurance Fund ("BIF") of the FDIC. The Bank is subject to extensive regulation by the Department, as its chartering agency; and by the FDIC, as its deposit insurer. The Bank is required to file reports with, and is periodically examined by, the FDIC and the Superintendent concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other savings institutions. The Bank is a member of the FHLB of New York and is subject to certain regulations by the Federal Home Loan Bank System. Both the Company and the Mutual Holding Company, as bank holding companies, will be subject to regulation by the Federal Reserve Board and will be required to file reports with the Federal Reserve Board. Any change in such regulations, whether by the Department, the FDIC, or the Federal Reserve Board could have a material adverse impact on the Bank, the Company, or the Mutual Holding Company.

     Certain of the regulatory requirements applicable to the Bank, the Company and the Mutual Holding Company are referred to below or elsewhere herein.

NEW YORK BANK REGULATION

     The exercise by an FDIC-insured savings bank of the lending and investment powers of a savings bank under the New York State Banking Law is limited by FDIC regulations and other federal law and regulations. In particular, the applicable provisions of New York State Banking Law and regulations governing the investment authority and activities of an FDIC insured state-chartered savings bank have been substantially limited by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the FDIC regulations issued pursuant thereto.

     The Bank derives its lending, investment and other authority primarily from the applicable provisions of New York State Banking Law and the regulations of the Banking Department, as limited by FDIC regulations. Under these laws and regulations, savings banks, including the Bank, may invest in real estate mortgages, consumer and commercial

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

loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may invest up to 7.5% of its assets in corporate stock, with an overall limit of 5% of its assets invested in common stock. Investment in the stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank's assets, except as set forth below. Such equity securities must meet certain earnings ratios and other tests of financial performance. A savings bank's lending powers are not subject to percentage of assets limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the "leeway" power, make investments not otherwise permitted under the New York State Banking Law. This power permits investments in otherwise impermissible investments of up to 1% of assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with and reliance upon the specific investment authority set forth in the New York State Banking Law, savings banks are authorized to elect to invest under a "prudent person" standard in a wider range of investment securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the "prudent person" standard, it will be unable to avail itself of the other provisions of the New York State Banking Law and regulations which set forth specific investment authority. The Bank has not elected to conduct its investment activities under the "prudent person" standard. A savings bank may also exercise trust powers upon approval of the Department.

     New York State chartered savings banks may also invest in subsidiaries under their service corporation investment authority. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities which may be authorized by the Banking Department. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank's assets, and such investments, together with the bank's loans to its service corporations, may not exceed 10% of the savings bank's assets. Furthermore, New York banking regulations impose requirements on loans which a bank may make to its executive officers and directors and to certain corporations or partnerships in which such persons have equity interests. These requirements include, but are not limited to, requirements that (i) certain loans must be approved in advance by a majority of the entire Board of Trustees and the interested party must abstain from participating directly or indirectly in the voting on such loan, (ii) the loan must be on terms that are not more favorable than those offered to unaffiliated third parties, and (iii) the loan must not involve more than a normal risk of repayment or present other unfavorable features.

     Under the New York State Banking Law, the Superintendent may issue an order to a New York State chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the Department that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee or officer may be removed from office after notice and an opportunity to be heard. The Bank does not know of any past or current practice, condition or violation that might lead to any proceeding by the Superintendent or the Department against the Bank or any of its trustees or officers.

INSURANCE OF ACCOUNTS AND REGULATION BY THE FDIC

     The Bank is a member of the BIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the U.S. Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings banks, after giving the Superintendent an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition.

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

     In late 1995, the FDIC approved a final rule regarding deposit insurance premiums which, effective with respect to the semi-annual premium assessment beginning January 1, 1996, reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to an annual minimum of $2,000) for institutions in the lowest risk category.

     As a result of legislation passed in 1996, relating to the recapitalization of the SAIF, from 1997 through 1999, FDIC-insured institutions will pay an insurance premium of approximately 1.3 basis points of their BIF-assessable deposits. The Bank's insurance premiums, which had amounted to the minimum $2,000 annual fee for its BIF-insured deposits, were increased to 1.3 basis points. Based upon assessable deposits at September 30, 1997, the Bank would expect to pay $31,400 in insurance premiums per quarter during 1998.

REGULATORY CAPITAL REQUIREMENTS

     The FDIC has adopted risk-based capital guidelines to which the Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. The Bank is required to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as the Bank's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified offbalance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

     These guidelines divide a savings bank's capital into two tiers. The first tier ("Tier I") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio of 8%, of which at least 4% must be Tier I capital.

     In addition, the FDIC has established regulations prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

STANDARDS FOR SAFETY AND SOUNDNESS

     The federal banking agencies have adopted a final regulation and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") to implement the safety and soundness standards required under federal law. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards set forth in the Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. The agencies also adopted additions to the Guidelines which require institutions to examine asset quality and earnings standards. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by federal law. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS

     The FDIC has the authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by a bank that will result in the bank failing to meet its applicable capital requirements on a pro forma basis. New York law also restricts the Bank from declaring a dividend which would reduce its capital below (i) the amount required to be maintained by state and federal law and regulations, or (ii) the amount of the Bank's liquidation account established in connection with the Reorganization.

PROMPT CORRECTIVE ACTION

     The federal banking agencies have promulgated regulations to implement the system of prompt corrective action required by federal law. Under the regulations, a bank shall be deemed to be (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized"; (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

     Based on the foregoing, the Bank is currently classified as a "well capitalized" savings institution.

ACTIVITIES AND INVESTMENTS OF INSURED STATE-CHARTERED BANKS

     Federal law generally limits the activities and equity investments of FDIC-insured, state-chartered banks to those that are permissible for national banks, notwithstanding state laws. Under regulations dealing with equity investments, an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary; (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation, or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets; (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees', and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions; and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

     Federal law and FDIC regulations permit certain exceptions to the foregoing limitation. For example, certain state-chartered banks, such as the Bank, may continue to invest in common or preferred stock listed on a National Securities Exchange or the National Market System of NASDAQ, and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. Such banks may also continue to sell savings bank life insurance. As of September 30, 1997, the Bank had $6.1 million of securities pursuant to this exception.

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

TRANSACTIONS WITH AFFILIATES

     Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a subsidiary. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate.
Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

     Further, Section 22(h) of the Federal Reserve Act restricts a savings bank with respect to loans to directors, executive officers, and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total capital and surplus.
Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and shareholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the Board of Directors of the savings bank. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal shareholders must generally be made on terms substantially the same as offered in comparable transactions to other persons.
Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

HOLDING COMPANY REGULATION

     FEDERAL BANK HOLDING COMPANY REGULATION. Upon consummation of the Reorganization, the Company, as the sole shareholder of the Bank, and the Mutual Holding Company, as indirect controlling shareholder of the Bank, will become bank holding companies. Bank holding companies are subject to comprehensive regulation and regular examinations by the Federal Reserve Board under the BHCA, and the regulations of the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

     Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

     Under the BHCA, a bank holding company must obtain Federal Reserve Board approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such

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

shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

     The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings association, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Company and the Mutual Holding Company have no present plans to engage in any of these activities.

     Interstate Banking and Branching. Federal law allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of the bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Federal Reserve Board is prohibited from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Individual states continue to have authority to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit referred to above.

     Additionally, beginning on June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks "opted out" by adopting a law which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. In response to Riegle-Neal, the State of New York enacted laws allowing interstate mergers and branching on a reciprocal basis.

     Federal law authorizes the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The appropriate federal banking agencies are required to prescribe regulations which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. The FDIC and Federal Reserve Board have adopted such regulations. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve. Should the FDIC determination that a bank interstate branch is not reasonably helping to meet the credit needs of the communities serviced by an interstate, the FDIC is authorized to close the interstate branch or not permit the bank to open a new branch in the state in which the bank previously opened an interstate branch.

     Dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the holding company's capital needs, asset quality and

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

overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized."

     Bank holding companies are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

     NEW YORK STATE BANK HOLDING COMPANY REGULATION. In addition to the federal bank holding company regulations, a bank holding company organized or doing business in New York State also may be subject to regulation under the New York State Banking Law. The term "bank holding company," for the purposes of the New York State Banking Law, is defined generally to include any person, company or trust that directly or indirectly either controls the election of a majority of the directors or owns, controls or holds with power to vote more than 10% of the voting stock of a bank holding company or, if the company is a banking institution, another banking institution, or 10% or more of the voting stock of each of two or more banking institutions. In general, a bank holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York State Banking Law. Under New York State Banking Law, the prior approval of the Banking Department is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. Additionally, certain restrictions apply to New York State bank holding companies regarding the acquisition of banking institutions which have been chartered five years or less and are located in smaller communities. Officers, directors and employees of New York State bank holding companies are subject to limitations regarding their affiliation with securities underwriting or brokerage firms and other bank holding companies and limitations regarding loans obtained from its subsidiaries. Although the Company will not be a bank holding company for purposes of New York State law upon the Effective Date of the Reorganization, any future acquisition of ownership, control, or the power to vote 10% or more of the voting stock of another bank or bank holding company would cause it to become such.

     MUTUAL HOLDING COMPANY REGULATION. Under New York law, the Mutual Holding Company may exercise all powers and privileges of a New York chartered mutual savings bank. As a bank holding company, the Mutual Holding Company is also authorized to exercise all powers and in engage in all activities permitted to a bank holding company under the Bank Holding Company Act, except that it may not directly or indirectly engage in the sale or underwriting of insurance.

     Dividend Waivers by the Mutual Holding Company. It has been the policy of many mutual holding companies to waive the receipt of dividends declared by any savings institution subsidiary. In connection with its approval of the Reorganization, however, the Federal Reserve Board imposed certain conditions on the waiver by the Mutual Holding Company of dividends paid on the Common Stock. In particular, the Mutual Holding Company must obtain prior Federal Reserve Board approval before it may waive any dividends. As of the date hereof, management does not believe that the Federal Reserve Board has given its approval to any waiver of dividends by any mutual holding company that has requested its approval.

     The terms of the Federal Reserve Board approval of the Reorganization also require that the amount of any waived dividends will not be available for payment to Minority Stockholders and will be excluded from capital for purposes of calculating dividends payable to Minority Stockholders. Moreover, the cumulative amount of waived dividends must be maintained in a restricted capital account which would be added to any liquidation account of the Bank, and would not be available for distribution to Minority Stockholders. The restricted capital account and liquidation account amounts would not be reflected in the Bank's financial statements or the notes thereto, but would be considered as a notational or memorandum account of the Bank, and would be maintained in accordance with the rules, regulations and policy of the Office of Thrift Supervision except that such rules would be administered by the Federal Reserve Board, and any other rules and regulations adopted by the Federal Reserve Board. The Plan of Reorganization also provides that if the Mutual Holding Company converts to stock form in the future, any waived dividends would reduce the percentage of the converted company's shares of common stock issued to Minority Stockholders in connection with any such transaction. See "Conversion of the Mutual Holding Company to Stock Form."

     Management does not believe that the Mutual Holding Company will initially waive dividends declared by the Company. If the Mutual Holding Company decides that it is in its best interest to waive a particular dividend to be paid by the Company, and the Federal Reserve Board approves such waiver, then the Company would pay such dividend only to Minority Stockholders, and the amount of the dividend waived by the Mutual Holding Company would be treated in the manner described above. The Mutual Holding Company's decision as to whether or not to waive a particular dividend, if such waiver is approved by the Federal Reserve Board, will depend on a number of factors, including the Mutual Holding Company's capital needs, the investment alternatives available to the Mutual Holding Company as compared to those available to the Company, and regulatory approvals. There can be no assurance (i) that after the Reorganization the Mutual Holding Company will waive dividends paid by the Company, (ii) that the Federal Reserve Board will approve any dividend waivers by the Mutual Holding Company or (iii) of the terms that may be imposed by the Federal Reserve Board on any dividend waiver.

     Conversion of the Mutual Holding Company to Stock Form. New York law, regulations of the Department and the Plan of Reorganization permit the Mutual Holding Company to convert from the mutual to the capital stock form of organization (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Trustees has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction, the Mutual Holding Company would merge with and into the Bank or the Company, with the Bank or the Company as the resulting entity, and certain depositors of the Bank would receive the right to subscribe for additional shares of the resulting entity. In a Conversion Transaction, each share of Common Stock outstanding immediately prior to the completion of the Conversion Transaction held by persons other than the Mutual Holding Company (a "Minority Share") would be automatically converted into and become the right to receive a number of shares of common stock of the resulting entity determined pursuant an exchange ratio that ensures that after the conversion transaction, subject to the Dividend Waiver Adjustment described below and a slight adjustment to reflect the receipt of cash in lieu of fractional shares, the percentage of the to-be outstanding shares of the resulting entity issued to Minority Stockholders in exchange for their Common Stock would be equal to the percentage of the outstanding shares of Common Stock held by Minority Stockholders immediately prior to the Conversion Transaction. The total number of shares held by Minority Stockholders after the Conversion Transaction would also be affected by any purchases by such persons in the offering that would be conducted as part of the Conversion Transaction.

     The Dividend Waiver Adjustment would adjust the percentage of the to-be outstanding shares of the resulting entity issued in exchange for minority shares to reflect (i) the aggregate amount of dividends waived by the Mutual Holding Company and (ii) assets other than Common Stock held by the Mutual Holding Company. Pursuant to the Dividend Waiver Adjustment, the percentage of the to-be outstanding shares of the resulting entity issued to Minority Stockholders in exchange for their minority shares (the "Adjusted Minority Ownership Percentage") is equal to the percentage of the outstanding shares of Common Stock held by Minority Stockholders multiplied by the Dividend Waiver Fraction. The Dividend Waiver Fraction is equal to the product of (a) a fraction, of which the numerator is equal to the Company's stockholders' equity at the time of the Conversion Transaction less the aggregate amount of dividends waived by the Mutual Holding Company and the denominator is equal to the Company's stockholders' equity at the time of the Conversion Transaction, and
(b) a fraction, of which the numerator is equal to the appraised pro forma market value of the resulting entity minus the value of the Mutual Holding Company's assets other than Common Stock and the denominator is equal to the pro forma market value of the resulting entity.

FEDERAL SECURITIES LAW

     The Common Stock of the Company to be issued in the Offering will be registered with the Securities and Exchange Commission ("SEC") under the Exchange Act. The Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

     Company Common Stock held by persons who are affiliates (generally officers, directors and principal stockholders) of the Company may not be resold without registration or unless sold in accordance with certain resale restrictions. If the Company meets specified current public information requirements, each affiliate of the Company is able to sell in the public market, without registration, a limited number of shares in any three-month period.

FEDERAL RESERVE SYSTEM

     The Federal Reserve Board requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At September 30, 1997, the Bank was in compliance with these reserve requirements.

COMMUNITY REINVESTMENT ACT

     Under the Community Reinvestment Act, as amended (the "CRA"), as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA requires the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. The Bank's latest CRA rating was "satisfactory."

     New York State Regulation. The Bank is also subject to provisions of the New York State Banking Law which impose continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community ("NYCRA") which are substantially similar to those imposed by the CRA. Pursuant to the NYCRA, a bank must file an annual NYCRA report and copies of all federal CRA reports with the Banking Department. The NYCRA requires the Banking Department to make an annual written assessment of a bank's compliance with the NYCRA, utilizing a four-tiered rating system, and make such assessment available to the public. The NYCRA also requires the Superintendent to consider a bank's NYCRA rating when reviewing a bank's application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application.

     The Bank's NYCRA rating as of its latest examination was "satisfactory."

FEDERAL HOME LOAN BANK SYSTEM

     The Bank is a member of the FHLB of New York, which is one of 12 regional FHLBs, that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the

FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

     As a member, the Bank is required to purchase and maintain stock in the FHLB of New York. At September 30, 1997, the Bank had $6.4 million of FHLB stock. In past years, the Bank has received dividends on its FHLB stock. The dividend yield from FHLB stock was 6.75% at September 30, 1997. No assurance can be given that such dividends will continue in the future at such levels.

     Under federal law, the FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to low and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of the Bank's FHLB stock may result in a corresponding reduction in the Bank's capital.

                           MANAGEMENT OF THE COMPANY

DIRECTORS OF THE COMPANY

     The Board of Directors of the Company consists of eleven members, each of whom is currently serving as a Trustee of the Bank. Directors of the Company will serve three-year staggered terms so that approximately one-third of the Directors will be elected at each annual meeting of stockholders. The class of directors whose term of office expires at the first annual meeting of shareholders following completion of the Reorganization consists of Directors Currie, Heinrich, Mancuso and Weber. The class of directors whose term expires at the second annual meeting of shareholders following completion of the Reorganization consists of Directors Caldwell, Fitch, Judge and Miklinski. The class of directors whose term of office expires at the third annual meeting of shareholders following the completion of the Reorganization consists of Directors Assad, Smith and Swan. The biographical information regarding these individuals is set forth under "Management of the Bank-Biographical Information."

EXECUTIVE OFFICERS OF THE COMPANY

     The following individuals are executive officers of the Company and hold the offices set forth below opposite their names. The biographical information for each executive officer is set forth under "Management of the Bank-- Biographical Information."



Name                   Age*            Position
-----------------      ---------       -------------------------------------
William E. Swan        50              President and Chief Executive Officer
Paul J. Kolkmeyer      44              Executive Vice President and Chief
                                        Financial Officer
G. Gary Berner         49              Senior Vice President
Kathleen P. Monti      49              Senior Vice President
Diane Allegro          42              Senior Vice President


_________________________
*As of September 30, 1997

     The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation, retirement or removal by the Board.

     Since the formation of the Company, none of the executive officers has received remuneration from the Company. It is not anticipated that the executive officers of the Company will initially receive any remuneration in his or her capacity as an executive officer. For information concerning compensation of executive officers of the Bank, see "Management of the Bank."

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The certificate of incorporation of the Company provides that a director or officer of the Company shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

     In addition, the certificate of incorporation and Delaware law also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expense, liability or loss under the DGCL. The Company intends to obtain such insurance.

     The certificate of incorporation also provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (which relates to unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

                            MANAGEMENT OF THE BANK

Directors of the Bank

     Upon completion of the Reorganization, the initial directors of the Bank will consist of those persons who currently serve on the Board of Trustees of the Bank. The directors of the Bank will have three year terms which will be staggered to provide for the election of approximately one-third of the board members each year. Directors of the Bank will be elected by the Company as sole stockholder of the Bank. The proposed directors of the Bank are as follows:


Director                             Age*      Occupation                                        Term Expires
--------                             ----      ----------                                        ------------
Gordon P. Assad                       49       President and Chief Executive Officer,            2001
                                               Erie & Niagara Insurance  Association
Christa R. Caldwell                   63       Director (Retired),                               2000
                                               Lockport Public Library
James W. Currie                       56       President,                                        1999
                                               Ag Pak, Inc.
Gary B. Fitch                         62       Owner-Manager,                                    2000
                                               Ontario Orchards, Inc.

David W. Heinrich                     61       President,                                        1999
                                               Heinrich Chevrolet Corp.
Daniel W. Judge                       55       President and Chief Executive Officer,            2000
                                               I.D. ONE, Inc.
B. Thomas Mancuso                     41       President,                                        1999
                                               Joseph L. Mancuso & Sons, Inc.
James Miklinski                       54       General Manager,                                  2000
                                               Niagara Milk Cooperative
Barton G. Smith                       67       Paul Garrick, Inc. (Retired)                      2001
William E. Swan                       50       President and Chief Executive Officer,            2001
                                               Lockport Savings Bank
Robert G. Weber                       60       Managing Partner (Retired),                       1999
                                               KPMG Peat Marwick LLP

________________
* As of September 30, 1997

EXECUTIVE OFFICERS OF THE BANK

     The following table sets forth certain information (as of September 30, 1997) regarding the executive officers of the Bank, all of whom currently serve in their indicated position as executive officers of the Bank.

Name                                      Age       Position
William E. Swan                           50        President and Chief Executive Officer
Paul J. Kolkmeyer                         44        Executive Vice President and Chief
                                                      Financial Officer
G. Gary Berner                            49        Senior Vice President and Chief Lending Officer
Kathleen P. Monti                         49        Senior Vice President/HR & Administration
Diane Allegro                             42        Senior Vice President / Retail Banking

     The executive officers of the Bank will be elected annually and will hold office until the next annual meeting of the Board of Directors of the Bank held immediately after the annual meeting of stockholders of the Bank, and until their successors are elected and qualified, or until death, resignation, retirement or removal by the Board of Directors.

BIOGRAPHICAL INFORMATION

     Directors of the Bank

     Gordon P. Assad has served as a Trustee of the Bank since 1995. Mr. Assad is the President and Chief Executive Officer of Erie & Niagara Insurance Association and has served in that position since 1972.

     Christa R. Caldwell has served as a Trustee of the Bank since 1986. Ms. Caldwell is retired and was the Director of the Lockport Public Library from 1967 to 1996.

     James W. Currie has served as a Trustee of the Bank since 1987. Mr. Currie is the President of Ag Pak, Inc., a manufacturer of produce packaging machines, and has served in that position since 1974.

     Gary B. Fitch has served as a Trustee of the Bank since 1981. Mr. Fitch is the Owner-Manager of Ontario Orchards, Inc., and has served in that position since 1976. Mr. Fitch also serves as the Executive Secretary of Agricultural Affiliates, Inc. and has served in that position since 1991.

     David W. Heinrich served as a Trustee of the Bank from 1969 to 1991. He was re-elected to the Board in June of 1993. Mr. Heinrich is the President of Heinrich Chevrolet Corp.

     Daniel W. Judge has served as a Trustee of the Bank since 1992. Mr. Judge is the President and Chief Executive Officer of I.D. ONE, Inc., a purchasing and marketing cooperative of independent industrial distributors, and has served in that position since 1996. Mr. Judge served as the Executive Director of I.D. ONE, Inc. from 1993 to 1996. Mr. Judge has also served as President and Manager of Dansam, Inc., a business management services company, since 1990.

     B. Thomas Mancuso has served as a Trustee of the Bank since 1990. Mr. Mancuso is the President of Joseph L. Mancuso & Sons, Inc., a real estate development company.

     James Miklinski has served as a Trustee of the Bank since 1996. Mr. Miklinski is the General Manager of Niagara Milk Cooperative, and has served in that position since 1990.

     Barton G. Smith has served as a Trustee of the Bank since 1986. Mr. Smith is retired from Paul Garrick, Inc.

     William E. Swan has served as a Trustee of the Bank since 1996. Mr. Swan is the President and Chief Executive Officer of Lockport Savings Bank, and has served in that position since 1989. Prior to joining the Bank in 1988, he served as an Administrative Vice President of Manufacturers and Traders Trust Company.

     Robert G. Weber has served as a Trustee of the Bank since 1996. Mr. Weber is a retired Buffalo Office Managing Partner of KPMG Peat Marwick LLP where he served from 1959 to 1995.

     Executive Officers of the Bank Who Are Not Directors

     Paul J. Kolkmeyer has served as Executive Vice President and Chief Financial Officer of the Bank since 1995. Prior to that time, Mr. Kolkmeyer served as Senior Vice President and Chief Financial Officer of the Bank. He has worked for the Bank since 1990. Prior to 1990, he served as a Vice President at Morgan Guaranty Trust Company.

     Kathleen P. Monti has served as Senior Vice President of Human Resources and Administration of the Bank since 1995. From 1993 to 1995 Ms. Monti served as Vice President of Human Resources of the Bank. Prior to 1993, she served as an Administrative Vice President-Regional Human Resource Manager at Marine Midland Bank.

     G. Gary Berner has served as Senior Vice President and Chief Lending Officer of the Bank since 1992. Prior to joining the Bank in 1992, he was Vice President, Asset Management Group at Key Bank of New York, N.A.

     Diane Allegro has been Senior Vice President of Retail Banking since October 1997. From 1994 to October 1997, she was Vice President-Retail Sales & Delivery Systems at Rochester Community Savings Bank. Prior to 1994, she was employed by First Federal Savings and Loan Association of Rochester.

MEETINGS AND COMMITTEES OF THE BANK'S BOARD

     The Board of Trustees of the Bank meets monthly and may have additional special meetings as may be called by the Chairman or as otherwise provided by law. During the year ended December 31, 1996, the Board held ___ meetings. No trustee attended fewer than 75% in the aggregate of the total number of meetings of the Board or Board Committees on which such Trustee served during 1996. The Board of Trustees of the Bank has the following standing committees: Loan Committee, Audit Committee, CRA Committee, Finance Committee and Board Affairs Committee.

BOARD OF DIRECTORS AND COMMITTEES OF THE COMPANY AFTER REORGANIZATION

     Following the Reorganization, the Board of Directors of the Company is expected to meet quarterly, or more often as may be necessary. The Board of Directors initially is expected to have a standing Executive Committee and an Audit Committee. The Board of Directors may, by resolution, designate one or more additional committees.

     The Executive Committee initially will consist of the following five Directors of the Company: Messrs. Heinrich, Swan, Assad, Judge and Weber. The Executive Committee is expected to meet as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee may also serve as the nominating committee for the purpose of identifying, evaluating and recommending potential candidates for election to the Board.

     The Audit Committee initially will consist of the following Directors of the Company: Weber, Currie, Mancuso, Miklinski and Heinrich. The Audit Committee is expected to meet at least quarterly to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls of the Company, and to review and approve audit policies.

COMPENSATION OF TRUSTEES AND DIRECTORS

     Directors of the Bank receive a retainer fee of $12,000 ($17,000 for the Chairman), plus a fee of $700 per Board meeting attended and $400 per meeting for attendance at committee meetings. Directors who are also employees of the Bank are not eligible to receive Board fees. Directors of the Company will receive an annual retainer fee of $5,000 and a fee of $400 per meeting for attendance at Board and committee meetings.

     TRUSTEES DEFERRED FEES PLAN. The Trustees Deferred Fee Plan ("Trustees Plan") is a non-qualified deferred compensation plan into which a Trustee can defer up to 100% of his or her Board fees earned during the calendar year. All amounts deferred by a Trustee are fully vested at all times. Amounts credited to a deferred fee account are invested in equity securities, fixed income securities, money market accounts, and cash, at the sole discretion of the Bank. Upon cessation of a Trustee's service with the Bank, the Bank will pay the Trustee the amounts credited to their account. The amounts will be paid in five to ten substantially equal annual installments, as selected by the Trustee, provided, however, that the annual payments will not be less than $25,000, and if necessary, the number of payments and the amount of the final payment will be adjusted accordingly.

     If the Trustee dies before all payments have been made, the remaining payments will be made to the Trustee's designated beneficiary. In the event of the Trustee's death prior to commencement of benefits, the Bank shall pay the Trustee's beneficiary the amounts credited to the benefit of the Trustee under the Trustee's Plan, in five substantially equal annual payments of not less than $25,000, and if necessary, the payments will be adjusted in the same manner as paid, as applicable.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth for the year ended December 31, 1996, certain information as to the total remuneration paid by the Bank to the Chief Executive Officer of the Bank, as well as to the four most highly compensated executive officers of the Bank at December 31, 1996 other than the Chief Executive Officer who received total annual compensation in excess of $100,000 (together, the "Named Executive Officers").

                                                     Annual Compensation                   Long-Term Compensation
                                               -------------------------------     ------------------------------------
                                                                                          Awards          Payouts
                                                                                   -------------------- ---------------
                                                                        Other
                                     Year                               Annual       Restricted    Options/
                                     Ended                           Compensation      Stock        SARS         LTIP
  Name and Principal Position       12/31(1)    Salary     Bonus(2)      (3)          Awards(4)    (#)(5)       Payouts
-------------------------------   ----------   --------  -----------  -----------    ---------- ------------   ----------
William E. Swan                      1996     $239,194      $93,764           --            --           --           --
President and Chief Executive
 Officer
Paul J. Kolkmeyer                    1996      135,034       46,286           --            --           --           --
 Executive Vice President and
  Chief Financial Officer
G. Gary Berner                       1996      108,534       37,653           --            --           --           --
 Senior Vice President and
  Chief Lending Officer
Kathleen Monti                       1996       80,464       28,519       12,317             --           --          --
 Senior Vice President--
  Human Resources and Administration


                                                      All Other
                                                    Compensation
  Name and Principal Position                            (6)
-------------------------------                     -------------
William E. Swan
President and Chief Executive                           $74,259
 Officer
Paul J. Kolkmeyer
 Executive Vice President and                            38,867
  Chief Financial Officer
G. Gary Berner
 Senior Vice President and                               38,261
  Chief Lending Officer
Kathleen Monti
 Senior Vice President--                                 30,536
  Human Resources and Administration


___________________________________
(1) In accordance with the rules on executive officer and director compensation disclosure adopted by the SEC, Summary Compensation information is excluded for the fiscal years ended December 31, 1995 and 1994, as the Bank was not a public company during such periods.
(2)  Includes payments under the Bank's Management Incentive Program.
(3) The Bank also provides certain members of senior management with the use of an automobile, club membership dues, and certain other personal benefits. Except in the case of Ms. Monti, the aggregate value of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.

(4) Does not include awards pursuant to the Recognition and Retention Plan, as such awards were not earned, vested or granted in 1996. For a discussion of the terms of the Recognition Plan which are intended to be adopted by the Company, see "--Benefit Plans--Recognition and Retention Plan."

(5) No stock options or SARs were earned or granted in 1996. For a discussion of the Stock Option Plan which is intended to be adopted by the Company, see "--Benefit Plans--Stock Option Plan."
(6) Includes the Bank's contributions or allocations (but not earnings) pursuant to the Bank's 401(k) Plan, non-qualified deferred compensation plan, split dollar life insurance plans, and income imputed on group term life insurance in excess of $50,000 per employee.


REPORT OF INDEPENDENT COMPENSATION CONSULTANT

     Pursuant to regulations of the Department applicable to the Reorganization, the Bank must obtain the opinion of an independent compensation consultant as to whether or not the total compensation for the executive officers and Trustees/Directors of the Bank, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to executive officers and directors of similar publicly-traded financial institutions. The Bank has obtained an opinion from William M. Mercer, Incorporated, which indicates that, based upon published professional survey data of similarly situated publicly-traded financial institutions operating in the relevant markets as of August 1, 1997, with respect to the total cash compensation (base salary and annual incentive) for executive officers and total compensation for Trustees of the Bank, such compensation, viewed as a whole on an individual basis, is reasonable and proper in comparison to the compensation provided to similarly situated publicly-traded financial institutions, and that, with respect to the amount of shares of Common Stock expected to be reserved under the ESOP, the Recognition and Retention Plan and Stock Option Plan as a whole, such amounts reserved for granting are reasonable in comparison to similar publicly-traded financial institutions.

EMPLOYMENT AGREEMENTS

     The Bank intends to enter into employment agreements with the Named Executive Officers and Diane Allegro. The employment agreements will have terms ranging from twelve to thirty-six months. On each anniversary date, an employment agreement may be extended for an additional twelve months, so that the remaining term shall be from twelve to thirty-six months. If the agreement is not renewed, the agreement will expire at the end of its term. Under the employment agreements, the current Base Salary for Messrs. Swan, Kolkmeyer, Berner and for Ms. Monti and Ms.

Allegro will be $____________, $ ____________, $ __________, $ __________, and
__________, respectively. The Base Salary may be increased but not decreased. The employment agreements also provide that the executive will be entitled to participate in an equitable manner with other executive officers in discretionary bonuses declared by the Board. In addition to the Base Salary and bonus, the employment agreements provide for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank for cause at any time. In the event the Bank involuntarily terminates the executive's employment for reasons other than for cause, the executive, or in the event of death, his or her beneficiary would be entitled to severance pay in an amount equal to three times Base Salary (in the case of Messrs. Swan and Kolkmeyer), two times Base Salary (in the case of Mr. Berner and Ms. Monti), and one times Base Salary (in the case of Ms. Allegro). For these purposes, involuntary termination includes a constructive termination where the Bank (i) fails to appoint or reappoint the executive to his or her present position, (ii) materially changes the executive's functions, duties or responsibilities, which change would cause the executive's position to become one of lesser responsibility, importance or scope, (iii) relocates the executive's place of employment by more than 100 miles, (iv) liquidates or dissolves other than in connection with a reorganization that does not affect the executive's status, or
(v) a breach of the employment agreement. The Bank would also continue the executive's health coverage through the remaining term of the employment agreement. In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

     In the event of an executive's death while employed under an employment agreement, the Bank will pay the executive's estate the executive's salary through the end of the calendar month in which the executive dies. If the executive becomes disabled (as defined in the Bank's disability plan), the employment agreement will remain in effect through the term of the agreement, except that the executive's salary payments will be reduced by any disability insurance payments made to the executive.

BENEFIT PLANS

     The Bank's current tax-qualified employee pension benefit plans consist of a defined benefit pension plan and a profit sharing plan with a salary deferral feature under section 401(k) of the Code. As a result of the Reorganization, the Company and the Bank will be able to compensate employees with stock-based compensation pursuant to the ESOP, and employees, officers and directors with stock-based compensation pursuant to a Recognition and Retention Plan and the Stock Option Plan described below.

     DEFERRED COMPENSATION PLAN. The Bank has adopted the Lockport Savings Bank Deferred Compensation Plan ("Non-qualified Plan") for the benefit of certain senior executives of the Bank that it has designated to participate in the plan. Under the Non-qualified Plan, the Bank annually credits an executive's deferred compensation account with an amount determined in the sole discretion of the Board. The amounts credited to the executive's deferred compensation account are annually credited with earnings, at a rate determined in the sole discretion of the Board. An executive will vest in amounts credited to his account at the rate of 20% per year, beginning in the second year of participation in the Non-qualified Plan until the executive is fully vested after 6 years of participation. For these purposes, an executive's years of participation will be equal to the executive's number of whole years of employment with the Bank measured from the date that an Executive becomes a participant under the Plan. Notwithstanding the above, an Executive shall be fully vested in his deferred compensation account upon attaining age 60 with five years of participation or in the event of a change in control of the Bank. Benefits are payable to the executive in fifteen substantially equal annual payments commencing (i) 30 days after the executive has attained age 60, or (ii) 30 days after the executive terminates employment, if after age 60, or due to disability. In the event of the executive's death after benefits commence, the Bank will pay the remaining benefits to the executive's beneficiary over the remainder of the payment term. In the event of the executive's death after termination of employment but prior to commencement of benefit payments, the Bank will pay the executive's benefit to the executive's beneficiary in fifteen substantially equal annual payments commencing within 30 days of the executive's death. In the event of the executive's death prior to termination of employment, the executive will forfeit all benefits under the Non-qualified Plan. In the event of an unforeseeable emergency which will result in a severe financial hardship, the executive may request a distribution of all or part of his benefits or may request an acceleration of benefits that are being paid to him, as applicable.

     Messrs. Swan, Kolkmeyer, and Berner and Ms. Monti are participants in the Non-qualified Plan. As of December 31, 1996, Messrs. Swan, Kolkmeyer, and Berner and Ms. Monti, had $102,380, $41,754, and $21,396 and $7,643, respectively, credited to their deferred compensation accounts.

     Defined Benefit Pension Plan. The Bank maintains the Retirement Plan of Lockport Savings Bank in RSI Retirement Trust ("Retirement Plan") which is a qualified, tax-exempt defined benefit plan. Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plan, provided, however that leased employees, employees paid on an hourly or contract basis, and employees employed off-site in connection with the operation or maintenance of properties acquired through foreclosure or deed are not eligible to participate. The Bank contributes each year, if necessary, an amount to the Retirement Plan to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the plan year ending September 30, 1997, a contribution of $105,827 was required to be made to the Retirement Plan. At September 30, 1997, the market value of the Retirement Plan trust fund equaled approximately $9.2 million.

     In the event of retirement at normal retirement age (i.e., the later of age 65 or the 5th anniversary of participation in the Retirement Plan), the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, or an annuity payable for a period certain and life. All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. The retirement benefit provided is an amount equal to 2% (1.25% as of October 1, 1998) of a participant's average annual earnings multiplied by the participant's years of credited service (up to a maximum of 30 years). Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement at age 60, at or after age 55 and the completion of 20 years of vested service with the Bank, or after completion of 30 years of vested service. Upon termination of employment other than as specified above, a participant who has five years of vested service after age 18 is eligible to receive his or her accrued benefit commencing, generally, on such participant's normal retirement date.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1997, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

              Final
             Average                          Years of Service and Benefit Payable at Retirement
                                              --------------------------------------------------
           Compensation                           15            20           25            30
           ------------                       -----------  -----------  -----------  -----------
             $50,000                      $    15,000    $     20,000    $    25,000     $   30,000
             $75,000                      $    22,500    $     30,000    $    37,500     $   45,000
            $100,000                      $    30,000    $     40,000    $    50,000     $   60,000
            $125,000                      $    37,500    $     50,000    $    62,500     $   75,000
       $160,000 and above                 $    48,000    $     64,000    $    80,000     $   96,000

     As of September 30, 1997, Messrs. Swan, Kolkmeyer and Berner and Ms. Monti had 10, 7, 6 and 4 years of credited service (i.e., benefit service) under the Retirement Plan, respectively.

     401(K) PLAN. The Bank maintains the Lockport Savings Bank 401(k) Plan (the "401(k) Plan") which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code. All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate. Eligible employees are entitled to enter the 401(k) Plan on a monthly basis.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions (in whole percentages) equal to the lesser of (i) from 1% to 15% of compensation or (ii) $9,500 (as indexed annually). For these purposes, "compensation" includes wages reported on federal income tax form W-2, excluding bonuses, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $160,000 in 1997). The Bank will match 50% of the first 6% of salary that a participant contributes to the 401(k) Plan. All contributions and earnings are fully and immediately vested. A participant may withdraw salary reduction contributions (and earnings) in the event the participant suffers a financial hardship.

     The 401(k) Plan permits employees to direct the investment of his or her own accounts into various investment options. In connection with the Offering, the 401(k) Plan intends to offer participants the opportunity to invest in an "Employer Stock Fund" which intends to purchase Common Stock in the Offering. Each participant who directs the Trustee to invest all or part of his or her account in the Employer Stock Fund will have assets in his or her account applied to the purchase of shares of Common Stock. Participants will be entitled to direct the Trustee as to how to vote his or her allocable shares of Common Stock.

     Plan benefits will be paid to each participant in the form of a single life annuity (or joint and survivor annuity if married) upon retirement unless an alternate form of distribution (single sum annuity for a period certain or life, or equal payments over a fixed period) is selected. Normal retirement age under the plan is age 65. Early retirement age is the earliest of age 59 1/2 or the date on which a participant ceases working for the Bank.

     At December 31, 1996, the market value of the 401(k) Plan equaled approximately $3.7 million. The Bank's matching contribution to the 401(k) Plan for the Plan year ended December 31, 1996, was approximately $169,000.

     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Bank intends to implement an Employee Stock Ownership Plan (the "ESOP") in connection with the Reorganization. Employees with at least one year of employment with the Bank and who have attained age 21 are eligible to participate. As part of the Reorganization, the ESOP intends to borrow funds from the Company and use those funds to purchase a number of shares equal to up to 8.0% of the Common Stock to be sold in the Offering. Collateral for the loan will be the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of up to 30 years. It is anticipated that the interest rate for the loan will be equal to the prime rate published in The Wall Street Journal at the time of the Offering. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. For this purpose, compensation is defined as wages reported on federal income tax form W-2 but not in excess of the Code Section 401(a)(17) limit. Participants in the ESOP will receive credit for up to 2 years of service prior to the effective date of the ESOP. Benefits generally vest over a six year period at the rate of 20% per year, beginning in the second year of service, until a participant is 100% vested after six years or upon normal retirement (as defined in the ESOP), disability, or death of the participant. A participant who terminates employment for reasons other than death, retirement, or disability prior to six years of credited service will forfeit the nonvested portion of his benefits under the ESOP. Benefits will be payable in the form of Common Stock and cash upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits, and, therefore, benefits payable under the ESOP cannot be estimated. In November 1993, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position ("SOP") 93-6, which requires the Bank to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account each year.

     In connection with the establishment of the ESOP, the Bank will establish a committee of non-employee directors to administer the ESOP. The Bank will either appoint its non-employee directors or an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

     STOCK OPTION PLAN. At a meeting of the Company's shareholders to be held no earlier than six months after the completion of the Reorganization, the Board of Directors intends to submit for shareholder approval a Stock Option Plan for directors and officers of the Bank and of the Company. If approved by the shareholders, Common Stock in an aggregate amount equal to 10% of the shares sold in the Offering would be reserved for issuance by the Company upon the exercise of the stock options granted under the Stock Option Plan. Ten percent of the shares sold in the Offering would amount to867,747 shares, 1,020,911 shares, 1,174,048 shares or 1,350,155 shares at the minimum, mid-point, maximum and adjusted maximum of the Estimated Valuation Range, respectively. If the plan is approved within one year of the completion of the Reorganization, no options would be granted under the Stock Option Plan until the date on which shareholder approval is received.

     The exercise price of the options granted under the Stock Option Plan will be equal to the fair market value of the shares on the date of grant of the stock options. If the Stock Option Plan is adopted within one year following the Offering, options will become exercisable at a rate of 20% at the end of each twelve (12) months of service with the Bank after the date of grant, subject to early vesting in the event of death or disability. Options granted under the Stock Option Plan would be adjusted for capital changes such as stock splits and stock dividends. Notwithstanding the foregoing, awards will be 100% vested upon termination of employment due to death or disability, and if the Stock Option Plan is adopted more than 12 months after the Offering, awards would be 100% vested upon normal retirement or a change in control of the Bank or the Company. Under FDIC rules, if the Stock Option Plan is adopted within the first 12 months after completion of the Offering, no individual officer can receive more than 25% of the awards under the plan, no outside director can receive more than 5% of the awards under the plan, and all outside directors as a group can receive no more than 30% of the awards under the plan in the aggregate.

     The Stock Option Plan would be administered by a Committee of non-employee members of the Company's Board of Directors. Options granted under the Stock Option Plan to employees could be "incentive" stock options designed to result in a beneficial tax treatment to the employee but no tax deduction to the Company. Non-qualified stock options could also be granted under the Stock Option Plan, and will be granted to the non-employee directors who receive grants of stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods.

     RECOGNITION AND RETENTION PLAN. At a meeting of the Company's shareholders to be held no earlier than six months after the completion of the Reorganization, the Board of Directors also intends to submit a Recognition and Retention Plan for shareholder approval. The Recognition and Retention Plan will provide the Bank's directors and officers an ownership interest in the Company in a manner designed to encourage them to continue his or her service with the Bank. The Bank will contribute funds to the Recognition and Retention Plan from time to time to enable it to acquire an aggregate amount of Common Stock equal to up to 4% of the shares of Common Stock sold in the Offering, either directly from the Company or in open market purchases. Four percent of the shares sold in the Offering would amount to 347,109 shares, 408,364 shares, 469,619 shares or 540,062 shares at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. In the event that additional authorized but unissued shares would be acquired by the Recognition and Retention Plan after the Offering, the interests of existing shareholders would be diluted. The executive officers and directors will be awarded Common Stock under the Recognition and Retention Plan without having to pay cash for the shares. If the plan is adopted within one year of completion of the Reorganization, no awards under the Recognition and Retention Plan would be made until the date the Recognition and Retention Plan is approved by the Company's shareholders.

     Awards under the Recognition and Retention Plan would be nontransferable and nonassignable, and during the lifetime of the recipient could only be earned by the director or officer. If the Recognition and Retention Plan is adopted within one year following completion of the Offering, the shares which are subject to an award would vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full twelve (12) months of service with the Bank after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Notwithstanding the foregoing, awards would be 100% vested upon termination of employment or service due to death or disability, and if the Recognition and Retention Plan is adopted more than 12 months after completion of the Reorganization, awards would be 100% vested upon normal retirement or a change in control of the Bank or the Company. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as would be defined in the Recognition and Retention
Plan), shares not already delivered under the Recognition and Retention Plan would be forfeited. Under FDIC rules, if the Recognition and Retention Plan is adopted within the first 12 months after completion of the Reorganization and Offering, no individual officer can receive more than 25% of the awards under the plan, no outside Trustee can receive more than 5% of the awards under the plan, and all outside Trustees as a group can receive no more than 30% of the awards under the plan in the aggregate.

     When shares become vested under the Recognition and Retention Plan, the participant will recognize income equal to the fair market value of the Common Stock earned, determined as of the date of vesting, unless the recipient makes an election under ss. 83(b) of the Code to be taxed earlier. The amount of income recognized by the participant would be a deductible expense for tax purposes for the Company. If the Recognition and Retention Plan is adopted within one year following completion of the Reorganization and Offering, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the Recognition and Retention Plan is adopted within one year following completion of the Reorganization and Offering, shares not yet vested under the Recognition and Retention Plan will be voted by the trustee of the Recognition and Retention Plan, taking into account the best interests of the recipients of the Recognition and Retention Plan awards. If the Recognition and Retention Plan is adopted more than one year following completion of the Reorganization and Offering, dividends declared on unvested shares will be distributed to the participant when paid, and the participant will be entitled to vote the unvested shares.

INDEBTEDNESS OF MANAGEMENT

     Under New York Banking law, the Bank, as a mutual institution, cannot make a loan to a Trustee or a person who is an "executive officer" for regulatory purposes, except for loans made to executive officers that are secured by a first mortgage on a primary residence or by a deposit account at the Bank. Any such loans that are outstanding have been made in the ordinary course of business on the same terms and conditions as the Bank would make to any other customer and do not involve more than a normal risk of collectibility or present other unfavorable features. Following the Reorganization, the Bank will not be subject to this restriction in connection with loans to Directors and executive officers.

                        THE REORGANIZATION AND OFFERING

     THE SUPERINTENDENT HAS APPROVED THE PLAN AND THE OFFERING OF THE COMMON STOCK SUBJECT TO THE APPROVAL OF THE BANK'S DEPOSITORS AND THE SATISFACTION OF CERTAIN CONDITIONS IMPOSED BY THE SUPERINTENDENT. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE OFFERING OR THE PLAN BY THE SUPERINTENDENT.

DESCRIPTION OF AND REASONS FOR THE REORGANIZATION

     Our Board of Trustees unanimously adopted the Plan and the Superintendent has approved the Plan of Reorganization (the "Plan"). Pursuant to our Plan, we will reorganize into what we call a "two-tier" mutual holding company structure. We call it a two-tier structure because we will have two levels of holding companies--a "mid-tier" stock holding company and a "top-tier" mutual holding company. Under the terms of the Plan (i) we will form the Company as a Delaware corporation; (ii) we will form the Mutual Holding Company as a New York mutual holding company; (iii) we will reorganize the Bank into a capital stock form of organization and issue 100% of our to-be outstanding common stock to the Company; and (iv) the Company will issue shares of Common Stock to the public and the Mutual Holding Company. The number of shares of Common Stock sold to depositors and the public pursuant to this Prospectus will be equal to 45.4% of the shares issued in the Reorganization and the number of shares issued to the Mutual Holding Company will be equal to 53.3% of the shares issued in the Reorganization. In this Prospectus we will refer to all of these steps that are part of this transaction as the "Reorganization," and we will refer to the issuance of 45.4% of the Company's Common Stock pursuant to this Prospectus as the "Offering." The two-tier mutual holding company structure is most easily understood by considering the following schematic:


       ------------------------            ----------------------

          The Mutual Holding                         Public
               Company                            Stockholders
          (a New York mutual
            holding company)
       ------------------------            -----------------------
                      54% of the                     46% of the
                       Common                         Common
                        Stock                          Stock
       -----------------------------------------------------------

                  The Company (a Delaware corporation)

       -----------------------------------------------------------
                                      100% of the
                                     Common Stock

       -----------------------------------------------------------

                                The Bank
                      (a New York stock savings bank)

        ----------------------------------------------------------


     In adopting the Plan, our Board of Trustees determined that the Reorganization is in the best interest of the Bank. The primary purpose of the Reorganization is to establish a structure that will enable us to compete and expand more effectively in the financial services marketplace, and that will enable our depositors, employees, management and trustees to obtain an equity ownership interest in the Bank. Our new structure will permit the Company to issue capital stock, which is a source of capital not available to a mutual savings bank, and we will take advantage of this new ability by issuing Common Stock in the Offering. Since the Company is not offering all of its Common Stock for sale to depositors and the public in the Offering (but is issuing a majority of its stock to the Mutual Holding Company), the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization, however, will also offer the Bank the opportunity to raise additional capital since the stock held by the Mutual Holding Company will be available for sale in the future in the event of the Mutual Holding Company decides to convert to the capital stock form of organization. See "Regulation-- Mutual Holding Company Regulation." The Reorganization will also give us greater flexibility to structure and finance the expansion of our operations, including the potential acquisition of other financial institutions, and to diversify into other financial services. The holding company form of organization is expected to provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions, as well as other companies. Although we have no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Reorganization, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. Lastly, the Reorganization will enable us to better manage our capital by giving us broader investment opportunities through the holding company structure, and enable us to distribute capital to stockholders of the Company in the form of dividends and stock repurchases. Because only a minority of the Common

Stock will be offered for sale in the Offering, our current mutual form of ownership and our ability to remain an independent savings bank and to provide community-oriented financial services will be preserved through the mutual holding company structure.

     The Board of Trustees believes that these advantages outweigh the potential disadvantages of the mutual holding company structure, which may include: (i) the inability of stockholders other than the Mutual Holding Company to obtain majority ownership of the Company and the Bank, which may result in the perpetuation of the management and Board of Directors of the Bank and the Company; and (ii) that the mutual holding company structure is a relatively new form of corporate ownership, and new regulatory policies relating to the mutual interest in the Mutual Holding Company that may be adopted from time-to-time may have an adverse impact on minority stockholders. A majority of the voting stock of the Company will be owned by the Mutual Holding Company, which is a mutual institution that will be controlled by the existing Board of Trustees of the Bank. While this structure will permit management to focus on the Company's and the Bank's long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate the existing management and trustees of the Bank. The Mutual Holding Company will be able to elect all members of the Board of Directors of the Company, and will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote except for certain matters that must be approved by more than a majority of stockholders of the Company. No assurance can be given that the Company will not take action adverse to the interests of the minority stockholders. For example, the Company could revise the dividend policy or defeat a candidate for the Board of Directors of the Bank or other proposals put forth by the minority stockholders.

     The Reorganization does not preclude the conversion of the Mutual Holding Company from the mutual to stock form of organization which would be effected through a merger of the Mutual Holding Company into the Company or the Bank and the concurrent sale of the shares held by the Mutual Holding Company in a subscription offering. A conversion of the Mutual Holding Company from the mutual to stock form of organization is not anticipated for the foreseeable future.

     Following the completion of the Reorganization, all depositors who had liquidation rights with respect to the Bank as of the effective date of the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company so long as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the Reorganization will have such liquidation rights with respect to the Mutual Holding Company. Borrowers currently do not have ownership or voting rights in the Bank and will not receive ownership or voting rights with respect to the Mutual Holding Company.

     All insured deposit accounts of the Bank that are transferred to the Bank will continue to be federally insured by the FDIC and the BIF up to the legal maximum limit in the same manner as deposit accounts existing in the Bank immediately prior to the Reorganization. Upon completion of the Reorganization, the Bank may exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, capital stock savings banks under New York law. As long as the Mutual Holding Company is in existence, the Mutual Holding Company will be required to own at least 51% of the voting stock of the Company, and the Company will own 100% of the voting stock of the Bank. The Bank and the Company may issue any amount of non-voting stock or debt to persons other than the Mutual Holding Company.

THE OFFERING

     Concurrent with the Reorganization, the Company is offering shares of Common Stock to persons other than the Mutual Holding Company. An offering of between 8,677,747 and 11,740,482 shares of the Common Stock (subject to adjustment to up to pursuant to this Prospectus is being made concurrently with the Reorganization. The shares of Common Stock that will be sold in the Offering will constitute no more than 45.4% of the shares that will be outstanding after the Offering (the "Minority Ownership Interest"). Following the Reorganization and the Offering, the Company also will be authorized to issue additional Common Stock or preferred stock to persons other than the Mutual Holding Company, without prior approval of the holders of the Common Stock.

     The shares of Common Stock are being offered for sale at a fixed price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority to: (i) holders of deposit accounts with a balance of $100 or more on August 31, 1996 ("Eligible Account Holders"); (ii) the Bank's Employee Plans, including the ESOP; and (iii) depositors whose accounts in the Bank totaled $100 or more on December 31, 1997 ("Supplemental Eligible Account Holders"). Concurrently, and subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered in the Community Offering at $10.00 per share to certain members of the general public, with a preference given to natural persons residing in Niagara, Orleans, Erie and Genesee Counties, New York. Subscription rights will expire if not exercised by 5:00 p.m., New York time, on March _____, 1998 unless extended by the Bank and the Company.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

     The Plan of Reorganization and Federal and state regulations require that the aggregate purchase price of the Common Stock sold in the Offering must be based on the appraised pro forma market value of the Common Stock, as determined by an independent valuation. The Bank has retained RP Financial to make such valuation. For its services in making such appraisal, RP Financial will receive a fee of $55,000 (which amount does not include a fee of $7,500 to be paid to RP Financial for assistance in preparation of a business plan). The Bank and the Company have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.

     The Independent Valuation was prepared by RP Financial in reliance upon the information contained in the Prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Bank and the economic and demographic conditions in the Bank's existing marketing area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other publicly traded savings mutual holding companies; the aggregate size of the Offering; the impact of the Reorganization on the Bank's stockholders' equity and earnings potential; the proposed dividend policy of the Company; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

     The Independent Valuation states that as of November 28, 1997, the estimated pro forma market value of the Common Stock ranged from a minimum of $191,125,000 to a maximum of $258,750,000 with a midpoint of $225,000,000 (the
Estimated Valuation Range). The Board determined to offer the shares in the Offering at the Subscription Price of $10.00 per share. Based on the Estimated Valuation Range and the Subscription Price, the number of shares of Common Stock that the Company will issue will range from between 19,125,000 shares to 25,875,000 shares, with a midpoint of 22,500,000 shares. The Board determined to offer 45.4% of such shares, or between 8,677,747 shares and 11,740,482 shares with a midpoint of 10,209,115 shares (the Offering Range), to depositors and the public pursuant to this Prospectus. In addition, shares are being issued to the Foundation as part of the Reorganization, which will result in Minority Stockholders owning 46.7% of the shares of the Common Stock outstanding at the conclusion of the Reorganization. The 53.3% of the shares of the Company's Common Stock that are not sold in the Offering or contributed to the Foundation will be issued to the Mutual Holding Company.

     The Board reviewed the Independent Valuation and, in particular, considered
(i) the Bank's financial condition and results of operations for the nine months ended September 30, 1997, and the year ended December 31, 1996, (ii) financial comparisons of the Bank in relation to other financial institutions primarily including other publicly traded mutual holding companies, and (iii) stock market conditions generally and in particular for financial institutions, all of which are set forth in the Independent Valuation. The Board also reviewed the methodology and the assumptions used by RP Financial in preparing the Independent Valuation. The Estimated Valuation Range may be amended with the approval of the Superintendent and the FDIC (if required), if necessitated by subsequent developments in the financial condition of the Bank or market conditions generally.

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     Following commencement of the Subscription Offering, the maximum of the
Estimated Valuation Range may be increased by up to 15% to up to $297,562,500, which will result in a corresponding increase in the maximum of the Offering Range to up to 13,501,554 shares to reflect changes in the market and financial conditions, without the resolicitation of subscribers. The minimum of the Estimated Valuation Range and the minimum of the Offering Range may not be decreased without a resolicitation of subscribers. The Subscription Price of $10.00 per share will remain fixed. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Offering Range to fill unfilled orders in the Subscription and Community Offerings.

     The Independent Valuation, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the Consolidated Financial Statements and other information provided by the Bank, nor did RP Financial value independently the assets or liabilities of the Bank. The Independent Valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Offering will thereafter be able to sell such shares at prices at or above the Subscription Price.

     The Independent Valuation will be updated at the time of the completion of the Offering. If the update to the Independent Valuation at the conclusion of the Offering results in an increase in the maximum of the Estimated Valuation Range to more than $297,562,500 and a corresponding increase in the Offering Range to more than 13,501,554 shares, or a decrease in the minimum of the Estimated Valuation Range to less than $191,250,000 and a corresponding decrease in the Offering Range to fewer than 8,677,747 shares, then the Company, after consulting with the Superintendent and the FDIC, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, certified or teller's check, bank draft or money order, extend or hold a new Subscription Offering, Community Offering, or both, establish a new Offering Range, commence a resolicitation of subscribers or take such other actions as permitted by the Superintendent and the FDIC in order to complete the Reorganization and the Offering. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the Superintendent and the FDIC for periods of up to 90 days not to extend beyond 24 months following the special meeting of depositors, or ____________, 2000.

     An increase in the Independent Valuation and the number of shares to be issued in the Offering would decrease both a subscriber's ownership interest and the Company's pro forma earnings and stockholders equity on a per share basis while increasing pro forma earnings and stockholder's equity on an aggregate basis. A decrease in the Independent Valuation and the number of shares to be issued in the Offering would increase both a subscriber's ownership interest and the Company's pro forma earnings and stockholder's equity on a per share basis while decreasing pro forma net income and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

     Copies of the appraisal report of RP Financial and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the Main Office of the Bank and the other locations specified under "Additional Information."

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, RP confirms to the Bank and the Superintendent that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause RP to conclude that the Independent Valuation is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the conclusion of the Offering. Any change that would result in an aggregate purchase price that is below the minimum or above the maximum of the Estimated Valuation Range would be subject to Superintendent's approval. If such confirmation is not received, the Bank may extend the Offering, reopen or commence a new offering, establish a new Estimated Valuation Range and commence

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a resolicitation of all purchasers with the approval of the Superintendent or take such other actions as permitted by the Superintendent in order to complete the Offering.

PURCHASE PRIORITIES AND METHOD OF OFFERING SHARES

     The Bank shall have the right, in its sole discretion, to determine whether prospective purchasers are "residents," "associates," or "acting in concert" as defined by the Plan and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Bank, and may be based on whatever evidence the Bank chooses to use in making any such determination.

     Subject to the preceding paragraph and the limitations set forth in the "-- Limitations upon Purchases of Common Stock" section, the priorities for the purchase of shares are as follows:

     PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder be given the opportunity to purchase up to 20,000 shares, or $200,000, of Common Stock; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the maximum number of shares issued in the Offering or decrease such maximum purchase limitation to as low as 0.1% of the maximum number of shares issued in the Offering, subject to the overall purchase limitation set forth in the section herein titled "Limitations upon Purchases of Common Stock." If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's aggregate deposit account balances as of the Eligibility Record Date ("Qualifying Deposits") bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Common Stock received by executive officers and trustees of the Bank including associates of executive officers and trustees, based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on their subscription order form all deposit accounts in which they had an ownership interest as of the Eligibility Record Date.

     PRIORITY 2: TAX-QUALIFIED EMPLOYEE PLANS. The Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock issued in the Offering. In the event of an oversubscription in the Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Company subject to the maximum purchase limitations applicable to such plans as set forth in the section herein titled "Limitations Upon Purchases of Common Stock," or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Offering.

     PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall have the opportunity to purchase up to 20,000 shares, or $200,000, of Common Stock; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the maximum number of shares issued in the Offering or decrease such maximum purchase limitation to as low as 0.1% of the maximum number of shares issued in the Offering subject to the overall purchase limitations set forth in the section herein titled "Limitations Upon Purchases of Common Stock." In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, exceed available shares, the shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the

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same proportion that such subscriber's aggregate deposit account balances as of the Supplemental Eligibility Record Date ("Supplemental Qualifying Deposits") bear to the total amount of Supplemental Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

ESTABLISHMENT OF THE CHARITABLE FOUNDATION

     General. In furtherance of our commitment to the communities that we serve, we intend to voluntarily establish a charitable foundation in connection with the Reorganization. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with cash and shares of Common Stock contributed by the Company. We will make a contribution to the Foundation, in the form of shares of Common Stock and cash, in a total amount equal to 5% of the aggregate Subscription Price of the shares of Common Stock sold in the Offering. The number of shares of Common Stock to be contributed to the Foundation will equal 3% of the shares sold in the Offering. The balance of the contribution will consist of cash. The contribution of Common Stock to the Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of the Company in 1998, the year in which the Foundation is established.

     Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. In recent years, the Bank has emphasized community lending and development activities within the communities that we serve. The Foundation is being formed as a complement to our existing community activities, not as a replacement for such activities. While we intend to continue to emphasize community lending and development activities following the Reorganization, such activities are not our sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not currently available to the Bank. We believe that the Foundation will enable the Company and the Bank to assist our local community in areas beyond community lending and development. We believe the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the communities served by us to share in the growth and success of the Company long after completion of the Reorganization. The Foundation will accomplish that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation will also enable the Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. We do not, however, expect the contribution to the Foundation to take the place of our traditional community lending activities.

     Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's Bylaws, the Foundation's initial board of directors will be comprised of persons who are existing directors and officers of the Company. Subsequent to the Reorganization, other individuals may be chosen in light of their commitment and service to charitable and community purposes. The members of the Foundation, who are comprised of its board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as directors of the Foundation qualify as members of the Foundation, with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members.

     The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purpose for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's board of directors will adopt such a policy upon establishment of the Foundation. As directors of a nonprofit corporation, directors of the Foundation will at all times be

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

bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock of the Company and the cash held by the Foundation. However, as a condition to receiving the nonobjection of the Reorganization, the Foundation has been required to commit to the FDIC and the Department that all shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that, consistent with such condition, the FDIC and the Department would waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware; (ii) would cause the Foundation to lose its tax-exempt status, or cause the Internal Revenue Service to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or (iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC and the Department to waive such voting restriction, the Company's or the Foundation's legal counsel would be required to render an opinion satisfactory to the FDIC and the Department that compliance with the voting requirement would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the FDIC and the Department would grant waivers of the voting restriction upon submission of such legal opinion(s) by the Company or the Foundation that are satisfactory to the FDIC and the Department. In the event that the FDIC and the Department were to waive the voting requirement, the directors would direct the voting of the Common Stock held by the Foundation.

     The Foundation's place of business will be located at the Bank's administrative offices and initially the Foundation is expected to have no employees but will utilize the members of the staff of the Company or the Bank. The board of directors of the Foundation will appoint such officers as may be necessary to manage the operation of the Foundation. In this regard, it is expected that the Bank will be required to provide the FDIC with a commitment that, to the extent applicable, the Bank will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between the Bank and the Foundation.

     As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a longer-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Reorganization and the contribution of shares to the Foundation, the Company would have 19,125,000, 22,500,000 and 25,875,000 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Valuation Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's Common Stock would be diluted by 1.3%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

     Impact on Earnings. The contribution of Common Stock to the Foundation will have an adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize the full expense in the amount of the contribution of cash and Common Stock to the Foundation in the quarter in which it occurs, which is expected to be the second quarter of 1998. The amount of the contribution will range from $4.3 million to $5.9 million, based on the minimum and maximum of the Estimated Valuation Range, respectively. The contribution expense will be partially offset by the tax benefit related to the expense. The Company and the Bank have been advised by their independent tax advisors that the contribution to the Foundation will be tax deductible, subject to an annual limitation based on 10% of the Company's annual taxable income. Assuming an aggregate contribution of $5.8 million (based on the maximum of the Estimated Valuation Range), the Company estimates a net tax effected expense of $3.8 million (based upon a 35% tax rate). Management cannot predict earnings for 1998, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the year. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community

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

but the Company and the Bank do not currently anticipate making additional contributions to the Foundation within the first five years following the initial contribution.

     Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code of 1986, as amended (the "Code"), and would be classified as a private foundation. The Foundation will submit a request to the IRS to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent tax advisors that the Foundation would qualify as a
Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the condition to be agreed to by the Foundation that Common Stock issued to the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. Consistent with this condition, in the event that the Company or the Foundation receives an opinion of their legal counsel that compliance with the voting restriction would have the effect of causing the Foundation to lose its tax-exempt status, or otherwise have a material and adverse tax consequence on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the FDIC shall waive such voting restriction upon submission of a legal opinion by the Company or the Foundation that is satisfactory to the FDIC. The independent tax advisors' opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Assuming the sale of Common Stock at the adjusted maximum of the Estimated Valuation Range, the Company estimates that all of the deduction should be deductible over the six-year period. Although the Company and the Bank have received an opinion of their independent tax advisors that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the Foundation would have to be fully expensed, resulting in a further reduction in earnings in the year in which the IRS makes such a determination.

     As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant. The Foundation will also be required to file an annual report with the Charities Bureau of the Office of the Attorney General of the State of New York.

     Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Reorganization. The establishment of the Foundation was taken into account by RP Financial in determining the estimated pro forma market value of the Common Stock of the Company. The aggregate price of the shares of Common Stock being offered in the subscription and community offerings is based upon the independent appraisal conducted by RP Financial of the estimated pro forma market value of the Common Stock of the Company. The pro forma aggregate price of the Common Stock being offered for sale in the Reorganization is currently estimated to be between $86.8 million and $117.4 million, with a midpoint of $102.1 million. The pro forma price to book ratio and the pro forma price to earnings ratio, at and for the nine months ended September 30, 1997, are 104.7% and 15.6x, respectively, at the midpoint of the Estimated Valuation Range. In the event that the Reorganization did not include the Foundation, RP Financial has estimated that the estimated pro forma market value of the Common Stock being offered for sale in the Offering would be $110.4 million at the midpoint based on a pro forma price to book ratio and the pro forma price to earnings ratio that of 108.0% and 16.7x, respectively. The amount of Common Stock being offered for sale in the Reorganization at the

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

midpoint of the Estimated Valuation Range is approximately $8.3 million less than the estimated amount of Common Stock that would be sold in the Offering without the Foundation based on the estimate provided by RP Financial. Accordingly, certain accountholders of the Bank who subscribe to purchase Common Stock in the Subscription Offering would receive fewer shares depending on the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. See "Comparison of Valuation and Pro Forma Information Without Foundation." This estimate by RP Financial was prepared solely for purposes of providing subscribers with information with which to make an informed decision on the Reorganization.

     The decrease in the amount of Common Stock being offered as a result of the contribution of Common Stock to the Foundation will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Reorganization. The Bank's leverage and risk-based capital ratios at September 30, 1997 were 10.75% and 21.74%, respectively. Assuming the sale of shares at the midpoint of the Estimated Valuation Range, the Bank's pro forma leverage and risk-based capital ratios at September 30, 1997 would be 13.5% and 26.9%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $214.6 million, or approximately 17.3% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range. Pro forma stockholders' equity per share and pro forma net income per share would be $9.55 and $0.48, respectively. If the Foundation was not being established in the Reorganization, based on the RP Financial estimate, the Company's pro forma stockholders' equity would be approximately $222.1 million, or approximately 17.5% of pro forma consolidated assets at the midpoint of the estimate, and pro forma stockholder's equity per share and pro forma net income per share would be substantially similar with the Foundation as without the establishment of the Foundation. See "Comparison of Valuation and Pro Forma Information with No Foundation."

     Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following conditions agreed to by the Foundation in writing as a condition to receiving the FDIC's non-objection to and Superintendent's approval of the Reorganization: (i) the Foundation will be subject to examination by the FDIC and the Department; (ii) the Foundation must comply with supervisory directives imposed by the FDIC and the Department; (iii) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; and (iv) any shares of Common Stock held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock on all proposals considered by stockholders of the Company; provided, however, that, consistent with the condition, the FDIC and the Department would waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware; (b) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the Foundation's legal counsel would be required to render an opinion satisfactory to the FDIC and the Department. There can be no assurances that a legal opinion addressing these issues could be rendered, or if rendered, that the FDIC and the Department would grant unconditional waivers of the voting restriction. In no event would the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

     Potential Challenges. The establishment and funding of a charitable foundation as part of a conversion of a mutual savings institution to stock form has only recently occurred. As such, the Foundation, and the Superintendent's approval of the Reorganization and the FDIC's nonobjection to the Reorganization may be subject to potential challenges notwithstanding that the Board of Directors of the Company and the Board of Trustees of the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching their determination to establish the Foundation as part of the Reorganization. If challenges were to be instituted seeking to require the Bank to eliminate establishment of the Foundation in connection with the Reorganization, no assurances can be made that the resolution of such challenges would not result in a delay in the consummation of the Reorganization or that any objecting persons would not be ultimately successful in obtaining such removal or other relief against the Company or the Bank. Additionally, if the Company and the Bank are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

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COMMUNITY OFFERING

     Any shares of Common Stock not subscribed for in the Subscription Offering will be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The Common Stock will be offered and sold in the Community Offering, in accordance with FDIC and Department regulations, so as to achieve the widest distribution of the Common Stock. No person, by himself or herself, or with an associate or group of persons acting in concert, may subscribe for or purchase more than $200,000 of Common Stock offered in the Community Offering. Further, the Company may limit total subscriptions so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of Common Stock. Finally, the Company may reserve shares offered in the Community Offering for sales to institutional investors.

     In the event of an oversubscription for shares in the Community Offering, shares will be allocated (to the extent shares remain available) first to natural persons residing in Niagara, Orleans, Erie and Genesee Counties, New York and secondly to natural persons residing in the remaining four counties of Western New York, Wyoming, Allegany, Cattaraugus and Chautauqua counties (the "Community"), and then to cover any reservation of shares for institutional orders, and then to cover the orders of any other person subscribing for shares in the Community Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

     The terms "residence," "reside," "resided" or "residing" as used herein with respect to any person shall mean any person who occupied a dwelling within the Bank's Community, has an intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature.

     The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

     The Bank and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any person.

SYNDICATED COMMUNITY OFFERING

     Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Bank and the Company in a manner that is intended to achieve the widest distribution of the Common Stock subject to the rights of the Company to accept or reject in whole or in part all order in the Syndicated Community Offering. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein.

     If for any reason a Syndicated Community Offering of unsubscribed shares of Common Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Boards of Directors of the Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Department and the FDIC and to compliance with applicable state and federal securities laws.

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RESTRICTIONS ON SALE OF STOCK BY TRUSTEES AND OFFICERS

     All shares of the Common Stock purchased by Trustees and officers of the Bank or the Company in the Offering will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares
(i) following the death of the original purchaser or (ii) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the Common Stock by the Company's directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Regulation--Federal Securities Laws" and "Description of Capital Stock."

     Each certificate for such restricted shares will bear a legend prominently stamped on its face giving notice of the restrictions on transfer, and instructions will be issued to the Company's transfer agent to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of common stock issued pursuant to a stock dividend, stock split or otherwise with respect to restricted shares will be subject to the same restrictions on sale.


RESTRICTIONS ON AGREEMENTS OR UNDERSTANDINGS REGARDING TRANSFER OF COMMON STOCK TO BE PURCHASED IN THE OFFERING

     Prior to the completion of the Offering, no depositor or borrower may transfer or enter into an agreement or understanding to transfer the legal or beneficial ownership of the shares of Common Stock to be purchased by such person in the Offering. Each depositor and borrower who submits an Order Form will be required to certify that the purchase of Common Stock by such person is solely for the purchaser's own account and there is no agreement or understanding regarding the sale or transfer of such shares. The Bank intends to pursue any and all legal and equitable remedies in the event it becomes aware of any such agreement or understanding, and will not honor orders reasonably believed by the Bank to involve such an agreement or understanding.

PROCEDURE FOR PURCHASING SHARES

     To ensure that each purchaser receives a Prospectus at least 48 hours before the Expiration Date, Prospectuses may not be mailed any later than five days prior to such date or be hand delivered any later than two days prior to such date. Order forms may only be distributed with a Prospectus.

     Expiration Date. The Offering will terminate at 5:00 p.m. New York Time on March __, 1998, unless extended by the Bank for up to an additional 45 days or, if approved by the Superintendent, for an additional period after such 45- day extension (as so extended, the "Expiration Date"). The Bank is not required to give purchasers notice of any extension unless the Expiration Date is later than __________, 1998, in which event purchasers will be given the right to increase, decrease, confirm, or rescind their orders. If the minimum number of shares issued in the Offering (_________ shares) is not sold by the Expiration Date, the Bank may terminate the Offering and promptly refund all orders for Common Stock. A reduction in the number of shares below the minimum of the Estimated Valuation Range will not require the approval of depositors or an amendment to the Independent Valuation. If the number of shares is reduced below the minimum of the Estimated Valuation Range, purchasers will be given an opportunity to increase, decrease, or rescind their orders.

     Use of Order Forms. In order to purchase the Common Stock, each purchaser must complete an Order Form except for certain persons purchasing in the Syndicated Community Offering as more fully described below. Any person receiving an Order Form who desires to purchase Common Stock may do so by delivering (by mail or in person) to the Bank a properly executed and completed Order Form, together with full payment for the shares purchased. The Order Form must be received prior to 5:00 p.m. New York Time on March __, 1998. Once tendered, an Order Form cannot be modified or revoked without the consent of the Bank. Each person ordering shares is required to represent that they

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are purchasing such shares for their own account. The interpretation by the Bank of the terms and conditions of the Plan and of the acceptability of the Order Forms will be final. The Bank is not required to accept copies of Order Forms.

     Payment for Shares. Payment for all shares will be required to accompany all completed Order Forms for the purchase to be valid. Payment for shares may be made by (i) check or money order, or (ii) authorization of withdrawal from a deposit account maintained with the Bank. Appropriate means by which such withdrawals may be authorized are provided in the Order Forms. Once such a withdrawal amount has been authorized, a hold will be placed on such funds, making them unavailable to the depositor until the Offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the Offering is completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at the Bank's passbook rate subsequent to the withdrawal. In the case of payments made by check or money order, such funds will be placed in a segregated savings account and interest will be paid by the Bank at the Bank's passbook rate, which was 3.4% on the date of this Prospectus, from the date payment is received until the Offering is completed or terminated. Such interest will be paid by check, on all funds held, including funds accepted as payment for shares of Common Stock, promptly upon completion or termination of the Offering. An executed Order Form, once received by the Bank, may not be modified, amended or rescinded without the consent of the Bank, unless the Offering is not completed by __________, 1998, in which event purchasers may be given the opportunity to increase, decrease, confirm or rescind their orders for a specified period of time.

     Depending on market conditions, the Common Stock may be offered for sale to the general public on a best efforts basis in the Syndicated Community Offering by a selling group (the "Selling Group") of broker-dealers ("Selected Dealers") to be managed by CIBC Oppenheimer Corp. and Trident Securities, Inc. CIBC Oppenheimer Corp. and Trident Securities, Inc., in their discretion, will instruct Selected Dealers as to the number of shares to be allocated to each Selected Dealer. Only upon allocation of shares to Selected Dealers may Selected Dealers take orders from their customers. Investors who desire to purchase shares in the Community Offering directly through a Selected Dealer, which may include CIBC Oppenheimer Corp. and Trident Securities, Inc., are advised that the members of the Selling Group are required either (a) upon receipt of an executed Order Form or direction to execute an Order Form on behalf of an investor, to forward the appropriate purchase price to the Bank for deposit in a segregated account on or before twelve noon, prevailing time, of the business day next following such receipt or execution; or (b) upon receipt of confirmation by such member of the Selling Group of an investor's interest in purchasing shares, and following a mailing of an acknowledgment by such member to such investor on the business day next following receipt of confirmation, to debit the account of such investor on the fifth business day next following receipt of confirmation and to forward the appropriate purchase price to the Bank for deposit in the segregated account on or before twelve noon, prevailing time, of the business day next following such debiting. Payment for any shares purchased pursuant to alternative (a) above must be made by check in full payment therefor. Payment for shares purchased pursuant to alternative (b) above may be made by wire transfer to the Bank.

     Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of Common Stock in the Offering. Individuals who are participants in self-directed tax qualified plans maintained by self-employed individuals ("Keogh Plans") may use the assets in their self-directed Keogh Plan accounts to purchase shares of Common Stock in the Offering. In addition, the provisions of ERISA and IRS regulations require that executive officers, trustees, and 10% stockholders who use self-directed IRA funds and/or Keogh Plan accounts to purchase shares of Common Stock in the Offering, make such purchase for the exclusive benefit of the IRA and/or Keogh Plan participant.

     If the ESOP purchases shares of the Common Stock, such plan will not be required to pay for such shares until consummation of the Offering.

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

     Delivery of Stock Certificates. Certificates representing Common Stock issued in the Offering will be mailed by the Bank to the persons entitled thereto at the registration address noted on the Order Form, as soon as practicable following consummation of the Offering. Any certificates returned as undeliverable will be held by the Bank until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered.

PLAN OF DISTRIBUTION AND SELLING COMMISSIONS

     Offering materials for the Offering initially have been distributed to certain persons by mail, with additional copies made available at the Bank's offices and by CIBC Oppenheimer Corp. and Trident Securities, Inc. All prospective purchasers are to send payment directly to the Bank, where such funds will be held in a segregated special escrow account and not released until the Offering is completed or terminated.

     To assist in the marketing of the Common Stock, the Bank has retained CIBC Oppenheimer Corp. and Trident Securities, Inc., both of which are broker-dealers registered with the NASD. CIBC Oppenheimer Corp. and Trident Securities, Inc. will assist the Bank in the Offering as follows: (i) in training and educating the Bank's employees regarding the mechanics and regulatory requirements of the Offering; (ii) in conducting informational meetings for employees, customers and the general public; (iii) in coordinating the selling efforts in the Bank's local communities; and (iv) in soliciting orders for Common Stock. For these services, CIBC Oppenheimer Corp. and Trident Securities, Inc. will receive an aggregate fee of .95% of the dollar amount of the Common Stock sold in the Offering to residents of Niagara, Orleans, Erie and Genesee Counties, New York (and counties contiguous thereto) and .75% of the dollar amount of the Common Stock sold in the Offering to other persons. If there is a Syndicated Community Offering, the aggregate fee shall not exceed 4.5% of the Common Stock sold by CIBC Oppenheimer Corp. and Trident Securities, Inc. and other NASD member firms under selected dealer agreements.

     The Bank also will reimburse CIBC Oppenheimer Corp. and Trident Securities, Inc. for its reasonable out-of-pocket expenses (including legal fees and expenses up to a maximum of $85,000) associated with its marketing effort. The Bank has made an advance payment of $10,000 to each of CIBC Oppenheimer Corp. and Trident Securities, Inc. If the Plan is terminated by the Bank, the Offering is not completed by __________, 1998, or if CIBC Oppenheimer Corp. and Trident Securities, Inc. terminate their agreement with the Bank in accordance with the provisions of the agreement, CIBC Oppenheimer Corp. and Trident Securities, Inc. will only receive reimbursement of their reasonable out-of-pocket expenses. The Bank will indemnify CIBC Oppenheimer Corp. and Trident Securities, Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the Common Stock, including liabilities under the Securities Act of 1933.

     Trustees and executive officers of the Bank may participate in the solicitation of offers to purchase Common Stock. Other trained employees of the Bank may participate in the Offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. The Bank will rely on Rule 3a4-1 of the Exchange Act, so as to permit officers, trustees, and employees to participate in the sale of the Common Stock. No officer, trustee, or employee of the Bank will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

     A Stock Information Center will be established at the Bank's main office, in an area separated from the Bank's banking operations. Employees will inform prospective purchasers to direct their questions to the Stock Information Center and will provide such persons with the telephone number of the Center.

     Other Restrictions. Notwithstanding any other provision of the Plan, no person is entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal or state law or regulation (including state

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

"blue-sky" laws and regulations), or would violate regulations or policies of the NASD, particularly those regarding free riding and withholding. The Bank and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any such purchase order if such opinion is not timely furnished. The Plan prohibits the Bank from lending funds or extending credit to any persons to purchase Common Stock in the Offering.

LIMITATIONS UPON PURCHASES OF COMMON STOCK

     The following additional limitations have been imposed upon purchases of shares of Common Stock. Defined terms used in this section and not otherwise defined in this Prospectus shall have the meaning set forth in the Plan.

     A. The aggregate amount of outstanding Common Stock of the Company owned or controlled by persons other than Mutual Holding Company at the close of the Offering shall not exceed 49% of the Company's total outstanding Common Stock.

     B. No Person or group of persons Acting in Concert, may purchase more than 40,000 shares, or $400,000, of Common Stock in the Offering, except that: (i) the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the number of shares issued in the Offering; (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares issued in the Offering; and (iii) for purposes of this paragraph shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     C. The aggregate amount of Common Stock acquired in the Offering by all Management Persons and their Associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 25% of the outstanding shares of Common Stock of the Company sold in the Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph D below, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

     D. The aggregate amount of Common Stock acquired in the Offering by all Management Persons and their Associates, exclusive of any Common Stock acquired by such persons in the secondary market, shall not exceed 25% of the stockholders' equity of the Bank. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph C of this section, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

     E. The Boards of Directors of the Bank and the Company may, in their sole discretion, increase the maximum purchase limitation set forth in paragraph B to up to 9.9%, provided that orders for Common Stock in excess of 5% of the number of shares of Common Stock issued in the Offering shall not in the aggregate exceed 10% of the total shares of Common Stock issued in the Offering (except that this limitation shall not apply to purchases by Tax-Qualified Employee Plans). If such 5% limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Company and the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Common Stock under this provision will be determined by the Board of Directors of the Company, in its sole discretion.

     F. In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Estimated Valuation Range of up to 15% (the "Adjusted Maximum"), the additional shares will be issued in the following order of priority:
          (i) to fill the Employee Plans' subscription to the Adjusted Maximum;
          (ii) in the event that there is an oversubscription at the Eligible

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

          Account Holder, Supplemental Eligible Account Holder, or employee, officer and trustee categories, to fill unfulfilled subscriptions of such subscribers according to their respective priorities set forth in the Plan.

     G. Notwithstanding any other provision of the Plan, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     H. The Board of Directors of the Company has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the Plan.

     The Company, in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the Common Stock in states in which the offers and sales comply with such states' securities laws. However, no person will be offered or allowed to purchase any Common Stock under the Plan if they resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to purchase shares under the Plan reside in such state or foreign county; (ii) the offer or sale of shares of Common Stock to such persons would require the Bank or its employees to register, under the securities laws of such state or foreign country, as a broker or dealer or to register or otherwise qualify its securities for sale in such state or foreign country; or
(iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

LIQUIDATION RIGHTS

     In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would have a claim to receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). To the extent there are remaining assets, a depositor may have a claim to receive a pro rata share of the remaining assets in the same proportion as the value of such depositor's deposit accounts to the total value of all deposit accounts in the Bank at the time of liquidation, subject to the right of the State of New York to garnish such assets. After the Reorganization, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, this claim would be solely in the amount of the balance in the deposit account plus accrued interest. A depositor would not have an interest in the value or assets of the Bank above that amount.

     The Plan provides for the establishment, upon the completion of the Reorganization, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Offering Circular used in connection with the Reorganization. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would, on a complete liquidation of the Bank, have a claim to an interest in the liquidation account after payment of all creditors prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, with a balance of $100 or more held in the Bank on August 31, 1996 and December 31, 1997, respectively ("Deposit Account"). Each Eligible Account Holder and Supplemental Eligible Account Holder will have a claim to a pro rata interest in the total liquidation account for each of his Deposit Accounts based on the proportion that the balance of each such Deposit Account on August 31, 1996 and December 31, 1997, respectively, bore to the balance of all Deposit Accounts in the Bank on such date.

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

     If, however, on any December 31 annual closing date of the Bank, commencing after December 31, 1996, the amount in any Deposit Account is less than the amount in such Deposit Account on December 31, 1996 or any other annual closing date, then such person's interest in the liquidation account relating to such Deposit Account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Deposit Account is withdrawn or closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Deposit Account.

FEDERAL AND STATE TAX CONSEQUENCES OF THE REORGANIZATION

     Consummation of the Reorganization is conditioned on prior receipt by the Bank of (i) either an IRS ruling or an opinion of counsel with respect to the federal income tax consequences of the Reorganization, and (ii) either a ruling from the New York Department of Revenue or an opinion of counsel or tax advisor with respect to the New York tax consequences of the Reorganization. Unlike private letter rulings, opinions of counsel are not binding on the IRS or the New York Department of Revenue, and either agency could disagree with such opinions. In the event of such disagreement, there can be no assurance that the Bank or the depositors would prevail in a judicial proceeding.

     In the following discussion, "Mutual Bank" refers to the Bank before the Reorganization and "Stock Bank" refers to the Bank after the Reorganization. The Mutual Bank will receive an opinion of counsel from Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, to the effect that, for federal income tax purposes, (1) the conversion of the De Novo Bank into the Mutual Holding Company, a New York mutual holding company, will qualify as a tax-free Reorganization under Code Section 368(a)(1)(F); (2) provided that the merger of the Mutual Bank into the Stock Bank qualifies as a merger under New York law, the merger of the Bank into the Stock Bank with the Stock Bank as the survivor and the transfer of the depositors' equity interest in the Bank to the Mutual Holding Company in exchange for equity interests in the Mutual Holding Company qualifies as a tax-free reorganization described in Code Sections 368(a)(1)(A) and 368(a)(2)(D). The Bank, Stock Bank and Mutual Holding Company are each "a party to the reorganization," as defined in Code Section 368(b); (3) the Bank will recognize no gain or loss upon the transfer of substantially all its assets to the Stock Bank solely in exchange for equity interests (voting and liquidation rights) in the Mutual Holding Company and the Stock Bank's assumption of its liabilities, if any; (4) neither the Stock Bank nor the Mutual Holding Company will recognize gain or loss upon the receipt by the Stock Bank of substantially all of the assets of the Bank in exchange for equity interests in the Mutual Holding Company and the Stock Bank's assumption of the Bank's liabilities; (5) the Mutual Holding Company's basis in the stock of the Stock Bank will increase by an amount equal to the Bank's net basis in the property transferred to the Stock Bank; (6) the Stock Bank's basis in the property received from the Bank will be the same as the basis of such property in the hands of the Bank immediately prior to the Reorganization; (7) the Stock Bank's holding period for the property received from the Bank will include the period during which such property was held by the Bank; (8) subject to the conditions and limitations set forth in Code Sections 381, 382, 383, and 384 and the Treasury regulations promulgated thereunder, the Stock Bank will succeed to and take into account the items of the Bank described in Code Section 381(c); (9) no gain or loss will be recognized by the depositors of the Bank on the receipt of equity interests with respect to the Mutual Holding Company in exchange for their equity interests surrendered therefor; (10) each depositor's aggregate basis, if any, in the Mutual Holding Company equity interest received in the exchange will equal the aggregate basis, if any, of each depositor's equity interest in the Bank; (11) the holding period of the Mutual Holding Company equity interests received by the depositors of Bank will include the period during which the Bank equity interests surrendered in exchange therefor were held; (12) the Mutual Holding Company and the minority stockholders of the Company ("Minority Stockholders") will recognize no gain or loss upon the transfer of the Stock Bank stock and cash, respectively, to the Company in exchange for stock of the Company; (13) the Company will recognize no gain or loss upon its receipt of property from the Mutual Holding Company and Minority Stockholders in exchange for Common Stock of the Company; (14) the Mutual Holding Company will increase its basis in its shares of the Company Common Stock by the Mutual Holding Company's basis in its Stock Bank stock. The tax opinions set forth above are based in part on the letter from RP Financial concluding that the subscription rights to be received by eligible account holders and supplemental eligible account holders do not have any economic value at the time of distribution or the time the subscription rights are exercised, and are given in reliance thereon.

                  RESTRICTIONS ON ACQUISITION OF THE COMPANY

     The Mutual Holding Company Structure. Under New York law, the Plan of Reorganization, and our governing corporate instruments, at least 51% of the Company's voting shares must be owned by the Mutual Holding Company. The Mutual Holding Company will be controlled by its Board of Trustees, who will consist of persons who also are members of the Board of Directors of the Company and the Bank. The Mutual Holding Company will be able to elect all members of the Board of Directors of the Company, and as a general matter, will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote, except for matters that require a vote greater than a majority. The Mutual Holding Company, acting through its Board of Trustees, will be able to control the business, and operations of the Company and the Bank, and will be able to prevent any challenge to the ownership or control of the Company by Minority Stockholders. Accordingly, a change in control of the Company and the Bank cannot occur unless the Mutual Holding Company first converts to the stock form of organization. Although New York law, applicable regulations and the Plan of Reorganization permit the Mutual Holding Company to convert from the mutual to the capital stock form of organization, it is not anticipated that a conversion of the Mutual Holding Company will occur in the foreseeable future.

     In addition to the anti-takeover aspects of the Mutual Holding Company structure, the following is a general summary of certain provisions of the Company's certificate of incorporation and bylaws and certain other regulatory provisions which will restrict the ability of stockholders to influence management policies, and which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Company's certificate of incorporation and bylaws and the Bank's proposed stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of the Bank's application to the Superintendent and the Company's Registration Statement filed with the SEC. See "Additional Information." The following discussion does not reflect the powers and provisions of the Bank's charter following the Bank offering.

PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     Restrictions on Call of Special Meetings. The certificate of incorporation provides that a special meeting of stockholders may be called by the Chairman of the Board of the Company or pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not authorized to call a special meeting of stockholders.

     Absence of Cumulative Voting. The certificate of incorporation provides that there shall be no cumulative voting rights in the election of directors.

     Authorization of Preferred Stock (the "Preferred Stock"). The certificate of incorporation authorizes 5,000,000 shares of serial preferred stock, par value $0.01 per share. The Company is authorized to issue Preferred Stock from time to time in one or more series subject to applicable provisions of law; and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be a multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of Preferred Stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any Preferred Stock but it may issue any Preferred Stock on terms which the Board deems to be in the best interests of the Company and its stockholders.

     Limitation on Voting Rights. The certificate of incorporation provides that
(i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 5% of any class of equity security of the

Company, inclusive of shares of such class held by the Mutual Holding Company (provided that such limitation shall not apply to the Mutual Holding Company or any tax-qualified employee stock benefit plans maintained by the Company); and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of stockholders. For these purposes, a person (including management) who has obtained the right to vote shares of the Common Stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

     Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by the Company's Board of Directors and also by a majority of the outstanding shares of the Company's voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to the call of special stockholder meetings, cumulative voting, limitation on voting rights and director liability).

     The bylaws may be amended by the affirmative vote of the total number of directors of the Company or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

FEDERAL RESERVE BOARD REGULATIONS

     The Change in Bank Control Act and the BHCA, together with the Federal Reserve Board regulations under those acts, require that the consent of the Federal Reserve Board be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company if either (i) the Company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the Company's Common Stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the Company's Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls the Company, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the Federal Reserve Board or obtain Federal Reserve Board approval for the acquisition of control. Restrictions applicable to the operations of bank holding companies may deter companies from seeking to obtain control of the Company. See "Regulation."

NEW YORK BANKING LAW

     In addition to federal law, the New York State Banking Law generally requires prior approval of the New York State Banking Board before any action is taken that causes any entity or person to acquire direct or indirect control of a banking institution which is organized in New York State. Control is presumed to exist if any company or person directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company or person that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

     The Company is authorized to issue 45,000,000 shares of Common Stock having a par value of $.01 per share and 5,000,000 shares of serial Preferred Stock having a par value of $.01 per share. The Company currently expects to issue between 19,125,000 and 25,875,000 shares, with an adjusted maximum of 29,756,250 shares, of Common Stock and no shares of Preferred Stock in the Reorganization. Each share of the Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of the Common Stock. Upon payment of the purchase price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid, validly issued, and non-assessable.

     The Common Stock of the Company will represent nonwithdrawable will not be an account of an insurable type, and will not be insured by the FDIC.

COMMON STOCK

     Voting Rights. Under Delaware law, the holders of the Common Stock will possess exclusive voting power in the Company. Each stockholder will be entitled to one vote for each share held on all matters voted upon by stockholders, except as discussed in Restrictions on Acquisitions of the Company--Limitations on Voting Rights." If the Company issues Preferred Stock, subsequent to the Reorganization, holders of the Preferred Stock may also possess voting rights.

     Dividends. Upon consummation of the Reorganization, the Company's only asset will be the net proceeds, the ESOP loan and the Bank's Common Stock. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy." The holders of Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefore. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Liquidation or Dissolution. In the unlikely event of the liquidation or dissolution of the Company, the holders of the Common Stock will be entitled to receive -- after payment or provision for payment of all debts and liabilities of the Company (including all deposits in the Bank and accrued interest thereon) and after distribution of the liquidation account established upon stock offering for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue their deposit accounts at the Bank -- all assets of the Company available for distribution, in cash or in kind. See "The Reorganization and Offering--Liquidation Rights." If preferred stock is issued subsequent to the Offering, the holders thereof may have a priority over the holders of Common Stock in the event of liquidation or dissolution.

     No Preemptive Rights. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock will not be subject to call for redemption, and, upon receipt by the Company of the full purchase price therefor, each share of the Common Stock will be fully paid and nonassessable.

     Preferred Stock. None of the 5,000,000 authorized shares of Preferred Stock of the Company will be issued in the Reorganization. The Company's Board of Directors is authorized, without stockholder approval, to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares. If and when issued, the serial preferred stock may rank senior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have full, limited or no voting rights. Accordingly, the issuance of preferred stock could adversely affect the voting and other rights of holders of Common Stock.

                         TRANSFER AGENT AND REGISTRAR

     Chase Mellon Shareholder Services, L.L.C. will act as the transfer agent and registrar for the Common Stock.

                             LEGAL AND TAX MATTERS

     The legality of the Common Stock and the federal income tax consequences of the Reorganization will be passed upon for the Bank and the Company by the firm of Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to the Company and the Bank. The New York income tax consequences of the Reorganization will be passed upon for the Company and the Bank by KPMG Peat Marwick LLP. The federal income tax consequences of certain matters relating to the establishment of the Foundation will be passed upon for the Company and the Bank by KPMG Peat Marwick LLP. Certain legal matters will be passed upon for CIBC Oppenheimer Corp. and Trident Securities, Inc. by Silver, Freedman & Taff, L.L.C., Washington, D.C.

                                    EXPERTS

     The consolidated financial statements of Lockport Savings Bank and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as "Experts" in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its report to the Bank and the Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Reorganization and its valuation with respect to Subscription Rights.

                            ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, NW, Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this web site is http://www.sec.gov. The statements contained herein as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding such documents; each such statement is qualified by reference to such contract or document.

     We have filed an Application with the Department with respect to the Reorganization. Pursuant to the rules and regulations of the Department, this Prospectus omits certain information contained in that Application. The Application may be examined at the office of the Department, 2 Rector Street, New York, New York, and at our Administrative Center, at 6950 South Transit Road, Lockport, New York, 14095-0514 without charge.

     In connection with the Offering, the Company will register the Common Stock with the SEC under Section 12(g) of the Exchange Act; and, upon such registration, the Company and the holders of its Common Stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Reorganization.

     A copy of the certificate of incorporation and bylaws of the Company are available without charge from the Bank.

                             LOCKPORT SAVINGS BANK

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                               Page
                                                                                              ------
Independent Auditor's Report.................................................................   F-2

Consolidated Statements of Condition as of September 30, 1997 (unaudited) and
     December 31, 1996 and 1995..............................................................   F-3

Consolidated Statements of Income for the nine months ended September 30, 1997 and 1996
     (unaudited) and the years ended December 31, 1996, 1995 and 1994........................    30

Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1996
     (unaudited) and the years ended December 31, 1996, 1995 and 1994........................   F-4

Notes to Consolidated Financial Statements...................................................   F-6

     All schedules are omitted because they are not required or applicable, or the required information is shown in the consolidated financial statements or notes thereto.

     The financial statements of Niagara Bancorp, Inc. have been omitted because Niagara Bancorp, Inc. has not yet issued any stock, has no assets and no liabilities, and has not conducted any business other than of an organizational nature.

                         INDEPENDENT AUDITORS' REPORT


The Board of Trustees
Lockport Savings Bank:

     We have audited the accompanying consolidated statements of condition of Lockport Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lockport Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                              KPMG PEAT MARWICK LLP

Buffalo, New York
January 17, 1997

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CONDITION

               SEPTEMBER 30, 1997 AND DECEMBER 31, 1996 AND 1995
                                (IN THOUSANDS)

                                                      SEPTEMBER 30,         DECEMBER 31,
                                                                      ------------------------
Assets                                                    1997           1996          1995
------                                                ------------    ----------    ----------
                                                      (UNAUDITED)

Cash and cash equivalents:
 Cash and due from banks                                $   14,804        11,219        13,873
 Federal funds sold                                          2,200         5,000        25,550
                                                        ----------     ---------       -------
   Total cash and cash equivalents                          17,004        16,219        39,423

Securities available for sale (note 2)                     464,973       415,129       346,410
Securities held to maturity (note 3)                        37,500        38,000        46,700
Loans, net (note 4)                                        622,487       598,486       535,971
Accrued interest receivable                                  7,343         6,348         5,622
Premises and equipment, net (note 5)                        22,022        13,240        11,377
Other assets (notes 6, 10 and 11)                            5,122         5,936         8,788
                                                        ----------     ---------       -------
                                                        $1,176,451     1,093,358       994,291
                                                        ==========     =========       =======


Liabilities and Net Worth
-----------------------------------------------------

Liabilities:
 Deposits (note 7)                                      $  992,219       920,072       861,065
 Mortgagors' payments held in escrow                         8,387         8,773        10,189
 Other borrowed funds (note 8):
 Short-term                                                 18,740        27,008            --
 Long-term                                                  10,000         5,000            --
 Other liabilities (notes 10 and 11)                        20,385        16,841        15,384
                                                        ----------     ---------       -------
                                                         1,049,731       977,694       886,638
                                                        ----------     ---------       -------

Commitments and contingencies (notes 4 and 5)

Net worth (note 9):
 Surplus and undivided profits                             125,325       116,690       105,921
 Net unrealized gain (loss) on securities available
  for sale, net of deferred income taxes                     1,395        (1,026)        1,732
                                                        ----------     ---------       -------
                                                           126,720       115,664       107,653
                                                        ----------     ---------       -------
                                                        $1,176,451     1,093,358       994,291
                                                        ==========     =========       =======

See accompanying notes to consolidated financial statements.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
               AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                (IN THOUSANDS)

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                                                                        ---------------------  -------------------------------------

                                                                           1997       1996         1996          1995        1994
                                                                        ----------  ---------  ------------  ------------  ---------

                                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income                                                            $   8,635      8,226        10,768         9,925      8,801
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation of premises and equipment                                   1,635      1,400         1,911         1,607      1,256
   Amortization and accretion of fees and discounts                          (312)      (513)         (717)          554        653
   Provision for loan losses                                                  975      1,861         2,187         1,016        948
   Other provisions for losses                                                336         20            23           834        380
   Net (gain) loss on sale of securities available for sale                  (875)      (532)         (576)       (1,477)       849
   Deferred income taxes                                                     (164)      (449)         (387)         (253)        43
   (Increase) decrease in:
Accrued interest receivable                                                  (995)      (733)         (726)         (198)      (345)

Other assets                                                               (1,040)     3,657         3,824        (5,464)       767
   Increase (decrease) in other liabilities                                 3,544      8,343         2,661         8,607       (508)
                                                                        ---------   --------      --------      --------   --------

   Net cash provided by operating activities                               11,739     21,280        18,968        15,151     12,844
                                                                        ---------   --------      --------      --------   --------

Cash flows from investing activities:
  Purchase of investment securities available for sale                    (85,275)   (75,453)      (91,772)      (16,696)   (39,870)
  Proceeds from sales of investment securities available for sale          22,326      6,695        16,803        11,892     35,470
  Purchase of mortgage-backed securities available for sale               (67,340)   (65,729)      (85,506)      (46,375)  (112,295)
  Proceeds from sales of mortgage-backed securities available for sale     44,513      6,981        24,924        50,755     41,072
  Principal payments on mortgage-backed securities available for sale      29,729     27,111        35,522        29,780     80,142
  Proceeds from maturities of investment securities available for sale     11,175     22,215        27,215            --         --
  Purchase of securities held to maturity                                (177,100)  (185,700)     (249,700)     (239,100)  (244,179)
  Proceeds from maturities of securities held to maturity                 177,600    193,400       258,400       227,368    252,257
  Net increase in loans                                                   (22,815)   (43,147)      (65,123)      (62,288)   (54,131)
  Other                                                                   (12,260)    (1,056)       (2,534)       (3,647)    (2,290)
                                                                        ---------   --------      --------      --------   --------

Net cash used by investing activities                                   $ (79,447)  (114,683)     (131,771)      (48,311)   (43,824)
                                                                        ---------   --------      --------      --------   --------

Cash flows from financing activities:

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                                                                        ---------------------  -------------------------------------

                                                                           1997       1996         1996          1995        1994
                                                                        ----------  ---------  ------------  ------------  ---------

                                                                             (UNAUDITED)
 Net increase in deposits                                               $  72,147     57,988        59,007        41,375      6,751
 Net increase (decrease) in mortgagors' payments held in escrow              (386)    (3,153)       (1,416)          589        905
 Proceeds from (repayment of) short-term borrowings                        (8,268)    24,675        27,008            --         --
 Proceeds from long-term borrowings                                         5,000      5,000         5,000            --         --
                                                                        ---------   --------      --------      --------   --------

    Net cash provided by financing activities                              68,493     84,510        89,599        41,964      7,656
                                                                        ---------   --------      --------      --------   --------

    Net increase (decrease) in cash and cash equivalents                      785     (8,893)      (23,204)        8,804    (23,324)


Cash and cash equivalents at beginning of period                           16,219     39,423        39,423        30,619     53,943
                                                                        ---------   --------      --------      --------   --------

Cash and cash equivalents at end of period                              $  17,004     30,530        16,219        39,423     30,619
                                                                        =========   ========      ========      ========   ========

Supplemental disclosure of cash flow information:
    Cash paid during the year:
       Income taxes                                                     $   3,850      4,942         6,597         4,110      5,283
       Interest expense                                                    33,107     29,851        40,485        38,972     31,361
                                                                        =========   ========      ========      ========   ========

See accompanying notes to consolidated financial statements.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
               AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


(1)  Summary of Significant Accounting Policies
-----------------------------------------------

     The accounting and reporting policies of Lockport Savings Bank, a New York State chartered FDIC insured mutual savings bank, and its subsidiaries conform to general practices within the banking industry and to generally accepted accounting principles. The following is a description of the more significant accounting policies.

          (a)  Principles of Consolidation
          --------------------------------

               The consolidated financial statements include the accounts of Lockport Savings Bank (LSB) and its subsidiaries (the Bank), LSB Associates, Inc., an agent for third party mutual fund and annuity sales; LSB Realty, Inc., a real estate development company; LSB Funding, Inc., a real estate investment trust; and LSB Securities, Inc., a securities investment company. All significant intercompany balances and transactions have been eliminated in consolidation.

          (b)  Investment Securities
          --------------------------

               Debt securities and marketable equity securities are classified as either available for sale or held to maturity. Held to maturity securities are those that the Bank has the positive intent and ability to hold to maturity. All other securities are classified as available for sale.

               Securities available for sale are carried at fair value with unrealized gains and losses, net of the related deferred tax effect, excluded from earnings and reported as a separate component of net worth. Realized gains and losses are determined using the specific identification method.

               Securities held to maturity are recorded at cost with discounts accreted and premiums amortized to maturity using a method that approximates the level-yield method. If permanent impairment of a security exists, that security is written down to fair value with a charge to earnings.

          (c)  Loans
          ----------

               Loans are stated at the principal amount outstanding, adjusted for net unamortized deferred fees and costs which are accrued to income on the interest method. Accrual of interest income on loans is discontinued after payments become more than ninety days delinquent, unless the status of a particular loan clearly indicates earlier discontinuance is more appropriate. All uncollected interest income previously recognized on non-accrual loans is reversed and subsequently recognized only to the extent payments are received. In those instances where there is doubt as to the collectibility of principal, interest payments are applied to principal.

          (d)  Real Estate Owned
          ----------------------

               Real estate owned consists of property acquired in settlement of loans which are initially valued at the lower of cost or fair value based on appraisals at foreclosure and are periodically adjusted to the lower of adjusted cost or net realizable value throughout the remaining period.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(1)  Summary of Significant Accounting Policies, Continued
----------------------------------------------------------

          (e)  Allowance for Loan Losses
          ------------------------------

               The allowance for loan losses is established through charges to earnings. Management's determination of the balance of the allowance is based on many factors including credit evaluation of the loan portfolio, current and expected economic conditions and past loss experience. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require the Bank to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.

               In 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition Disclosures". These new standards require that an impaired loan be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, the loan's observable market price or the fair value of the underlying collateral if the loan is collateral dependent. These new standards also made certain changes to existing accounting principles applicable to in-substance foreclosures (ISF) and troubled debt restructurings involving modifications of terms. SFAS 114 generally does not apply to those smaller-balance homogeneous loans that are collectively evaluated for impairment which for the Bank, include one- to four-family residential mortgage loans, student loans and consumer loans, other than those modified in a troubled debt restructuring. The adoption of these standards did not have a material impact on the Bank's consolidated financial statements.

               In accordance with SFAS 114, the Bank considers a loan impaired when, based upon current information and events, it is possible that it will be unable to collect all amounts due, both principal and interest. The measurement value of the Bank's impaired loans was based on the fair value of the underlying collateral. The Bank identifies and measures impaired loans in conjunction with its review of the adequacy of its allowance for loan losses. Specific factors utilized in the identification of impaired loans include, but are not limited to, delinquency status, loan-to-value ratio, the condition of the underlying collateral, credit history and debt coverage.

          (f)  Premises and Equipment
          ---------------------------

               Premises and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the lesser of the life of the improvements or the lease term.

          (g)  Employee Benefits
          ----------------------

               The Bank maintains a non-contributory, qualified, defined benefit pension plan that covers substantially all full time employees. The actuarially determined pension benefits in the form of a life annuity are based on the employee's combined years of service, age and compensation. The Bank's policy is to fund the minimum amount required by government regulations.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  Summary of Significant Accounting Policies, Continued
----------------------------------------------------------

          (g)  Employee Benefits (continued)
          ----------------------------------

               The Bank also provides certain post-retirement benefits, principally health care and group life insurance, to employees and their beneficiaries and dependents. The Bank accrues for the expected cost of providing these post-retirements benefits during an employee's active years of service.

          (h)  Income Taxes
          -----------------

               Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

          (i)  Transfers and Servicing of Financial Assets and Extinguishments
               ---------------------------------------------------------------
of Liabilities
--------------

               In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of SFAS No. 125 as of January 1, 1997 did not have a material impact on the Bank's financial position, results of operations, or liquidity.

          (j)  Use of Estimates
          ---------------------

               Management of the Bank has made a number of estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(2)  Securities Available for Sale
----------------------------------

     The amortized cost and approximate fair value of securities available for sale at September 30, 1997 (unaudited) are summarized as follows (in thousands):

                                             AMORTIZED  UNREALIZED   UNREALIZED    FAIR
                                               COST        GAINS       LOSSES      VALUE
                                             ---------  -----------  -----------  -------
Debt securities:
 U.S. Treasury                                $ 84,856         776         (101)   85,531
 U.S. government agencies                        5,008          --           (6)    5,002
 States and political subdivisions               1,761         109           --     1,870
 Corporate                                       6,927         107           --     7,034
                                              --------      ------      -------   -------
                                                98,552         992         (107)   99,437
                                              --------      ------      -------   -------

Mortgage-backed securities:
 Collateralized mortgage obligations           107,744         522       (1,078)  107,188
 Government National Mortgage Association       33,461       1,095          (14)   34,542
 Federal National Mortgage Association          25,330         136          (73)   25,393
 Freddie Mac                                   118,469         717         (547)  118,639
                                              --------      ------      -------   -------
                                               285,004       2,470       (1,712)  285,762
                                              --------      ------      -------   -------

Asset-backed securities:
 Home equity                                    53,482          54          (72)   53,464
 Student Loans                                   9,741          --          (27)    9,714
 Auto                                            4,047          18           --     4,065
                                              --------      ------      -------   -------
                                                67,270          72          (99)   67,243
                                              --------      ------      -------   -------

Equity securities:
 FHLB stock                                      6,392          --           --     6,392
 Common stock                                    5,391         909         (161)    6,139
                                              --------      ------      -------   -------
                                                11,783         909         (161)   12,531
                                              --------      ------      -------   -------
                                              $462,609       4,443       (2,079)  464,973
                                              ========      ======      =======   =======

Scheduled contractual maturities of securities, other than equity securities, at September 30, 1997 (unaudited) are as follows (in thousands):

                                                AMORTIZED       FAIR
                                                  COST          VALUE
                                                ---------      -------
Within one year                                  $ 10,932       10,924
After one year through five years                 121,266      121,953
After five years through ten years                 82,012       82,296
After ten years                                   236,616      237,269
                                                 --------      -------
                                                 $450,826      452,442
                                                 ========      =======

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(2)  Securities Available for Sale, Continued
---------------------------------------------

     The amortized cost and approximate fair value of securities available for sale at December 31, 1996 are summarized as follows (in thousands):

                                                 AMORTIZED    UNREALIZED    UNREALIZED    FAIR
                                                   COST         GAINS         LOSSES      VALUE
                                                 ---------    ----------    ----------    -----
Debt securities:
   U.S. Treasury                                 $ 84,716            723          (219)   85,220
   U.S. government agencies                         5,012             --            (8)    5,004
   States and political subdivisions                1,942             99            --     2,041
   Corporate                                          999              1            --     1,000
                                                 --------        -------       -------   -------
                                                   92,669            823          (227)   93,265
                                                 --------        -------       -------   -------

 Mortgage-backed securities:
   Collateralized mortgage obligations            104,244            133        (2,385)  101,992
   Government National Mortgage Association        44,966            931          (117)   45,780
   Federal National Mortgage Association           28,487             20          (251)   28,256
   Freddie Mac                                    109,903            475        (1,546)  108,832
                                                 --------        -------       -------   -------
                                                  287,600          1,559        (4,299)  284,860
                                                 --------        -------       -------   -------
 Asset-backed securities:
   Home equity                                     28,090             36          (128)   27,998
                                                 --------        -------       -------   -------

 Equity securities:
   FHLB stock                                       5,394             --            --     5,394
   Common stock                                     3,115            594           (97)    3,612
                                                 --------        -------        -------  -------
                                                    8,509            594           (97)    9,006
                                                 --------        -------       -------   -------
                                                 $416,868          3,012        (4,751)  415,129
                                                 ========        =======       =======   =======

Scheduled contractual maturities of debt securities at December 31, 1996 are as follows (in thousands):

                                                        AMORTIZED       FAIR
                                                          COST          VALUE
                                                        ---------     ---------

  Within one year                                         $16,167      16,177
  After one year through five years                        76,002      76,497
  After ten years                                             500         591
                                                         --------     -------
                                                         $ 92,669      93,265
                                                         ========     =======

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



(2) Securities Available for Sale, Continued
---------------------------------------------

    The amortized cost and approximate fair value of securities available for sale at December 31, 1995 are summarized as follows (in thousands):


                                                        AMORTIZED  UNREALIZED   UNREALIZED       FAIR
                                                          COST        GAINS       LOSSES         VALUE
                                                        ---------  -----------  -----------     -------
Debt securities:
   U.S. Treasury                                         $ 54,839       1,005          (99)      55,745
   U.S. government agencies                                    --          --           --           --
   States and political subdivisions                        9,118         200           (1)       9,317
   Corporate                                                6,035           5           (5)       6,035
                                                         --------      ------      -------      -------
                                                           69,992       1,210         (105)      71,097
                                                         --------      ------      -------      -------
Mortgage-backed securities:
   Collateralized mortgage obligations                    132,550         714       (1,672)     131,592
   Government National Mortgage Association                51,104       1,881           (1)      52,984
   Federal National Mortgage Association                   33,170         415          (10)      33,575
   Freddie Mac                                             43,000         456          (64)      43,392
                                                         --------      ------      -------      -------
                                                          259,824       3,466       (1,747)     261,543
                                                         --------    --------      -------      -------
Asset-backed securities:
   Home equity                                              5,350          --          (72)       5,278
                                                         --------      ------      -------      -------
Equity securities:
   FHLB stock                                               4,926          --           --        4,926
   Common stock                                             3,382         396         (212)       3,566
                                                         --------      ------      -------      -------
                                                            8,308         396         (212)       8,492
                                                         --------    --------      -------      -------
                                                         $343,474       5,072       (2,136)     346,410
                                                         ========    ========      =======      =======

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(2) Securities Available for Sale, Continued
---------------------------------------------

    Gross realized gains (losses) on sales of securities available for sale are summarized as follows (in thousands):


                                        NINE MONTHS ENDED
                                           SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                                        ------------------         ------------------------
                                          1997       1996           1996      1995    1994
                                        -------    -------         ------    ------  ------
                                           (UNAUDITED)
Realized gains                          $1,152         646          896       2,442     617
Realized losses                           (277)       (114)        (320)       (965) (1,466)
                                        ======        ====         ====       =====  ======

At September 30, 1997, approximately $5.0 million of U.S. Treasury Notes were pledged under a collateral agreement with the Federal Reserve Treasury, Tax and Loan Program and $20 million of U.S. Treasury Notes were pledged as collateral under repurchase agreements.

In November 1995, the Financial Accounting Standards Board issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities". This supplemental guidance provided a one-time opportunity to reassess the appropriateness of the Bank's classifications of all securities held at that time with any resulting reclassifications being accounted for at fair value and occurring on a single date no later than December 31, 1995, without calling into question the intent of the Bank to hold other debt securities to maturity in the future. As a result of this one-time reassessment the Bank reclassified $9.2 million of state and political subdivision debt securities as available for sale securities from the held to maturity portfolio and recognized $199,000 of net unrealized appreciation on these securities, net of related deferred taxes, as an increase to net worth on December 31, 1995.

(3)  Securities Held To Maturity
--------------------------------

     The Bank's held to maturity securities consist of money market preferred stock. The amortized cost and approximate fair value of the money market preferred stock at September 30, 1997 and December 31, 1996 and 1995, are summarized as follows (in thousands):

               SEPTEMBER           YEARS ENDED DECEMBER 31,
                              -------------------------------------
                 1997                 1996               1995
          ------------------  -------------------------------------
              (UNAUDITED)
          Amortized   Fair    Amortized  Fair   Amortized      Fair
            cost      value     cost     value    cost         value
          --------  --------  -------- -------  --------   --------
          $ 37,500    37,500    38,000  38,000    46,700     46,700
          ========  ========  ======== =======  ========   ========

     The money market preferred stock held by the Bank matures approximately every 49 days. Each maturity and subsequent reinvestment in the stock during the year is included in the accompanying consolidated statements of cash flows as maturities and purchases, respectively, of securities held to maturity. Aside from the rollover of that investment, there were no maturities of held to maturity securities for the nine months ended September 30, 1997 and the year ended December 31, 1996. There were $5,152,000 of maturities of held to maturity securities in 1995. There were no sales of, or transfers to or from, securities classified as held to maturity other than those described in Note 2 in any of the periods.

                             LOCKPORT SAVINGS BANK
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(4)  Loans
------------

     Loans receivable at September 30, 1997, December 31, 1996 and 1995 consist of the following (in thousands):

                                  SEPTEMBER 30,      DECEMBER 31,
                                                  ------------------
                                       1997         1996      1995
                                       ----         ----      ----
                                   (UNAUDITED)
Real Estate:
   Residential conventional            $359,628   337,402   301,327
   Residential FHA insured and
    VA guaranteed                        26,866    23,171    18,013
   Residential home equity               13,047    11,337    10,234
   Commercial                           142,414   139,998   133,494
   Construction                          13,964    12,493     7,891
                                       --------   -------   -------
                                        555,919   524,401   470,959
                                       --------   -------   -------
Other:
   Mobile home                           22,675    21,406    20,630
   Vehicle                                7,326    18,747    12,591
   Other consumer                        24,465    22,412    20,229
   Guaranteed student                    10,907    10,702     9,874
   Commercial                             4,275     4,895     4,085
                                       --------   -------   -------
                                         69,648    78,162    67,409
                                       --------   -------   -------
  Total loans                           625,567   602,563   538,368

Net deferred costs                        3,376     2,809     2,349
Unearned discount                          (103)     (347)      (39)
Allowance for loan losses                (6,353)   (6,539)   (4,707)
                                       --------   -------   -------
Loans, net                             $622,487   598,486   535,971
                                       ========   =======   =======

                             LOCKPORT SAVINGS BANK
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(4)  Loans, Continued
---------------------

     Non-accrual loans amounted to $1,925,000 (unaudited), $4,718,000 and $3,955,000 at September 30, 1997 and December 31, 1996 and 1995,
     respectively, representing .31%, .78% and .74% of total loans at such dates, respectively. Interest income that would have been recorded if the loans had been performing in accordance with their original terms amounted to $133,000 and $318,000 during the nine month periods ended September 30, 1997 and 1996 (unaudited) respectively, and $325,000, $367,000 and $315,000 in 1996, 1995 and 1994, respectively.

     Mortgages serviced for others by the Bank amounted to $145.7 million (unaudited), $129.0 million and $110.4 million at September 30, 1997 and December 31, 1996 and 1995, respectively. At September 30, 1997, the Bank maintained $3 million in fidelity blanket bond coverage and under its mortgage impairment insurance policy, maintained errors and omissions coverage of $2 million per commercial and residential mortgage occurrence.

     At September 30, 1997 (unaudited), the Bank had outstanding commitments to originate mortgage and other loans of approximately $46.5 million with $18.9 million at fixed rates and $27.6 million at variable rates.

     Changes in the allowance for loan losses for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 were as follows (in thousands):

                                        NINE MONTHS ENDED                YEARS ENDED
                                          SEPTEMBER 31,                  DECEMBER 31,
                                       -------------------        ---------------------------
                                        1997          1996        1996       1995        1994
                                        ----          ----        ----       ----        ----
                                        (unaudited)
Balance, beginning of period           $ 6,539       4,707       4,707       4,192      4,030
Provision for loan losses                  975       1,861       2,187       1,016        948
Charge-offs                             (1,271)       (287)       (436)       (556)      (825)
Recoveries on loans previously
 charged-off
                                           110          37          81          55         39
                                       -------       -----       -----       -----      -----
   Balance, end of period              $ 6,353       6,318       6,539       4,707      4,192
                                       =======       =====       =====       =====      =====

     Approximately 96% of the Bank's loans are mortgage and consumer loans in New York State. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in market conditions in this primary market area.

                             LOCKPORT SAVINGS BANK
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(5)  Premises and Equipment
---------------------------

     A summary of premises and equipment at September 30, 1997, December 31, 1996 and 1995 follows (in thousands):

                                                  SEPTEMBER 30,    DECEMBER 31,
                                                                  --------------
                                                       1997        1996    1995
                                                  --------------  ------  ------
                                                   (UNAUDITED)
      Land                                              $ 1,049    1,049     771
      Buildings and improvements                         20,027   10,996   8,943
      Furniture and equipment                            11,128    9,785   8,893
                                                        -------   ------  ------
                                                         32,204   21,830  18,607
      Less accumulated depreciation and amortization     10,182    8,590   7,230
                                                        -------   ------  ------
                                                        $22,022   13,240  11,377
                                                        =======   ======  ======

     Minimum rental commitments for premises and equipment under noncancellable operating leases at December 31, 1996 follows (in thousands):

                     YEAR ENDING DECEMBER 31:
                     ------------------------
                      1997                            $  586
                      1998                               522
                      1999                               523
                      2000                               514
                      2001                               519
                      Later years                      5,193
                                                      ------
                      Total minimum lease payments    $7,857
                                                      ======

     Real estate taxes, insurance and maintenance expenses related to these leases are obligations of the Bank. Rent expense was $419,000 and $325,000 during the nine months ended September 30, 1997 and 1996 (unaudited) and $414,000, $271,000 and $251,000 in 1996, 1995 and 1994, respectively, and is included in occupancy expense.

     During 1997, the Bank completed construction of a new Administrative Center. Buildings and improvements at September 30, 1997 and December 31, 1996 include $10.2 million (unaudited) and $1.8 million, respectively, of costs relating to this new facility.

                             LOCKPORT SAVINGS BANK
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(6)  Other Assets
-----------------
     The significant components of other assets at September 30, 1997, December 31, 1996 and 1995 are as follows (in thousands):

                                                  SEPTEMBER 30,   DECEMBER 31,
                                                                  ------------
                                                       1997       1996   1995
                                                  --------------  -----  -----
                                                   (UNAUDITED)
     Deferred income taxes, net (note 10)                $  685   2,204      -
     Nationar receivable                                      -       -  5,053
     Investments in affiliates                                -     157    264
     Real estate owned, net of allowance for losses         268     317    257
     Prepaid expenses                                     1,577   1,165  1,383
     Other                                                2,592   2,093  1,831
                                                         ------   -----  -----
                                                         $5,122   5,936  8,788
                                                         ======   =====  =====

     On February 6, 1995, the Superintendent of Banks for the State of New York seized Nationar, a check-clearing and trust company, freezing all of Nationar's assets. As of December 31, 1995, the Bank had $5.7 million in demand deposits held in receivership by the New York State Banking Department. Management established a $600,000 allowance for possible loss as of December 31, 1995, the provision for which was reflected in other operating expenses in the 1995 Consolidated Statement of Income. During 1996, the Bank received all funds due from Nationar and therefore reversed the allowance for possible loss, with the benefit reflected as a reduction of other operating expenses.

                             LOCKPORT SAVINGS BANK
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(7)  Deposits
-------------

     Deposits consist of the following at September 30, 1997, December 31, 1996 and 1995 (in thousands):

                                            SEPTEMBER 30, 1997
                                          -----------------------
                                          WEIGHTED
                                          AVERAGE
                                             RATE       BALANCE
                                          ---------     -------
                                                (UNAUDITED)
     Savings accounts                           3.34%    $302,447
                                                ----     --------

     Certificates maturing:
      Within one year                           5.45      364,456
      After one year, through two years         6.80      120,923
      After two years, through three years      6.21       17,576
      After three years, through four years     6.75       10,623
      After four years, through five years      5.77          907
      After five years                          6.05        2,383
                                                ----     --------
                                                5.82      516,868
                                                ----     --------


     Checking accounts:
      Non-interest bearing                         -       27,325
      Interest-bearing:
      NOW accounts                              2.00       62,913
      Money market accounts                     4.10       82,666
                                                         --------
                                                          172,904
                                                         --------
                                                4.52%    $992,219
                                                ====     ========

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES OF CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(7)  Deposits, Continued
------------------------

                                                  DECEMBER 31, 1996
                                              -------------------------
                                                WEIGHTED
                                                AVERAGE
                                                  RATE        BALANCE
                                              -----------   -----------
     Savings accounts                            3.34%         $300,747
                                                 ----          --------
     Certificates maturing:
      Within one year                            5.33           356,401
      After one year, through two years          6.01            69,923
      After two years, through three years       8.16            42,054
      After three years, through four years      6.96             8,992
      After four years, through five years       6.89             5,905
      After five years                           6.17             1,446
                                                 ----          --------
                                                 5.72           484,721
                                                 ----          --------

     Checking accounts:
      Non-interest bearing                          -            25,382
      Interest-bearing:
          NOW accounts                           2.00            55,901
          Money market accounts                  3.54            53,321
                                                               --------
                                                                134,604
                                                               --------

                                                 4.43%         $920,072
                                                 ====          ========

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES OF CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(7)  Deposits, Continued
------------------------

                                                  DECEMBER 31, 1996
                                              -------------------------
                                                WEIGHTED
                                                AVERAGE
                                                  RATE        BALANCE
                                              -----------   -----------
     Savings accounts                             3.34%        $308,842
                                                  ----         --------
     Certificates maturing:
      Within one year                             5.90          293,987
      After one year, through two years           5.55           60,712
      After two years, through three years        6.92           26,659
      After three years, through four years       8.88           30,735
      After four years, through five years        7.88            5,111
      After five years                            7.17            5,332
                                                  ----         --------
                                                  6.17          422,536
                                                  ----         --------

     Checking accounts:
      Non-interest bearing                           -           28,374
      Interest-bearing:
          NOW accounts                            2.00           47,995
          Money market accounts                   3.68           53,318
                                                               --------
                                                                129,687
                                                               --------

                                                  4.57%        $861,065
                                                  ====         ========

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES OF CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(7)  Deposits, Continued
------------------------

     Generally, interest rates on certificates of deposit range from 3.34% to 9.50% at September 30, 1997 (unaudited).

     Interest expense for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 is summarized as follows (in thousands):

                                              NINE MONTHS ENDED             YEAR ENDED
                                                SEPTEMBER 30,              DECEMBER 31,
                                              -----------------      -----------------------
                                               1997       1996        1996     1995    1994
                                              ------     ------      ------   ------  ------
                                                 (unaudited)
     Savings accounts                         $ 7,626     7,814      10,353   11,636  12,869
     Certificates                              21,964    19,467      26,432   24,159  16,443
     Money market accounts                      1,612     1,443       1,916    2,164   1,533
     NOW accounts                                 824       704         955      901     750
     Mortgagors' payments held in escrow          119       123         158      174     159
                                              -------    ------      ------   ------  ------
                                              $32,145    29,551      39,814   39,034  31,754
                                              =======    ======      ======   ======  ======

     Included in 1995 interest expense is a special interest payment of $1,251,000 which was approved by the Board of Trustees of the Bank and paid on a pro rata basis on all interest-bearing accounts in recognition of the Bank's 125th anniversary.

     Certificates issued in amounts over $100,000 amounted to $90.4 million and $83.3 million at September 30, 1997 and 1996 (unaudited), respectively, and $83.9 million, $75.2 million and $62.3 million at December 31, 1996, 1995 and 1994, respectively. Interest expense thereon approximated $3.8 million and $3.4 million during the nine month periods ended September 30, 1997 and 1996 (unaudited) and $4.6 million, $4.2 million and $3.2 million in 1996, 1995 and 1994, respectively.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES OF CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(8)  Other Borrowed Funds
-------------------------

     The Bank has a $127.8 million line of credit with the Federal Home Loan Bank (FHLB), secured by FHLB stock and the residential mortgage portfolio, which was established in 1995. This borrowing capacity provides a secondary funding source for real estate lending, liquidity, and asset/liability management. The Bank also pledged, to broker-dealers, U.S. Treasury Notes as collateral under agreements to repurchase. Under these agreements, the broker-dealers are required to transfer securities to the Bank upon maturity of the agreements, generally within 90 to 180 days after the transaction date. Information relating to the borrowings and repurchase agreements at September 30, 1997 and December 31, 1996 is summarized as follows (in thousands):

                                                                             September 30,   December 31,
                                                                                  1997           1996
                                                                             -------------   ------------
                                                                              (unaudited)
     Short-term advances from Federal Home Loan Bank                          $         -           7,000
     Reverse repurchase agreements                                                  18,740         20,008
                                                                                   -------         ------
                                                                                    18,740         27,008
     Long-term advances from the FHLB bearing fixed interest rates:
      5.72%, maturing on January 29, 2001                                            5,000          5,000
      6.59%, amortizing through July 31, 2012                                        5,000             --
                                                                                   -------         ------
                                                                                   $28,740         32,008
                                                                                   =======         ======

     The aggregate maturities of FHLB advances for each of the five years subsequent to September 30, 1997 are as follows (unaudited): 1998, $206,000; 1999, $220,000; 2000, $235,000; 2001, $5,251,000; and 2002,
     $268,000.

     Information relating to the repurchase agreements at September 30, 1997 (unaudited) and December 31, 1996 is summarized as follows:

     Weighted average interest rate of reverse repurchase agreements        5.68%    5.42

     Maximum outstanding at any month end                                $28,961   24,675
     Average amount outstanding during the period                         22,030   11,091
                                                                         =======   ======

     The average amounts outstanding are computed using weighted monthly averages. Related interest expense for the nine month periods ended September 30, 1997 and 1996 (unaudited) was $916,000 and $281,000, respectively, and $576,000 for the year ended December 31, 1996. The Bank had no outstanding borrowings at December 31, 1995 and 1994.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES OF CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(9)  Net Worth
--------------

     The changes in net worth for the nine months ended September 30, 1997 and for the years ended December 31, 1996, 1995 and 1994 follow (in thousands):

                                                          NINE MONTHS ENDED            YEAR ENDED
                                                            SEPTEMBER 30,             DECEMBER 31,
                                                                                -----------------------
                                                                1997             1996     1995    1994
                                                                ----            ------   ------  ------
                                                             (unaudited)
     Net worth, beginning of period                           $115,664          107,653   81,322  87,195
     Net income                                                  8,635           10,768    9,925   8,801
     Net unrealized gain (loss)
       on securities available for sale, net of taxes            2,421           (2,757)  16,406 (14,674)
                                                              --------          -------  -------
     Net worth, end of period                                 $126,720          115,664  107,653  81,322
                                                              ========          =======  ======= =======

     The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. As of September 30, 1997, the Bank meets all capital adequacy requirements to which it is subject.

     As of September 30, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES OF CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(9)  Net Worth
--------------

     The Bank's actual capital amounts and ratios are presented in the following table (in thousands):


                                                                      FOR CAPITAL
                                                                       ADEQUACY
                                   ACTUAL                              PURPOSES
                              --------------             --------------------------------------
                              AMOUNT   RATIO             AMOUNT                           RATIO
                              ------   -----             ------                           -----
As of September 30, 1997:
(unaudited):
Total capital to                                greater than                    greater than
brisk-weighted assets         $131,736  21.74%  or equal to        $48,470      or equal to     8.00%

Tier 1 capital to                               greater than                    greater than
risk-weighted assets          125,383  20.69    or equal to        24,235       or equal to    4.00%

Tier 1 capital to                               greater than                    greater than
average assets                125,383  10.75    or equal to        34,990       or equal to    3.00

As of December 31, 1996:
Total capital to                                greater than                    greater than
risk-weighted assets          123,229  22.84    or equal to        43,160       or equal to    8.00

Tier 1 capital to                               greater than                    greater than
risk-weighted assets          116,690  21.63    or equal to        21,580       or equal to    4.00

Tier 1 capital to                               greater than                    greater than
average assets                116,690  10.77    or equal to        32,492       or equal to    3.00

As of December 31, 1995:
Total capital to                                greater than                    greater than
risk-weighted assets          110,778  22.34    or equal to        39,672       or equal to    8.00

Tier 1 capital to                               greater than                    greater than
risk-weighted assets          106,071  21.39    or equal to        19,836       or equal to    4.00

Tier 1 capital to                               greater than                    greater than
average assets                106,071  10.86    or equal to        29,292       or equal to    3.00


                                                       TO BE WELL
                                                    CAPITALIZED UNDER
                                                    PROMPT CORRECTIVE
                                                    ACTION PROVISIONS
                                           -----------------------------------
                                           AMOUNT                        RATIO
                                           -------                       -----
As of September 30, 1997:
(unaudited):
Total capital to                greater than                  greater than
brisk-weighted assets           or equal to      $60,588      or equal to   10.00%

Tier 1 capital to               greater than                  greater than
risk-weighted assets            or equal to       36,353      or equal to    6.00

Tier 1 capital to               greater than                  greater than
average assets                  or equal to       58,316      or equal to    5.00

As of December 31, 1996:
Total capital to                greater than                  greater than
risk-weighted assets            or equal to       53,950      or equal to   10.00

Tier 1 capital to               greater than                  greater than
risk-weighted assets            or equal to       32,370      or equal to    6.00

Tier 1 capital to               greater than                  greater than
average assets                  or equal to       54,154      or equal to    5.00

As of December 31, 1995:
Total capital to                greater than                  greater than
risk-weighted assets            or equal to       49,590      or equal to   10.00

Tier 1 capital to               greater than                  greater than
risk-weighted assets            or equal to       29,754      or equal to    6.00

Tier 1 capital to               greater than                  greater than
average assets                  or equal to       48,820      or equal to    5.00

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(10) Income Taxes
-----------------

     Total income taxes for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994 were allocated as follows (in thousands):


                                              NINE MONTHS             YEARS ENDED
                                             SEPTEMBER 30,            DECEMBER 31,
                                            ----------------  ---------------------------
                                             1997     1996     1996      1995      1994
                                            -------  -------  -------   -------   -------
                                              (UNAUDITED)
     Income from operations                  $4,905   4,667    6,278      5,144    4,704

     Net worth, for unrealized gain/loss
        on securities available for sale      1,682  (3,719)  (1,917)    10,028   (8,824)
                                             ======  ======   ======     ======   ======


     The components of income taxes attributable to income from operations for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 are as follows (in thousands):

                    NINE MONTHS             YEARS ENDED
                   SEPTEMBER 30,            DECEMBER 31,
                  ----------------  ---------------------------
                   1997     1996     1996      1995      1994
                  -------  -------  -------   -------   -------
                     (UNAUDITED)
     Current:

      Federal      $4,356   4,316    5,640     4,353      3,729
      State           713     800    1,025     1,044        932
                   ------   -----    -----     -----      -----
                    5,069   5,116    6,665     5,397      4,661
                   ------   -----    -----     -----      -----
     Deferred:

      Federal        (164)   (449)    (387)     (253)        43
                   ------   -----    -----     -----      -----
                   $4,905   4,667    6,278     5,144      4,704
                   ======   =====    =====     =====      =====

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(10) Income Taxes, Continued
----------------------------

     Income tax expense attributable to income from operations for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 differs from the expected tax expense (computed by applying the Federal corporate tax rate of 35% to income before income taxes) as follows (in thousands):

                                                            NINE MONTHS             YEARS ENDED
                                                           SEPTEMBER 30,            DECEMBER 31,
                                                          ----------------  ---------------------------
                                                           1997     1996     1996      1995      1994
                                                          -------  -------  -------   -------   -------
                                                             (UNAUDITED)
     Expected tax expense                                 $4,739    4,513    5,966     5,274     5,050
        Increase (decrease) attributable to:
          State income taxes, net of
           Federal benefit                                   463      520      666       679       606
          Dividends received deduction                      (326)    (331)    (434)     (436)     (411)
          Non-taxable interest income                        (25)     (59)     (68)     (386)     (400)
          Other                                               15     (142)    (116)      (31)     (342)
          Increase in valuation allowance
            for deferred tax assets allocated
            to income tax expense                             39      166      264        44       201
                                                           -----    -----    -----     -----     -----
                                                          $4,905    4,667    6,278     5,144     4,704
                                                           =====    =====    =====     =====     =====

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(10) Income Taxes, Continued
----------------------------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1997 and December 31, 1996 and 1995 are presented below:

                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                                  ----------------
                                                                       1997        1996     1995
                                                                  --------------  -------  -------
                                                                   (UNAUDITED)
      Deferred tax assets:
          Financial reporting allowance for loan losses                 $ 2,605     2681     1930
          Deferred compensation                                             701      576      501
          Post-retirement benefits obligations                              670      638      587
          Losses on investments in affiliates                               540      490      405
          Net unrealized loss on securities available for sale                -      713        -
          Deferred mortgage fees                                            218      283      371
          Excess of financial reporting depreciation over tax
             depreciation                                                   178        -        -
          Other                                                             342      376      659
                                                                        -------   ------   ------
                 Total gross deferred tax assets                          5,254    5,757    4,453
                 Less valuation allowance                                (1,341)  (1,302)  (1,038)
                                                                        -------   ------   ------
                 Net deferred tax assets                                  3,913    4,455    3,415
                                                                        -------   ------   ------

      Deferred tax liabilities:
          Tax allowance for loan losses, in excess of base
             year amount                                                 (1,884)  (1,790)  (1,768)
          Net unrealized gain on securities available for sale             (969)       -   (1,204)
          Prepaid pension costs                                            (285)    (301)    (287)
          Excess of tax depreciation over financial reporting
             depreciation                                                     -      (56)    (119)
          Other                                                             (90)    (104)    (137)
                                                                        -------   ------   ------
                 Total gross deferred tax liabilities                    (3,228)  (2,251)  (3,515)
                                                                        -------   ------   ------
      Net deferred tax asset (liability)                                $   685    2,204     (100)
                                                                        =======   ======   ======

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(10) Income Taxes, Continued
----------------------------

     The net increase in the total valuation allowance for the nine month period ended September 30, 1997 and the year ended December 31, 1996 of $39,000 and $264,000, respectively, is attributable to income from operations. The net decrease in the total valuation allowance for the year ended December 31, 1995 of $766,000 includes an increase of $44,000 attributable to income from operations, net of a decrease of $810,000 related to the unrealized gain on securities available for sale.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, availability of operating loss carrybacks, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income, the opportunity for net operating loss carrybacks, and projections for future taxable income over the periods which deferred tax assets are deductible, management believes it is more likely than not the Bank will realize the benefits of these deductible differences, net of the existing valuation allowance, at September 30, 1997.

     At December 31, 1996, net worth includes approximately $11.1 million representing bad debt deductions taken under the provisions of the Internal Revenue Code. Recent Federal legislation repealed this provision of the Tax Code thereby requiring the Bank to recapture $4.2 million in additions to the tax bad debt reserve for periods after the 1987 base year. At December 31, 1996, the deferred tax liability related to the tax allowance for loan losses in excess of the base year amount includes $1.5 million of Federal income taxes which the Bank will repay over tax years 1998 through 2003.

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(11) Benefit Plans
------------------

     Pension Plan
     ------------

     The funded status of the Bank's pension plan and the amounts recognized in the financial statements as of December 31, 1996 and 1995 follow (in thousands):

                                                                    1996     1995
                                                                   -------  -------
      Actuarial present value of benefit obligation:
         Vested                                                     $4,174    3952
         Non-vested                                                    467     376
                                                                    ------   -----
            Total accumulated benefit obligation                    $4,641   4,328
                                                                    ======   =====
      Projected benefit obligation for service rendered to date     $6,084    5652
      Plan assets at fair value                                       7602    6664
                                                                    ------   -----
      Plan assets in excess of projected benefit obligation           1518    1012
      Unrecognized net asset being recognized over 10 years            122     184
      Unrecognized net gain                                            799     258
      Prior service cost not yet recognized in net periodic
         pension costs                                                  14      18
                                                                    ------   -----
            Prepaid pension costs, included in other assets         $  611     588
                                                                    ======   =====


     Net pension cost for years ended December 31, 1996, 1995 and 1994 is comprised of the following (in thousands):

                                                          1996   1995  1994
                                                          -----  ----  -----
      Service cost, benefits earned during the period     $ 340   277   286
      Interest cost on projected benefit obligation         422   385   346
      Actual return on plan assets                          949  1133     7
      Net amortization and deferral                         366   640  (476)
                                                          -----  ----  ----

              Net periodic pension cost                   $ 179   169   149
                                                          =====  ====  ====

                             LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(11) Benefit Plans, Continued
-----------------------------

     The principal actuarial assumptions used in 1996, 1995 and 1994 were as follows:

                                                            1996   1995  1994
                                                            -----  ----  ----
     Discount rate                                          7.75%  7.50  8.25
     Expected long-term rate of return on assets            8.00   8.00  8.00
     Assumed rate of future compensation increase           5.50   5.50  6.00
                                                            ====   ====  ====

     The plan assets are in mutual funds consisting primarily of listed stocks and bonds, government securities and cash equivalents.

     401(k) Plan
     -----------

     All employees are also eligible to participate in a Bank sponsored 401(k) plan. Participants may make contributions to the Plan in the form of salary reductions of up to 15% of their eligible compensation subject to the Internal Revenue Code limit. The Bank contributes an amount to the Plan equal to 50% of employee contributions, up to a maximum of 6% of the employee's eligible compensation. The Bank's contribution was $143,000 and $123,000 for the nine month periods ended September 30, 1997 and 1996 (unaudited), respectively, and $169,000, $143,000 and $128,000 in 1996,
     1995 and 1994, respectively.

     Other Post-retirement Benefits
     ------------------------------

     In addition to providing pension benefits, the Bank provides post-retirement health care and life insurance benefits for substantially all of the Bank's full-time employees and their beneficiaries and dependents if they reach normal retirement age while working for the Bank.

     The components of net periodic post-retirement benefit cost for the years ended December 31, 1996, 1995, and 1994 are as follows (in thousands):

                                                  1996      1995      1994
                                                  -----     ----      ----
                    Service cost                  $  64       49        52
                    Interest cost                   105      101        96
                                                  -----     ----      ----
                              Total cost          $ 169      150       148
                                                  =====     ====      ====

                             LOCKPORT SAVINGS BANK
                              AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(11) Benefit Plans, Continued
-----------------------------

     The accumulated post-retirement benefit obligation recognized as of December 31, 1996 and 1995 is as follows (in thousands):


                                                                  1996    1995
                                                                 -------  -----

      Fully eligible active participants                          $   45    113
      Active participants not yet eligible                           427    423
      Retirees                                                       798    894
      Unrecognized net gain                                          285      2
                                                                   -----  -----
         Total accumulated post-retirement benefit obligation,
             included in other liabilities                       $ 1,555  1,432
                                                                  ======  =====


     The post-retirement benefit obligation was determined using a discount rate of 8.0% for 1996 and 7.5% for 1995. The assumed health care cost trend rate used in measuring the accumulated post-retirement benefit obligation was 10% in 1997, decreasing by 1% per year to an ultimate rate of 5.0% in 2002 and thereafter, over the projected payout of benefits. The health care cost trend rate assumption can have a significant effect on the amounts reported. If the health care cost trend rate were increased one percent, the accumulated post-retirement benefit obligation as of December 31, 1996 would have increased by 2.3% and the aggregate of service and interest cost would increase by 2.6%. However, the plan limits the increase in the Bank's annual contributions to the plan for most participants to the increase in base compensation for active employees.

     As of January 1, 1994, the Bank adopted SFAS 106 "Employers' Accounting for Post-retirement Benefits Other Than Pensions". The transition obligation related to the adoption of this standard of $1,224,000 was recognized in the 1994 Consolidated Statement of Income, net of $300,000 previously accrued for this liability.

     Other Plans
     -----------

     The Bank also sponsors two non-qualified compensation plans, one for officers and one for employees. Awards are payable if certain earnings and performance objectives are met. The Bank had accrued $886,000 and $890,000 for awards under these plans for the nine month periods ended September 30, 1997 and 1996 (unaudited), respectively. Awards under these plans were $1,202,000, $1,173,000 and $1,363,000 in 1996, 1995 and 1994, respectively.

     The Bank also maintains a supplemental benefit plan for certain executive officers that is funded by the Bank through life insurance contracts.

                             LOCKPORT SAVINGS BANK
                              AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(12) Fair Value of Financial Instruments
----------------------------------------

     The carrying value and estimated fair values of the Bank's financial instruments, all of which are non-trading, are as follows (in thousands):

                                                   SEPTEMBER 30, 1997
                                                   ------------------
                                                             ESTIMATED
                                                  CARRYING     FAIR
                                                    VALUE      VALUE
                                                    -----      -----
                                                      (UNAUDITED)
     Financial assets:
      Cash and cash equivalents                    $ 17,004   17,004
      Securities available for sale                 464,973  464,973
      Securities held to maturity                    37,500   37,500
      Loans                                         622,487  628,908
      Accrued interest receivable                     7,343    7,343

     Financial liabilities:
      Deposits                                     $992,219  995,217
      Mortgagors' payments held in escrow             8,387    8,387
      Other borrowed funds                           28,740   28,688
      Accrued interest payable                          558      558

     Unrecognized financial instruments:
      Commitments to extend credit                 $ 46,513   46,513


                                                   DECEMBER 31, 1996
                                                   -----------------
                                                            ESTIMATED
                                                  CARRYING     FAIR
                                                    VALUE      VALUE
                                                    -----      -----
     Financial assets:
      Cash and cash equivalents                    $ 16,219   16,219
      Securities available for sale                 415,129  415,129
      Securities held to maturity                    38,000   38,000
      Loans                                         598,486  604,000
      Accrued interest receivable                     6,348    6,348

     Financial liabilities:
      Deposits                                     $920,072  923,796
      Mortgagors' payments held in escrow             8,773    8,773
      Other borrowed funds                           32,008   31,863
      Accrued interest payable                          330      330

     Unrecognized financial instruments:
      Commitments to extend credit                  $34,193   34,193

                            LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


(12) Fair Value of Financial Instruments, Continued
---------------------------------------------------

                                             DECEMBER 31, 1995
                                             -----------------
                                                      ESTIMATED
                                             CARRYING   FAIR
                                              VALUE     VALUE
                                             --------  -------
     Financial assets:
      Cash and cash equivalents              $ 31,374   31,374
      Securities available for sale           346,410  346,410
      Securities held to maturity              46,700   46,700
      Loans                                   535,971  546,592
      Accrued interest receivable               5,622    5,622
      Nationar receivable                       5,053      N/A

     Financial liabilities:
      Deposits                               $861,065  869,265
      Mortgagors' payments held in escrow      10,189   10,189
      Accrued interest payable                    160      160

     Unrecognized financial instruments:
      Commitments to extend credit            $30,583   30,583


     Fair value estimates are based on existing on and off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in these estimates. Fair value estimates, methods, and assumptions are set forth below for each type of financial instrument.

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument, including judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Cash and Cash Equivalents
     -------------------------

     The carrying value approximates the fair value because the instruments mature in 90 days or less.

     Securities
     ----------

     The fair values are estimated based on quoted market prices supplied by the Bank's custody agent and investment broker (notes 2 and 3).

                            LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED



(12) Fair Value of Financial Instruments, Continued
---------------------------------------------------

     Loans
     -----

     Residential revolving home equity and personal and commercial open ended lines of credit reprice as the prime rate changes. Therefore, the carrying values of such loans, totaling $15.4 million (unaudited), $14.0 million and $12.2 million at September 30, 1997, December 31, 1996 and 1995, respectively, approximate their fair value.

     The fair value of fixed-rate performing loans is calculated by discounting scheduled cash flows through the estimated maturity using the Bank's current origination rates. The estimate of maturity is based on the Bank's contractual cash flows adjusted for prepayment estimates based on current economic and lending conditions. Fair value for significant nonperforming loans is based on carrying value which does not exceed recent external appraisals of any underlying collateral.

     Deposits
     --------

     The fair value of deposits with no stated maturity, such as savings, money market, checking, as well as mortgagors' payments held in escrow, is equal to the amount payable on demand as of September 30, 1997, December 31, 1996 and 1995. The fair value of certificates of deposit is based on the discounted value of contractual cash flows, using rates currently offered for deposits of similar remaining maturities.

     Other Borrowed Funds
     --------------------

     The fair value of the Bank's other borrowed funds is calculated by discounting scheduled cash flows through the estimated maturity using current market rates.

     Other Assets and Liabilities
     ----------------------------

     The fair value of the Bank's accrued interest receivable on loans and investments and accrued interest payable to depositors approximates the carrying value because all interest is payable or receivable in 90 to 120 days.

     Commitments to Extend Credit
     ----------------------------

     The fair value of the Bank's commitments to extend credit approximates the notional amount of the agreements because of the short-term (90 to 120 days) commitment period or because they reprice as market rates change.

                            LOCKPORT SAVINGS BANK
                               AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


(13) Plan of Reorganization and Stock Issuance
---------------------------------------------

     On September 15, 1997, the Board of Trustees of LSB unanimously adopted a Plan of Reorganization (the Plan) whereby LSB will be reorganized into a New York chartered two-tiered mutual holding company.

     The Reorganization will be accomplished in the following manner: (i) LSB will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim One"); (ii) Interim One will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim Two"); (iii) Interim One will organize Niagara Bancorp, Inc. (the Company) as a wholly-owned subsidiary;
     (iv) LSB will exchange its charter for a New York stock savings bank charter to become the Stock Bank and Interim One will exchange its charter for a New York mutual holding company charter to become the MHC; (v) simultaneously with step (iv), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting institution; (vi) all of the initially issued stock of the Stock Bank will be transferred to the MHC in exchange for membership interests in the MHC; and (vii) the MHC will contribute the capital stock of the Stock Bank to the Company, and the Stock Bank will become a wholly-owned subsidiary of the Company. Contemporaneously with the Reorganization, the Company will offer for sale in the Stock Offering shares of Common Stock representing the pro forma market value of the Company and the Bank. Each savings account of LSB at the time of Reorganization will become a savings account in the newly-formed bank in the same amount and upon the same terms and conditions, except the holder of each such deposit account will have liquidation rights with respect to the Mutual Holding Company rather than the Bank.

     LSB will be applying to the Federal Reserve Board, the New York State Banking Department, the FDIC and the SEC for approval of transactions contemplated by the Plan. The Plan authorizes the stock holding company to offer stock in one or more stock offerings up to a maximum of 49% of the issued and outstanding shares of its common stock. The common stock will be offered on a priority basis to depositors, employee benefit plans of LSB, certain other eligible subscribers, the community and a charitable foundation to be established pursuant to the Plan.

     The Company proposes to fund the foundation by contributing a number of authorized but unissued shares of common stock or grants of cash, securities or other assets to the foundation, immediately following the conversion. Such contribution, once made, will not be recoverable by the Company or the Stock Bank. The Company will recognize expense equal to the fair value of the stock, cash, securities or other assets in the quarter in which the contribution occurs, which is expected to be the first or second quarter of 1998. Such expense will reduce earnings and have a material impact on the Company's earnings for such quarter and for 1998.

     Conversion costs will be deferred and reduce the proceeds from the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense.

                                   GLOSSARY

1933 Act                     Securities Act of 1933, as amended

1934 Act                     Securities Exchange Act of 1934, as amended

Associate                    The term "Associate" of a person is defined to mean

                             (i) any corporation or organization (other than the Bank or its subsidiaries or the Company) of which such person is a director, officer, partner or 10% shareholder;

                             (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; provided, however that such term shall not include any employee stock benefit plan of the Company or the Bank in which such a person has a substantial beneficial interest or as a trustee or in a similar fiduciary capacity, and

                             (iii) any relative or spouse of such person, or relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or its subsidiaries or the Company

ATM                          Automated Teller Machine

Bank                         Lockport Savings Bank

BIF                          Bank Insurance Fund of the FDIC

Code                         The Internal Revenue Code of 1986, as amended

Community Offering           Offering for sale to members of the general public
                             of any shares of common stock not subscribed for in the Subscription Offering, with preference given to natural persons residing in Niagara, Orleans, Erie and Genesee Counties, New York

Common Stock                 Common Stock, par value of $.01 per share, offered
                             by Niagara Bancorp, Inc. in connection with the Reorganization

Company Niagara Bancorp, Inc., the parent holding company for Lockport Savings Bank, and the issuer of the shares of Common Stock in the Offering

Department                   The New York State Banking Department

Eligible Account  Holders    Holders of deposit accounts with Lockport Savings
                             Bank with account balances of at least $100 as of the close of business on August 31, 1996

ERISA Employee Retirement Income Security Act of 1974, as amended

ESOP                         The Niagara Bancorp, Inc. Employee Stock Ownership
                             Plan and Trust

Estimated Valuation Range    Estimated pro forma market value of the Common
                             Stock ranging from

                             $191,250,000 to $258,750,000. The estimated
                             valuation range may be increased to $297,562,500 without a resolicitation of subscribers

Expiration Date              ______ noon, New York Time, on March ___, 1997

FASB                         Financial Accounting Standards Board

Federal Reserve Board        Board of Governors of the Federal Reserve System

FDIC                         Federal Deposit Insurance Corporation

FDICIA                       Federal Deposit Insurance Corporation Improvement
                             Act of 1991, as amended

Freddie Mac                  Freddie Mac

FHLB of New York             Federal Home Loan Bank of New York

Foundation                   The Lockport Savings Bank Charitable Foundation to
                             be established by Lockport Saving Bank and Niagara
                             Bancorp, Inc. and to which the Bank and the Company will contribute cash and shares of Common Stock

FNMA                         Federal National Mortgage Association

Independent Valuation        The appraisal of the pro forma market value of the
                             Company's Common Stock as determined by RP
                             Financial, LC as of November __, 1997

IRA                          Individual retirement account or arrangement

IRS                          Internal Revenue Service

Minority Shares              The shares of Common Stock sold to the depositors
                             and the public in the Offering pursuant to the Prospectus, which will represent, in the aggregate, a minority ownership position in the Company

MMDA                         Money Market Demand Account

Mutual Holding  Company      Niagara Bancorp, MHC, a New York chartered mutual
                             corporation, which will own, and which by law must own, a majority of the shares of Common Stock of the Company

NASD                         National Association of Securities Dealers, Inc.

Nasdaq System                National Association of Securities Dealers
                             Automated Quotation System

NOW account                  Negotiable Order of Withdrawal Account

NPV                          Net portfolio value

Offering The offer and sale of Common Stock to depositors and the public pursuant to the Prospectus

Offering Range               The offer and sale by the Company of between
                             8,677,747 and 11,740,482 shares (subject to
                             adjustment to 13,501,554 shares) of Common Stock pursuant to the Prospectus

Order Form                   Form for ordering stock accompanied by a
                             certification concerning certain matters

Plan Reorganization          Lockport Savings Bank Plan of Reorganization from a
                             Mutual Savings Bank to a Mutual Holding Company and
                             Stock Issuance Plan

Reorganization               The reorganization of the Bank from the mutual to
                             the stock form of organization, the organization of the Company, the issuance of all of the Bank's common stock to the Company, the issuance of a majority of the Company's Common Stock to the Mutual Holding Company, and the offer and sale of the Minority Shares to depositors and the public pursuant to the Prospectus

REO                          Real Estate Owned

Recognition and
Retention Plan               The Recognition and Retention Plan to be submitted
                             for approval at a meeting of the Company's shareholders to be held no earlier than six months after the completion of the Reorganization

SAIF                         Savings Association Insurance Fund of the FDIC

SEC                          Securities and Exchange Commission

Special Meeting              Special Meeting of depositors of the Bank called
                             for the purpose of approving the Plan of Reorganization

Stock Option Plan            The Stock Option Plan for directors and officers to
                             be submitted for approval at a meeting of the Company' shareholders to be held no earlier than six months after the completion of the conversion

Subscription Offering        Offering of non-transferable rights to subscribe
                             for the common stock, in order of priority, to eligible account holders, the ESOP, and supplemental eligible account holders

Supplemental Eligible
Account Holders              Depositors of the Bank, who are not eligible
                             account holders, with account balances of at least
                             $100 on December 31, 1997

Superintendent               The Superintendent of Banks of the State of New
                             York


Voting Record  Date          The close of business on January __, 1998, the date
                             for determining depositors entitled to vote at the Special Meeting

================================================================================

          No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Bank. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of common stock offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                             NIAGARA BANCORP, INC.

                         (Proposed Holding Company for
                            Lockport Savings Bank)


                         Up to 13,501,55482,125 Shares


                                 Common Stock
                          ($.01 par value per share)


                               _________________

                                  PROSPECTUS

                               _________________

                            CIBC OPPENHEIMER CORP.
                           TRIDENT SECURITIES, INC.

                                February , 1998

                 THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS
                  AND ARE NOT FEDERALLY INSURED OR GUARANTEED

Until March __, 1998 or 25 days after the commencement of the Offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


                                                                                       Amount
                                                                                       ------
       *    Legal fees and Expenses...................................           $    165,000
       *    Printing, Postage and Mailing.............................                300,000
       *    Appraisal and Business Plan Fees and Expenses.............                 67,500
       *    Accounting Fees and Expenses..............................                100,000
       **   Marketing Fees and Expenses...............................              1,060,000
       *    Filing Fees (SEC, NASD and New York State
             Department of Banking)...................................                 60,000
       *    Other Expenses............................................                137,500
                                                                                 ------------
       **   Total.....................................................           $  1,800,000
                                                                                 ============

__________________
*      Estimated
** The Bank and the Company have retained CIBC Oppenheimer Corp. and Trident Securities, Inc. to assist in the sale of common stock on a best efforts basis in the Subscription and Community Offerings. For purposes of computing estimated expenses, it has been assumed that CIBC Oppenheimer Corp. and Trident Securities, Inc. will receive fees of approximately $1,000,000, exclusive of attorneys' fees and expenses of $60,000.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Article NINTH of the Certificate of Incorporation of Niagara Bancorp, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

       NINTH:
       -----

       A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

       B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, if required under the Delaware General Corporation Law, that an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of and undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal (hereinafter a "final) adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or is stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise, shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

          Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

          The exhibits and financial statement schedules filed as part of this registration statement are as follows:

          (a)  LIST OF EXHIBITS

1.1 Form of Agency Agreement among Niagara Bancorp, Inc., Lockport Savings Bank, Trident Securities, Inc. and CIBC Oppenheimer Corp.*

2    Plan of Reorganization

3.1 Certificate of Incorporation of Niagara Bancorp, Inc. (Incorporated herein by reference to Exhibit B of the Plan of Reorganization)

3.2 Bylaws of Niagara Bancorp, Inc. (Incorporated herein by reference to Exhibit B of the Plan of Reorganization)

4    Form of Common Stock Certificate of Niagara Bancorp, Inc.

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1  Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

8.2  Form of State Tax Opinion.*

8.3  Letter from RP Financial, Inc. with respect to Subscription Rights

10.1 Form of Employment Agreement

10.2 Lockport Savings Bank Deferred Compensation Plan

10.3 Employee Stock Ownership Plan

21   Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)

23.2 Consents of KPMG Peat Marwick LLP

23.3 Consent of RP Financial, Inc.

24   Power of Attorney (set forth on Signature Page)

27   EDGAR Financial Data Schedule

99.1 Appraisal Report of RP Financial, Inc.*

99.2 Marketing Materials

99.3 Order and Acknowledgment Form*

__________________
*To be filed supplementally or by amendment.

          (b)  FINANCIAL STATEMENT SCHEDULES

          No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.


ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lockport, New York on December 16, 1997.

                                   NIAGARA BANCORP, INC.


                                   By:    /s/ William E. Swan
                                          -------------------
                                          William E. Swan
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Niagara Bancorp, Inc. (the "Company") hereby severally constitute and appoint William E. Swan as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William E. Swan may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William E. Swan shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

     Signatures                     Title                          Date
     ----------                     -----                          ----

/s/ William E. Swan        President, and Chief Executive     December 16, 1997
-------------------        Officer (Principal Executive
William E. Swan            Officer) and Director


/s/ Paul J. Kolkmeyer      Executive Vice President and       December 16, 1997
---------------------      Chief Financial Officer
Paul J. Kolkmeyer


/s/ Gordon P. Assad        Director                           December 16, 1997
-------------------
Gordan P. Assad


/s/ Christa P. Caldwell    Director                           December 16, 1997
-----------------------
Christa P. Caldwell


/s/ James W. Currie        Director                           December 16, 1997
-------------------
James W. Currie

          Signatures                    Title                         Date
          ----------                    -----                         ----

/s/ Gary B. Fitch                  Director                 December 16, 1997
---------------------
Gary B. Fitch


/s/ David W. Heinrich              Director                 December 16, 1997
---------------------
David W. Heinrich


/s/ Daniel W. Judge                Director                 December 16, 1997
---------------------
Daniel W. Judge


/s/ B. Thomas Mancuso              Director                 December 16, 1997
---------------------
B. Thomas Mancuso


/s/ James Miklinski                Director                 December 16, 1997
---------------------
James Miklinski


/s/ Barton G. Smith                Director                 December 16, 1997
---------------------
Barton G. Smith


/s/ Robert G. Weber                Director                 December 16, 1997
---------------------
Robert G. Weber

     As filed with Securities and Exchange Commission on December 22, 1997

                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                           _________________________



                                   EXHIBITS
                                      TO
                            REGISTRATION STATEMENT
                                      ON
                                   FORM S-1


                           _________________________





                             NIAGARA BANCORP, INC.





================================================================================

                                 EXHIBIT INDEX


1.1 Form of Agency Agreement among Niagara Bancorp, Inc., Lockport Savings Bank, Trident Securities, Inc. and CIBC Oppenheimer Corp.*

2     Plan of Reorganization

3.1 Certificate of Incorporation of Niagara Bancorp, Inc. (incorporated herein by reference to Exhibit B of the Plan of Reorganization)

3.2 Bylaws of Niagara Bancorp, Inc. (Incorporated herein by reference to Exhibit B of the Plan of Reorganization)

4     Form of Common Stock Certificate of Niagara Bancorp, Inc.

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1   Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

8.2   Form of State Tax Opinion.*

8.3   Letter from RP Financial, Inc. with respect to Subscription Rights

10.1  Form of Employment Agreement

10.2  Lockport Savings Bank Deferred Compensation Plan

10.3  Employee Stock Ownership Plan

21    Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)

23.2  Consents of KPMG Peat Marwick LLP

23.3  Consent of RP Financial Inc.

24    Power of Attorney (set forth on Signature Page)

27    EDGAR Financial Data Schedule

99.1  Appraisal Report of RP Financial, Inc.*

99.2  Marketing Materials

99.3  Order and Acknowledge Form*

___________________________
*To be filed supplementally or by amendment.